UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Education Realty Trust, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Education Realty Trust, Inc.’s Common Stock, $0.01 par value per share (“Common Stock”)

	(2)	Aggregate number of securities to which transaction applies:

80,604,618 shares of Common Stock issued and outstanding as of July 25, 2018

58,520 shares of Common Stock issuable upon conversion of 58,520 outstanding class A common units of limited partnership interest in Education Realty Operating Partnership, LP (other than units held by Education Realty Trust, Inc.) (“OP units”)

609,734 shares of Common Stock issuable upon the conversion of 609,734 outstanding long-term incentive plan units in Education Realty Operating Partnership, LP (“LTIP units”)

69,086 shares of Common Stock issuable upon the conversion of 69,086 units of limited partnership interest in University Towers Operating Partnership, LP (“DownREIT units”)

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined by multiplying (a) the 81,341,958 shares of Common Stock (including shares of Common Stock underlying OP units, LTIP units and DownREIT units) that are exchangeable for cash in the mergers, by (b) the merger consideration of $41.50 to be paid with respect to each share of Common Stock outstanding immediately prior to the mergers. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001245.

	(4)	Proposed maximum aggregate value of transaction: $3,375,691,257.00

	(5)	Total fee paid: $420,273.56

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION
DATED JULY 25, 2018

         , 2018

Dear Fellow Stockholder,

You are cordially invited to attend a special meeting of stockholders of Education Realty Trust, Inc., a Maryland corporation, which will be held on       at       , local time, at the Company’s headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

At the special meeting, you will be asked to consider and vote on the merger of Education Realty Trust, Inc. with and into GSHGIF REIT, an affiliate of Greystar Real Estate Partners, LLC, which we refer to as the REIT merger, pursuant to the Agreement and Plan of Merger, dated as of June 25, 2018, among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, Education Realty OP GP, Inc., University Towers Operating Partnership, LP, University Towers OP GP, LLC and certain other affiliates of Greystar Real Estate Partners, LLC, as it may be amended from time to time, which we refer to as the merger agreement. If the REIT merger is completed, you, as a holder of shares of common stock of Education Realty Trust, Inc., will be entitled to receive $41.50 in cash, without interest, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing. If the closing of the REIT merger and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day from October 15, 2018 until the closing date of the REIT merger for each share of common stock. Any such dividend payments will not impact the amount of the REIT merger consideration.

At the special meeting, you will also be asked to consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger.

After careful consideration, our board of directors has unanimously approved the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the REIT merger and the other transactions contemplated by the merger agreement advisable and in the best interests of Education Realty Trust, Inc. and our stockholders. Accordingly, our board of directors recommends that you vote “FOR” the approval of the REIT merger. In addition, our board of directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and that you vote “FOR” the approval of any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger.

The REIT merger must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal as of the close of business on the record date for the special meeting. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about Education Realty Trust, Inc. from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the REIT merger.

On behalf of the board of directors, thank you for your continued support and your thoughtful consideration of this matter.

Sincerely,

Randy Churchey
Chief Executive Officer and
Chairman of the Board of Directors

This proxy statement is dated          , 2018 and is first being mailed to our stockholders on or about          , 2018.

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the mergers, passed upon the merits or fairness of the mergers or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON          , 2018

To the Stockholders of Education Realty Trust, Inc.:

You are cordially invited to attend a special meeting of stockholders of Education Realty Trust, Inc.

WHEN:	a.m. local time on , 2018.

WHERE:	The Company’s headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

ITEMS OF BUSINESS:	1.
To consider and vote on the merger of Education Realty Trust, Inc. with and into GSHGIF REIT, an affiliate of Greystar Real Estate Partners, LLC, which we refer to as the REIT merger, pursuant to the Agreement and Plan of Merger, dated as of June 25, 2018, among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, Education Realty OP GP, Inc., University Towers Operating Partnership, LP, University Towers OP GP, LLC and certain other affiliates of Greystar Real Estate Partners, LLC, as it may be amended from time to time, which we refer to as the merger agreement (Proposal 1);

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers (Proposal 2); and

3.
To consider and vote on a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger (Proposal 3).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference.

RECORD DATE:	Stockholders of record as of the close of business on , 2018 will be entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof.

RECOMMENDATIONS:
Our board of directors has unanimously approved the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the REIT merger and the other transactions contemplated by the merger agreement advisable and in the best interests of Education Realty Trust, Inc. and our stockholders.

Our board of directors recommends that you vote:

	•	“FOR” Proposal 1 (the proposal to approve the REIT merger);

•
“FOR” Proposal 2 (the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers); and

•
“FOR” Proposal 3 (the proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger).

REQUIRED VOTES
Proposal 1 – The REIT merger must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal as of the close of business on the record date for the special meeting. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the REIT merger.

Proposals 2 and 3 – For the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and the approval of the proposal regarding any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger, each requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will have no effect on the outcome of such proposals assuming a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the vote on either of these proposals. However, abstentions will be considered present for the purpose of determining the presence of a quorum.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary, or by voting in person at the special meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on           2018 in order for your shares to be voted at the special meeting.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (stockholders) or (212) 750-5833 (banks and brokers).

By Order of the Board of Directors,

Elizabeth L. Keough General Counsel and Secretary

            , 2018
Memphis, Tennessee

i

Page
Opinion of EdR’s Financial Advisor	55
Forward-Looking Financial Information	62
Financing	64
Limited Guarantee	66
Interests of Our Named Executive Officers in the Mergers	66
Regulatory Matters	69
Material U.S. Federal Income Tax Consequences	69
THE MERGER AGREEMENT	75
The Mergers; Effective Times	75
Closing	76
Treatment of Common Stock	76
Treatment of Interests in the Operating Partnership	76
Treatment of Interests in the DownREIT Partnership	76
Treatment of Long-Term Incentive Plan Units	77
Payment for the Common Stock, OP Units and DownREIT Units in the Merger	77
Representations and Warranties	77
Conduct of Business Pending the Merger	80
Other Covenants and Agreements	84
Conditions to the Mergers	95
Termination of the Merger Agreement	96
Termination Fees	97
Remedies	99
Amendments	99
Waivers	100
Governing Law	100
PROPOSAL 2: PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE MERGER-RELATED COMPENSATION	101
PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING	103
MARKET PRICE OF OUR COMMON STOCK	104
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	105
NO DISSENTERS’ RIGHTS OF APPRAISAL	107
SUBMISSION OF STOCKHOLDER PROPOSALS	107
STOCKHOLDERS SHARING THE SAME ADDRESS	107
OTHER MATTERS	108
WHERE YOU CAN FIND MORE INFORMATION	109

EXHIBITS
Exhibit A — Agreement and Plan of Merger, dated as of June 25, 2018, by and among GSHGIF LTP, LP, GSHGIF REIT, GSHGIF Acquisition LP, GSHGIF DownREIT LP, Education Realty Trust, Inc., Education Realty Operating Partnership, LP, University Towers Operating Partnership, LP, Education Realty OP GP, Inc. and University Towers OP GP, LLC.
A-1
Exhibit B — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated June 24, 2018.	B-1

ii

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by Education Realty Trust, Inc., a Maryland corporation, on behalf of its board of directors for use at the Special Meeting of Stockholders (the “special meeting”), and at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” the “Company” or “EdR” refer to Education Realty Trust, Inc.

Unless stated otherwise, all references in this proxy statement to:

•	“Blackstone” are to The Blackstone Group L.P. and/or its affiliates;
•	“Blackstone Asset Purchaser” are to a 95%/5% joint venture led by an affiliate of the Blackstone Investor with an affiliate of Greystar;
•	“Blackstone Investor” are to BREIT Operating Partnership L.P., a Delaware limited partnership that is the operating partnership subsidiary of BREIT;
•	“BREIT” are to Blackstone Real Estate Income Trust, Inc., a Maryland corporation that is a non-exchange traded, perpetual life REIT that acquires primarily stabilized income-oriented commercial real estate in the United States and to a lesser extent real estate-related securities, which is the sole general partner of the Blackstone Investor and which owns all or substantially all of its assets through the Blackstone Investor;
•	“Buyer Parties” are to, collectively, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub;
•	“Code” are to the Internal Revenue Code of 1986, as amended;
•	“common stock” are to the shares of common stock of the Company, $0.01 par value per share;
•	“Company Parties” are to, collectively, the Company, the Operating Partnership, the DownREIT Partnership, OP GP and DownREIT GP;
•	“DownREIT GP” are to University Towers OP GP, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership that serves as the sole general partner of the DownREIT Partnership;
•	“DownREIT Merger Sub” are to GSHGIF DownREIT LP, a Delaware limited partnership, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and Parent;
•	“DownREIT Partnership” are to University Towers Operating Partnership, LP, a Delaware limited partnership and a subsidiary of the Operating Partnership;

•	“DownREIT Partnership merger” are to the merger of DownREIT Merger Sub with and into the DownREIT Partnership, with the DownREIT Partnership continuing as the DownREIT surviving entity;
•	“DownREIT Partnership merger consideration” are to the amount that each DownREIT unit that is outstanding immediately prior to the effective time of the DownREIT Partnership merger, other than any DownREIT units held directly or indirectly by us or our subsidiaries, is entitled to receive, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing;
•	“DownREIT surviving entity” are to the DownREIT Partnership after the effective time of the DownREIT Partnership merger;
•	“DownREIT units” are to common partnership units in the DownREIT Partnership;
•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	“Greystar” are to Greystar Real Estate Partners, LLC, a leading, fully integrated real estate company offering expertise in investment management, development and property management of rental housing properties globally;
•	“merger agreement” are to the Agreement and Plan of Merger, dated as of June 25, 2018, by and among the Company, the Operating Partnership, the DownREIT Partnership, OP GP, DownREIT GP, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, as it may be amended from time to time, a copy of which is attached as Exhibit A to this proxy statement and is incorporated by reference herein;
•	“merger consideration” are to, collectively, the REIT merger consideration, the Operating Partnership merger consideration and the DownREIT Partnership merger consideration;
•	“mergers” are to, collectively, the REIT merger, the Operating Partnership merger and the DownREIT Partnership merger;
•	“NYSE” are to the New York Stock Exchange, the exchange on which the common stock is listed for trading under the symbol “EDR”;
•	“OP GP” are to Education Realty OP GP, Inc., a Delaware corporation and a wholly owned subsidiary of the Company that serves as the sole general partner of the Operating Partnership;
•	“OP Merger Sub” are to GSHGIF Acquisition LP, a Delaware limited partnership, a direct subsidiary of REIT Merger Sub and an indirect wholly owned subsidiary of Parent;
•	“OP units” are to Class A units of limited partnership interest in the Operating Partnership;
•	“Operating Partnership” are to Education Realty Operating Partnership, LP, a Delaware limited partnership, the operating partnership subsidiary of the Company;
•	“Operating Partnership merger” are to the merger of OP Merger Sub with and into the Operating Partnership, with the Operating Partnership continuing as the partnership surviving entity;
•	“Operating Partnership merger consideration” are to the amount that each OP unit that is outstanding immediately prior to the effective time of the Operating Partnership merger, other than any OP units held directly or indirectly by us or any of our subsidiaries, is entitled to receive, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing;

•	“Parent” are to GSHGIF LTP, LP (now known as Greystar Student Housing Growth and Income LTP, LP), a Delaware limited partnership and an affiliate of Greystar;
•	“partnership surviving entity” are to the Operating Partnership after the effective time of the Operating Partnership merger;
•	“REIT” are to a “real estate investment trust” within the meaning of Section 856 of the Code;
•	“REIT merger” are to the merger of the Company with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT surviving entity;
•	“REIT merger consideration” are to the amount that each share of our common stock that is outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) is entitled to receive, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing;
•	“REIT Merger Sub” are to GSHGIF REIT, a Maryland real estate investment trust and a wholly owned subsidiary of Parent;
•	“REIT surviving entity” are to REIT Merger Sub after the effective time of the REIT merger; and
•	“Securities Act” are to the Securities Act of 1933, as amended.

SUMMARY

This summary highlights only selected information from this proxy statement relating to (1) the REIT merger, (2) the Operating Partnership merger, (3) the DownREIT Partnership merger, and (4) certain related transactions. References to the mergers refer collectively to the REIT merger, the Operating Partnership merger and the DownREIT Partnership merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that may be important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this proxy statement. This proxy statement is first being mailed to our stockholders on or about          , 2018.

The Parties to the Mergers (page 29)

Education Realty Trust, Inc.
999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

We are a self-managed and self-advised company incorporated in the State of Maryland in July 2004 to develop, acquire, own and manage collegiate housing communities located near or on university campuses. We were formed to continue and expand upon the collegiate housing business of Allen & O’Hara, Inc., a company with over 40 years of experience as an owner, manager and developer of collegiate housing. We selectively develop collegiate housing communities for our own account and also provide third-party management services as well as third-party development consulting services on collegiate housing development projects for universities and other third parties. As of June 30, 2018, we owned 67 collegiate housing communities located in 24 states containing approximately 35,300 beds on or near 39 university campuses. As of June 30, 2018, we provided third-party management services for 12 collegiate housing communities located in 7 states containing approximately 7,000 beds on or near 11 university campuses. We have elected to be taxed as a REIT for U.S. federal income tax purposes.

Our website is www.edrtrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock are listed on the NYSE under the symbol “EDR.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 109 of this proxy statement.

Education Realty Operating Partnership, LP
999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

The Operating Partnership is a Delaware limited partnership. All of our assets are held by, and we conduct substantially all of our activities through the Operating Partnership and its consolidated subsidiaries. The sole general partner of the Operating Partnership is OP GP, a Delaware corporation and a wholly owned subsidiary of the Company. As of June 30, 2018, we owned, through OP GP and Education Realty OP Limited Partner Trust, approximately 99.90% of the total outstanding partnership interests in the Operating Partnership.

University Towers Operating Partnership, LP
999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

The DownREIT Partnership is a Delaware limited partnership. The DownREIT Partnership holds, owns and operates our University Towers property located in Raleigh, North Carolina. As of June 30, 2018, we indirectly owned 72.7% of the common partnership units and 100% of the preferred partnership units in the DownREIT Partnership. The sole general partner of the DownREIT Partnership is DownREIT GP, a Delaware limited liability company.

Greystar Student Housing Growth and Income LTP, LP
c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

Parent is a Delaware limited partnership and an affiliate of Greystar. Parent was formed solely for the purpose of acquiring us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

GSHGIF REIT
c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

REIT Merger Sub is a Maryland real estate investment trust and a wholly owned subsidiary of Parent. REIT Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the REIT merger, we will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT surviving entity.

GSHGIF Acquisition LP
c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

OP Merger Sub is a Delaware limited partnership, a direct subsidiary of REIT Merger Sub and an indirect wholly owned subsidiary of Parent. OP Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the Operating Partnership merger, OP Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the partnership surviving entity.

GSHGIF DownREIT LP
c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

DownREIT Merger Sub is a Delaware limited partnership, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and Parent. DownREIT Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the DownREIT Partnership merger, DownREIT Merger Sub will merge with and into the DownREIT Partnership, with the DownREIT Partnership continuing as the DownREIT surviving entity.

Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

Greystar is a leading, fully integrated real estate company offering expertise in investment management, development and property management of rental housing properties globally. Headquartered in Charleston, South Carolina, with offices throughout the United States, Europe, Latin America and Asia-Pacific, Greystar is the largest operator of apartments in the United States, managing more than 435,000 conventional units and student beds in over 150 markets globally. Greystar also has a robust institutional investment management platform dedicated to managing capital on behalf of a global network of institutional investors with nearly $26 billion in gross assets under management, including more than $9.7 billion of developments underway. With approximately $6 billion in student housing assets under management, Greystar is the 10th largest student housing operator in the United States, the largest student housing operator in Spain and the 3rd largest owner of student housing assets in the United Kingdom with a growing presence across Europe. Greystar was founded by Bob Faith in 1993 with the intent to become a provider of world class service in the rental housing real estate business.

The Special Meeting (page 32)

The Proposals

The special meeting of our stockholders will be held on          , 2018 at          a.m., local time, at our headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the REIT merger, which we refer to as the “merger proposal,”
•	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, which we refer to as the “merger-related compensation proposal,” and
•	a proposal to approve any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger, which we refer to as the “adjournment proposal.”

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Recommendations of Our Board of Directors

After careful consideration, our board of directors has unanimously approved the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the REIT merger and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our board of directors recommends that you vote “FOR” the approval of the REIT merger. In addition, our board of directors recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers and that you vote “FOR” the approval of any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger.

For more information concerning the recommendation of our board of directors with respect to the REIT merger and the merger agreement, see “Proposal 1: Proposal to Approve the REIT Merger—Recommendations of Our Board of Directors and Reasons for the Mergers” beginning on page 51.

Record Date, Notice and Quorum

All holders of record of our common stock as of the close of business on          , 2018, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were          shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be postponed or adjourned to a later date.

Required Vote

Completion of the mergers requires approval of the REIT merger by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal as of the close of business on the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the proposal to approve the REIT merger.

In addition, for the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers (i.e., the merger-related compensation proposal) and the approval of the proposal regarding any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger (i.e., the adjournment proposal), each requires the affirmative vote of a majority of the votes cast on the proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. Approvals of the merger-related compensation proposal and the adjournment proposal are not a condition to completion of the mergers.

Abstentions and Broker Non-Votes

Abstentions will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as votes cast “AGAINST” the merger proposal but will have no effect on the other proposals. There can be no broker non-votes at the special meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The only proposals to be voted on at the special meeting are “non-routine” under NYSE Rule 452. Nominees may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. The proposals are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.

Votes by our Directors and Executive Officers

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 483,551 shares of our common stock, entitling them to exercise approximately 0.6% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on          , 2018 in order for your shares to be voted at the special meeting.

The Mergers (page 75)

Pursuant to the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions set forth in the merger agreement, the Company will merge with and into REIT Merger Sub at the effective time of the REIT merger, with REIT Merger Sub continuing as the REIT surviving entity in the REIT merger, and each share of our common stock that is outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will be canceled and retired and automatically converted into the right to receive the REIT merger consideration, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day from October 15, 2018 until the closing date of the REIT merger for each share of our common stock. Any such dividend payments will not impact the amount of the REIT merger consideration.

Immediately after the effective time of the REIT merger, OP Merger Sub will merge with and into the Operating Partnership at the effective time of the Operating Partnership merger, with the Operating Partnership continuing as the partnership surviving entity in the Operating Partnership merger, and pursuant to which each OP unit that is outstanding immediately prior to the effective time of the Operating Partnership merger, other than any OP units held directly or indirectly by us or any of our subsidiaries, will be converted into the right to receive the Operating Partnership merger consideration, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular distributions in cash of $0.00435 per calendar day per OP unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the Operating Partnership merger consideration.

Immediately after the effective time of the Operating Partnership merger, DownREIT Merger Sub will merge with and into the DownREIT Partnership at the effective time of the DownREIT Partnership merger, with the DownREIT Partnership continuing as the DownREIT surviving entity in the DownREIT Partnership merger, and pursuant to which each DownREIT unit that is outstanding immediately prior to the effective time of the DownREIT Partnership merger, other than any DownREIT units held directly or indirectly by us or our subsidiaries, will be converted into the right to receive the DownREIT Partnership merger consideration, which is an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular distributions in cash of $0.00435 per calendar day per DownREIT unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the DownREIT Partnership merger consideration.

Opinion of EdR’s Financial Advisor (page 55)

In connection with the mergers, Merrill Lynch, Pierce, Fenner & Smith Incorporated (referred to as “BofA Merrill Lynch”), EdR’s financial advisor, delivered a written opinion, dated June 24, 2018, to EdR’s board of directors as to the fairness, from a financial point of view and as of such date, of the REIT merger consideration to be received by holders of EdR common stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates). The full text of BofA Merrill Lynch’s written opinion, dated June 24, 2018, is attached as Exhibit B to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to EdR’s board of directors for the benefit and use of EdR’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the REIT merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any terms or other aspects or implications of the mergers (other than the REIT merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to EdR or in which EdR might engage or as to the underlying business decision of EdR to proceed with or effect the mergers. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the mergers or any other matter.

Treatment of Common Stock (page 76)

The merger agreement provides that, at the effective time of the REIT merger, each share of our common stock issued and outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into the right to receive the REIT merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the REIT merger consideration will be decreased by an amount equal to the per share amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day per share of common stock from October 15, 2018 until the closing date. Any such dividend payment will not impact the amount of the REIT merger consideration.

Treatment of Interests in the Operating Partnership (page 76)

The merger agreement provides that, at the effective time of the Operating Partnership merger, each OP unit issued and outstanding immediately prior to the effective time of the Operating Partnership merger (other than any OP unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into the right to receive the Operating Partnership merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the Operating Partnership merger consideration will be decreased by an amount equal to the per OP unit amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay distributions in cash of $0.00435 per calendar day per OP unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the Operating Partnership merger consideration.

Treatment of Interests in the DownREIT Partnership (page 76)

The merger agreement provides that, at the effective time of the DownREIT Partnership merger, each DownREIT unit issued and outstanding immediately prior to the effective time of the DownREIT Partnership merger (other than any DownREIT unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into the right to receive the DownREIT Partnership merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the DownREIT Partnership merger consideration will be decreased by an amount equal to the per share amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular distributions in cash of $0.00435 per calendar day per DownREIT unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the DownREIT Partnership merger consideration.

Treatment of Long-Term Incentive Plan Units (page 77)

Immediately prior to the effective time of the Operating Partnership merger, each outstanding long-term incentive plan unit in the Operating Partnership (which we refer to as an “LTIP unit”), including those that are subject to vesting or other forfeiture conditions or repurchase rights, will automatically become fully vested and free of any forfeiture conditions or repurchase rights and shall be converted into an outstanding OP unit for all purposes, including the right to receive the Operating Partnership merger consideration.

Financing (page 64)

The Company and Parent estimate that the total amount of funds required to complete the mergers and related transactions and pay related fees and expenses will be approximately $4.5 billion. Parent expects this amount to be financed through a combination of the following:

•	JPMorgan Chase Bank, National Association, has committed to provide debt financing in the aggregate principal amount of up to approximately $3.0 billion, consisting of a senior term loan facility, on the terms and subject to the conditions set forth in a debt commitment letter, dated as of June 25, 2018 (which we refer to as the “debt commitment letter”), which was delivered to Parent in advance of the execution of the merger agreement;
•	a private investment group led by Greystar, and including ASGA Limited Partnership, CBRE Global Investment Partners as Alternative Investment Fund Manager on behalf of CBRE Global Investment Partners Global Alpha Fund Series FCP-SIF in respect of sub fund CBRE Global Investment Partners Global Alpha Fund, TFL Trustee Company Limited as Trustee of the TFL Pension Fund, LVS III Holding LP and OC II Holdco US LP (who, we refer to collectively as the “Investors/Guarantors”) have each committed, severally and not jointly, to provide their respective percentage share of equity financing in an aggregate amount equal to approximately $1.1 billion, on the terms and subject to the conditions set forth in an equity commitment letter, dated as of June 25, 2018 (which we refer to as the “Investor/Guarantor equity commitment letter”), which was delivered to Parent in advance of the execution of the merger agreement; and
•	a private investment of $400 million in OP Merger Sub by the Blackstone Investor pursuant to an equity commitment letter, dated as of June 25, 2018 (which we refer to as the “Blackstone Investor equity commitment letter” and, together with the Investor/Guarantor equity commitment letter, the “equity commitment letters”), which was delivered to Parent in advance of the execution of the merger agreement.

The Blackstone Investor will not be required to fund its equity commitment under the Blackstone Investor equity commitment letter if the Blackstone Asset Purchaser acquires no less than approximately $1.2 billion of the Company’s assets from the Operating Partnership (or its subsidiary) immediately prior to, but subject to, the closing of the mergers pursuant to a separate purchase and sale agreement, dated as of June 25, 2018, between REIT Merger Sub and the Blackstone Asset Purchaser (which we refer to as the “asset purchase and sale agreement”).

Interests of Our Named Executive Officers in the Mergers (page 66)

When considering the recommendation of our board of directors, you should be aware that our named executive officers, Randall L. Churchey, Thomas Trubiana, Edwin B. Brewer, Jr., Christine Richards and Lindsey Mackie (each, a “NEO”) have interests in the mergers other than their interests as stockholders of the Company generally, pursuant to certain agreements between us and each such NEO. These interests may be different from, or in conflict with, your interests as our stockholder. The members of our board of directors were aware of these additional interests, and considered them when they approved the merger agreement, and in recommending to our stockholders that the REIT merger be approved. Interests of the Company’s NEOs that may be different from or in addition to the interests of our stockholders include:

•	although we expect the employment of the NEOs to continue following the mergers, each NEO’s employment agreement will be terminated at the time of closing of the mergers such that each NEO will receive a lump sum payment upon closing of the mergers equal to the amount that would have been paid to the NEO upon a termination without cause within one year after a change in control;
•	the acceleration of a prorated portion of each NEO’s 2018 target annual bonus and the acceleration of any unpaid portion of each NEO’s 2018 target annual bonus if a NEO’s employment is terminated without cause prior to the payment of his or her 2018 target annual bonus;
•	the accelerated vesting of each NEO’s unvested LTIP units and accelerated distribution of amounts payable on such NEOs unvested LTIP units; and
•	gross-up payments to be made to our NEOs to the extent that an excise tax imposed by Section 4999 of the Code is incurred by any NEO in connection with the mergers.

Restriction on Solicitation of Acquisition Proposals (page 85)

Under the terms of the merger agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposals (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals”), including, among others, restrictions on our ability to furnish to any third parties any information in connection with any acquisition proposal, or engage in any discussions or negotiations regarding any acquisition proposal.

Subject to the terms of the merger agreement, we and our subsidiaries may furnish information to, and engage in discussions or negotiations with, a third party if we receive a written acquisition proposal from such third party that did not result from our breach of our obligations under the no solicitation provisions of the merger agreement, and our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisor, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals”).

Under certain circumstances and subject to certain procedures and restrictions, we are permitted to terminate the merger agreement if our board of directors approves, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (it being understood that such termination will not be effective and we will not enter into any such agreement unless we pay the applicable termination fee (described below under “—Termination Fees”) concurrently with such termination).

Conditions to the Mergers (page 95)

Each party’s obligation to complete the mergers is subject to the satisfaction or waiver of the following conditions:

•	the approval of the REIT merger by the required vote of our stockholders; and
•	absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the mergers or any other transactions contemplated by the merger agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the merger agreement that makes the consummation of the mergers illegal or otherwise prohibits consummation of the mergers.

The respective obligations of each of the Buyer Parties to consummate the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy in all material respects of certain representations and warranties of the Company Parties made in the merger agreement as of date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding organization, qualification, subsidiaries, certain aspects of capital structure, authority, opinion of financial advisor, approvals required, brokers and investment company act matters;
•	the accuracy in all but de minimis respects of certain representations and warranties of the Company Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding capital structure;
•	the accuracy of the other representations and warranties of the Company Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), except to the extent that any inaccuracies in the Company Parties’ representations and warranties (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;
•	the Company Parties having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the merger agreement at or prior to the closing;
•	on the closing date, there shall not exist any event, occurrence or change arising after the date of the merger agreement, that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company material adverse effect (as defined below, under “The Merger Agreement—Representations and Warranties”);
•	receipt by Parent of a certificate from Company, dated the date of the closing and signed by an officer of the Company on behalf of the Company Parties, certifying to the effect that the conditions set forth above have been satisfied; and
•	receipt of a tax opinion from our outside legal counsel, Morrison & Foerster LLP, substantially in the form as agreed to between the parties.

The obligation of the Company Parties to consummate the mergers and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy in all material respects of certain representations and warranties of the Buyer Parties made in the merger agreement as of date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding organization, qualification, authority, brokers and financing, available funds and guarantees;
•	the accuracy of the other representations and warranties of the Buyer Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent;

•	Parent having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by it under the merger agreement at or prior to the closing; and
•	receipt of a certificate from Parent, dated the date of the closing and signed by an officer of the Parent on behalf of the Buyer Parties, certifying to the effect that the conditions set forth in the bullets above have been satisfied.

Termination of the Merger Agreement (page 96)

We and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the REIT merger. In addition, either we or Parent may terminate the merger agreement if:

•	the mergers have not been consummated on or before December 31, 2018, so long as a breach of the merger agreement by the party terminating the merger agreement is not the cause of the failure of the mergers to be consummated by December 31, 2018;
•	any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the mergers, and such order or other action shall have become final and non-appealable (except that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of the merger agreement); or
•	if the requisite vote of our stockholders to approve the REIT merger has not been obtained after the special meeting (or any postponement or adjournment thereof) has been duly convened.

We may also terminate the merger agreement:

•	if Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018 (so long as the Company Parties are not also in breach of their obligations under the merger agreement);
•	at any time prior to the approval of the REIT merger by our stockholders, if (1) our board of directors has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal, (2) substantially concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) we have paid the related termination fee to Parent; or
•	if (1) at the time of such termination, all conditions to Parent’s obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, (2) we have delivered written notice to Parent to the effect that conditions to Parent’s obligation to complete the closing have been satisfied (or waived in writing by Parent), (3) the Company Parties are ready, willing and able to complete the mergers on such date, and (4) the Parent Parties have failed to consummate the mergers within three days after notice from us.

Parent may also terminate the merger agreement:

•	if any of the Company Parties has breached, violated or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018 (so long as Parent is not also in breach of its obligations under the merger agreement); or

•	if (1) our board of directors has effected a change in recommendation as described above under “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation,” (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by us or the person making such acquisition proposal and (B) our board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of ten business days following our receipt of a request by Parent to provide such reaffirmation and, if the Company stockholder meeting is scheduled to be held within ten business days from the date of such announcement, promptly and in any event prior to the date on which the special meeting is scheduled to be held, (3) we or our board of directors or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows us, the Operating Partnership or our respective subsidiaries to enter into an alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement), or (4) any of the Company Parties has materially breached or violated any of its obligations under the provisions described in “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals” or “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation.”

Termination Fees (page 97)

Company Termination Fee

We will be required to pay a termination fee in cash to Parent upon the occurrence of any of the following:

•	the merger agreement is terminated by Parent if (1) our board of directors has effected a change in recommendation; (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by us or the person making such acquisition proposal and (B) our board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of ten business days following our receipt of a request by Parent to provide such reaffirmation and, if the special meeting is scheduled to be held within ten business days from the date of such announcement, promptly and in any event prior to the date on which the special meeting is scheduled to be held; (3) we or our board of directors or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows us, the Operating Partnership or our respective subsidiaries to enter into, an alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement); or (4) the Company has materially breached any of its obligations under the provisions described in “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals” or “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation”;
•	the merger agreement is terminated by us to enter into an alternative acquisition agreement with respect to a superior proposal; or
•	each of the following requirements are satisfied:
○	(1) the merger agreement is terminated by Parent or us, because of a failure to receive the requisite approval of our stockholders for the REIT merger and, prior to the stockholder meeting, an acquisition proposal (or an intention to make such an acquisition proposal) had been publicly announced, publicly disclosed or otherwise publicly communicated to our stockholders, or (2) the merger agreement is terminated by Parent, if we have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018, and, after the date of the merger agreement and prior to the breach giving rise to the right of termination, an acquisition proposal (or an intention to make such acquisition proposal) has been publicly announced, publicly disclosed or otherwise communicated to the Company’s board and has not been withdrawn; and

○	within 12 months after the date of such termination, we enter into a definitive agreement with respect to an acquisition proposal that is later consummated or consummate a transaction contemplated by an acquisition proposal (provided that for purposes of this bullet, each reference to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%”).

The termination fee will be an amount equal to $118,147,254, except in the event the termination fee had become payable as the result of the termination of the merger agreement (1) by the Company pursuant to the second bullet under “—Company Termination Fee” on or prior to the end of the Initial Period (defined below) or (2) by Parent pursuant to the first bullet under “—Company Termination Fee” on or prior to the end of the Initial Period, then in either case the termination fee will be an amount equal to $50,634,537. For purposes herein, “Initial Period” means the later of (a) 11:59 p.m. (New York time) on July 25, 2018, and (b) 11:59 p.m. (New York time) on the first day after the end of all “superior proposal notice” periods specified in “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation” (including any subsequent notice periods thereunder) applicable to a superior proposal from a particular person (including as revised or modified), so long as, in the case of clause (b), an initial superior proposal notice with respect to such superior proposal had been provided on or prior to July 25, 2018. In the event that the Company is obligated to pay the termination fee, the receipt by Parent of the termination fee (together with any expense reimbursement and collection payment obligations under the merger agreement) shall be liquidated damages and we shall not have any further liability to the Buyer Parties or certain related parties relating to or arising out of the merger agreement or the failure to complete the mergers.

Payment of Expenses to Parent

We have agreed to pay to Parent all reasonable, actual and documented out-of-pocket costs and expenses of the Buyer Parties and their investors incurred up to an aggregate maximum amount of $10.0 million if the merger agreement is terminated by (i) either Parent or us because our stockholders fail to approve the REIT merger at a duly convened meeting of stockholders or (ii) Parent, subject to limitations, because the Company Parties have breached any of their representations, warranties, covenants or agreements set forth in the merger agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied or, if capable of being satisfied, not being satisfied, by December 31, 2018. In the event that the termination fee described above under “—Company Termination Fee” later becomes payable as described above, any expense reimbursement amount previously paid will be credited against the amount of the termination fee then payable by us.

Parent Termination Fee

Parent will be required to pay to the Company a reverse termination fee of $200,000,000 in cash in the event that the Company has terminated the merger agreement due to (1) the breach or failure by any of the Buyer Parties to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018, or (2) the mergers not being completed as required pursuant to the merger agreement, and at the time of such termination, all conditions to Parent’s obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied and the Company is ready, willing and able to complete the mergers on such date. In the event that Parent is obligated to pay the termination fee, the receipt by Company of the termination fee (together with any expense reimbursement, indemnification and collection payment obligations under the merger agreement) shall be liquidated damages, and none of the Buyer Parties or certain related parties will have any further liability to the Company relating to or arising out of the merger agreement or the failure to complete the mergers.

Remedies (page 99)

The maximum aggregate liability of the Buyer Parties for monetary damages in connection with the merger agreement, the equity commitment letters, the limited guarantee and the transactions contemplated by the merger agreement will be limited to the Parent termination fee, plus certain expense reimbursement and indemnification obligations of Parent under the merger agreement, and costs and expenses (including reasonable fees and disbursements of counsel) incurred by the Company relating to any litigation or other proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, together with interest on the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, if the Company prevails in such litigation or proceeding. Further, as described under “Proposal 1: Proposal to Approve the REIT Merger—Limited Guarantee,” subject to the terms and conditions of, and limitations set forth in, the limited guarantee, the Company may seek payment by the Investors/Guarantors of the Parent termination fee, Parent’s expense reimbursement and indemnification obligations and/or the Company’s recovery costs, in each case, to the extent payable under the terms of the limited guarantee.

In the event of non-performance of the required provisions of the merger agreement or breach of the merger agreement, each party is entitled to the equitable remedy of specific performance. The Buyer Parties and Company Parties will not oppose the granting of an injunction, specific performance and other equitable relief permitted by the merger agreement on the basis that (x) any of the Company Parties or Buyer Parties, as applicable, has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. However, the Company Parties are not entitled to seek specific performance to require the Buyer Parties to draw down on the equity financing or debt financing arrangements or to consummate the mergers. The Company Parties’ sole and exclusive remedy for any failure by the Buyer Parties to consummate the closing under the merger agreement will be the right to receive the Parent termination fee under the conditions described under “—Termination Fees—Parent Termination Fee.”

Limited Guarantee (page 66)

The Investors/Guarantors have executed a limited guarantee in favor of the Company Parties to guarantee, on a several basis, Parent's obligations to pay any termination fee to the Company under the merger agreement and certain other expense reimbursement and indemnification obligations of the Buyer Parties under the merger agreement.

Regulatory Matters (page 69)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of the articles of merger with respect to the REIT merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificates of merger with respect to each of the Operating Partnership merger and the DownREIT Partnership merger with the Secretary of State of the State of Delaware.

No Dissenters’ Rights of Appraisal (page 107)

We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law (the “MGCL”), because our shares of common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the REIT merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the REIT merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the REIT merger.

Material U.S. Federal Income Tax Consequences (page 69)

The receipt of the REIT merger consideration for each share of our common stock pursuant to the REIT merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the REIT merger measured by the difference, if any, between the REIT merger consideration per share of common stock and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your REIT merger consideration under applicable tax laws. You should read “Proposal 1: Proposal to Approve the REIT Merger—Material U.S. Federal Income Tax Consequences” beginning on page 69 for a more complete discussion of the U.S. federal income tax consequences of the REIT merger. Tax matters can be complicated, and the tax consequences of the REIT merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the REIT merger to you.

Delisting and Deregistration of Our Common Stock

If the REIT merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Market Price of Our Common Stock (page 104)

Our common stock is currently publicly traded on the NYSE under the symbol “EDR.” On May 31, 2018, the last trading day prior to news stories speculating about the possible sale of our company, the closing price of our common stock on the NYSE was $36.54 per share. On June 22, 2018, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $40.83 per share. On July 24, 2018, the closing price of our common stock on the NYSE was $41.34 per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, including the exhibits and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?
A:	You are receiving this proxy statement because you have been identified as a stockholder of the Company as of the close of business on the record date for the determination of stockholders entitled to notice of the special meeting. This proxy statement contains important information about the mergers and the special meeting of stockholders, and you should read this proxy statement carefully.
Q:	What is the proposed transaction for which I am being asked to vote?
A:	The proposed transaction is the acquisition of EdR and its subsidiaries by a private investment group led by Greystar through a newly-formed, perpetual-life fund pursuant to the merger agreement. Once the REIT merger has been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, the Company will be merged with and into REIT Merger Sub, a wholly-owned subsidiary of Parent, with REIT Merger Sub continuing as the REIT surviving entity. After the closing of the REIT merger and the other transactions contemplated by the merger agreement, we will cease to exist. As a result, you will no longer have any rights as a stockholder of EdR other than your right to receive the REIT merger consideration. Following completion of the REIT merger, shares of our common stock will no longer be listed on the NYSE and the registration of such shares under the Exchange Act is expected to be terminated. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Exhibit A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.
Q:	As a common stockholder, what will I receive in the REIT merger?
A:	For each outstanding share of our common stock that you own immediately prior to the effective time of the REIT merger, you will receive the REIT merger consideration, which is an amount equal to $41.50 in cash, without interest and less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the REIT merger consideration will be decreased by an amount equal to the per share amount of such distribution.
Q:	Will I receive any regular quarterly dividends with respect to the shares of common stock that I own?
A:	Under the terms of the merger agreement, we may not declare or pay any dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration). However, to the extent that the closing of the mergers has not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day from October 15, 2018 until the closing date of the REIT merger for each share of common stock. Any such dividend payments will not impact the amount of the REIT merger consideration.
Q:	When do you expect the mergers to be completed?
A:	We are working toward completing the mergers as quickly as possible. If our stockholders vote to approve the REIT merger, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will become effective in the second half of 2018.

Q:	What happens if the mergers are not completed?
A:	If the REIT merger is not approved by our stockholders, or if the mergers are not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock pursuant to the merger agreement. Instead, we will remain a public company and our common stock will continue to be registered under the Exchange Act and listed on the NYSE.
Q:	If the mergers are completed, when can I expect to receive the REIT merger consideration for my shares of common stock?
A:	You will receive the REIT merger consideration promptly after the completion of the REIT merger, except to the extent that the paying agent does not have certain required tax forms on file for you (in which case the paying agent will contact you promptly after the completion of the mergers to obtain such tax documentation).
Q:	When and where is the special meeting?
A:	The special meeting of stockholders will take place on , 2018 at , local time, at 999 South Shady Grove Road, Suite 600 Memphis, Tennessee 38120.
Q:	Who can vote and attend the special meeting?
A:	All of our common stockholders of record as of the close of business on , 2018, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Common stockholders as of the record date are entitled to vote at the special meeting or any postponement or adjournment of the special meeting. Each share of common stock entitles you to one vote on each matter properly brought before the special meeting. As of the close of business on , 2018, the record date for the special meeting, there were shares of common stock outstanding.
Q:	What other proposals are being presented at the special meeting?
A:	In addition to the merger proposal, stockholders will be asked to consider and vote on the following proposals at the special meeting:
•	approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers (Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation); and
•	approval of any adjournment, of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger (Proposal 3: Proposal to Approve Adjournment of the Meeting).
Q:	Why am I being asked to consider and cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers?
A:	In July 2010, the SEC adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the mergers. In accordance with the rules promulgated under the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on compensation that may be paid or become payable to our named executive officers in connection with the mergers. For additional information, see the section entitled “Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation” beginning on page 101.

Q:	What vote is required to approve Proposal 1?
A:	Approval of the REIT merger requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the proposal at the special meeting. Because the required vote is based on the number of shares of our common stock outstanding rather than on the number of votes actually cast, failure to authorize a proxy to vote your shares and abstentions will have the same effect as voting against approval of the REIT merger.

If you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote “AGAINST” Proposal 1.

Q:	What vote is required to approve Proposals 2 and 3?
A:	Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers (i.e., Proposal 2: the merger-related compensation proposal) and approval of any adjournments of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger (i.e., Proposal 3: the adjournment proposal) each requires the affirmative vote of a majority of the votes cast on each such proposal at the special meeting. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will have no effect on the outcome of such proposals assuming a quorum is present. For the purposes of these proposals, abstentions will not be counted as votes cast and will have no effect on the result of the votes. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

Although the board of directors intends to consider the results from the vote on the merger-related compensation proposal, the vote is advisory only and, therefore, is not a condition to the closing of the mergers, is not binding on us or Parent or any of our or their respective affiliates or subsidiaries, and, if the REIT merger is approved by our stockholders and the mergers are completed, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers will be payable to our named executive officers even if this proposal is not approved.

With respect to Proposals 2 and 3, if you abstain from voting or fail to vote, it will have no effect on the outcome of such proposals.

Q:	How does the REIT merger consideration compare to the market price of the Company’s common stock?
A:	The cash consideration of $41.50 for each share of our common stock represents a 26.3% premium over the 90-day volume-weighted average share price ending May 31, 2018, the last trading day prior to news stories speculating about the possible sale of our company, and a 13.6% premium over the closing price of our common stock on May 31, 2018.
Q:	How does the Company’s board of directors recommend that I vote?
A:	Upon careful consideration, our board of directors has unanimously recommended that our common stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Q:	How will the Company’s executive officers and directors vote?
A:	Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal.

Q:	Do any of the Company’s executive officers or any other person have any interest in the mergers that is different than mine?
A:	Our executive officers may have interests in the mergers that are different from, or in addition to, yours, pursuant to certain agreements between such executive officers and directors and the Company. These interests may be different from, or in conflict with, your interests as our stockholder. The members of our board of directors were aware of these additional interests and considered them in approving the mergers and in recommending to our stockholders that they vote “FOR” the REIT merger. For a description of the interests of our executive officers in the mergers, see “Proposal 1: Proposal to Approve the REIT Merger— Interests of Our Named Executive Officers in the Mergers” beginning on page 66.
Q:	How do I cast my vote if I am a record holder?
A:	If you are a common stockholder of record on the close of business on the record date, you may vote in person at the special meeting or submit a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. Please choose only one method to authorize a proxy to cast your vote. We encourage you to vote over the Internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:	How do I cast my vote if my shares of common stock are held in the name of my broker, bank or other nominee (street name)?
A:	If you hold your shares of common stock in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from the broker, bank or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or other nominee. If your shares are held in “street name,” please refer to the voting instruction form used by your broker, bank or other nominee, or contact them directly, to see if you may submit voting instructions using the Internet or telephone.

If you do not instruct your broker, bank or other nominee to vote your shares with respect to the proposal to approve the REIT merger, your shares will not be voted and the effect will be the same as a vote “AGAINST” the merger proposal. However, a failure to instruct your broker, bank or other nominee to vote on the other two proposals to be considered at the special meeting will have no effect on the outcome of such proposals assuming a quorum is present.

You may not vote your shares of common stock held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting unless you provide a “legal proxy,” executed in your favor, which you must obtain from your broker or other nominee. Obtaining a legal proxy may take several days.

Q:	What does it mean if I received more than one set of proxy materials?
A:	If you received more than one set of proxy materials, it likely means that you hold shares of common stock in more than one account. For example, you may own your shares of common stock in various forms, including jointly with your spouse, as trustee of a trust or as custodian for a minor. To ensure that all of your shares of common stock are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.
Q:	How will proxy holders vote my shares?
A:	If you properly submit a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you properly submit a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the merger proposal (Proposal 1), “FOR” the merger-related compensation proposal (Proposal 2) and “FOR” the adjournment proposal (Proposal 3).

Q:	What is a quorum?
A:	The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting as of the close of business on the record date will constitute a quorum for purposes of the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.
Q:	Why is my vote important?
A:	If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because Proposal 1 must be approved by the holders of shares of common stock entitled to cast a majority of all the votes entitled to be cast on the proposal at the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” Proposal 1: Proposal to Approve the REIT Merger.
Q:	What happens if I sell my shares before the special meeting?
A:	If you held your shares as of the close of business on the record date but transfer them prior to the effective time of the REIT merger, you will retain your right to vote at the special meeting, but not the right to receive the REIT merger consideration for your shares of common stock. The right to receive such consideration will pass to the person who owns the shares you previously owned when the REIT merger becomes effective.
Q:	Can I change my vote or revoke my proxy after I submit my proxy?
A:	Yes. If you own shares of our common stock as a record holder, you may revoke a previously granted proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. If you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.
Q:	Is the REIT merger expected to be taxable to me?
A:	Yes. The receipt of the REIT merger consideration for each share of common stock pursuant to the REIT merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the REIT merger measured by the difference, if any, between the REIT merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your REIT merger consideration under applicable tax laws. You should read “Proposal 1: Proposal to Approve the REIT Merger—Material U.S. Federal Income Tax Consequences” beginning on page 69 for a more complete discussion of the U.S. federal income tax consequences of the REIT merger. Tax matters can be complicated, and the tax consequences of the REIT merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the REIT merger to you.
Q:	What rights do I have if I oppose the merger?
A:	As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights apply. Our board of directors has made no such determination. Additionally, under the MGCL, because shares of our common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the REIT merger do not have any appraisal rights or dissenters’ rights in connection with the REIT merger. However, if you are a stockholder of record and you oppose the REIT Merger, you can vote against the approval of the REIT merger.

Q:	What will happen to shares of common stock that I currently own after completion of the REIT merger?
A:	Following the completion of the REIT merger, your shares of common stock will be canceled and will represent only the right to receive your portion of the REIT merger consideration. Trading in shares of our common stock on the NYSE will cease, price quotations for shares of our common stock will no longer be available and we will cease filing periodic and other reports with the SEC.
Q:	What will happen with the Company’s Dividend Reinvestment and Direct Stock Purchase Plan?
A:	In connection with our board of directors’ approval of the REIT merger and the other transactions contemplated by the merger agreement, our board of directors authorized the suspension of the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, which we refer to as the “DRIP.” As a result, no additional shares will be issued by us pursuant to the DRIP. In addition, pursuant to the merger agreement, we will terminate the DRIP prior to the effective time of the REIT merger.
Q:	Where can I find the voting results of the special meeting?
A:	We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed.
Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, authorize a proxy to vote your shares by telephone or authorize a proxy to vote your shares over the Internet. The special meeting will not be broadcast telephonically or over the Internet.
Q:	Where can I find more information about the company?
A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the website the SEC maintains at www.sec.gov and on our website at www.edrtrust.com by clicking on Investor Relations at the top of the page and then under the caption “Financial Information” on the Investor Relations page. Information contained on, or accessible from, our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 109.
Q:	Who will solicit and pay the cost of soliciting proxies?
A:	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies and will pay approximately $20,000 as the base fee, plus reimbursement of out-of-pocket expenses, to Innisfree M&A Incorporated for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of our common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.
Q:	What is the deadline for voting my shares?
A:	If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on , 2018 in order for your shares to be voted at the special meeting. However, if you are a stockholder of record, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the special meeting, in order for your shares to be voted at the meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

Q:	What do I need to do now?
A:	We urge you to read carefully this proxy statement, including its exhibits and the documents we refer to in this proxy statement, and then mail your completed, dated and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible, or submit your proxy or voting instruction via the Internet or by phone in accordance with the instructions included with this proxy statement and the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting.
Q:	Who can help answer my other questions?
A:	If you have more questions about the special meeting or the mergers, you should contact our proxy solicitation agent, Innisfree M&A Incorporated, by calling toll-free at (888) 750-5834 (stockholders) or (212) 750-5833 (banks and brokers). If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and the future business, performance and opportunities of the company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•	our ability to obtain required stockholder or regulatory approvals required to consummate the mergers;
•	the satisfaction or waiver of other conditions to closing in the merger agreement or the failure of the mergers to close for any other reason;
•	unanticipated difficulties or expenditures relating to the mergers;
•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;
•	the outcome of the legal proceedings that have been, or may be, instituted against us and others related to the mergers and the merger agreement;
•	the response of business partners, tenants and competitors to the announcement and pendency of the mergers;
•	potential difficulties in employee retention as a result of the announcement and pendency of the mergers;
•	our remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $200 million, which may not be adequate to cover our damages;
•	our restricted ability to pay dividends to the holders of our common stock pursuant to the merger agreement;
•	general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);
•	adverse economic or real estate developments affecting our business;
•	risks associated with the availability and terms of financing, including the continued availability of our unsecured line of credit, our use of debt to fund acquisitions, developments and other investments and our ability to refinance indebtedness as it comes due;
•	general economic conditions, including downturns in foreign, domestic and local economies;

•	changes in interest rates;
•	volatility in the securities markets;
•	defaults on or non-renewal of leases by tenants;
•	our inability to compete effectively;
•	increased operating costs;
•	our inability to successfully complete real estate acquisitions, developments and dispositions;
•	risks and uncertainties affecting property development and construction;
•	risks associated with our investments in loans, including borrower defaults and potential principal losses;
•	potential liability for uninsured losses and environmental contamination;
•	reductions in asset valuations and related impairment charges;
•	the loss of services of one or more of our executive officers;
•	our failure to qualify or continue to qualify as a REIT;
•	our failure to maintain our investment grade credit ratings or a downgrade in our investment grade corporate credit ratings from one or more of the rating agencies;
•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;
•	the effects of earthquakes and other natural disasters;
•	lack of or insufficient amounts of insurance;
•	risks associated with security breaches and other disruptions to our information technology networks and related systems; and
•	changes in real estate, tax, environmental, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other filings we make with the SEC from time to time.

THE PARTIES TO THE MERGERS

Education Realty Trust, Inc.

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

We are a self-managed and self-advised company incorporated in the State of Maryland in July 2004 to develop, acquire, own and manage collegiate housing communities located near or on university campuses. We were formed to continue and expand upon the collegiate housing business of Allen & O’Hara, Inc., a company with over 40 years of experience as an owner, manager and developer of collegiate housing. We selectively develop collegiate housing communities for our own account and also provide third-party management services as well as third-party development consulting services on collegiate housing development projects for universities and other third parties. As of June 30, 2018, we owned 67 collegiate housing communities located in 24 states containing approximately 35,300 beds on or near 39 university campuses. As of June 30, 2018, we provided third-party management services for 12 collegiate housing communities located in 7 states containing approximately 7,000 beds on or near 11 university campuses. We have elected to be taxed as a REIT for U.S. federal income tax purposes.

Our website is www.edrtrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Shares of our common stock are listed on the NYSE under the symbol “EDR.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 109 of this proxy statement.

Education Realty Operating Partnership, LP

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

The Operating Partnership is a Delaware limited partnership. All of our assets are held by, and we conduct substantially all of our activities through the Operating Partnership and its consolidated subsidiaries. The sole general partner of the Operating Partnership is OP GP, a Delaware corporation and a wholly owned subsidiary of the Company. As of June 30, 2018, we owned, through OP GP and Education Realty OP Limited Partner Trust, approximately 99.90% of the total outstanding partnership interests in the Operating Partnership.

University Towers Operating Partnership, LP

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

The DownREIT Partnership is a Delaware limited partnership. The DownREIT Partnership holds, owns and operates our University Towers property located in Raleigh, North Carolina. As of June 30, 2018, we indirectly owned 72.7% of the common partnership units and 100% of the preferred partnership units in the DownREIT Partnership. The sole general partner of the DownREIT Partnership is DownREIT GP, a Delaware limited liability company.

Greystar Student Housing Growth and Income LTP, LP

c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

Parent is a Delaware limited partnership and an affiliate of Greystar. Parent was formed solely for the purpose of acquiring us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

GSHGIF REIT

c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

REIT Merger Sub is a Maryland real estate investment trust and a wholly owned subsidiary of Parent. REIT Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the REIT merger, we will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT surviving entity.

GSHGIF Acquisition LP

c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

OP Merger Sub is a Delaware limited partnership, a direct subsidiary of REIT Merger Sub and an indirect wholly owned subsidiary of Parent. OP Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the Operating Partnership merger, OP Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the partnership surviving entity.

GSHGIF DownREIT LP

c/o Greystar Real Estate Partners, LLC
18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

DownREIT Merger Sub is a Delaware limited partnership, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and Parent. DownREIT Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of us and our subsidiaries and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the effective time of the DownREIT Partnership merger, DownREIT Merger Sub will merge with and into the DownREIT Partnership, with the DownREIT Partnership continuing as the DownREIT surviving entity.

Greystar Real Estate Partners, LLC

18 Broad Street, Suite 300
Charleston, South Carolina 29401
(843) 579-9400

Greystar is a leading, fully integrated real estate company offering expertise in investment management, development and property management of rental housing properties globally. Headquartered in Charleston, South Carolina, with offices throughout the United States, Europe, Latin America and Asia-Pacific, Greystar is the largest operator of apartments in the United States, managing more than 435,000 conventional units and student beds in over 150 markets globally. Greystar also has a robust institutional investment management platform dedicated to managing capital on behalf of a global network of institutional investors with nearly $26 billion in gross assets under management, including more than $9.7 billion of developments underway. With approximately $6 billion in student housing assets under management, Greystar is the 10th largest student housing operator in the United States, the largest student housing operator in Spain and the 3rd largest owner of student housing assets in the United Kingdom with a growing presence across Europe. Greystar was founded by Bob Faith in 1993 with the intent to become a provider of world class service in the rental housing real estate business.

THE SPECIAL MEETING

This section contains information about the special meeting of stockholders.

Together with this proxy statement, we are sending you a notice of special meeting of stockholders and a form of proxy that is being solicited by our board of directors for use at the special meeting. The information and instructions contained in this section are addressed to our stockholders and all references to “you” or “stockholders” in this section and elsewhere in the proxy statement should be understood to be addressed to our stockholders.

The Proposals

The special meeting of our stockholders will be held on             , 2018 at             a.m., local time, at our headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. At the special meeting, you will be asked to consider and vote on (1) the merger proposal, (2) the merger-related compensation proposal, and (3) the adjournment proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting, and only matters specified in the notice of the meeting may be acted upon at the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Recommendations of Our Board of Directors

After careful consideration, our board of directors has unanimously approved the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the REIT merger and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our board of directors has recommended that the stockholders vote “FOR” Proposal 1, approval of the REIT merger. In addition, our board of directors has recommended that stockholders vote “FOR” Proposal 2, approval, on a non-binding, advisory basis, of the merger-related compensation proposal, and “FOR” Proposal 3, approval of any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger.

For more information concerning the recommendation of our board of directors with respect to the REIT merger, see “Proposal 1: Proposal to Approve the REIT Merger—Recommendations of Our Board of Directors and Reasons for the Mergers” beginning on page 51.

Record Date, Notice and Quorum

All holders of record of our common stock as of the close of business on             , 2018, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were       shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be postponed or adjourned to a later date.

Required Vote

Completion of the mergers requires approval of the REIT merger by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal as of the close of business on the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the proposal to approve the REIT merger.

In addition, for the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the mergers (i.e., the merger-related compensation proposal) and the approval of the proposal regarding any adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the REIT merger (i.e., the adjournment proposal), each requires the affirmative vote of a majority of the votes cast on the proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting. Approvals of the merger-related compensation proposal and the adjournment proposal are not a condition to completion of the mergers.

Abstentions and Broker Non-Votes

Abstentions will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as votes cast “AGAINST” the proposal to approve the REIT merger but will have no effect on the other proposals. There can be no broker non-votes at the special meeting, so failure to provide instructions to your broker or other nominee on how to vote will result in your shares not being counted as present at the meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The only proposals to be voted on at the special meeting are “non-routine” under NYSE Rule 452. Nominees may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. The proposals are regarded as non-routine matters, and your broker or other nominee may not vote on these proposals without instructions from you.

Votes by our Directors and Executive Officers

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 483,551 shares of our common stock, entitling them to exercise approximately 0.6% of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting. If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., New York time, on             , 2018 in order for your shares to be voted at the special meeting.

Questions and Additional Information

If you have questions about the mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (stockholders) or (212) 750-5833 (banks and brokers).

Your vote is important. Please sign, date and return your proxy card or voting instruction form or submit your proxy and/or voting instructions by telephone or over the Internet promptly.

PROPOSAL 1: PROPOSAL TO APPROVE THE REIT MERGER

We are asking the holders of shares of common stock to approve the REIT merger. For detailed information regarding this proposal, see the information about the merger agreement and the mergers throughout this proxy statement, including the information set forth in this section and the section entitled “The Merger Agreement—The Mergers.” A copy of the merger agreement is attached as Exhibit A to this proxy statement.

The REIT merger must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the proposal as of the close of business on the record date for the special meeting. Your abstention or the failure to vote your shares will have the same effect as a vote against the proposal to approve the REIT merger.

Our board of directors unanimously recommends that you vote “FOR” the approval of the merger proposal.

The following is a description of the material aspects of the mergers, including the merger agreement. While we believe that the following description covers the material terms of the mergers, the description may not contain all of the information that may be important to you. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Exhibit A, for a more complete understanding of the merger.

Overview

Under the terms of the merger agreement, among other things, we will be acquired by Parent through Parent’s ownership in REIT Merger Sub. To accomplish this, pursuant to the merger agreement, at the effective time of the REIT merger, the Company will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT surviving entity. The REIT surviving entity will be a direct wholly owned subsidiary of Parent.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our board of directors, members of our management, our advisors and other parties.

As part of its ongoing consideration and evaluation of the Company’s long-term business strategy and prospects, our board of directors and members of our senior management have regularly assessed the Company’s performance and competitive position with the objective of identifying opportunities to enhance stockholder value, including by periodically evaluating potential asset acquisitions and dispositions, joint ventures and business combination transactions.

Our long-term strategy has focused on acquiring collegiate housing communities across the United States that are well-located and otherwise satisfy our investment criteria, disposing of collegiate housing communities when we believe there are opportunities to recycle capital into other assets or otherwise redeploy capital, selectively developing collegiate housing communities and maximizing net operating income from our properties through proactive property management. In recent years, we successfully executed on this strategy, but remained cognizant of the numerous challenges we have confronted and may continue to confront as a public company, including the challenges of expanding our portfolio in the context of an increasingly competitive student housing industry, an uncertain real estate market, a rising interest rate environment and the significant discount to estimated net asset value (which we refer to as “NAV”) at which our common stock has traded in recent years. These factors, among others, have adversely impacted, and could continue to adversely impact, our ability to raise capital to fund future acquisitions and development activities at an optimal cost of capital or without creating significant dilution for our stockholders.

From time to time, Randy Churchey, our Chairman and Chief Executive Officer, has met with executives of other owners and operators in the real estate industry to discuss industry developments and possible opportunities to engage in strategic transactions. In addition, from time to time, we have received unsolicited inquiries and had discussions with those parties regarding strategic transactions, but, except as described below, none of these discussions progressed beyond the initial stages to a specific proposal relating to a potential merger with, or acquisition of, the Company.

On February 13, 2018, Mr. Churchey received an unsolicited telephone call from Robert A. Faith, Greystar’s Founder, Chairman and Chief Executive Officer, inquiring as to whether there were any opportunities that the two companies could pursue together. During the call, Mr. Churchey and Mr. Faith discussed their respective companies, including their operating and development platforms, the Company’s on- and off-campus collegiate housing business, Greystar’s primarily non-U.S. off-campus collegiate housing business, and Greystar’s recent acquisition of a publicly traded multi-family equity REIT. Mr. Churchey and Mr. Faith agreed to continue their preliminary discussions at an in-person meeting to be held in Memphis, Tennessee.

On February 14, 2018, Mr. Churchey had discussions with Howard A. Silver, the Company’s lead independent director, and a representative of BofA Merrill Lynch, a long-standing financial advisor to the Company, to summarize the call he had with Mr. Faith on February 13, 2018.

On February 19, 2018, Mr. Churchey and Mr. Faith met in Memphis. During the meeting, Mr. Churchey and Mr. Faith expanded on their previous discussion regarding their respective companies’ operating and development platforms, discussed the student housing industry generally, with a particular emphasis on the benefits and challenges of on-campus collegiate housing, and discussed Greystar’s interest in deploying additional capital in U.S. student housing. At the meeting, Mr. Faith suggested the possibility of forming a new perpetual-life student housing fund to acquire the Company, but did not give Mr. Churchey an indication of value, a range of potential offer prices or a proposed transaction structure. Mr. Churchey reiterated that the Company was not currently pursuing a sale, but noted that, if Greystar was prepared to make a compelling offer to acquire the Company, Mr. Churchey would present the offer for consideration by our board of directors. Mr. Faith expressed an interest in continuing discussions with Mr. Churchey, after which Mr. Churchey indicated that he would apprise our board of directors of his discussions with Mr. Faith.

At a regularly scheduled meeting of our board of directors held on February 22, 2018, Mr. Churchey informed our board of directors and the members of management present for the meeting of his February 13 and February 19 discussions with Mr. Faith, including Greystar’s interest in the acquisition of the Company by a newly formed perpetual-life student housing fund led by Greystar. At the meeting, our board of directors discussed, among other things, the state of the student housing market generally and the then-current trading price of the Company’s common stock. Our board of directors also discussed considerations relating to engaging in discussions with financial buyers, like Greystar, and strategic buyers that compete directly with the Company, noting that a competitor might have an incentive to use information regarding a potential sale of the Company as a business advantage in discussions with universities and, even in the absence of a transaction, could use information regarding a potential sale of the Company to adversely affect the Company’s on-campus development pipeline. Our board of directors did not view Greystar as a direct competitor because Greystar owns only a small portfolio of off-campus student housing in the United States and no on-campus student housing in the United States. After further discussion, our board of directors expressed support for continuing discussions with Greystar.

Also on February 22, 2018, Mr. Churchey separately informed a representative of BofA Merrill Lynch and a representative of Morrison & Foerster LLP, the Company’s outside legal counsel (which we refer to as “Morrison & Foerster”), regarding the decision by our board of directors to continue discussions with Greystar.

On March 8, 2018, Mr. Faith called Mr. Churchey to inform him that Greystar had been reviewing publicly available information about the Company, and would like access to non-public information regarding the Company and its assets. Mr. Churchey informed Mr. Faith that he would communicate Greystar’s request to our board of directors and that, if our board of directors expressed support for further discussions, the Company would expect Greystar to execute a customary non-disclosure agreement before providing any non-public information to Greystar. Mr. Churchey also inquired as to Greystar’s preliminary views of the Company’s value in light of Greystar’s review of publicly available information, Greystar’s proposed sources of capital and the expected timing for Greystar to submit a definitive acquisition proposal. Mr. Faith informed Mr. Churchey that he believed Greystar and its proposed equity partners could provide a firm proposal within one month and that Greystar’s preliminary valuation of the Company was approximately $40.00 per share. Mr. Faith also expressed that the valuation could increase based on a full due diligence review. Mr. Churchey reiterated that our board of directors was not actively seeking to sell the Company, but that our board of directors might be willing to proceed with discussions based on Mr. Faith’s belief that Greystar’s proposed valuation could increase once Greystar had the opportunity to conduct a due diligence review. On March 8, 2018, the closing price of the Company’s common stock on the NYSE was $32.23 per share.

Between March 8, 2018 and March 14, 2018, Mr. Churchey discussed Greystar’s request for non-public information with our board of directors. Our board of directors was supportive of Mr. Churchey continuing his discussions with Greystar, subject to the negotiation and execution of a non-disclosure agreement with Greystar in advance of providing any non-public information.

Also on March 14, 2018, Mr. Churchey received an unsolicited call from a representative of TSB Capital Advisors (which we refer to as “TSB”), an advisor to Blackstone, to set up a meeting to discuss ways that the Company and Blackstone could work together.

On March 15, 2018, Mr. Churchey informed Mr. Faith that our board of directors supported continued discussions with Greystar. In addition, at Mr. Churchey’s request, Morrison & Foerster sent Greystar, a draft of a non-disclosure agreement to be executed by Greystar.

Between March 15, 2018 and March 19, 2018, representatives of Morrison & Foerster and Greystar negotiated the terms of the proposed non-disclosure agreement.

On March 19, 2018, the Company entered into a non-disclosure agreement with Greystar. The non-disclosure agreement contained a customary “standstill” provision, which prevented Greystar from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, tender offer or other business combination transaction without the Company’s consent, but did not prevent the Company from engaging in discussions about transactions with other potential suitors.

Also on March 19, 2018, Mr. Churchey received an unsolicited call from a representative of Party A, a strategic buyer in the student housing industry and one of the Company’s direct competitors, to communicate its potential interest in acquiring the Company and express its interest in entering into a non-disclosure agreement so that Party A could gain access to non-public information regarding the Company and its assets. Mr. Churchey asked the representative of Party A for details regarding Party A’s interest in acquiring the Company, including the price per share that Party A was contemplating. The representative of Party A informed Mr. Churchey that Party A was prepared to offer a premium to research analysts’ NAV per share consensus estimate for the Company, but did not provide Mr. Churchey with an indication of value, a range of potential offer prices, proposed sources of capital or a proposed transaction structure. Mr. Churchey informed the representative of Party A that the Company was not actively pursuing a sale, but that he would solicit feedback from our board of directors. Following Mr. Churchey’s discussions with the representative of Party A, Mr. Churchey consulted with members of our board of directors, including Mr. Silver, certain members of senior management and the Company’s legal and financial advisors. Several members of our board of directors raised concerns with engaging in discussions with a competitor whose indication of interest was very preliminary and vague and might be primarily motivated by gaining access to competitively sensitive and proprietary information regarding the Company and the risk that the Company’s business and relationships with its university partners and employees could be adversely affected if news of its discussions with Party A were to become publicly known.

Beginning on March 20, 2018, the Company provided Greystar and its financial advisor, J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”), with access to a virtual data room that had been populated with, among other information, selected financial and property due diligence information relating to the Company and its assets. Upon gaining access to the virtual data room, representatives of Greystar and J.P. Morgan commenced their due diligence investigation of the Company.

On March 21, 2018, Mr. Churchey received a telephone call from a representative of Party A who informed Mr. Churchey that Party A was contemplating an all-cash offer for the Company that would not be subject to a financing contingency and that, based on Party A’s review of publicly available information, Party A would be able to offer a purchase price in the “mid-to-high 30s” per share. The representative of Party A indicated to Mr. Churchey that Party A had been evaluating the Company’s publicly available information for more than one year. On March 21, 2018, the closing price of the Company’s common stock on the NYSE was $31.48 per share.

On March 22, 2018, Mr. Churchey and Edwin “Billy” Brewer, Jr., the Company’s Chief Financial Officer, participated in a call with representatives of Morrison & Foerster and BofA Merrill Lynch during which, among other things, BofA Merrill Lynch provided an update with respect to activity in the virtual data room, provided a list of potential parties that might be interested in pursuing a business combination transaction with the Company and discussed certain publicly available information regarding implied premiums paid in selected business combination transactions involving other publicly traded REITs.

On March 27, 2018, Mr. Churchey met with representatives of Blackstone and TSB in Memphis, during which the representatives of Blackstone indicated interest in potentially acquiring the Company and expressed a willingness to move quickly, but did not provide Mr. Churchey with an indication of value, a range of potential offer prices or a proposed transaction structure. Following this meeting, Mr. Churchey consulted with several members of our board of directors and representatives of Morrison & Foerster and BofA Merrill Lynch. The members of our board of directors who were consulted expressed support for continuing discussions with Blackstone, in light of Blackstone’s access to capital and proven history of executing acquisitions of other large public REITs, subject to Blackstone’s execution of a non-disclosure agreement with the Company.

On March 28, 2018, Mr. Faith called Mr. Churchey to seek permission, pursuant to the non-disclosure agreement, to allow Greystar to share confidential information with Greystar’s potential equity sources. Mr. Churchey consented to Mr. Faith’s request.

On March 29, 2018, Morrison & Foerster sent Blackstone a draft of a non-disclosure agreement to be executed by Blackstone.

Between March 29, 2018 and March 31, 2018, representatives of Morrison & Foerster and Simpson Thacher & Bartlett LLP, Blackstone’s outside legal counsel (which we refer to as “Simpson Thacher”), negotiated the terms of the Company’s proposed non-disclosure agreement with Blackstone.

On March 30, 2018, Mr. Churchey and Mr. Faith met in Memphis. At the meeting, Mr. Faith indicated that Greystar’s valuation of the Company was in the $38.00 to $42.00 per share range, but noted that Greystar needed additional time to complete its due diligence investigation of the Company and its assets and to finalize the arrangements among its equity investors over the coming weeks. On March 29, 2018, the most recent trading day prior to the meeting between Mr. Churchey and Mr. Faith, the closing price of the Company’s common stock on the NYSE was $32.75 per share.

On March 31, 2018, the Company entered into a non-disclosure agreement with Blackstone. The non-disclosure agreement contained a customary “standstill” provision, which prevented Blackstone from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, or a tender offer or other business combination transaction without the Company’s consent, but did not include an exclusivity provision that would restrict the Company from engaging in discussions about transactions with other potential suitors and did not prevent Blackstone from making a confidential proposal to acquire the assets or securities of the Company if the Company entered into a definitive agreement with a third party to effect the sale of the Company or if a third party launched a tender or exchange offer with respect to the assets or securities of the Company.

Beginning on March 31, 2018, the Company provided Blackstone and Simpson Thacher with access to the virtual data room. Upon gaining access to the virtual data room, representatives of Blackstone commenced their due diligence investigation of the Company.

On April 4, 2018, our board of directors met telephonically, with members of our senior management and representatives of Morrison & Foerster and BofA Merrill Lynch also in attendance. A representative of Morrison & Foerster reviewed with our board of directors the duties of directors under applicable law and the application of those duties to the evaluation of a potential sale of the Company. BofA Merrill Lynch provided, among other things, an overview regarding the then-current market environment in the REIT industry and the broader markets. Mr. Churchey then advised our board of directors with respect to the status of his discussions with Greystar and informed our board of directors that Blackstone had entered into a non-disclosure agreement with the Company and had begun conducting a due diligence review of information in the virtual data room. Mr. Churchey also informed our board of directors that he had discussions with a representative of Party A regarding Party A’s interest in acquiring the Company, including Party A’s initial informal indication of interest at a potential purchase price in the “mid-to-high 30s.” Our board of directors considered the relative merits of continuing discussions with Greystar and Blackstone and of engaging in further discussions with Party A. Our board of directors evaluated various factors, including, among others, Greystar’s and Party A’s indications of value, the extensive discussions between Mr. Churchey and Mr. Faith, Blackstone’s reputation in the REIT industry, Greystar’s and Blackstone’s proven history of executing acquisitions of other large public REITs, the relative abilities of the parties to obtain commitments to fund an acquisition of the Company, concerns with sharing competitively sensitive and propriety information with Party A or other competitors, and the fact that Party A indicated that it had evaluated the Company, based on publicly available information, for more than one year. After discussing the best path forward to maximizing value for our stockholders, our board of directors directed Mr. Churchey to communicate to Mr. Faith our board of directors’ need to receive greater clarity with respect to Greystar’s indication of interest and Greystar’s proposed purchase price, its equity and debt commitments and the proposed timing of completing its due diligence investigation and entering into a definitive merger agreement. Our board of directors also determined not to engage in further discussions with Party A in light of, among other things, our board of directors’ concerns regarding sharing competitively sensitive and proprietary information with competitors, Party A’s indicated price level and uncertainty regarding Party A’s ability to fund an acquisition of the Company, and directed Mr. Churchey to inform Party A that its preliminary indication of interest did not warrant further discussion.

On April 6, 2018, Mr. Churchey informed the representative of Party A that the Company was not prepared to engage in further discussions regarding an acquisition of the Company by Party A.

On April 10, 2018, Mr. Churchey received an unsolicited telephone call from a representative of Party B, a strategic buyer, to inquire about a potential acquisition of the Company, but did not provide Mr. Churchey with an indication of value, a range of potential offer prices, its proposed sources of capital or a proposed transaction structure. Following the call, Mr. Churchey informed the members of our board of directors about the call from the representative of Party B. There were no further communications between the Company or its advisors and Party B.

On April 11, 2018, Mr. Faith called Mr. Churchey to seek permission, pursuant to the non-disclosure agreement, to allow Greystar to provide non-public information regarding the Company and its assets to additional potential equity sources.

On April 12, 2018, Mr. Churchey consented to the request made by Mr. Faith on April 11 to allow Greystar to provide non-public information regarding the Company and its assets to the additional potential equity sources.

On April 13, 2018, a representative of Blackstone called a representative of BofA Merrill Lynch to indicate that Blackstone was valuing the Company in the “mid-30s” per share range, but that Blackstone might be able to arrive at a valuation in the “high 30s” per share, subject to Blackstone’s ability to find a partner willing to acquire certain of the Company’s on-campus assets. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the call received from Blackstone. After considering the Company’s internal assessments of value and BofA Merrill Lynch’s preliminary views of the Company’s value, and in light of the valuation range provided by Greystar of $38.00 to $42.00, in accordance with the Company’s directives, a representative of BofA Merrill Lynch informed the representative of Blackstone that its indicated price level was inadequate. Following such discussions, Mr. Churchey also called a representative of

Blackstone and thereafter the Company terminated Blackstone’s and Simpson Thacher’s access to the virtual data room. On April 13, 2018, the closing price of the Company’s common stock on the NYSE was $32.39 per share. Mr. Churchey subsequently emailed a representative of Blackstone to seek additional clarity with respect to Blackstone’s valuation of the Company.

On April 17, 2018, Mr. Churchey spoke with representatives of Blackstone to discuss Blackstone’s valuation of the Company, including considerations relating to the Company’s on-campus assets. There were no further communications between the Company or its advisors and Blackstone about a standalone bid from Blackstone to acquire the Company.

On May 2, 2018, Greystar submitted a written non-binding proposal for an all-cash acquisition of all of the Company’s outstanding shares of common stock, OP units and DownREIT units at a proposed purchase price of $39.00 per share of common stock, OP unit and DownREIT unit. Greystar’s written proposal was contingent on the parties entering into an exclusivity agreement. Greystar further indicated that its proposal was not subject to a financing condition, but that it was predicated on, among others, no additional dividends being paid to the Company’s stockholders after the execution of a definitive merger agreement, other than those required to maintain the Company’s REIT status, and the parties’ agreement that the Company’s sole remedy in the event that Greystar was unable to consummate an acquisition of the Company would be a termination fee payable by Greystar in an amount equal to a “customary percentage” of the aggregate purchase price. On May 2, 2018, the closing price of the Company’s common stock on the NYSE was $33.58 per share.

On May 9, 2018, our board of directors met at the Company’s corporate headquarters in Memphis, with members of our senior management and representatives of Morrison & Foerster and BofA Merrill Lynch also present during certain portions of the meeting. At the meeting, representatives of Morrison & Foerster reviewed with our board of directors the duties of directors under applicable law and the application of those duties to the evaluation of a potential sale of the Company. BofA Merrill Lynch provided our board of directors with an update regarding the status and certain financial aspects of Greystar’s proposal, an overview of general market trends in the student housing and multifamily real estate industries and the broader REIT market, including the disconnect generally between public market valuations and publicly available NAV valuations of the Company, certain preliminary financial perspectives regarding the Company, and certain publicly available information regarding implied premiums paid in selected precedent transactions in the REIT industry. Members of our senior management and representatives of BofA Merrill Lynch also discussed with our board of directors potential risks to the Company and certain related considerations with respect to reaching out to potential bidders, particularly competitors, and possible approaches for mitigating such risks, as well as an illustrative timeline and certain sale process alternatives if our board of directors determined to proceed with further discussions with Greystar or other parties. Additionally, BofA Merrill Lynch disclosed certain material relationships with Greystar and certain of its affiliates, including the general nature of services provided and aggregate revenue received during the prior two years and certain related information. Mr. Churchey also updated our board of directors regarding the status of his discussions with Mr. Faith about a potential sale of the Company to a fund led by Greystar. Mr. Churchey informed our board of directors that he had not discussed with Greystar or other interested parties the roles or compensation, if any, of management following the closing of a negotiated transaction, and that he and the other members of our senior management would, subject to an acquiror’s needs and expectations, remain with, or depart from, the Company after the closing of the transaction. Our board of directors also discussed with the Company’s senior management and legal and financial advisors, among other matters, the potential benefits and risks associated with seeking indications of interest from other potential acquirors while continuing to focus on the board of directors’ duties, Mr. Faith’s statements to Mr. Churchey regarding the degree of certainty of debt and equity financing to fund the acquisition of the Company, the benefits of a “go-shop” provision or other mechanisms that would permit the Company to entertain potentially superior proposals from other bidders in the event that a definitive merger agreement ultimately were executed with a potential acquiror, and the impact of future regular quarterly dividend payments on a potential acquiror’s purchase price. Mr. Churchey and Mr. Brewer also provided our board of directors with certain financial information, including their respective views on the Company’s NAV per share. Our board of directors and members of our senior management also discussed the risks and uncertainties associated with continuing to operate as a stand-alone public company, particularly in light of challenging market conditions and trends, including the rising interest rate environment, the difficulty in raising additional capital at attractive prices and the disconnect between the trading prices of public REITs and the values of the underlying assets.

After further discussion, our board of directors discussed the price level orally conveyed to a representative of BofA Merrill Lynch by Blackstone, which was lower than Greystar’s then-current proposed purchase price and was subject in any case to confirmatory due diligence, and the risk that conducting a marketing process with additional parties would require the Company to divulge confidential and proprietary information to potential competitors and could increase the likelihood of leaks, rumors and disruption to the Company’s business and relationships with its university partners and employees. Following these discussions, our board of directors determined that, in light of the factors discussed at the meeting, continuing discussions with Greystar would be in the best interests of the Company and its stockholders and that, while it would not actively seek additional indications of interest from other potential acquirors, it would entertain any credible offers that maximized value for stockholders. Our board of directors then expressed support for engaging in further discussions with Greystar and instructed Mr. Churchey to communicate to Mr. Faith that the Company would not agree to any proposal for the Company that was not higher than the $39.00 per share proposed by Greystar on May 2, 2018, did not provide the Company with the ability to continue to pay regular quarterly dividends and did not provide a “go-shop” provision allowing the Company to actively solicit a superior proposal for 45 days after the execution of a definitive merger agreement.

Also on May 9, 2018, Mr. Churchey informed Mr. Faith of our board of directors’ willingness to proceed with discussions and expressed the board’s views regarding Greystar’s non-binding proposal. In particular, Mr. Churchey communicated our board of directors’ view that the Company was not being actively marketed and would only pursue a transaction if it provided a compelling value proposition for the Company’s stockholders. Mr. Churchey noted that our board of directors viewed the $39.00 per share purchase price proposed by Greystar as inadequate and wanted the ability to continue to pay regular quarterly dividends and a “go-shop” provision in any definitive merger agreement pursuant to which the Company would be permitted to actively solicit a superior proposal for 45 days after the execution of a definitive merger agreement. Mr. Faith acknowledged the feedback from our board of directors and emphasized his belief that Greystar could find more value for the Company as it completed its confirmatory due diligence review and agreed to discuss with Greystar’s equity partners the possibility of increasing Greystar’s proposed purchase price. Mr. Faith also acknowledged the request by our board of directors for a “go-shop” provision and stated that he believed that an agreement could be reached that would enable our board of directors to engage in discussions regarding a superior proposal subject to certain conditions.

On May 14, 2018, Greystar submitted a revised written non-binding proposal for an all-cash acquisition of all of the Company’s outstanding shares of common stock, OP units and DownREIT units at a price of $41.00 per share of common stock, OP unit and DownREIT unit. Greystar’s written proposal was contingent on the parties entering into an exclusivity agreement that would provide Greystar with a 30-day exclusivity period to negotiate a transaction with the Company. The revised written proposal was accompanied by a draft exclusivity agreement that contemplated an exclusivity period ending 30 days from the date of the agreement. Greystar’s revised proposal further indicated that it would not accept the Company’s request for a go-shop provision, but that it would agree to customary “no-shop” restrictions in any definitive merger agreement pursuant to which the Company would not be permitted to actively solicit a superior proposal but would be permitted to respond to unsolicited competing proposals to the extent that our board of directors determined that the competing proposal would lead to a superior proposal. Greystar’s proposal indicated that, in the context of its proposed no-shop restrictions, it would agree to a two-tiered termination fee pursuant to which the Company would be obligated to pay Greystar an amount equal to 1.25% of the aggregate purchase price if the Company terminated a merger agreement with Greystar to enter into a definitive merger agreement relating to a superior proposal during the 30 days after the execution of a definitive merger agreement with Greystar and 3.25% of the aggregate purchase price thereafter. Greystar’s revised proposal also included a $200 million reverse termination fee payable to the Company in certain circumstances. Similar to Greystar’s May 2, 2018 written proposal, Greystar’s revised proposal was predicated on, among others, no additional dividends being paid to the Company’s stockholders after the Company’s previously announced quarterly dividend payable on May 15, 2018, other than those necessary to maintain REIT status. In its revised proposal, Greystar indicated the willingness and ability to finalize its equity and debt commitments and to enter into a definitive merger agreement within 30 days following confirmation of its proposal. On May 14, 2018, the closing price of the Company’s common stock on the NYSE was $34.14 per share.

Also on May 14, 2018, Mr. Churchey received an unsolicited telephone call from a representative of Party C, a financial buyer, to inquire about a potential acquisition of the Company, but did not provide Mr. Churchey with an indication of value, a range of potential offer prices, its proposed sources of capital or a proposed transaction structure. Mr. Churchey informed the representative of Party C that our board of directors would evaluate any credible proposal submitted by Party C. There were no further communications between the Company or its advisors and Party C.

On May 15, 2018, our board of directors met telephonically to discuss Greystar’s revised proposal. Following the discussion, our board of directors instructed Mr. Churchey to communicate to Mr. Faith that the Company would be amenable to a 30-day exclusivity period and the $200 million reverse termination fee proposed in Greystar’s May 14, 2018 letter, but that our board of directors expected a purchase price in excess of $41.00 per share, a go-shop provision rather than the no-shop restrictions with the tiered termination fee proposed in Greystar’s May 14, 2018 letter, and the continued ability to pay regular quarterly dividends. Mr. Churchey also informed our board of directors of the call he received from Party C on May 14, 2018.

Also on May 15, 2018, following an unsolicited call from a representative of Party D to Mr. Churchey to arrange an in-person meeting, Mr. Churchey and Thomas Trubiana, our President and a member of our board of directors, met with a representative of Party D, a financial buyer, in Memphis. The parties discussed a potential acquisition of the Company, but the representatives of Party D did not provide Mr. Churchey and Mr. Trubiana with an indication of value, a range of potential offer prices, its proposed sources of capital or a proposed transaction structure. Mr. Churchey informed the representative of Party D that our board of directors would evaluate any credible proposal submitted by Party D. Mr. Churchey subsequently informed the members of our board of directors that the meeting had occurred.

On May 16, 2018, representatives of Morrison & Foerster and Hogan Lovells US LLP, outside legal counsel to Greystar (which we refer to as “Hogan Lovells”), had a telephone conversation during which they discussed their respective client’s positions with respect to the inclusion of a go-shop provision or no-shop restrictions with a tiered termination fee in the definitive merger agreement. The representatives of Morrison & Foerster discussed the importance to our board of directors to have sufficient flexibility to discuss with, and respond to proposals from, potential competing bidders.

On May 17, 2018, Greystar submitted a revision to its May 14 written non-binding proposal for an all-cash acquisition of the Company with a proposed purchase price unchanged from the $41.00 per share proposed in Greystar’s May 14, 2018 proposal and a continued prohibition on the Company’s payment of additional dividends by the Company, other than those necessary to maintain REIT status. Greystar’s revised proposal provided for a modified “window-shop” provision pursuant to which the Company would have enhanced flexibility to respond to unsolicited, written, bona fide competing proposals that our board of directors concludes could reasonably lead to a superior proposal, including by providing the Company with the ability to request clarification of the terms and conditions of an unsolicited proposal, to provide, subject to a customary non-disclosure agreement, non-public information to third parties that submitted unsolicited proposals, and to engage in discussions and negotiations with third parties regarding unsolicited proposals. In return for providing this additional flexibility and ability to further engage with third parties, Greystar’s proposal also provided for a revised two-tiered termination fee payable by the Company to Greystar in an amount equal to 1.5% (increased from 1.25%) of the aggregate purchase price if the Company terminated a merger agreement with Greystar to enter into a definitive merger agreement relating to a superior proposal during the 30 days after the execution of a definitive merger agreement with Greystar and 3.5% (increased from 3.25%) of the aggregate purchase price thereafter. In its proposal, Greystar stated that all necessary approvals of Greystar’s equity partners would be obtained prior to the execution of a definitive merger agreement and that closing would not be conditioned on any investor approvals. Greystar also reiterated in such proposal its request to enter into an exclusivity agreement with the Company with a proposed termination date of June 25, 2018. On May 17, 2018 the closing price of the Company’s common stock on the NYSE was $33.47 per share.

Also on May 17, 2018, in light of Greystar’s unchanged proposed purchase price of $41.00 per share, the Company revoked Greystar’s access to the Company’s virtual data room.

On May 21, 2018, our board of directors met telephonically to discuss Greystar’s revised proposal. Following the discussion, our board of directors instructed Mr. Churchey to communicate to Mr. Faith that the Company would be amenable to most of the terms proposed in Greystar’s May 17, 2018 letter, but would not accept $41.00 per share. Our board of directors also discussed the potential prohibition on the payment of additional dividends by the Company during the pendency of the transaction and the input of the Company’s advisors regarding the treatment of dividend payments generally in similar transactions. Our board of directors concluded that it would agree to the prohibition on the payment of additional dividends during the pendency of the mergers, but that the Company should negotiate for a provision allowing the Company to recommence the payment of dividends in the event of a delay in the consummation of the mergers. After the meeting, Mr. Churchey called Mr. Faith to communicate the views of our board of directors.

On May 22, 2018, a representative of Party D called Mr. Churchey to express interest in acquiring the Company for $40.00 per share, subject to the completion of confirmatory due diligence. Mr. Churchey informed the representative of Party D that he would apprise our board of directors regarding Party D’s indication of interest. On May 22, 2018, the closing price of the Company’s common stock on the NYSE was $33.31 per share.

On May 23, 2018, Greystar submitted a revised written non-binding proposal for an all-cash acquisition of all of the Company’s outstanding shares of common stock, OP units and DownREIT units at a proposed purchase price of $41.50 per share of common stock, OP unit and DownREIT unit. The other terms and conditions of Greystar’s revised proposal were unchanged from those proposed in Greystar’s May 17, 2018 letter. Greystar’s revised proposal also noted that Greystar expected to utilize equity commitments from a group of highly experienced global institutional investors as well as a debt commitment from J.P. Morgan. On May 23, 2018, the closing price of the Company’s common stock on the NYSE was $34.05 per share.

Also on May 23, 2018, a representative of Party A called Mr. Churchey to inform him that Party A was planning to submit a formal written proposal for an all-cash acquisition of the Company at a purchase price that started “with a 4,” but did not provide Mr. Churchey with any additional details regarding the proposed price per share or transaction structure. The representative of Party A also indicated that it would finance the transaction with equity from a large global institutional investor.

Also on May 23, 2018, Mr. Churchey consulted with representatives of Morrison & Foerster and BofA Merrill Lynch and briefed our board of directors regarding his conversations with the representatives of Party A and Party D. Our board of directors evaluated the various proposals and inquiries presented by Mr. Churchey and considered various factors relevant to its evaluation, including, among others, the relative purchase prices for the Company proposed by Greystar, Party A and Party D, the relative execution risks associated with each party, concerns regarding the willingness of Party A’s primary equity source to fund an acquisition of the Company in light of the equity source’s current and past business relationship with Greystar, and the possibility of Greystar withdrawing its proposal or otherwise indicating it was not prepared to proceed with a transaction if the Company declined to enter into an exclusivity agreement. Following the discussion, our board of directors authorized the Company’s management to enter into a 30-day exclusivity agreement with Greystar and to commence negotiations with Greystar on the basis of an agreed purchase price of $41.50 per share.

On May 24, 2018, Mr. Churchey contacted the representative of Party D to inform him that Party D’s preliminary indication of interest was insufficient, after which there were no further discussions between the Company or its advisors and Party D.

Also on May 24, 2018, the Company entered into an exclusivity agreement with Greystar pursuant to which the Company agreed to negotiate a transaction exclusively with Greystar through June 25, 2018. The Company reopened its virtual data room to Greystar after signing the exclusivity agreement. In accordance with the terms of the exclusivity agreement, no representatives of the Company or its outside legal and financial advisors engaged in discussions on behalf of the Company with any parties other than the parties involved in the Greystar transaction between the time the exclusivity agreement was signed on May 24, 2018 and the date on which the merger agreement was signed. Hogan Lovells was granted access to the Company’s virtual data room on May 25, 2018.

On May 26, 2018, representatives of Morrison & Foerster had a conference call with representatives of Hogan Lovells during which the parties discussed due diligence and timing matters.

On May 30, 2018, a representative of Party A contacted Mr. Churchey by email to reiterate that Party A remained interested in acquiring the Company and was still working on preparing a formal written proposal. Mr. Churchey also briefed Mr. Silver and representatives of Morrison & Foerster and BofA Merrill Lynch regarding the call from the representative of Party A.

On May 31, 2018, Morrison & Foerster provided Hogan Lovells with an initial draft of the merger agreement, which included, among others, a “window-shop” provision that would provide the Company flexibility to respond to unsolicited competing proposals that could lead to a superior proposal, and a provision allowing the Company to recommence the payment of dividends if the mergers did not close by September 30, 2018.

On June 1, 2018, The Wall Street Journal published an article about acquisition rumors involving the Company and potential private equity buyers. On May 31, 2018, the last trading day prior to the publication of the article in The Wall Street Journal, the closing price of the Company’s common stock on the NYSE was $36.54 per share.

On June 2, 2018, Mr. Churchey and Mr. Faith discussed the proposed transaction and next steps and, in light of The Wall Street Journal article, Mr. Faith requested that the parties accelerate the timeline of the transaction, with a targeted announcement of the mergers on or about June 14, 2018. Later that same day, Mr. Churchey consulted with members of our board of directors and representatives of Morrison & Foerster and BofA Merrill Lynch regarding the feasibility and potential benefits and risks of accelerating the timeline.

Also on June 2, 2018, a representative of BofA Merrill Lynch received an unsolicited inquiry from a representative of Party E, a financial buyer, regarding the Company. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the inquiry received from Party E. Mr. Churchey subsequently informed the members of our board of directors about the inquiry from Party E. Party E never submitted an indication of interest and there was no further communication between the Company or its advisors and Party E.

On June 3, 2018, Mr. Churchey discussed with Mr. Faith his request to accelerate the timeline of the transaction, stating that, while our board of directors was supportive of accelerating the timeline in large part due to the concern that The Wall Street Journal article would create concerns among the Company’s university partners, there were numerous matters on which agreement was necessary before the parties would be in a position to execute a definitive merger agreement, and the ability to accelerate the timeline would be dependent, in large part, on Greystar’s ability to demonstrate sufficient funding to consummate the mergers and the significance of the points raised by Greystar and its advisors in their markup of the draft merger agreement. Following their discussion, Mr. Churchey and Mr. Faith agreed that the parties would endeavor to meet the accelerated timeline requested by Mr. Faith.

On June 4, 2018, a representative of Party A called a representative of BofA Merrill Lynch and informed him that Party A expected to submit a written proposal to acquire the Company, indicating that Party A had engaged legal and financial advisors. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the call received from Party A.

On June 5, 2018, representatives of BofA Merrill Lynch received separate unsolicited inquiries from representatives of Party F, Party G and Party H, all of which are financial buyers, and inquired about the

Company, indicating potential interest in pursuing an acquisition of the Company. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the unsolicited inquiries received from Party F, Party G and Party H. Mr. Churchey subsequently informed the members of our board of directors about the inquiries from Party F, Party G and Party H. Neither Party F nor Party H subsequently communicated an indication of interest or submitted a proposal to acquire the Company and there were no further communications between the Company or its advisors and either Party F or Party H.

On June 5, 2018, Morrison & Foerster sent an initial draft of the limited guarantee contemplated by the draft merger agreement to Hogan Lovells.

On June 6, 2018, Party A submitted an unsolicited, written non-binding proposal for an all-cash acquisition of all of the Company’s outstanding shares of common stock, OP units and DownREIT units at a price of $40.50 per share of common stock, OP unit and DownREIT unit. Party A’s written proposal noted that it had underwritten each asset in the Company’s portfolio based upon publicly available information and had conducted on-site visits at a majority of the Company’s collegiate housing communities, but would require 30 days for confirmatory due diligence. Party A’s proposal was subject to gaining access to non-public information regarding the Company and its assets and the completion of confirmatory due diligence. Party A’s proposal also requested that the Company agree to a 30-day exclusivity period, during which Party A proposed to complete its confirmatory due diligence and negotiate a definitive merger agreement with the Company. Party A’s written proposal further indicated that it and its equity partners had access to sufficient capital to consummate an acquisition of the Company. On June 6, 2018, the closing price of the Company’s common stock on the NYSE was $38.30 per share.

Also on June 6, 2018, Hogan Lovells sent its comments to the draft of the merger agreement to Morrison & Foerster, which, among other things, provided for a modified window-shop provision and eliminated the Company’s proposal to recommence the payment of dividends if the mergers did not close by September 30, 2018. Throughout the period that the Company and Greystar were negotiating the merger agreement, Mr. Churchey and other members of the Company’s senior management spoke on numerous occasions with Morrison & Foerster and BofA Merrill Lynch, and Mr. Churchey subsequently provided an update to our board of directors with respect to the status of negotiations.

On June 7, 2018, a representative of Party A emailed Mr. Churchey to inform him that Party A had the ability to increase its proposed purchase price.

Also on June 7, 2018, Mr. Trubiana received an unsolicited telephone call from a representative of Party G expressing interest in acquiring the Company. The representative of Party G informed Mr. Trubiana that he would follow up with an email or a letter expressing Party G’s level of interest in a transaction to acquire the Company.

On June 8, 2018, our board of directors met telephonically during which Mr. Churchey provided an update on the Company’s negotiations with Greystar and informed our board of directors of Party A’s unsolicited written proposal and subsequent email to Mr. Churchey. Our board of directors discussed Party A’s proposal, the timing of entering into a definitive merger agreement with Greystar relative to Party A and the importance of deal execution certainty. In evaluating Party A’s written non-binding proposal, our board of directors considered several factors, including, among others, that Greystar’s proposed purchase price was higher than the proposed purchase price set forth in Party A’s written proposal, that Party A, as a strategic buyer that competes directly with the Company, could obtain important operating and other proprietary information about the Company which could be detrimental to the Company and its business prospects and our board of directors’ view that a transaction with Greystar offered greater deal certainty than would Party A’s proposal in part given that Greystar had substantially completed its due diligence review, the stage of merger agreement negotiations with Greystar, the possibility that Party A’s proposed purchase price could be reduced as a result of Party A’s due diligence review and uncertainty regarding Party A’s access to capital to consummate a transaction.

Also on June 8, 2018, Morrison & Foerster provided a revised draft of the merger agreement to Hogan Lovells, which, among other things, proposed revisions to the interim operating and other covenants, including revisions to provide our board of directors with enhanced flexibility under the “window shop” provisions, and reinserted provisions permitting the Company to recommence the payment of dividends if the mergers did not close by September 30, 2018.

Also on June 8, 2018, a representative of BofA Merrill Lynch received an unsolicited telephone call from a representative of Party I, a financial buyer, inquiring about a sale process involving the Company in light of the article in The Wall Street Journal, but such Party I representative did not provide an indication of value, a range of potential offer prices or a proposed transaction structure. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the call received from Party I. There were no further communications between the Company or its advisors and Party I.

During the period between June 9, 2018 and June 13, 2018, representatives of Morrison & Foerster and Hogan Lovells discussed and negotiated the draft merger agreement and related documents, and the parties participated in various telephone calls, together with their respective legal and financial advisors, to negotiate and resolve remaining open points. Significant topics of discussion and negotiation included: the scope and terms of the representations, warranties and covenants, including restrictions on the Company’s activities during the period between signing and closing; the circumstances under which the Company would be permitted to respond to unsolicited competing proposals that could reasonably lead to a superior proposal; the circumstances in which the parties would be permitted to terminate the merger agreement, including triggers for the termination fees potentially payable by the Company or Greystar; the consequences of and remedies associated with certain breaches of the merger agreement; severance payments and excise tax gross-up payments to members of our senior management and other employees and the vesting of outstanding equity awards; and the Company’s ability to pay a daily dividend if the mergers did not close by a certain date in order to incentivize Greystar to close the mergers as expeditiously as possible and provide incremental value to our stockholders. During the same period, representatives of Morrison & Foerster and Hogan Lovells exchanged drafts of, and discussed and negotiated open legal points in, the limited guarantee.

On June 10, 2018, Hogan Lovells sent revised drafts of the merger agreement and limited guarantee to Morrison & Foerster.

Also on June 10, 2018, a legal advisor to Party A contacted a representative of BofA Merrill Lynch to reiterate Party A’s continued interest in acquiring the Company and expressed Party A’s desire to participate in any pre-signing market check. A representative of BofA Merrill Lynch informed Mr. Churchey and Morrison & Foerster of the call received from Party A’s legal advisor. Mr. Churchey subsequently informed members of our board of directors that a representative of Party A contacted a representative of BofA Merrill Lynch.

Also on June 10, 2018, a representative of Party G emailed Mr. Trubiana indicating that Party G remained interested in acquiring the Company, but did not provide Mr. Trubiana with an indication of value, a range of potential offer prices or a proposed transaction structure, and there were no further communications between the Company or its advisors and Party G. Mr. Trubiana informed Mr. Churchey about the email from Party G. Mr. Churchey subsequently informed the members of our board of directors as well as the Company’s legal and financial advisors that Mr. Trubiana had received an email from Party G.

On June 11, 2018, in accordance with the directives of the Company, representatives of BofA Merrill Lynch spoke with representatives of certain of Greystar’s funding sources regarding, among other things, the status of such parties’ due diligence and internal approval processes for their funding commitments, with each of such parties indicating that its processes were nearly complete, and updated Mr. Churchey and Morrison & Foerster regarding such discussions. Subsequently, Hogan Lovells sent drafts of the Investor/Guarantor equity commitment letter, debt commitment letter and the related debt commitment term sheet to Morrison & Foerster. The Company thereafter reviewed Greystar’s proposed financing for the transaction, with the assistance of the Company’s legal and financial advisors, including reviewing Greystar’s draft commitment letters.

On June 12, 2018, a representative of Party A contacted Mr. Churchey to reiterate Party A’s interest in acquiring the Company and noting that Party A had the ability to increase its proposed purchase price of $40.50 per share but did not indicate the price that Party A was contemplating or submit a revised proposal with an increased purchase price. Party A also noted that it would not be able to participate in a post-announcement competitive process. Mr. Churchey subsequently informed the members of our board of directors about the information he received from Party A.

Also on June 12, 2018, Mr. Churchey and Mr. Faith discussed several matters, including Greystar’s equity and debt commitment letters, interim operating covenants, the status of open items in the merger agreement, compensation matters for employees following the closing of the mergers, and severance matters and excise tax gross-up payments relating to members of the Company’s senior management and certain other employees.

On June 12, 2018 and June 13, 2018, Morrison & Foerster and Hogan Lovells exchanged revised drafts, and negotiated the terms, of the merger agreement, the Investor/Guarantor equity commitment letter, the debt commitment letter and the related debt commitment term sheet.

On June 13, 2018, The Wall Street Journal published an update to its June 1, 2018 article in which it reported that Greystar was in exclusive discussions to acquire the Company for $41.50 per share. On June 12, 2018, the last trading day prior to the publication of the updated article in The Wall Street Journal, the closing price of the Company’s common stock on the NYSE was $40.09 per share.

Later on June 13, 2018, a legal advisor to Party A contacted a representative of Morrison & Foerster to convey Party A’s continued interest in acquiring the Company, indicating that Party A might be willing to offer between $42.00 and $43.00 per share, but that Party A’s primary equity financing source would not participate in the submission of a written proposal to acquire the Company unless expressly invited to do so by the Company given such equity financing source’s relationship with Greystar and that Party A would not be able to submit a superior proposal following any execution by the Company of a merger agreement with Greystar. The representative of Morrison & Foerster informed Mr. Churchey and BofA Merrill Lynch of the call, after which Mr. Churchey apprised certain members of our board of directors, including Mr. Silver, our lead independent director. Mr. Churchey and certain other members of our board of directors discussed Party A’s latest outreach and considered whether it was in the Company’s and our stockholders’ best interests to allow the exclusivity agreement with Greystar to expire in order to engage in discussions with Party A. After the discussion, Mr. Churchey and the members of our board of directors with whom Mr. Churchey consulted determined that the greater certainty of executing a transaction with Greystar outweighed the possibility of a negotiated transaction with Party A, particularly given, among other things, uncertainty as to whether Greystar would continue to proceed with a transaction in such circumstances, the advanced stage of negotiations with Greystar, uncertainty regarding Party A’s indication of interest in the absence of a formal written proposal and ability to fund an acquisition of the Company as a result of Party A’s primary equity financing source’s other relationships with Greystar, the risks of sharing competitively sensitive and proprietary information with a competitor and the impact of a failure to complete a transaction on the Company’s stock price in light of The Wall Street Journal article.

Also on June 13, 2018, the Company, Greystar and their respective advisors reached resolution on the remaining open points in the merger agreement, including, among others, certain interim operating covenants, the fact that Greystar proposed that the mergers not close prior to August 31, 2018 and certain compensation and other matters relating to the Company’s officers and employees.

Also on the evening of June 13, 2018, the compensation committee of our board of directors held a meeting, with the other independent members of our board of directors and representatives of Morrison & Foerster present. During the meeting, representatives of Morrison & Foerster reviewed the terms of certain compensation and severance matters relating to the Company’s senior management and other employees, which are described elsewhere in this proxy statement. The compensation committee discussed the merits of the proposed compensation and severance matters, including, among other factors, the importance of maintaining the Company’s operations and platform value by incentivizing senior management and other employees to remain with the Company during the pendency of the period between signing the merger agreement and the closing of the mergers. After the discussion, the compensation committee voted to approve the compensation and severance matters and recommend the compensation and severance matters for approval by our board of directors.

On June 13, 2018, after the meeting of the compensation committee, our board of directors held a meeting, with members of the Company’s senior management and representatives of Morrison & Foerster and BofA Merrill Lynch participating, to consider the proposed final terms of the merger agreement, the other transaction documents and the matters recommended by the compensation committee. Representatives of Morrison & Foerster reviewed with our board of directors the duties of directors under applicable law and the application of those duties to the evaluation of a potential sale of the Company. Our board of directors then discussed the status of negotiations with Greystar and the recent communications made on behalf of Party A. Our board of directors reaffirmed its position that the greater certainty of a transaction with Greystar outweighed the possibility of a negotiated transaction with Party A. Representatives of Morrison & Foerster then reviewed certain legal matters and the proposed final terms of the merger agreement and other transaction documents that had been provided to our board of directors in advance of the meeting. Representatives of Morrison & Foerster also reviewed certain employee-related matters that were addressed in the merger agreement, including the effect that the mergers would have on the Company’s existing employee benefits plans and outstanding equity awards, certain amounts that may be paid or become payable to the Company’s named executive officers as a result of the mergers, and the potential reimbursement to the Company’s named executive officers for potential excess parachute payments tax liabilities, if any, arising from the mergers. BofA Merrill Lynch provided our board of directors with updated disclosure regarding certain material relationships with Greystar and certain of its affiliates during the prior two years, and provided similar information with respect to Party A and certain of its affiliates. BofA Merrill Lynch also provided to our board of directors BofA Merrill Lynch’s financial analysis of the REIT merger consideration and opinion as to the fairness, from a financial point of view, of the REIT merger consideration. After discussing the proposed transactions and considering the presentations by Morrison & Foerster and BofA Merrill Lynch and the factors described below in greater detail under “—Recommendations of Our Board of Directors and Reasons for the Mergers” beginning on page 51, our board of directors, subject to finalization and execution of the merger agreement and the other transaction documents, unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement and the other transaction agreements, (ii) approved the execution, delivery and performance by the Company of the merger agreement and the other transaction agreements and the consummation of the transactions contemplated thereby, including the REIT merger and (iii) resolved to recommend that the Company’s stockholders vote in favor of the REIT merger. Our board of directors also discussed and approved, subject to and contingent upon the execution of the merger agreement, various other matters, including, an amendment to our by-laws to adopt a forum selection provision pursuant to which we selected certain courts located in Maryland as the exclusive forum for certain actions brought against the Company, members of our board of directors, our officers and employees. Mr. Churchey and Mr. Trubiana were then excused from the meeting, after which the board of directors considered and approved the compensation and severance matters recommended by the compensation committee. A representative of Morrison & Foerster then reviewed the anticipated timing for the execution of the merger agreement and announcement of the transaction and certain filings to be made in connection with the transaction.

In the early morning of June 14, 2018, Morrison & Foerster and Hogan Lovells finalized the terms of the debt commitment letter and accompanying term sheet. Later that morning, Mr. Faith informed Mr. Churchey that one of Greystar’s equity investors had determined not to participate as an equity investor, that J.P. Morgan would likely increase its debt commitment to cover the resulting funding shortfall and that the parties would need additional time before execution of the merger agreement and the announcement of the transaction so that Greystar, J.P. Morgan and the remaining equity investor could resolve certain funding matters. Mr. Faith expressed to Mr. Churchey that he was still confident that a definitive merger agreement could be signed before the expiration of the exclusivity agreement between the Company and Greystar on June 25, 2018. On June 14, 2018, the closing price of the Company’s stock price on the NYSE was $40.31 per share.

Also on June 14, 2018, Mr. Churchey called each member of our board of directors to inform them that additional time would be required before executing the merger agreement to enable Greystar to finalize its debt and equity arrangements.

On June 15, 2018, Mr. Faith emailed Mr. Churchey to inform him that he was still working to resolve Greystar’s financing arrangements. Mr. Faith reported, however, that the equity investor that previously had determined not to participate in the transaction had agreed to re-join as an equity investor, but that Greystar and its debt and equity partners needed additional time to finalize their amended commitment arrangements.

Also on June 15, 2018, a legal advisor to Party A emailed a representative of Morrison & Foerster to convey Party A’s continued interest in acquiring the Company. The representative of Morrison & Foerster informed Mr. Churchey and BofA Merrill Lynch that Party A had sent the email. In light of the concerns relating to Party A previously discussed by our board of directors and further consultation with certain members of our board of directors, the Company continued with exclusive negotiations with Greystar in accordance with the exclusivity agreement.

On June 16, 2018, Mr. Faith called Mr. Churchey and requested consent under the Company’s confidentiality agreement with Greystar to permit Greystar to speak with Blackstone about potentially providing debt or equity funding for the acquisition of the Company. Mr. Churchey consented to Mr. Faith’s request, but conditioned his consent on limiting Blackstone’s involvement to debt financing. Mr. Churchey and Mr. Faith exchanged several emails in which Mr. Faith indicated that Greystar was making progress in its efforts to solidify the equity and debt commitments for the transaction. Also on June 16, 2018, a representative of Blackstone emailed Mr. Churchey to request consent under the Company’s confidentiality agreement with Blackstone to permit Blackstone to work with Greystar as a potential co-investor, financing source or buyer of certain of the Company’s assets.

On June 16, 2018 and June 17, 2018, Mr. Churchey, Morrison & Foerster and BofA Merrill Lynch discussed Greystar’s and Blackstone’s June 16, 2018 requests, after which representatives of Morrison & Foerster updated other members of the Company’s senior management.

On June 17, 2018, a representative of the Company verbally consented to Blackstone’s June 16, 2018 request and restored Blackstone’s and Simpson Thacher’s access to the virtual data room.

On June 18, 2018, upon Mr. Churchey’s instruction, Mr. Brewer sent separate emails to Greystar and Blackstone confirming the Company’s consent to their June 16, 2018 requests, subject to certain limitations, including that Blackstone maintain the confidentiality of the terms of its prior acquisition proposal as previously communicated to a representative of BofA Merrill Lynch on April 13, 2018.

On June 19, 2018, Mr. Churchey and Mr. Faith exchanged several emails in which they discussed, among other topics, their mutual desire to resolve all open points and execute the merger agreement on or before June 25, 2018 and the need for Mr. Churchey to convene another meeting of our board of directors to consider the approval of the merger agreement and the transactions contemplated by the merger agreement. Mr. Churchey also conveyed to Mr. Faith that, as a result of the inquiries from third parties and the Company’s consent to permit Greystar to work with Blackstone, our board of directors required that Greystar agree to enhanced flexibility in the window-shop provision to increase the possibility that a third party would be willing to present a competing proposal. In particular, Mr. Churchey relayed the views of our board of directors that the window-shop provision should allow for tolling pursuant to which, in the event that the Company terminated the merger agreement in connection with entering into an alternative transaction relating to a superior proposal, the Company would be obligated to pay the lower termination fee to Greystar to the extent that any termination of the merger agreement after the 30-day window-shop period related to a superior proposal from a third party that had submitted a proposal on or prior to the end of such 30-day period that our board of directors determined on or prior to the end of such 30-day period was a superior proposal. Mr. Faith told Mr. Churchey that he would consider the request. Later on June 19, 2018, Mr. Faith called Mr. Churchey to provide an update on Greystar’s debt and equity commitments. Mr. Faith explained that Greystar and Blackstone were discussing the terms of a potential transaction pursuant to which Greystar and

Blackstone would form the Blackstone Asset Purchaser and, simultaneously with closing, certain of the Company’s off-campus assets would be transferred to the Blackstone Asset Purchaser, and that the arrangement would not impact Greystar’s purchase price of $41.50 per share.

On June 21, 2018, Mr. Faith emailed Mr. Churchey to provide an update on the status of Greystar’s discussions with its debt and equity partners and to express confidence that the requisite funding approvals would be obtained by Greystar’s partners prior to June 25, 2018 in anticipation of signing the merger agreement.

Also on June 21, 2018, representatives of Morrison & Foerster and Hogan Lovells discussed timing and open items to be addressed before Mr. Churchey would call a meeting of our board of directors.

Also on June 21, 2018, a representative of Party A emailed Mr. Churchey to reiterate Party A’s interest in acquiring the Company, but did not provide any additional details regarding an updated proposal. Mr. Churchey subsequently informed members of our board of directors about the email he had received from the representative of Party A.

Also on June 22, 2018, Hogan Lovells sent an initial draft of the Blackstone Investor equity commitment letter to Morrison & Foerster.

During the period between June 22, 2018 and the execution of the merger agreement on June 25, 2018, Morrison & Foerster and Hogan Lovells exchanged numerous drafts of, and continued to negotiate, the merger agreement, which had been revised to address, among other items, Greystar’s willingness to accept the tolling provision that Mr. Churchey proposed on June 19, 2018 and the revised transaction structure in light of Blackstone’s involvement in the transaction. In addition, during this same period, Mr. Churchey and Mr. Faith participated in several calls, together with the parties’ respective legal and financial advisors, regarding open business and legal points and the parties, with the assistance of their respective advisors, discussed and negotiated the revised equity commitment letter from the Investors/Guarantors, and the debt commitment letter and accompanying term sheet from J.P. Morgan.

On June 23, 2018 and June 24, 2018, each of the Investors/Guarantors delivered separate letters to the Company evidencing the sufficiency of funds to support their respective equity commitments and the Blackstone Investor delivered a similar letter to Greystar, after which a copy of the letter was provided to the Company.

On June 23, 2018, Hogan Lovells sent Morrison & Foerster a draft of the asset purchase and sale agreement pursuant to which the Blackstone Asset Purchaser would acquire a certain amount of the Company’s assets in connection with the closing of the mergers.

On June 23, 2018 and June 24, 2018, Morrison & Foerster, Hogan Lovells and Simpson Thacher exchanged numerous drafts of, and continued to negotiate, the asset purchase and sale agreement and the Blackstone Investor equity commitment letter.

On the evening of June 24, 2018, the compensation committee of our board of directors held a meeting, with the other independent members of our board of directors and representatives of Morrison & Foerster present. During the meeting, representatives of Morrison & Foerster reviewed the terms of certain compensation and severance matters relating to the Company’s senior management and other employees, which are described elsewhere in this proxy statement. The compensation committee discussed the merits of the proposed compensation and severance matters, including, among other factors, the importance of maintaining the Company’s operations and platform value by incentivizing senior management and other employees to remain with the Company during the pendency of the period between signing the merger agreement and the closing of the mergers. After the discussion, the compensation committee voted to approve the compensation and severance matters and recommend the compensation and severance matters for approval by our board of directors.

Also on June 24, 2018, our board of directors held a meeting, with members of the Company’s senior management and representatives of Morrison & Foerster and BofA Merrill Lynch participating, to consider the proposed final terms of the merger agreement and the other transaction documents. Mr. Churchey informed our board of directors that Party A had not provided any additional information with respect to a specific proposal and that he had received no further communication from Party A since the email on June 21, 2018. Representatives of Morrison & Foerster reviewed with our board of directors the duties of directors under applicable law and the application of those duties to the evaluation of a potential sale of the Company. Representatives of Morrison & Foerster then reviewed certain legal matters and the proposed final terms of the merger agreement and other transaction documents and discussed the changes that had been made to the documents since the board of directors’ meeting held on June 13, 2018, which changes were reflected in marked copies of the documents provided to our board of directors in advance of the meeting. Representatives of Morrison & Foerster also reviewed certain employee-related matters that were addressed in the merger agreement, including the effect that the mergers would have on the Company’s existing employee benefits plans and outstanding equity awards, certain amounts that may be paid or become payable to the Company’s named executive officers as a result of the mergers, and the potential reimbursement to the Company’s named executive officers for potential excess parachute payments tax liabilities, if any, arising from the mergers. BofA Merrill Lynch provided our board of directors with updated disclosure regarding certain material relationships with Greystar, Party A and certain of their respective affiliates during the prior two years, and provided similar information with respect to Blackstone and certain of its affiliates and/or portfolio companies. BofA Merrill Lynch then reviewed with our board of directors BofA Merrill Lynch’s financial analysis of the REIT merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated June 24, 2018, to our board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the REIT merger consideration to be received by holders of the Company’s common stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates) was fair, from a financial point of view, to such holders. After discussion, including as to the factors described below in greater detail under “—Recommendations of Our Board of Directors and Reasons for the Mergers” beginning on page 51, our board of directors unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement and the other transaction agreements, (ii) subject to finalization and execution of the merger agreement and the other transaction documents, approved the execution, delivery and performance by the Company of the merger agreement and the other transaction agreements and the consummation of the transactions contemplated thereby, including the REIT merger and (iii) resolved to recommend that the Company’s stockholders vote in favor of the REIT merger. Our board of directors also approved various other matters, including, among others, the exclusive forum bylaw provision and, after Mr. Churchey and Mr. Trubiana had been excused from the meeting, the compensation and severance matters recommended by the compensation committee. All of the matters approved at the meeting were subject to and contingent upon the execution of the merger agreement. A representative of Morrison & Foerster then reviewed the anticipated timing for the execution of the merger agreement, the announcement of the transaction and certain filings to be made in connection with the transaction.

On June 25, 2018, the Investors/Guarantors and the Blackstone Investor delivered their respective executed equity commitment letters, J.P. Morgan delivered its executed debt commitment letter, the Blackstone Asset Purchaser and REIT Merger Sub executed the asset purchase and sale agreement and the Company Parties and the Buyer Parties executed the merger agreement. The Buyer Parties and the Investors/Guarantors also executed the limited guarantee in favor of the Company Parties. Prior to the opening of trading of the Company’s common stock on the NYSE, the Company and Greystar issued a joint press release announcing the execution of the merger agreement and the asset purchase and sale agreement.

Recommendations of Our Board of Directors and Reasons for the Mergers

After careful consideration, our board of directors has unanimously approved the REIT merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the REIT merger and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Accordingly, our board of directors has recommended that the stockholders vote “FOR” Proposal 1, approval of the REIT merger.

In evaluating the REIT merger, and in reaching its decision to approve, and to recommend that our stockholders approve, the REIT merger, our board of directors consulted with our executive management team as well as our outside legal and financial advisors. Our board of directors considered a number of factors, including the following material factors that our board of directors viewed as supporting its decision to approve the REIT merger and to recommend that our stockholders approve the REIT merger:

•	the current and historical trading prices of our common stock, and the fact that the REIT merger consideration of $41.50 for each share of our common stock represents a 26.3% premium over the 90-day volume-weighted average share price ending May 31, 2018, the last trading day prior to news stories speculating about the possible sale of the Company, and a 13.6% premium over the closing price of our common stock on May 31, 2018;
•	our board of directors’ knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic and market conditions;
•	the fact that the trading price of our common stock has consistently represented a significant discount to our NAV per share;
•	the fact that the REIT merger consideration of $41.50 per share of common stock is superior both to the informal offer in the “mid-30s” per share range that was received by the Company from Blackstone as well as Blackstone’s informal indication that Blackstone might be able to arrive at a valuation in the “high 30s” per share, and to the written proposal of $40.50 per share that was received by the Company from Party A, and the fact that the Company did not receive any other formal offers;
•	the risks and uncertainties of remaining an independent public company, given the projected supply and demand environment for student housing properties for the coming years;
•	the belief that the mergers are more favorable to our stockholders than remaining as an independent public company;
•	the risk that the Company’s stock price would continue to trend downward as it had since early 2017 before news stories broke about the potential sale of the Company;
•	the fact that the REIT merger consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity upon the closing of the REIT merger;
•	our ability under certain circumstances, pursuant to the merger agreement, to consider and respond to a different unsolicited written acquisition proposal, and if, after consultation with our outside legal counsel and financial advisor, our board of directors determines in good faith that such acquisition proposal is a superior proposal, and if the Buyer Parties do not negotiate improvements to the merger agreement that make it superior, our ability to terminate the merger agreement upon the payment of the termination fee;
•	the high probability that the mergers would be completed based on, among other things, Greystar’s proven ability to complete large acquisition transactions on agreed terms, including its 2017 acquisition of Monogram Residential Trust, Inc., a public multifamily REIT, with joint venture partners for approximately $3.0 billion, and Greystar's position as the largest owner of multi-family properties in the United States;
•	our ability, under the merger agreement, (1) (a) to pay a lower termination fee of $50,634,537 in connection with a superior proposal if we terminate the merger agreement in connection with the superior proposal within the first 30 days following the date of the merger agreement (subject to an extension for the completion of matching rights periods in accordance with the no-shop provision of the merger agreement, provided that the initial superior proposal notice had been provided to Greystar by the Company on or prior to the 30th day after the date of the merger agreement) or (b)

to pay a termination fee of $118,147,254 in all other instances, and (2) at any time prior to receipt of stockholder approval, to participate in discussions or negotiations with third parties, under certain circumstances, if our board of directors determines, after consultation with our outside legal counsel, that failure to do so would be inconsistent with its legal duties and, after consultation with our outside legal counsel and financial advisor, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal;

•	the high probability that the mergers would be completed based on, among other things, the lack of a financing condition and the $200,000,000 reverse termination fee payable to us if the merger agreement is terminated under certain circumstances, which payment is guaranteed by the Investors/Guarantors;
•	the terms and conditions of the merger agreement, which were reviewed with our board of directors by our legal advisors, and the fact that such terms and conditions were the product of arms-length negotiations between Greystar and us;
•	the opinion, dated June 24, 2018, of BofA Merrill Lynch to EdR’s board of directors as to the fairness, from a financial point of view and as of such date, of the REIT merger consideration to be received by holders of EdR common stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described in the section entitled “—Opinion of EdR’s Financial Advisor”;
•	the lack of a financing condition for the mergers, the amount of capital committed by reputable financial institutions pursuant to the debt commitment letter and the equity commitment letters that would cover the aggregate consideration to be paid pursuant to the mergers;
•	the fact that the potential for closing the mergers in a reasonable timeframe could reduce the amount of time in which our business would be subject to the potential uncertainty of closing and related disruption; and
•	the fact that the REIT merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the REIT merger by voting against the REIT merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger agreement and the mergers:

•	the mergers would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;
•	the significant costs involved in connection with entering into and completing the mergers and the substantial time and effort of our executive management team required to consummate the mergers and the related disruptions in the operation of our business;
•	the restrictions on the conduct of our business contained in the merger agreement, which could delay or prevent us from undertaking certain activities and capitalizing on certain business opportunities that may arise prior to consummation of the mergers;

•	the pendency of the mergers or failure to complete the mergers may cause harm to relationships with our employees, college and university partners and other business associates and may divert management and employee attention away from the day-to-day operation of our business;
•	our inability to solicit competing acquisition proposals and the possibility that the $50,634,537 or $118,147,254 termination fee payable by us upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire us;
•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;
•	the fact that, under Maryland law, our stockholders will not be entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the REIT merger;
•	our inability to seek specific performance to require the Buyer Parties to complete the mergers, and the fact that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $200,000,000, the payment of which is guaranteed by the Investors/Guarantors; and
•	the fact that certain of our executive officers may have interests in the merger that may be different from, or in addition to, our stockholders generally. See “—Interests of Our Named Executive Officers in the Mergers” on page 66.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve, and recommending that our stockholders approve, the REIT merger, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. In the event the mergers are not consummated for any reason, we expect to continue to pursue our business plan with the intention of enhancing stockholder value.

Merger Consideration

In the REIT merger, each share of our common stock issued and outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will be canceled and converted automatically into the right to receive an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain dividends prior to the closing.

At the effective time of the REIT merger, under the terms of the merger agreement, you will have the right to receive the REIT merger consideration, but you will no longer have any rights as our stockholder as a result of the REIT merger.

At the effective time of the Operating Partnership merger, each outstanding OP unit issued and outstanding immediately prior to the effective time of the Operating Partnership merger (other than any OP unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will be converted into the right to receive an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain distributions prior to the closing.

At the effective time of the DownREIT Partnership merger, each DownREIT unit (other than any DownREIT unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) issued and outstanding immediately prior to the effective time of the DownREIT Partnership merger will be converted into the right to receive an amount in cash equal to $41.50, without interest and less any applicable withholding taxes, subject to certain adjustments set forth in the merger agreement in the event that we are required to pay certain distributions prior to the closing.

Consequences if the Mergers are Not Completed

If our stockholders do not approve the REIT merger, our stockholders will not receive any payment for their shares of our common stock. Instead, we will continue to be an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic and other reports with the SEC on account of our common stock. In addition, if the mergers are not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which we operate and adverse economic conditions.

Furthermore, if the mergers are not completed, and depending on the circumstances that would have caused the merger not to be completed, the trading price of our common stock may decline significantly.

Accordingly, if the mergers are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common stock. If the mergers are not completed, our board of directors will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If our stockholders do not approve the REIT merger, or if the mergers are not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay a termination fee to Parent, we may be required to reimburse certain expenses of the Buyer Parties and their investors, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under “The Merger Agreement —Termination Fees” beginning on page 97.

Opinion of EdR’s Financial Advisor

EdR has engaged BofA Merrill Lynch as EdR’s financial advisor in connection with the mergers. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. EdR selected BofA Merrill Lynch as EdR’s financial advisor in connection with the mergers on the basis of BofA Merrill Lynch’s experience in similar transactions, its reputation in the investment community and its familiarity with EdR and its business.

At the June 24, 2018 meeting of EdR’s board of directors held to evaluate the mergers, BofA Merrill Lynch rendered an oral opinion, confirmed by delivery of a written opinion dated June 24, 2018, to EdR’s board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the REIT merger consideration to be received by holders of EdR common stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion, dated June 24, 2018, delivered to EdR’s board of directors is attached as Exhibit B to this proxy statement and is incorporated by reference herein in its entirety. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to EdR’s board of directors for the benefit and use of EdR’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the REIT merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any terms or other aspects or implications of the mergers (other than the REIT merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to EdR or in which EdR might engage or as to the underlying business decision of EdR to proceed with or effect the mergers. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the mergers or any other matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

(i)	reviewed certain publicly available business and financial information relating to EdR;
(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of EdR furnished to or discussed with BofA Merrill Lynch by the management of EdR, including certain financial forecasts and estimates relating to EdR prepared by the management of EdR (such forecasts and estimates referred to as the “EdR forecasts”);
(iii)	discussed the past and current business, operations, financial condition and prospects of EdR with members of the senior management of EdR;
(iv)	reviewed the trading history for EdR common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;
(v)	compared certain financial information of EdR with similar information of other companies BofA Merrill Lynch deemed relevant;
(vi)	reviewed EdR’s real estate portfolio and other assets based on the EdR forecasts and related assumptions of the management of EdR;
(vii)	reviewed a draft, dated June 24, 2018, of the merger agreement; and
(viii)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of EdR that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the EdR forecasts, BofA Merrill Lynch was advised by EdR, and BofA Merrill Lynch assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of EdR as to the future financial performance of EdR and the other matters covered thereby. At the direction of EdR, BofA Merrill Lynch relied upon the assessments of the management of EdR as to, among other things, (i) the potential impact on EdR of certain market, seasonal, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the real estate industry and related credit and financial markets, including with respect to the collegiate housing sector, (ii) matters relating to or affecting EdR’s properties portfolio, including timing, costs and guarantee obligations associated with development projects and the potential impact of lessor purchase options under ground leases, and (iii) existing and future agreements and arrangements with, and the ability to attract, retain and/or replace, key employees and commercial relationships of EdR. BofA Merrill Lynch assumed, with the consent of EdR, that there would be no developments with respect to any such matters that would be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion. BofA Merrill Lynch also assumed that adjustments, if any, to the REIT merger consideration would not be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion.

BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of EdR or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of EdR or any other entity. BofA Merrill Lynch did not evaluate the solvency or fair value of EdR or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of EdR, that the mergers would be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed or occur that would have an adverse effect on EdR or the mergers or that otherwise would be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion. BofA Merrill Lynch was advised by EdR, and BofA Merrill Lynch also assumed, that EdR has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its election to be taxed as a REIT. BofA Merrill Lynch further assumed, at the direction of EdR, that the final executed merger agreement would not differ in any material respect from the draft reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no opinion or view as to any terms or other aspects or implications of the mergers (other than the REIT merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the mergers, adjustments (if any) to the REIT merger consideration, or any terms, aspects or implications of the Operating Partnership merger, the DownREIT merger, any asset or other transfer (including any asset transfer to Blackstone or an affiliate thereof) or other related transactions, any guarantee or any other arrangements, agreements or understandings entered into in connection with, related to or contemplated by the mergers or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the REIT merger consideration to be received by holders of EdR common stock (other than as specified in the opinion), without regard to individual circumstances of holders of EdR common stock or any other securities of EdR or any rights, preferences, restrictions or limitations that may be attributable to any such securities or that may distinguish any holders thereof, and no opinion or view was expressed with respect to any consideration received in connection with the mergers by the holders of any class of securities, creditors or other constituencies of any party. In addition, BofA Merrill Lynch expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the mergers or any related entities, or class of such persons, relative to the REIT merger consideration or otherwise. Furthermore, BofA Merrill Lynch expressed no opinion or view as to the relative merits of the mergers in comparison to other strategies or transactions that might be available to EdR or in which EdR might engage or as to the underlying business decision of EdR to proceed with or effect the mergers. As EdR was aware, in connection with BofA Merrill Lynch’s engagement, BofA Merrill Lynch was not requested to, and BofA Merrill Lynch did not, undertake a third-party solicitation process on behalf of EdR regarding a possible acquisition of EdR; however, at EdR’s direction, BofA Merrill Lynch held preliminary discussions with selected third parties regarding their potential interest in such a transaction. BofA Merrill Lynch did not express any opinion as to the prices at which EdR common stock or any other securities of EdR would trade or otherwise be transferable at any time, including following announcement of the mergers. BofA Merrill Lynch also expressed no opinion or view with respect to, and BofA Merrill Lynch relied, at the direction of EdR, upon the assessments of representatives of EdR regarding, legal, regulatory, accounting, tax and similar matters relating to EdR and the mergers, as to which BofA Merrill Lynch understood EdR obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the mergers or any other matter.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. As EdR was aware, the credit, financial and stock markets have experienced and continue to experience volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on EdR or the mergers. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, EdR imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

In connection with its opinion, BofA Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below and certain factors considered is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. BofA Merrill Lynch believes that the analyses and factors summarized below must be considered as a whole and in context. BofA Merrill Lynch further believes that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion.

In performing its financial analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of EdR. The estimates of the future performance of EdR and other estimates in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by such analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the REIT merger consideration to be received by holders of EdR common stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates) and were provided to EdR’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as the views of BofA Merrill Lynch regarding the actual value of EdR or otherwise.

The type and amount of consideration payable in the REIT merger was determined through negotiations between EdR and Greystar, rather than by any financial advisor, and was approved by EdR’s board of directors. The decision to enter into the merger agreement and to approve, and recommend that stockholders approve, the REIT merger was solely that of EdR’s board of directors. BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by EdR’s board of directors in its evaluation of the mergers and should not be viewed as determinative of the views of EdR’s board of directors or management with respect to the mergers or the REIT merger consideration.

Financial Analyses

The discussion set forth below under this heading “―Financial Analyses” is a summary of the material financial analyses provided by BofA Merrill Lynch in connection with its opinion, dated June 24, 2018, to EdR’s board of directors. The summary set forth below is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. Future results may differ from those described and such differences may be material.

Selected Public Companies Analysis

BofA Merrill Lynch reviewed publicly available financial and stock market information of EdR and the following five selected companies with operations in the real estate industry that BofA Merrill Lynch considered generally relevant, consisting of one selected publicly traded company with operations primarily in the student housing sector (referred to as the “selected student housing company”) and four selected publicly traded companies with operations in the traditional multifamily REIT sector (referred to as the “selected traditional multifamily REITs” and, together with the selected student housing company, collectively, the “selected companies”):

Selected Student Housing Company		Selected Traditional Multifamily REITs
•	American Campus Communities, Inc.	•	Apartment Investment and Management Company
		•	Camden Property Trust
		•	Mid-America Apartment Communities, Inc.
		•	UDR, Inc.

BofA Merrill Lynch reviewed, among other information, per share equity values, based on closing stock prices on June 21, 2018 of the selected companies as a multiple of calendar year 2019 estimated funds from operations (referred to as “FFO”) per share and calendar year 2019 estimated adjusted funds from operations (referred to as “AFFO”) per share. Financial data of the selected companies were based on research analysts’ estimates available to BofA Merrill Lynch, public filings and other publicly available information. Financial data of EdR was based on the EdR forecasts, research analysts’ estimates available to BofA Merrill Lynch, and public filings.

The calendar year 2019 estimated FFO per share and calendar year 2019 estimated AFFO per share multiples observed for the selected student housing company were 17.0x and 17.9x, respectively. The overall low to high calendar year 2019 estimated FFO per share and calendar year 2019 estimated AFFO per share multiples observed for the selected traditional multifamily REITs were 15.6x to 18.2x (with a mean of 17.1x and a median of 17.3x) and 17.9x to 21.6x (with a mean of 19.6x and a median of 19.5x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of EdR on June 21, 2018 and research analysts’ estimates, the implied calendar year 2019 estimated FFO per share and calendar year 2019 estimated AFFO per share multiples observed for EdR were 20.5x and 22.1x, respectively, and based on the closing stock price of EdR on May 31, 2018 (the last trading day prior to market rumors that EdR was in discussions regarding a possible sale transaction), the implied calendar year 2019 estimated FFO per share and calendar year 2019 estimated AFFO per share multiples observed for EdR were 18.6x and 20.0x, respectively, based on research analysts’ estimates, and 16.4x and 17.1x, respectively, based on the EdR forecasts. BofA Merrill Lynch then applied selected ranges of calendar year 2019 FFO per share and AFFO per share multiples derived from the selected companies of 16.5x to 18.5x and 17.5x to 20.0x, respectively, to corresponding data of EdR based on the EdR forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for EdR, as compared to the REIT merger consideration:

Approximate Implied Per Share Equity Value Reference Ranges Based On:		REIT Merger Consideration
CY 2019E FFO	CY 2019E AFFO
$36.87 - $41.34	$37.40 - $42.74	$41.50

No company used in this analysis is identical or directly comparable to EdR. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which EdR was compared.

Net Asset Value Analysis

BofA Merrill Lynch performed a net asset value analysis of EdR based on the EdR forecasts and other information and data provided by EdR’s management. An implied aggregate reference range for EdR’s operating real estate was calculated by applying to EdR’s estimated cash net operating income for the fiscal year ending December 31, 2018 based on the EdR forecasts a selected range of capitalization rates of

5.31% to 4.81%. In calculating an implied net asset value for EdR, BofA Merrill Lynch also took into account, based on such EdR forecasts and other information and data provided by EdR’s management, (i) the estimated value of EdR’s assets held for sale, recently developed projects, current and future development projects, unconsolidated joint ventures, land, management and development fee business, cash (including cash proceeds expected by EdR’s management to be received by EdR from the settlement of certain equity forward contracts of EdR), cash equivalents and other tangible assets and (ii) the total estimated amount of EdR’s indebtedness and other tangible liabilities. This analysis indicated the following approximate implied per share equity value reference range for EdR, as compared to the REIT merger consideration:

Approximate Implied Per Share Equity Value Reference Range	REIT Merger Consideration
$38.80 - $42.66	$41.50

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis of EdR by calculating the estimated present value (as of December 31, 2018) of the standalone unlevered, after-tax free cash flows that EdR was forecasted to generate during the fiscal years ending December 31, 2019 through December 31, 2024 based on the EdR forecasts. BofA Merrill Lynch calculated terminal values for EdR by applying a selected range of terminal forward multiples of 17.5x to 19.5x to EdR’s fiscal year 2024 estimated earnings before interest, taxes, depreciation and amortization (referred to as “EBITDA”). The cash flows and terminal values were then discounted to present value (as of December 31, 2018) using a selected range of discount rates of 5.7% to 6.7%. This analysis indicated the following approximate implied per share equity value reference range for EdR, as compared to the REIT merger consideration:

Approximate Implied Per Share Equity Value Reference Range	REIT Merger Consideration
$37.89 - $45.97	$41.50

Certain Additional Information

BofA Merrill Lynch observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including the following:

•	the historical trading performance of EdR common stock during the latest 12 months ended June 21, 2018, which indicated low and high closing prices for EdR common stock during such period of $30.30 per share and $40.72 per share, respectively;
•	selected research analysts’ estimates for EdR as reflected in selected publicly available Wall Street research analysts’ reports and other publicly available information, which indicated, among other things, an overall low to high estimated net asset value per share range for EdR of approximately $37.20 to $43.08 per share; and
•	an illustrative implied equity value per share reference range for EdR in a cash sale transaction to a financial buyer under unlevered and levered scenarios and related assumptions based on the EdR forecasts and other information and data provided by EdR’s management, which indicated an illustrative implied equity value reference range for EdR of approximately $37.42 to $43.64 per share (on an unlevered basis) and approximately $35.68 to $42.00 per share (on a levered basis).

Miscellaneous

EdR has agreed to pay BofA Merrill Lynch for its services as financial advisor to EdR in connection with the mergers an aggregate fee currently estimated to be approximately $25 million, of which a portion was payable upon delivery of BofA Merrill Lynch’s opinion and approximately $21.5 million is contingent upon consummation of the mergers. EdR also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of EdR and certain of its affiliates, Greystar and certain of its affiliates, and Blackstone and certain of its affiliates and portfolio companies.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to EdR and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager and/or bookrunner for various equity offerings of EdR, (ii) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of EdR and/or certain of its affiliates, (iii) having provided or providing certain derivatives and other trading services to EdR and/or certain of its affiliates, and having served or serving as bookrunner, sales agent, forward seller, forward purchaser and/or principal for certain over-the-counter transactions involving EdR common stock in at-the-market offerings, and (iv) having provided or providing certain treasury management products and services to EdR and/or certain of its affiliates. From June 1, 2016 through May 31, 2018, BofA Merrill Lynch and its affiliates derived aggregate revenues from EdR and certain of its affiliates of approximately $3 million for investment and corporate banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Greystar and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner for a debt offering of Greystar, (ii) having acted or acting as a lender under certain credit and leasing facilities and other credit arrangements of Greystar and/or certain of its affiliates, (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Greystar and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to Greystar and/or certain of its affiliates, and (v) having provided or providing certain treasury management products and services to Greystar and/or certain of its affiliates. From June 1, 2016 through May 31, 2018, BofA Merrill Lynch and its affiliates derived aggregate revenues from Greystar and certain of its affiliates of approximately $19 million for investment and corporate banking services.

Furthermore, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Blackstone and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Blackstone and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition and sale transactions, (ii) having acted or acting as an underwriter, initial purchaser, placement agent, global coordinator, book-running manager and/or bookrunner for various debt and equity offerings of Blackstone and certain of its affiliates and portfolio companies, (iii) having acted as a dealer manager for a debt tender offer of an affiliate of Blackstone, (iv) having acted or acting as an administrative agent, collateral agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Blackstone and/or certain of its affiliates and portfolio companies (including acquisition financing), (v) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Blackstone and/or certain of its affiliates and portfolio companies, (vi) having provided or providing certain managed investments services and products to Blackstone and/or certain of its affiliates and portfolio companies, and (vii) having provided or providing certain treasury management products and services to Blackstone and/or certain of its affiliates and portfolio companies. In addition, BofA Merrill Lynch and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer)

relationships with Blackstone and/or certain of its affiliates and portfolio companies. From June 1, 2016 through May 31, 2018, BofA Merrill Lynch and its affiliates derived aggregate revenues from Blackstone and certain of its affiliates and portfolio companies of approximately $390 million for investment and corporate banking services.

Forward-Looking Financial Information

Other than historically providing periodic earnings guidance, we do not as a matter of course make public our management’s forecasts or projections of future performance or earnings. In connection with the proposed mergers, we have determined to make available to our stockholders projections of our anticipated future operating performance for the fiscal years ending December 31, 2018 through December 31, 2019, with respect to certain metrics, and December 31, 2024, with respect to certain metrics. These projections were provided to our board of directors in connection with its review of the proposed transaction and to our financial advisor, BofA Merrill Lynch, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “Opinion of EdR’s Financial Advisor.” The projections were prepared on an accounting basis consistent with our financial statements; however, the projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investments, our ability to lease our collegiate-housing communities at current or anticipated rents, changes in the supply of and demand for our collegiate-housing communities, risks and uncertainties associated with the development, acquisition or disposition of properties, competition within the student housing industry, real estate and market conditions, and those risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page 27.

None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, or that any recipient of the projections considered, or now considers, them to be necessarily predictive of actual future events, and they should not be relied on as such. None of the Company, Greystar or any of their respective affiliates, advisors or other representatives has made, or makes, any representation to any stockholder regarding the information contained in the projections and, except as required by applicable securities laws, neither we nor Greystar intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

We use financial information that has not been prepared in accordance with GAAP, including Core FFO and AFFO, net operating income (“NOI”), EBITDA and unlevered free cash flows. We use these non-GAAP financial measures in analyzing our financial results and believe that they enhance investors’ understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our calculation of non-GAAP financial measures may differ from other REITs and NOI, EBITDA and unlevered free cash flows are not necessarily comparable with similar titles used by other companies.

The following table summarizes our management’s financial projections for the fiscal years ending December 31, 2018 through December 31, 2024 with respect to NOI, EBITDA and unlevered free cash flows (dollars in millions):

	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Total Property NOI(1)	$203.7	$240.2	$260.1	$282.3	$302.8	$323.9	$342.7
EBITDA(2)	180.6	217.3	235.7	256.6	275.6	295.2	313.1
Unlevered Free Cash Flows(3)	39.7	24.3	4.4	47.9	66.5	85.7	201.1

(1)	We define property NOI as rental and other community-level revenues earned from our collegiate housing communities less community level operating expenses, less minority interest in property NOI for less than wholly-owned communities, less cash ground lease expense and income taxes.
(2)	We define EBITDA as property-level NOI less pre-opening expenses, plus third-party development and management fees, less general and administrative expenses.
(3)	We define unlevered free cash flows as EBITDA less recurring capital expenditures, less discretionary capital expenditures, plus undrawn forward equity proceeds, less cash used in acquisitions and plus cash flows from dispositions.

The following table summarizes our management’s financial projections for the fiscal year ending December 31, 2019 with respect to Core FFO and AFFO (dollars in millions except per share amounts):

2019E
Core FFO(1)	$182.1
Core FFO per share	2.23
AFFO(2)	174.2
AFFO per share	2.14
(1)	For purposes of our projections, we define Core FFO as FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and by the NAREIT October 2011 guidance) adjusted to exclude the impact of straight-line adjustments for ground leases, gains/losses on extinguishment of debt, transaction costs and non-cash fair value adjustments and severance costs.
(2)	For purposes of our projections, we define AFFO as Core FFO less recurring capital expenditures of approximately $200 per bed.

The inclusion of selected elements of the financial projections in the tables and accompanying narrative above should not be regarded as an indication that we and/or any of our affiliates, officers, directors, advisors or other representatives consider the financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. The Company and/or our affiliates, officers, directors, advisors or other representatives do not give any stockholder or any other person any assurance that the financial results in the financial projections will be realized or that actual results will not differ materially from the financial projections. We have made no representation to Greystar, any of the Buyer Parties or their respective affiliates or any other party concerning the financial projections in the merger agreement or any other agreement.

Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information presented above.

Financing

General

The Company and Parent estimate that the total amount of funds required to complete the mergers and related transactions and pay related fees and expenses will be approximately $4.5 billion. Parent expects this amount to be financed through a combination of the following:

•	JPMorgan Chase Bank, National Association, has committed to provide debt financing in the aggregate principal amount of up to approximately $3.0 billion, consisting of a senior term loan facility, on the terms and subject to the conditions set forth in a debt commitment letter, which was delivered to Parent in advance of the execution of the merger agreement (see “—Debt Financing”);
•	the Investors/Guarantors have each committed, severally and not jointly, to provide their respective percentage share of equity financing in an aggregate amount equal to approximately $1.1 billion, on the terms and subject to the conditions set forth in the Investor/Guarantor equity commitment letter, which was delivered to Parent in advance of the execution of the merger agreement (see “—Investor/Guarantor Equity Financing”); and
•	a private investment of $400 million in OP Merger Sub by the Blackstone Investor pursuant to the Blackstone Investor equity commitment letter, which was delivered to Parent in advance of the execution of the merger agreement.

The Blackstone Investor will not be required to fund its equity commitment under the Blackstone Investor equity commitment letter if the Blackstone Asset Purchaser acquires no less than approximately $1.2 billion of the Company’s assets from the Operating Partnership (or its subsidiary) immediately prior to, but subject to, the closing of the mergers pursuant to the asset purchase and sale agreement between REIT Merger Sub and the Blackstone Asset Purchaser.

Debt Financing

In connection with the entry into the merger agreement, on June 25, 2018, JPMorgan Chase Bank, National Association (the “lender”), provided the debt commitment letter to OP Merger Sub, which provides for a commitment of approximately $3.0 billion, consisting of a senior term loan facility.

The lender’s obligation to provide the debt financing under the debt commitment letter is subject to customary conditions, including without limitation, the following (subject to certain exceptions and qualifications as set forth in the debt commitment letter):

•	the substantially concurrent closing of the mergers in accordance in all material respects with the merger agreement;
•	the lender shall have received all fees required to be paid to them on or prior to the closing date;
•	the lender shall have received at least five business days prior to the closing date certain required “know your customer” and related information required by banking regulations;
•	substantially concurrently with the closing, the equity financing under the equity commitment letters shall have been funded;
•	the execution and delivery of definitive documentation with respect to the debt financing;
•	the receipt of certain specified financial statements of the Company and the Operating Partnership;
•	the absence of a Company material adverse effect (as defined below, under “The Merger Agreement—Representations and Warranties,” and subject to certain exceptions);
•	the accuracy of certain specified representations and warranties in the merger agreement and in the definitive documents with respect to the debt financing;

•	the repayment of certain existing indebtedness of the Company; and
•	the delivery by the Company of documentation and other information reasonably requested by the lender.

The lender’s commitments under the debt commitment letter expire on December 31, 2018, unless otherwise extended in writing by the parties. In addition, OP Merger Sub may terminate the commitment in its discretion any time prior to the expiration date.

Investor/Guarantor Equity Financing

In connection with the signing of the merger agreement, on July 25, 2018, each of the Investors/Guarantors entered into the Investor/Guarantor equity commitment letter, pursuant to which the Investors/Guarantors committed to contribute (or cause to be contributed) an aggregate amount of approximately $1.1 billion to Parent in connection with the mergers. The equity commitment of the Investors/Guarantors is subject to the following conditions:

•	satisfaction or waiver of the conditions precedent of all Buyer Parties to complete the merger;
•	the substantially concurrent closing of the mergers in accordance in all material respects with the merger agreement; and
•	the prior or substantially simultaneous funding of the debt financing on the terms and conditions described in the debt commitment letter.

The obligation of each Investor/Guarantor to fund the equity commitment will automatically and immediately terminate (a) with respect to a specific Investor/Guarantor, upon payment by such Investor/Guarantor of all or a portion of its guaranteed obligations pursuant to the limited guarantee, and (b) with respect to all of the Investors/Guarantors, upon the earliest to occur of: (i) the closing of the merger, (ii) the valid termination of the merger agreement in accordance with its terms and (iii) the Company or any person or entity acting in the name of or on behalf of the Company asserting specified prohibited claims against an Investor/Guarantor, Parent, OP Merger Sub or certain related persons.

Blackstone Investor Equity Financing

In addition, on June 25, 2018, the Blackstone Investor entered into the Blackstone Investor equity commitment letter with Parent and Greystar Student Housing Growth and Income Fund, LP, pursuant to which the Blackstone Investor committed to invest (or cause to be invested) $400 million in OP Merger Sub, a subsidiary of Parent, in connection with the mergers. Further, on June 25, 2018, the Blackstone Asset Purchaser entered into the asset purchase and sale agreement with REIT Merger Sub, an affiliate of Parent, pursuant to and subject to the terms and conditions of which the Blackstone Asset Purchaser will acquire certain of the Company’s assets from the Operating Partnership (or its subsidiary, as designated by the REIT Merger Sub) for a purchase price of approximately $1.2 billion immediately prior to, but subject to, the closing of the mergers (which we refer to as the “asset purchase”). Under the Blackstone Investor equity commitment letter, the Blackstone Investor will not be required to fund its equity commitment pursuant to the Blackstone Investor equity commitment letter if (a) the closing of the asset purchase, pursuant to which no less than approximately $1.2 billion will be paid, has been consummated or is being consummated concurrently with the consummation of the transactions contemplated by the merger agreement or (b) the Blackstone Asset Purchaser confirms that the conditions to its obligations to consummate the asset purchase have been satisfied or waived and that it stands ready, willing and able to consummate the asset purchase for an amount of no less than approximately $1.2 billion, provided that the Blackstone Investor will not be relieved of its obligation to fund its equity commitment if the Blackstone Asset Purchaser breaches or violates its obligation to consummate the asset purchase after delivery of such confirmation or otherwise fails to close the asset purchase transactions if REIT Merger Sub is ready, willing and able to consummate the asset purchase.

The Blackstone Investor’s funding obligations under the Blackstone Investor equity commitment letter are also subject to the following conditions:

•	satisfaction or waiver of the conditions precedent of all Buyer Parties to complete the mergers;
•	the substantially concurrent closing of the mergers in accordance in all material respects with the merger agreement; and
•	the prior or substantially simultaneous funding of the debt financing on the terms and conditions described in the debt commitment letter.

The obligation of the Blackstone Investor to fund the equity commitment under the Blackstone Investor equity commitment letter will automatically and immediately terminate upon the earliest to occur of: (a) the closing of the mergers, (b) the closing of the asset purchase pursuant to which no less than approximately $1.2 billion has been paid, (c) the valid termination of the merger agreement in accordance with its terms and (d) the Company, certain related persons or any person or entity acting in the name of or on behalf of the Company or such related persons asserting specified prohibited claims against an Investor/Guarantor, Parent, OP Merger Sub or certain related persons.

Limited Guarantee

Concurrently with the execution of the merger agreement, each of the Investors/Guarantors executed and delivered a limited guarantee, pursuant to which each Investor/Guarantor has agreed, subject to the terms and conditions of the limited guarantee, to guarantee, on a several basis, the payment of Parent’s obligations to pay the Parent termination fee (as described in more detail under “The Merger Agreement—Termination Fees” on page 97), certain expense reimbursement and indemnification obligations of Parent under the merger agreement, and Parent’s obligation to pay costs and expenses (including reasonable fees and disbursements of counsel) incurred by us relating to any litigation or other proceeding brought by us against Parent if Parent fails to pay the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, together with interest on the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, if we prevail in such litigation or proceeding, which we refer to as the “guaranteed obligations.” The guaranteed obligations of each of the Investors/Guarantors are subject to a cap in an amount equal to such Investor/Guarantor’s specified percentage share of the guaranteed obligations, if and when due pursuant to the merger agreement.

The limited guarantee will terminate upon the earliest to occur of:

•	the closing of the mergers;
•	the valid termination of the merger agreement other than in a circumstance in which we are entitled to payment of the guaranteed obligations, or the 120th day following any other purported termination of the merger agreement unless we have made a claim in writing with respect to the guaranteed obligation and commenced a proceeding against the Investors/Guarantors alleging that Parent is liable for the guaranteed obligation;
•	the payment, performance and/or satisfaction in full, or the waiver thereof by us, of the guaranteed obligations; and
•	with respect to a specific Investor/Guarantor, when such Investor/Guarantor has paid, performed or otherwise satisfied in full its maximum guaranteed percentage of the guaranteed obligations.

Interests of Our Named Executive Officers in the Mergers

When considering the recommendation of our board of directors, you should be aware that our NEOs, Randall L. Churchey, Thomas Trubiana, Edwin B. Brewer, Jr., Christine Richards and Lindsey Mackie, have interests in the mergers other than their interests as stockholders of the Company generally, pursuant to certain agreements between us and each such NEO. These interests may be different from, or in conflict with, your interests as our stockholder. The members of our board of directors were aware of these additional interests, and considered them when they approved the merger agreement, and in recommending to our stockholders that the REIT merger be approved. Interests of the Company’s NEOs that may be different from or in addition to the interests of our stockholders include:

•	although we expect the employment of the NEOs to continue following the mergers, each NEO’s employment agreement will be terminated at the time of closing of the mergers such that each NEO will receive a lump sum payment upon closing of the mergers equal to the amount that would have been paid to the NEO upon a termination without cause within one year after a change in control;
•	the acceleration of a prorated portion of each NEO’s 2018 annual bonus and the acceleration of any unpaid portion of each NEO’s 2018 target annual bonus if a NEO’s employment is terminated without cause prior to payment of his or her 2018 target annual bonus;
•	the accelerated vesting of each NEO’s unvested LTIP units and accelerated distribution of amounts payable on such of each NEOs unvested LTIP units; and
•	gross-up payments to be made to our NEOs to the extent that an excise tax imposed by Section 4999 of the Code is incurred by any NEO in connection with the mergers.

Employment Agreements

Although we expect the employment of the NEOs to continue following the mergers, we intend to cause each NEO’s employment agreement to terminate in connection with the mergers, subject to (i) execution of a release of claims and (ii) continuation of the relevant post-termination obligations, including non-competition and non-solicitation provisions. Upon the termination of the agreements, each NEO will receive a lump sum payment equal to the amount that would have been paid to the NEO upon a termination without cause or resignation with good reason within one year after a change in control.

Each employment agreement provides that, if the NEO’s employment is terminated by us without “cause” or by the executive for “good reason” within one year after a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary and bonus through the termination date and (ii) approved, but unreimbursed, business expenses provided that a request for reimbursement is submitted in accordance with our policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•	with respect to Mr. Churchey, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Churchey’s then current base salary, and (B) his average bonus for the previous two years, to be paid on the sixtieth day following the termination date and (ii) premiums for COBRA continuation coverage for Mr. Churchey and his eligible dependents for a period of up to 18 months;
•	with respect to Mr. Trubiana, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Trubiana’s then current base salary, and (B) his average bonus for the previous two years and (ii) a transition lump sum severance payment of $10,000;
•	with respect to each of Mr. Brewer and Ms. Richards, (i) a separation payment equal to two times (2x) the sum of (A) such executive’s then current base salary and (B) such executive’s average bonus for the two years prior to the change of control and (ii) a transition lump sum severance payment of $10,000; and
•	with respect to Ms. Mackie, (i) a separation payment equal to the sum of (A) her then current base salary and (B) a payment equal to her average bonus for the preceding two annual bonus periods completed prior to the change of control and (ii) a transition lump sum severance payment of $10,000.

The following table presents the amounts each NEO will receive in connection with the mergers pursuant to their employment agreements.

NEO	Cash Severance Amount
Randall L. Churchey	$4,550,175
Thomas Trubiana	2,530,267
Edwin B. Brewer, Jr.	1,602,913
Christine Richards	1,375,965
Lindsey Mackie	333,146

Acceleration of 2018 Bonuses

Pursuant to the merger agreement, (i) at the time of the closing of the mergers, each of our NEOs will receive a prorated portion of his or her 2018 cash bonus with applicable performance metrics deemed satisfied at the “target” level of performance and (ii) the remaining portion of each NEO’s bonus for 2018 will be paid no later than February 15, 2019, except that if he or she is terminated without cause prior to such date, then such payment will be made to the NEO on his or her termination date.

The following table presents the amounts each NEO will receive in connection with the mergers pursuant to the acceleration of 2018 bonuses assuming the mergers close on September 30, 2018 and the amount each NEO could receive if he or she is terminated without cause prior to payment of his or her 2018 bonus.

NEO	Prorated Portion of 2018 Bonus	Potential Accelerated 2018 Bonus
Randall L. Churchey	$635,700	$211,900
Thomas Trubiana	334,125	111,375
Edwin B. Brewer, Jr.	321,750	107,250
Christine Richards	288,750	96,250
Lindsey Mackie	115,313	38,438

Treatment of Unvested LTIP Units

Immediately prior to the effective time of the Operating Partnership merger, each outstanding LTIP unit subject to vesting or other forfeiture conditions or repurchase rights that remains unvested or subject to forfeiture conditions or repurchase will automatically become fully vested and free of any forfeiture conditions or repurchase rights immediately prior to the effective time of the Operating Partnership merger and will be converted into an outstanding OP unit for all purposes, including the right to receive the Operating Partnership merger consideration. In addition, the holders of unvested LTIP units will receive all distributions with respect to such LTIP units.

The following table identifies for each NEO the number of OP units subject to his or her outstanding unvested LTIP units. The dollar amounts set forth below were determined based on a per-share value of $41.50, which is the merger consideration to be received by holders of OP units. We have included all unvested LTIP units held by our NEOs as of July 25, 2018 in the table below. None of the LTIP units reflected in the table below are scheduled to vest prior to January 1, 2019.

Name	Number of OP units underlying unvested LTIP units	Value	Distributions(1)	Total Value
Randall L. Churchey	205,152	$8,513,808	$352,323	$8,866,131
Thomas Trubiana	94,722	3,930,963	169,883	4,100,846
Edwin B. Brewer, Jr.	71,512	2,967,748	109,851	3,077,599
Christine Richards	46,364	1,924,106	83,701	2,007,807
Lindsey Mackie	8,646	358,809	13,851	372,660
(1)	Represents the acceleration of distributions paid or payable on unvested LTIP units.

Gross-Up Agreements

On June 25, 2018, we entered into Excise Tax Gross-Up Agreements (which we refer to as the “gross-up agreements”) with each of the NEOs to provide the NEOs with tax gross-up payments to the extent the NEO is subject to an excise tax imposed by Section 4999 of the Code in connection with the mergers. The gross-up payment is intended to place the NEO in the same after-tax position he or she would have been in if no excise tax had applied. We currently estimate that the total liability under these agreements will be approximately $0.7 million based on calculations prepared by management with the assistance of an outside valuation consultant. However, the liability under these agreements may be greater than our current estimates.

Estimated Payments and Benefits Summary

Estimates of the total payments and benefits (including the value of accelerated vesting of unvested LTIP units, based on a value of $41.50 per unit) that would be provided to our NEOs assuming the mergers are consummated is set forth in the table in “Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation.”

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of the articles of merger with respect to the REIT merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificates of merger with respect to each of the Operating Partnership merger and the DownREIT Partnership merger with the Secretary of State of the State of Delaware.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the REIT merger to holders of our common stock whose shares of stock are surrendered in the REIT merger in exchange for the REIT merger consideration. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (the “IRS”) concerning the tax treatment of the REIT merger, and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal circumstances. This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements, in each case as applicable to the REIT merger. In addition, this summary does not address the tax treatment of special classes of stockholders subject to special tax rules, including, for example:

•	banks and other financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities;
•	mutual funds;
•	subchapter S corporations;

•	holders that are classified as partnerships or other pass-through entities;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;
•	U.S. expatriates;
•	individuals subject to the alternative minimum tax;
•	accrual method taxpayers subject to Section 451(b) of the Code;
•	holders of our restricted stock or who acquired shares of our common stock through the exercise of employee stock options or warrants or otherwise as compensation;
•	“qualified foreign pension funds,” as defined in Section 897(l) of the Code;
•	“qualified shareholders,” as defined in Section 897(k) of the Code; and
•	non-U.S. holders, as defined below, except to the extent discussed below.

If any entity treated as a partnership for U.S. federal income tax purposes holds our shares of common stock, the tax treatment of its owners generally will depend upon the status of the owner and the activities of the entity. If you are an owner of such an entity, you should consult your tax advisor.

We urge each stockholder to consult its own tax advisor regarding the U.S. federal income tax consequences to it of the REIT merger in light of its own particular situation, as well as any consequences of the REIT merger to such stockholder under applicable state, local or other tax laws.

For purposes of this section, a “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;
•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences of the REIT Merger to Us

For U.S. federal income tax purposes, we will be treated as if we sold certain of our assets to the Blackstone Asset Purchaser in exchange for approximately $1.2 billion and sold the remainder of our assets to REIT Merger Sub in exchange for the remainder of the REIT merger consideration and the assumption of our liabilities and then made a liquidating distribution of the REIT merger consideration to our stockholders in exchange for shares of our common stock. As a REIT, generally we are entitled to receive a deduction for liquidating distributions. We anticipate that our deemed liquidating distribution in connection with the REIT merger will exceed our taxable income recognized as a result of the REIT merger, as a result of which we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the REIT merger.

Consequences of the REIT Merger to U.S. Holders of Our Common Stock

General

As noted above, our stockholders will be deemed to have received a liquidating distribution from us in an amount equal to the REIT merger consideration in exchange for their shares of our common stock. This exchange will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder of shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for shares of our common stock; and
•	the U.S. holder’s adjusted tax basis in such shares.

Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the REIT merger, the shares have been held for more than one year. An individual U.S. holder will be subject to tax on long-term capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rate (currently 21%) applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a tax rate of 25% to a portion of long-term capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Shares for Less than Six Months

A U.S. holder who has held shares of our common stock for less than six months at the effective time of the REIT merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the REIT merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends previously received from us, or such holder’s share of any previously designated retained capital gains, with respect to such shares of our common stock.

Consequences of the REIT Merger to Non-U.S. Holders of Our Common Stock

The U.S. federal income tax consequences of the REIT merger to a non-U.S. holder will depend on various factors, including whether the receipt of the liquidating distribution from us in an amount equal to the REIT merger consideration in exchange for its shares of our common stock is treated, for purposes of applying the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), in the same manner as a sale or exchange of shares of our common stock (other than pursuant to a liquidation), the treatment of which is described below under “—Taxable Sale of Common Stock” or, alternatively, as a distribution governed by Section 897(h)(1) of the Code. In IRS Notice 2007-55, the IRS expressed its intent to (1) treat the receipt by a stockholder of a liquidating distribution from a REIT (including receipt of the liquidating distribution in an amount equal to the REIT merger consideration in the REIT merger, which will be treated as a deemed liquidating distribution for U.S. federal income tax purposes) as a distribution governed by Section 897(h)(1) of the Code, and (2) issue Treasury Regulations, which will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. In general, the treatment under IRS Notice 2007-55 may be less favorable to certain non-U.S. holders than the treatment of a sale or exchange of our common stock to a third party, which is described below under “—Taxable Sale of Common Stock,” and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution Attributable to Gain from the Disposition of U.S. Real Property Interests

We intend to treat the REIT merger consistently with IRS Notice 2007-55 and the remainder of this discussion assumes such treatment. Under such notice, and subject to certain exceptions described below, to the extent cash received by a non-U.S. holder in the REIT merger is treated as a distribution attributable to gain from the deemed or actual sale of our “United States real property interests” (“USRPIs”), then such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder generally subject to U.S. federal income taxation on a net basis at regular U.S. federal income tax rates. We expect that a significant portion of cash received in the REIT merger may be attributable to gain from the deemed or actual sale of our USRPIs. A corporate non-U.S. holder could also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such amount. In addition, 21% (or 20% to the extent provided in Treasury Regulations) of any such amount paid to a non-U.S. holder will be withheld and remitted to the IRS.

Notwithstanding the foregoing, if a non-U.S. holder did not own more than 10% of our common stock at any time during the one-year period ending on the date of the REIT merger and our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, the liquidating distribution in an amount equal to the REIT merger consideration received by the non-U.S. holder generally would not be subject to U.S. federal income taxation (including withholding) under IRS Notice 2007-55, and the non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of Common Stock.” We believe that our common stock is, and will be at the effective time of the REIT merger, regularly traded on an established securities market located in the United States within the meaning of applicable Treasury Regulations.

In addition, a non-U.S. holder who is a qualified shareholder or a qualified foreign pension fund should consult its own tax advisors regarding the tax consequences of the receipt of the liquidating distribution.

Taxable Sale of Common Stock

The receipt of any cash in the REIT merger that is not attributable to gain from the deemed or actual sale of our USRPIs will be treated for U.S. federal income tax purposes as consideration received in exchange for shares of our common stock. Accordingly, subject to the discussion below regarding backup withholding, a non-U.S. holder will not be subject to U.S. federal income taxation on any such gain from the sale of our common stock unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the REIT merger and certain other requirements are met; or (iii) such common stock constitutes a USRPI under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income taxation on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of sale and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses of such non-U.S. holder. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s common stock constitutes a USRPI under FIRPTA, subject to the exceptions described herein, such holder will be subject to U.S. federal income taxation on the gain recognized in the sale on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s common stock generally will not constitute a USRPI if (i) we are “domestically controlled” at the time of sale, or (ii) both (a) our common stock is regularly traded on an established securities market at the time of sale and (b) the non-U.S. holder holds 10% or less of the total fair market value of our common stock at all times during the shorter of (x) the five-year period ending with the date of the sale and (y) the non-U.S. holder’s holding period for the stock. As discussed above, we believe that our common stock is, and will be at the effective time of the REIT merger, regularly traded on an established securities market located in the United States. We will be “domestically controlled” if U.S. holders held directly or indirectly 50% or more in value of our shares at all times during the five-year period ending at the effective time of the REIT merger. We believe that we likely are currently “domestically controlled.” However, because our common stock is publicly traded, no assurances can be given that we will qualify as “domestically controlled” at the effective time of the REIT merger.

In addition, a non-U.S. holder who is a qualified shareholder or a qualified foreign pension fund should consult its own tax advisors regarding the tax consequences of the receipt of the liquidating distribution.

Income Tax Treaties

If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to mitigate or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax

As described above, it is not entirely clear whether the receipt of the liquidating distribution in the amount of the REIT merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed or actual sale of our USRPIs. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the liquidating distribution that is, or is treated as, attributable to gain from the sale of USRPIs and paid to a non-U.S. holder unless such holder qualifies for the 10% exception described above. We also reserve the right to withhold on the basis that the receipt of the liquidating distribution by a non-U.S. holder is treated as a sale or exchange of our common stock and that we are not a domestically controlled REIT, in which case we could withhold at a rate of 15% on the liquidating distribution made to a non-U.S. holder. We also reserve the right to withhold on the receipt of the liquidating distribution by a non-U.S. holder in excess of amounts we treat as distributions of gain attributable to the sale of USRPIs on the basis that we are not a domestically controlled REIT, in which case we could withhold at a rate of 15% on such amounts.

If a non-U.S. holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding (or additional withholding) applies to the liquidating distribution payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or
•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the liquidating distribution made to a non-U.S. holder with respect to our common stock pursuant to the REIT merger is not entirely clear. Non-U.S. holders should consult their tax advisors regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE REIT MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REIT MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Exhibit A, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The Mergers; Effective Times

Pursuant to the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions set forth in the merger agreement, the Company will merge with and into REIT Merger Sub at the effective time of the REIT merger, with REIT Merger Sub continuing as the REIT surviving entity in the REIT merger, and each share of our common stock that is outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will be canceled and retired and automatically converted into the right to receive the REIT merger consideration. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day from October 15, 2018 until the closing date of the REIT merger for each share of our common stock. Any such dividend payments will not impact the amount of the REIT merger consideration.

The REIT merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the REIT merger by the State Department of Assessments and Taxation of Maryland, or on such other date and time as may be agreed to by us and Parent and specified in the articles of merger.

Immediately after the effective time of the REIT merger, OP Merger Sub will merge with and into the Operating Partnership at the effective time of the Operating Partnership merger, with the Operating Partnership continuing as the partnership surviving entity in the Operating Partnership merger, and pursuant to which each OP unit that is outstanding immediately prior to the effective time of the Operating Partnership merger, other than any OP units held directly or indirectly by us or any of our subsidiaries, will be converted into the right to receive the Operating Partnership merger consideration. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular distributions in cash of $0.00435 per calendar day per OP unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the Operating Partnership merger consideration.

The Operating Partnership merger will become effective upon the filing of a certificate of merger with respect to the Operating Partnership merger with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed to by us and Parent and specified in the certificate of merger.

Immediately after the effective time of the Operating Partnership merger, DownREIT Merger Sub will merge with and into the DownREIT Partnership at the effective time of the DownREIT Partnership merger, with the DownREIT Partnership continuing as the DownREIT surviving entity in the DownREIT Partnership merger, and pursuant to which each DownREIT unit that is outstanding immediately prior to the effective time of the DownREIT Partnership merger, other than any DownREIT units held directly or indirectly by us or our subsidiaries, will be converted into the right to receive the DownREIT Partnership merger consideration. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018, we will be entitled to declare and pay regular distributions in cash of $0.00435 per calendar day per DownREIT unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the DownREIT Partnership merger consideration.

The DownREIT Partnership merger will become effective upon the filing of a certificate of merger with respect to the DownREIT Partnership merger with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed to by us and Parent and specified in the certificate of merger.

Closing

The closing of the mergers will take place on a date to be mutually agreed upon by the Parties, but in no event later than three business days after all of the conditions set forth in the merger agreement and described under “—Conditions to the Mergers” are satisfied or waived, to the extent permitted under the merger agreement, or at such other time as agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms (the date on which closing actually occurs, the “closing date”); provided, however, that in no event shall the closing occur prior to August 31, 2018 (unless otherwise mutually agreed by the Parties).

The mergers are expected to be completed in the second half of 2018. However, the parties cannot predict the exact timing of the completion of the mergers or whether the mergers will be completed at an earlier or later time, as agreed by the parties, or at all.

Treatment of Common Stock

The merger agreement provides that, at the effective time of the REIT merger, each share of our common stock issued and outstanding immediately prior to the effective time of the REIT merger (other than any shares of our common stock held directly or indirectly by the Company Parties, the Buyer Parties or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will be canceled and retired and automatically be converted into the right to receive the REIT merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the REIT merger consideration will be decreased by an amount equal to the per share amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018 and if approved by our board of directors and declared by us, you will be entitled to regular dividends in cash of $0.00435 per calendar day per share of common stock from October 15, 2018 until the closing date. Any such dividend payment will not impact the amount of the REIT merger consideration.

Treatment of Interests in the Operating Partnership

The merger agreement provides that, at the effective time of the Operating Partnership merger, each OP unit issued and outstanding immediately prior to the effective time of the Operating Partnership merger (other than any OP unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into the right to receive the Operating Partnership merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the Operating Partnership merger consideration will be decreased by an amount equal to the per OP unit amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018 and if approved by our board of directors and declared by OP GP, holders of OP units will be entitled to regular distributions in cash of $0.00435 per calendar day per OP unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the Operating Partnership merger consideration.

Treatment of Interests in the DownREIT Partnership

The merger agreement provides that, at the effective time of the DownREIT Partnership merger, each DownREIT unit issued and outstanding immediately prior to the effective time of the DownREIT Partnership merger (other than any DownREIT unit held directly or indirectly by us or any of our subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into the right to receive the DownREIT Partnership merger consideration. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the DownREIT Partnership merger consideration will be decreased by an amount equal to the per share amount of such distribution. If the closing of the mergers and the other transactions contemplated by the merger agreement have not occurred prior to October 15, 2018 and if approved by our board of directors and declared by DownREIT GP, holders of DownREIT units will be entitled to regular distributions in cash of $0.00435 per calendar day per DownREIT unit from October 15, 2018 until the closing date. Any such distribution will not impact the amount of the DownREIT Partnership merger consideration.

Treatment of Long-Term Incentive Plan Units

Immediately prior to the effective time of the Operating Partnership merger, each outstanding LTIP unit, including those that are subject to vesting or other forfeiture conditions or repurchase rights, will automatically become fully vested and free of any forfeiture conditions or repurchase rights and shall be converted into an outstanding OP unit for all purposes, including the right to receive the Operating Partnership merger consideration.

Payment for the Common Stock, OP Units and DownREIT Units in the Merger

At or prior to the effective time of the REIT merger, Parent will deposit, or cause to be deposited, with a reputable bank or trust company that is reasonably acceptable to Parent and Company, who shall act as paying agent in the mergers, in trust for the benefit of the holders of our common stock, OP units and DownREIT units (other than the respective excluded shares), sufficient cash to pay the REIT merger consideration, the Operating Partnership merger consideration and the DownREIT Partnership merger consideration. As soon as reasonably practicable after the effective time of the REIT merger, but in no event not later than the fifth business day following the effective time of the REIT merger, subject to the receipt of certain tax information from holders for whom the paying agent does not already have such tax information on file, the paying agent is required to make delivery and disbursement of the REIT merger consideration, the Operating Partnership merger consideration and the DownREIT Partnership merger consideration to each record holder of shares of common stock, OP units or DownREIT units, as applicable, that are converted into the right to receive the REIT merger consideration, the Operating Partnership merger consideration and the DownREIT Partnership merger consideration.

Representations and Warranties

The merger agreement contains representations and warranties that: (1) were made only for purposes of the merger agreement and as of specific dates; (2) were solely for the benefit of the parties to the merger agreement; (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and (4) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. The Company’s stockholders and other investors are not third-party beneficiaries under the merger agreement and should not rely on the representations and warranties or any description of such representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The merger agreement contains representations and warranties of each of the Company Parties and each of the Buyer Parties as to, among other things:

•	organization, existence, good standing and authority to carry on its business as presently conducted, including, as to the Company, with respect to its subsidiaries;
•	power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	required regulatory filings and authorizations, consents or approvals of governmental entities;
•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to the Buyer Parties or the Company Parties, as applicable; and
•	the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

The merger agreement also contains representations and warranties of the Company Parties as to, among other things:

•	the capitalization of the Company and the absence of certain rights to purchase or acquire equity securities of the Company or any of its subsidiaries, the absence of any obligations allowing holders the right to vote with stockholders of the Company, the absence of stockholder agreements or voting trusts to which the Company or any of its subsidiaries is a party and the absence of certain debt obligations;
•	the accuracy of the Company’s filings with the SEC and of financial statements included in the SEC filings;
•	the implementation and maintenance of disclosure controls;
•	the absence of certain undisclosed liabilities of the Company and its subsidiaries;
•	compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;
•	the Company’s employee benefit plans and other agreements with its employees;
•	labor matters related to the Company and its subsidiaries;
•	conduct of the Company’s business and the absence of certain changes since January 1, 2018;
•	the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries, including the Company’s and certain of its subsidiaries’ qualification and taxation as a REIT;
•	ownership of or rights with respect to the intellectual property of the Company and its subsidiaries;
•	environmental matters related to the Company and its subsidiaries;
•	real property owned or leased by the Company and its subsidiaries;
•	the Company and its subsidiaries’ leases, rent rolls, development agreements, construction projects, management agreements and rights agreements;
•	insurance policies;
•	the receipt by the Company’s board of directors of an opinion from the Company’s financial advisor;
•	the vote of stockholders required to approve the REIT merger;
•	material contracts of the Company and its subsidiaries;
•	the Company and its subsidiaries’ status under the Investment Company Act of 1940, as amended;
•	action required to exempt the merger and the other transactions contemplated by the merger agreement from any antitakeover laws of the MGCL and any antitakeover or similar provisions contained in the governing documents of the Company or any of its subsidiaries; and
•	absence of certain related party transactions.

The merger agreement also contains representations and warranties of each of the Buyer Parties, jointly and severally, as to, among other things:

•	the equity and debt financing that has been committed in connection with the mergers;
•	the limited guarantees delivered by the Investors/Guarantors;
•	the solvency of the surviving entity immediately after giving effect to the transactions contemplated by the merger agreement;
•	Parent’s ownership of each of REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub;
•	the absence of any contract between each of the Buyer Parties and any member of the Company’s management or directors relate in any way to, or are in connection with, the transactions contemplated by the merger agreement; and
•	the accuracy of information supplied for inclusion in the proxy statement or other document filed with the SEC or other governmental agency in connection with the mergers.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “Company material adverse effect” or a “Parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company Parties or the Buyer Parties, as applicable).

For purposes of the merger agreement, a “Company material adverse effect” means any event, circumstance, change, fact, effect, development, condition or occurrence that would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of us, the Operating Partnership and our respective subsidiaries, taken as a whole. However, the standard of “Company material adverse effect” excludes any event, circumstance, change, fact, effect, development, condition or occurrence (alone or in combination) arising out of or resulting from any of the following:

•	any failure of us, the Operating Partnership or our respective subsidiaries to meet any internal or public projections, budgets or forecasts or any estimates of earnings, revenues or other metrics for any period;
•	changes that affect the real estate industry generally;
•	any changes in the U.S. or global economy, financial, economic, social or political conditions generally or capital, financial, credit or securities markets generally, including changes in interest or exchange rates;
•	any changes in legal or regulatory conditions in the United States or in any other country or region of the world;
•	the commencement, occurrence, continuation, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date of the merger agreement;
•	any change in the market price or trading volume of the equity or debt securities of Company or the Operating Partnership or of the equity or credit ratings or the ratings outlook for Company or any of its subsidiaries by any applicable rating agency (except that any event, circumstance, fact, effect, development, condition or occurrence giving rise to such change may be taken into account if not otherwise excluded under a separate bullet);
•	the suspension of trading in securities generally on NYSE;
•	the execution, announcement or performance of the merger agreement or the pendency of the transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with tenants, educational institutions, employees, vendors or partners, or the failure to obtain any third party consents or the identity of Parent or any of its affiliates as the acquirer of the Company;

•	any action taken, or failure to take action, in each case which Parent has in writing expressly requested or consented to;
•	earthquakes, hurricanes, floods, mudslides, tornadoes, fires, volcanic eruptions, lava flows or other natural disasters;
•	changes in applicable law, regulation or other legal or regulatory conditions (or the interpretation thereof);
•	changes in U.S. GAAP (or the interpretation thereof);
•	the availability or cost of equity, debt or other financing to each of the Buyer Parties; or
•	any stockholder or other equityholder litigation relating to the transactions contemplated by the merger agreement;

provided that, with respect to the second, third, fourth, fifth, eleventh and twelfth bullet, such effects referred to therein do not disproportionately adversely affect Company and its subsidiaries, taken as a whole, relative to others in the real estate industry in the United States, and in the case of the tenth bullet, do not disproportionately adversely affect us, the Operating Partnership and our respective subsidiaries, taken as a whole, relative to others in the real estate industry in the geographic regions in which we, the Operating Partnership and our respective subsidiaries operate.

In addition, a “Company material adverse effect” also means any event, circumstance, change, fact, effect, development, condition or occurrence that would prevent, materially delay or materially impair the ability of Company, Operating Partnership or DownREIT to perform its obligations in all materials respects under the merger agreement or to consummate the mergers before December 31, 2018.

For the purpose of the merger agreement, a “Parent material adverse effect” means any event, circumstance, change, fact, effect, development, condition or occurrence that, individually or taken together with all other events, circumstances, changes, facts, effects, developments, conditions or occurrences, would reasonably be expected to prevent or materially delay the consummation of the Mergers or any of the other transactions contemplated by the merger agreement or to prevent or materially impair or materially delay the ability of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub to perform their obligations under the merger agreement.

Conduct of Business Pending the Merger

Except for matters permitted or contemplated by the merger agreement, required by applicable law, or agreed to in writing by Parent (which agreement cannot be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the effective time of the REIT merger, we will, and will cause each of our subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use its commercially reasonable efforts to:

•	maintain our material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the control of the Company or any of its subsidiaries excepted);
•	preserve intact in all material respects its current business organization, ongoing businesses and significant business relationships;
•	keep available the services of its present officers;

•	maintain all of the material insurance policies held by the Company and any of its subsidiaries as of the date of the merger agreement; and
•	maintain the status of the Company as a REIT for U.S. federal income tax purposes.

In addition, except as expressly permitted or contemplated by the merger agreement, required by applicable law, or agreed to in writing by Parent (which agreement shall not be unreasonably withheld, conditioned or delayed), the Company will not, nor will it permit its subsidiaries to:

•	amend the Company’s charter, the Company’s bylaws or other comparable organizational documents of the Company’s subsidiaries, except for immaterial amendments or inactive subsidiaries, or waive the stock ownership limit set forth in the Company’s charter;
•	split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of the Company, Operating Partnership, DownREIT or any other of the Company’s subsidiaries (other than any wholly-owned subsidiaries of the Company)
•	declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of us, the Operating Partnership or our respective subsidiaries or other equity securities or ownership interests in us, the Operating Partnership or our respective subsidiaries, except for (A) the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned subsidiary of the Company to its parent entity, (B) distributions by any subsidiary of the Company or any other entity in which Company owns an interest that is not wholly-owned, directly or indirectly, by Company, in accordance with the organizational documents of such subsidiary of the Company or other entity in which Company owns an interest, (C) any distributions reasonably necessary for Company to maintain its status as a REIT under the Code or avoid or reduce the imposition of any entity level income or excise Tax under the Code, and (D) to the extent that the Closing has not occurred prior to October 15, 2018, Company, Operating Partnership and DownREIT shall be entitled to declare and pay regular dividends in cash (aggregated and paid quarterly) in amount not in excess of $0.00435 per calendar day per share of our common stock, OP units or DownREIT units, as applicable;
•	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of us, the Operating Partnership or our respective subsidiaries, other than (A) the redemption or exchange of OP units pursuant to and in accordance with the provisions of the Operating Partnership Agreement, (B) the redemption or exchange of DownREIT units pursuant to and in accordance with the provisions of the DownREIT Partnership Agreement, (C) the conversion of LTIP units into OP units in accordance with the terms of the Operating Partnership Agreement, and (D) the acquisition by the Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Incentive Plan upon termination of employment or service of an award holder;
•	issue, deliver, sell, pledge, dispose, encumber or grant any shares of Company or any of the capital stock of the Company’s subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company or any of the’ capital stock or other equity interests in the Company’s subsidiaries, except for (A) transactions among Company and one or more wholly-owned subsidiaries of the company or among one or more wholly-owned subsidiaries of the company, (B) acquiring shares of capital stock or other equity interests of us, the Operating Partnership or our respective subsidiaries, (C) redemptions of OP units for shares of our common stock in accordance with the Operating Partnership Agreement, (D) redemptions of DownREIT units for shares of our common stock in accordance with the DownREIT Partnership Agreement, and (E) the conversion of LTIP units into OP units in accordance with the terms of the Operating Partnership Agreement;
•	acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property or material amount of other non-real property assets, except (A) acquisitions by us, the

Operating Partnership or our respective subsidiaries of or from an existing wholly-owned subsidiary of the Company, (B) already pending Company acquisitions, and (C) acquisitions that involve a purchase price in the aggregate of not more than $10,000,000;

•	sell, mortgage, pledge, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, or incur any Lien (other than Company Permitted Liens) to, any real property or material amount of other non-real property assets (including by merger, consolidation or acquisition of stock or assets), except (A) certain permitted liens, incurred in the ordinary course of business consistent with past practice, and (B) sales, transfers or other dispositions by the Company or any wholly-owned subsidiary of the Company, with, to or from any wholly-owned subsidiary of the Company;
•	incur, create, assume, refinance or replace any indebtedness for borrowed money or issue or amend the terms of any debt securities of us, the Operating Partnership or our respective subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than a wholly-owned subsidiary of the company), except (A) indebtedness incurred under our revolving credit facility or currently outstanding term loan, in the ordinary course of business consistent with past practice, (B) funding any permitted transactions, (C) indebtedness that does not, in the aggregate, exceed $5,000,000, and (D) refinancing of existing indebtedness, which refinancing indebtedness shall be in an amount not to exceed the amount of indebtedness refinanced thereby, plus accrued and unpaid interest, customary fees and expenses relating thereto, and for which the cost of prepayment as of the Closing shall not be greater than that of the indebtedness being refinanced; provided that this clause (D) does not permit us, the Operating Partnership or our respective subsidiaries, as applicable, to refinance indebtedness under our existing revolving credit facility, term loan, outstanding senior debt securities or certain additional disclosed indebtedness;
•	make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) loans, advances or capital contributions to, or investments in us, the Operating Partnership or our respective subsidiaries, (B) loans, advances or investments required to be made under certain of the Company’s leases or any existing joint venture arrangements to which any subsidiary of the Company is a party as of the date of the merger agreement, and (C) permitted investments;
•	(1) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company material contract (or any contract that, if existing as of the date of the Agreement, would be a Company material contract), other than (A) any termination or renewal in accordance with the terms of any existing Company material contract that occurs automatically without any action (other than notice of renewal) by us, the Operating Partnership or our respective subsidiaries, or (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which we, the Operating Partnership or any of our respective subsidiaries is a party as required or necessitated by the merger agreement or transactions contemplated thereby (provided that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise materially adversely affect us, the Operating Partnership or any of our respective subsidiaries), or (2) enter into any new ground or property lease that, in the aggregate, require payments during the first one year period of such ground or property lease, collectively, of more than $15,000,000 or terminate, modify or amend any existing ground or property lease in any manner that is materially adverse to Company or its subsidiaries;
•	waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve payments individually not in excess of $750,000, or in the aggregate, not in excess of $2,500,000, in each case, in excess of applicable insurance proceeds, (B) do not involve the imposition of injunctive relief against us, the Operating Partnership or our respective subsidiaries, the partnership surviving entity, the DownREIT surviving entity or the REIT surviving entity, and (C) do not provide for any admission of material liability by Company or any its subsidiaries, excluding in each case any such matter relating to taxes;

•	(A) hire or terminate (without cause) any non-executive employee or service provider with an aggregate annual compensation opportunity of more than $200,000, any executive officer or director of us, the Operating Partnership or our respective subsidiaries or appoint any person to a position of executive officer or director of us, the Operating Partnership or our respective subsidiaries (other than in connection with the election of directors by the Company’s stockholders at the Company’s annual meeting), (B) increase in any manner the amount, rate or terms, or accelerate the timing of payment, vesting or funding, of compensation or benefits of any of Company’s current or former service providers, or (C) enter into, adopt, terminate, fund or materially amend any employment, bonus, severance or retirement contract or other compensation arrangement or benefit plan;
•	grant to any officer, director, employee or other service provider the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee (other than with respect to new hires or in connection with a promotion);
•	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2018, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;
•	enter into any new line of business;
•	fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law;
•	enter into or modify in a manner materially adverse to us, the Operating Partnership or DownREIT any tax protection agreement, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law, or (B) to the extent necessary (x) to preserve our qualification as a REIT under the Code, or (y) to qualify or preserve the status of any of our subsidiaries as a disregarded entity or partnership for U.S. federal income tax purposes or as a “qualified REIT subsidiary” or a “taxable REIT subsidiary” under the applicable provisions of Section 856 of the Code, as the case may be;
•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause us to fail to qualify as a REIT;
•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any permitted transaction or for dissolutions or liquidations of immaterial subsidiaries of the Company;
•	form any new funds or joint ventures;
•	except (A) pursuant to our budget, and (B) capital expenditures in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any of our properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided that if the nature of such emergency renders prior notice to Parent impracticable, we must provide notice to Parent as promptly as practicable after making such capital expenditure), make or commit to make any capital expenditures in excess of $2,000,000 individually, or $7,000,000 in the aggregate;

•	amend or modify the compensation terms or any other obligations contained in our engagement letter with our financial advisor in a manner materially adverse to us, the Operating Partnership or our respective subsidiaries, the REIT surviving entity, partnership surviving entity or DownREIT surviving entity or engage other financial advisors in connection with the transactions contemplated by the merger agreement;
•	take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by the merger agreement on or prior to December 31, 2018;
•	enter into any contract, agreement, commitment or arrangement between us, the Operating Partnership or our respective subsidiaries, on the one hand, and any affiliates (other than our subsidiaries) of ours, on the other hand; or
•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Notwithstanding the foregoing, nothing in the merger agreement will prohibit us, the Operating Partnership or DownREIT from taking any action, at any time or from time to time, that in the reasonable judgment of our board, upon advice of counsel, is reasonably necessary for us to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain our qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time of the REIT merger, including making dividend or other distribution payments to our stockholders, holders of OP units or holders of DownREIT units in accordance with the merger agreement or to qualify or preserve the status of any of our subsidiaries as a disregarded entity or partnership for U.S. federal income tax purposes or as a “qualified REIT subsidiary” or a “taxable REIT subsidiary” under the applicable provisions of Section 856 of the Code.

Other Covenants and Agreements

Access and Information

From the date of the merger agreement until the effective time of the REIT merger, upon reasonable notice, we will afford Parent and its representatives reasonable access, during normal business hours and upon reasonable advance notice, to the properties, offices, books, contracts, personnel and records of the Company and its subsidiaries, and such other information concerning the Company and its subsidiaries’ respective businesses, properties and personnel as Parent may reasonably request. The Company and its subsidiaries will not be required to disclose any information to Parent or its representatives if such disclosure is subject to confidentiality restrictions with third parties, would breach, violate or contravene applicable laws, would result in the disclosure of competitively sensitive information or would jeopardize any attorney-client, attorney work product or other legal privilege. Notwithstanding the foregoing, each of the Buyer Parties will not, and will cause their respective representatives not to, contact or otherwise communicate with any person with whom the Company and its subsidiaries has a business relationship (including developers, colleges and universities, tenants and subtenants) regarding the Company’s business, the mergers or any of the other transactions contemplated by the merger agreement without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, except that during the first 30 days following the execution of the merger agreement, the Company had the right to withhold such consent in its sole discretion), and the Company shall have the right to review or participate in any approved contact.

Restriction on Solicitation of Acquisition Proposals

As of the date of the merger agreement, we have agreed that we will not, we will cause our subsidiaries not to, and we will not authorize our representatives to (and will use our commercially reasonable efforts to cause such representatives not to):

•	solicit, initiate, seek or knowingly encourage or facilitate any inquiry, discussion, request, proposal or offer with respect to, or the announcement, making or completion of, any acquisition proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any acquisition proposal;
•	enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Parent or its representatives, any non-public information or data with respect to any acquisition proposal;
•	approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case, related to an acquisition proposal or requiring or having the effect of requiring us to abandon, terminate or breach our obligations hereunder or fail to consummate the mergers; or
•	agree to or propose publicly to do any of the foregoing.

In addition, we were required as of the date of the merger agreement to cease (and cause our subsidiaries and representatives to cease) any solicitations, discussions, negotiations or communications with any third party (other than Greystar) in respect of any acquisition proposal.

Notwithstanding the foregoing, prior to the approval of the REIT merger by our stockholders, if we receive an unsolicited written acquisition proposal that did not result from a breach of the obligations described above and which our board determines in good faith, after consultation with our outside legal counsel and our financial advisor, either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, we and our representatives may:

•	furnish non-public information with respect to us, the Operating Partnership and our respective subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to an acceptable confidentiality agreement, provided that any non-public information provided to any person given such access shall have previously been provided to Parent or shall be provided to Parent prior to or as promptly as practicable after it is provided to such person (but in any event within 48 hours thereafter); and
•	engage or participate in any discussions or negotiations with such person who made such acquisition proposal;

If we receive an acquisition proposal or any request for nonpublic information regarding us or our subsidiaries from a third party in connection with any intention to make an acquisition proposal, then we must promptly (and in no event more than 48 hours after receipt of such acquisition proposal or request) notify Parent of such acquisition proposal or request (which notification must include the identity of the person making such acquisition proposal and a copy of the acquisition proposal (which may be redacted to protect confidential business information of the person making the acquisition proposal or, if not made in writing, a description of the material terms thereof), and shall thereafter keep Parent reasonably informed, on a reasonably current basis, of any material developments with respect to the discussions and negotiations concerning any such acquisition proposal, including by providing Parent with copies of any amendments to the acquisition proposal and draft proposed agreements in respect of such acquisition proposal. We have agreed that we and our subsidiaries will not enter any confidentiality (or similar) agreement subsequent to the date of the merger agreement that prohibits us from providing to Parent such information.

“Acquisition proposal” means any proposal, offer, or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction of:

•	assets or businesses of the Company, Operating Partnership and their respective subsidiaries, taken as a whole, (x) that generate 20% or more of the net revenues or net income of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, immediately prior to such transaction,
•	20% or more of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company (including through any tender offer or exchange offer in which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of the Company, the Operating Partnership or DownREIT), or
•	any combination of the foregoing, in each case, other than the mergers and the other transactions contemplated by the merger agreement.

“Superior proposal” means any bona fide written acquisition proposal made by a third party after the date of the merger agreement (with all percentages included in the definition of “acquisition proposal” increased to 80%), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that, if consummated, would be more favorable to the stockholders of Company, taken as a whole, from a financial point of view than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions thereof proposed in writing by parent in response to any such acquisition proposal).

Changes in the Board’s Recommendation

Neither the Company’s board of directors nor any committee thereof may, except as permitted by the provisions described below and in “—Restriction on Solicitation of Acquisition Proposals”:

•	(1) withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent), the approval, recommendation or declaration of advisability that the Company stockholders vote to approve the REIT merger; (2) adopt, approve, or publicly recommend, endorse or otherwise declare advisable any other acquisition proposal; or (3) fail to include in the proxy statement a recommendation that the Company’s stockholders approve the REIT merger (we refer to each of the foregoing actions as a “change in recommendation”); or
•	cause or permit us, the Operating Partnership or our respective subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement with respect to an acquisition proposal (other than an acceptable confidentiality agreement) contemplating an acquisition proposal (we refer to any such contract as an “alternative acquisition agreement”).

Notwithstanding anything to the contrary contained in the merger agreement, at any time prior to the time the Company’s stockholders approve the REIT merger, the Company’s board may make a change in recommendation in response to an acquisition proposal if:

•	such acquisition proposal did not result from a breach of the provisions described in “—Restriction on Solicitation of Acquisition Proposals”;

•	the acquisition proposal is not withdrawn;
•	the Company’s board determines in good faith, (1) after consultation with the Company’s outside legal counsel and its financial advisor, that such acquisition proposal would, if the merger agreement were not amended or an alternative transaction with Parent were not entered into, constitute a superior proposal, and (2) after consultation with the Company’s outside legal counsel, in light of such acquisition proposal, a failure to make a change in recommendation would reasonably be expected to be inconsistent with the board’s fiduciary obligations to the Company’s stockholders under applicable law;
•	the Company delivers to Parent a written notice (which we refer to as the “superior proposal notice”), four business days in advance of any change in recommendation, stating that the Company’s board intends to effect a change in recommendation in connection with a superior proposal, which superior proposal notice must specify the identity of the party who made such superior proposal and all of the material terms and conditions of such superior proposal and attach a copy of the most current version of the related alternative acquisition agreement;
•	during the four business day period commencing on the date of Parent’s receipt of such superior proposal notice, the Company will, and will have made its representatives reasonably available to, engage in good faith negotiations with Parent (to the extent Parent desires to negotiate) to make such revisions to the terms of the merger agreement such that the superior proposal by the third party would no longer be a superior proposal; and
•	to the extent that any revisions are made to any acquisition proposal from a third party with respect to whom the four business day negotiation period described above has previously occurred, then we comply with the immediately two preceding bullets with respect to any such amendment (except that the four business day period shall be deemed to be a two business day period).

In addition, the Company’s board may make a change in recommendation of the type described in clause (1) of the definition thereof in response to an intervening event if:

•	the board determines in good faith, after consultation with its outside legal counsel and taking into account all adjustments to the merger agreement made by Parent in connection with the process detailed below, that the failure to effect such a change in recommendation would reasonably be expected to be inconsistent with the duties of the members of the Company’s board under applicable law;
•	the Company delivers to Parent a written notice, four business days in advance of any change in recommendation, describing the intervening event; and
•	during the four business day period commencing on the date of Parent’s receipt of the notice above, the Company will, and will have made its representatives reasonably available to, engage in good faith negotiations with Parent (to the extent Parent desires to negotiate) to make such revisions to the terms of the merger agreement as may be proposed by Parent.

“Intervening event” means any material fact, event, circumstance, development or change that occurs, arises or comes to the attention of the Company’s board after the date of the merger agreement that (1) affects the business, assets or operations of us or our subsidiaries, (2) was not known or reasonably foreseeable by our board on the date of the merger agreement, and (3) becomes known to the board prior to the receipt of the stockholder approval or the REIT merger (except that intervening events or changes in the market price or trading volume of our equity or debt securities or of the equity or credit ratings or the ratings outlook for us by any applicable rating agency (or those of our subsidiaries) will not constitute intervening events).

Nothing contained in the merger agreement will prohibit the Company or the Company’s board of directors from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act pending disclosure of its position thereunder, or (ii) making any disclosure to the stockholders of Company if, in the good faith judgment of the Company’s board of directors (after consultation with outside counsel), failure to so disclose would reasonably be expected to be inconsistent with the duties of the members of the Company’s board of directors under applicable law.

Appropriate Action; Consents; Filings

Both the Company and Parent will, and will cause their respective subsidiaries to, use their commercially reasonable efforts to take all actions and do (and cooperate with the other party in doing) all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the mergers and the other transactions contemplated by the merger agreement, including, among other things, taking all commercially reasonable actions necessary to satisfy the conditions to closing set forth in the merger agreement, obtaining all necessary or advisable actions or nonactions, waivers, waiting period expirations or terminations, consents and approvals from governmental authorities or other persons necessary in connection with the mergers and the other transactions contemplated by the merger agreement and defending any lawsuits or other legal proceedings challenging the merger agreement or the mergers or other transactions contemplated by the merger agreement.

The Company and Parent will provide any necessary notices to third parties and use their commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the mergers.

Notification of Certain Matters; Transaction Litigation

The Company and Parent, and their respective representatives, will provide prompt notice to the other party of any notice or other communication received by such party from:

•	any governmental authority in connection with the mergers or the transactions contemplated by the merger agreement, or
•	any person or entity alleging that its consent is or may be required in connection with the merger or the transactions contemplated by the Merger Agreement.

Each of the Company and Parent will provide prompt notice to the other party if any representation or warranty made by it in the merger agreement becomes untrue or inaccurate in any material respect such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by December 31, 2018, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement.

Each of the Company and Parent will provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the merger agreement, the mergers or the other transactions contemplated by the merger agreement. The Company will allow Parent the opportunity to reasonably participate in the defense and settlement of any such litigation and not agree to a settlement of any such litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Employee Matters

Pursuant to the merger agreement, for a period of not less than 12 months from the closing of the merger, Parent will ensure that Greystar or one of its affiliates provides to each employee of the Company or any of its subsidiaries who continues employment with Parent, the surviving entity or Greystar, or one of its affiliates, following the effective time of the REIT merger (which we refer to collectively as “continuing employees”), (i) base salary or hourly rate, as applicable, at a rate that is no less favorable than the rate of base salary or hourly rate provided to such continuing employee immediately prior to the effective time of the REIT merger,

(ii) an annual target cash bonus opportunity or commission opportunity, as applicable, that is no less favorable than the annual target cash bonus opportunity or commission opportunity, as applicable, provided to such continuing employee immediately prior to the effective time of the REIT merger, (iii) equity-based compensation that is no less favorable than equity-based compensation provided to similarly situated employees of Greystar or its applicable affiliate, (iv) severance benefits on the terms and conditions of the severance policy of Company or applicable agreement, and (v) other employee benefits (including paid-time off and health insurance, but excluding equity or equity-based incentives, stay, transaction, change in control or retention bonuses or similar amounts) that are substantially comparable, in the aggregate, to the employee benefits provided to such continuing employee immediately prior to the effective time of the REIT merger. Parent will provide to each employee of the Company or any of its subsidiaries who is not a continuing employee (as determined by Parent in its sole discretion) severance pay in an amount equal to one times such non-continuing employee’s annual base salary as of the closing date of the mergers in accordance with our existing severance policy.

Parent will cause Greystar or one of its affiliates to ensure that, as of the effective time of the REIT merger, each continuing employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) for services with the Company or any of its subsidiaries (or predecessor employers to the extent the Company provides such credit) under the comparable employee benefit plans, programs and policies of Greystar or one of its affiliates in which such employees became participants, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the effective time of the REIT merger, Parent will ensure that Greystar or one of its affiliates provides full credit to each continuing employee for any accrued vacation balance under any applicable Company benefit plan.

With respect to each health or welfare benefit plan maintained by Greystar or one of its affiliates for the benefit of continuing employees, Parent shall (i) use commercially reasonable efforts to cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, subject to the governing terms of the applicable plan, (ii) subject to Parent’s receipt of the information and documentation required by the administrator of the applicable plan, use commercially reasonable efforts to recognize amounts previously paid by all continuing employees and their spouses, dependents and partners under the corresponding Company benefit plan during the applicable plan year in connection with determining any deductible, co-payment or out-of-pocket expense maximums, subject to the governing terms of the applicable plan, and (iii) to the extent that any continuing employee (A) does not receive full credit for purposes of applying annual deductible, co-payment or out-of-pocket maximums and (B) provides reasonably adequate documentary evidence of the expenses incurred, cause each continuing employee to be reimbursed for any out-of-pocket expenses (excluding co-payments that do not apply to deductibles) incurred between the effective time of the REIT merger and December 31, 2018 that were not recognized and would have been in excess of the continuing employee’s out-of-pocket maximum under the applicable Company benefit plan for the plan year in which the effective time of the REIT merger occurs.

Parent will ensure that Greystar or one of its affiliates pays (1) to each non-continuing employee at the closing of the mergers, such non-continuing employee’s annual bonus for 2018 at 100% of target (without proration), and (2) to each continuing employee, at the closing of the mergers, a prorated annual bonus for 2018 equal to such continuing employee’s annual bonus for 2018 (at 100% target), multiplied by a ratio with the numerator being the number of weeks that have elapsed during calendar year 2018 through the date of Closing and the denominator being 52. In addition, Parent must ensure that Greystar or one of its affiliates pays any remaining portion of a continuing employee’s bonus for 2018 no later than February 15, 2019 (except that if a continuing employee is terminated without cause prior to February 15, 2019, then such payment must be made to the continuing employee on his or her termination date).

Parent will cause Greystar or one of its affiliates to honor in accordance with their terms certain written employment, severance, retention, incentive, change in control and termination plan and agreements (including any change in control provisions therein).

If directed by Parent at least ten business days prior to the effective time of the REIT merger, the Company shall terminate any and all Company benefit plans intended to qualify under Section 401(k) of the Code, effective not later than the business day immediately preceding the effective time of the REIT merger. In the event that Parent requests that such 401(k) plans be terminated, the Company will provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Company board. If directed by Parent in writing at least ten days prior to the effective time of the REIT merger, the Company shall help effectuate any amendment, consent or assignment needed to ensure that the Company benefit plans are transferred to the surviving entity, Greystar or an affiliate, as applicable.

The Company shall terminate the Education Realty Trust, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) no later than the business day immediately preceding the effective time of the REIT merger. To the extent that any amounts due upon termination of the Deferred Compensation Plan remain unpaid immediately following the effective time of the REIT merger, Parent shall ensure that Greystar or one of its affiliates pays such amount to the applicable participant in the Deferred Compensation Plan his or her remaining account balance under the Deferred Compensation Plan. Parent shall not revoke the Rabbi Trust Agreement applicable to the Deferred Compensation Plan until all payments described in the preceding sentence have been made.

Except as otherwise agreed to by the parties in writing, promptly following the date of the merger agreement, upon confirmation by Parent prior to such action being taken, the Company Board (or, if applicable, any committee thereof administering the Education Realty Trust, Inc. Employee Stock Purchase Plan (the “ESPP”)) shall adopt such resolutions (the form and substance of which shall be subject to review and reasonable approval by Parent) and take such other necessary actions such that (i) with respect to any option (as such term is defined in the ESPP) outstanding as of the date of the merger agreement under the ESPP, such option shall be deemed to have been exercised upon the earlier to occur of (A) the day that is 30 days prior to the effective time of the REIT merger or (B) the date on which such option would otherwise be exercised, and no additional options shall be granted under the ESPP after the date of the merger agreement; (ii) no individual participating in the ESPP shall be permitted to increase the amount of his, her or its rate of payroll deductions thereunder from the rate in effect as of the date of the merger agreement; (iii) no individual who is not participating in the ESPP as of the date of the merger agreement may commence participation in the ESPP following the date of the merger agreement; and (iv) subject to the consummation of the REIT merger, the ESPP shall terminate, effective immediately prior to the effective time of the REIT merger.

Except to the extent otherwise determined by Parent and communicated in writing at least ten business days prior to the effective time of the REIT merger, (i) each of the Company’s equity incentive plans shall terminate as of the effective time of the REIT merger and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of the Company’s subsidiaries shall be canceled as of the effective time of the REIT merger, and (ii) the Company shall ensure that, following the effective time of the REIT merger, no participant in any of the Company’s equity incentive plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, any of its subsidiaries, or any of the surviving entities.

Indemnification of Directors and Officers; Insurance

From and after the effective time of the REIT merger, pursuant to the terms of the merger agreement and subject to certain limitations, Parent, the REIT surviving entity, operating partnership surviving entity and the DownREIT surviving entity will indemnify and hold harmless, among others, any director, manager, trustee, officer, agent, fiduciary, advisor or person acting in a similar capacity of the Company and its subsidiaries (which we refer to as the indemnified parties), against any losses or claims relating to (1) the indemnified parties’ duties or services as a director, manager, trustee, officer, agent, fiduciary, advisor or person acting in a similar capacity of the Company and its subsidiaries prior to the effective times of the mergers, or (2) the merger agreement or any of the transactions contemplated by the merger agreement, except that the surviving entities will have no obligation under the merger agreement to advance any expenses unless any indemnified party to whom expenses are to be advanced provides the surviving entities with (a) a written affirmation of the indemnified party’s good faith belief that such person has met the standard of conduct necessary for indemnification, and (b) an undertaking to repay the amount repaid or reimbursed by the surviving entities if it is ultimately determined that the indemnified party is not entitled to indemnification.

The merger agreement provides that for a period of six years after the REIT merger effective time, the organizational documents of the surviving entities and any applicable subsidiary of the Company will contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the existing organizational documents of us and our subsidiaries as of the date of the merger agreement, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the effective times of the mergers were our or our subsidiaries’ directors, officers, trustees, agents, or fiduciaries, except as required by law and then only to the minimum extent required by law.

For a period of six years after the effective times of the mergers, Parent or the surviving entities will maintain in effect our current directors’ and officers’ liability insurance covering each person covered by such policy as prior to and through the closing of the mergers for acts or omissions occurring prior to and through the effective times of the mergers; except that in lieu of Parent’s or the surviving entities’ obligations, (1) Parent or the surviving entities, as applicable, may substitute for such policy policies of an insurance company with the same or better rating as the Company’s current insurance carrier, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date of the merger agreement, or (2) in consultation with Parent and using Parent’s insurance broker, the Company may obtain extended reporting period coverage under the Company’s or its applicable subsidiary’s existing insurance programs (to be effective as of the closing of the mergers) or purchase a “tail” policy for a period of six years after the closing of the mergers, as applicable, for a cost not in excess of three times the current annual premiums for such insurance (so long as the surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 300% of the most recent annual premiums paid by the Company or the applicable subsidiary of the Company, as applicable, prior to the date of signing of the merger agreement, it being understood that if the annual premiums of such insurance coverage do exceed such amount, the surviving entity will be obligated to acquire and maintain such coverage as may be obtained for the 300% amount).

Financing

Each of the Buyer Parties will use reasonable best efforts to obtain the proceeds of the financing on the terms and conditions described in the commitment letters, including:

•	maintaining in effect the equity commitment letters and the debt commitment letter in accordance with their terms (subject to the right to amend the commitment letters to add lenders or sources of equity financing and to enter into alternate debt financing in certain circumstances so long as the funds necessary to consummate the transactions contemplated by the merger agreement remain available and the closing under the merger agreement would not reasonably expected to be prevented or delayed);
•	promptly negotiating and entering into definitive agreements with respect to the debt financing on the terms and conditions (including, as necessary, agreeing to any requested changes to the commitments thereunder in accordance with any “market flex” provisions) contained in the debt commitment letter;
•	satisfying (or seeking a waiver of) all conditions to funding in the commitment letters and the definitive agreements thereto and to consummate the financing at or prior to the closing of the mergers;
•	not taking any action, or omitting to take any action, that would reasonably be expected to prevent, materially delay, or prohibit the funding of the debt financing at closing; and
•	subject to certain limitations, enforce its rights under the debt commitment letter and the definitive agreements (if any) with respect thereto.

The Company will use commercially reasonable efforts to provide, and will cause each of its subsidiaries to use its commercially reasonable efforts to provide, to the Buyer Parties and each of their subsidiaries and affiliates, and to the Blackstone Asset Purchaser in connection with the asset purchase, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the debt financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its subsidiaries), including using commercially reasonable efforts to:

•	cause the Company’s senior management team, with appropriate seniority and expertise, upon reasonable notice and at reasonable times, participate in a reasonable number of due diligence sessions, rating agency presentations, meetings and presentations with prospective lenders;
•	assist with, and designate one or more members of appropriate personnel of Company to, on reasonable notice and at reasonable times, participate in, the preparation of customary offering and syndication documents and materials;
•	furnish Parent reasonably promptly following Parent’s reasonable request (which request shall state with reasonable specificity the information requested) with certain required financial information;
•	reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the mergers or by the Blackstone Asset Purchaser to complete the asset purchase;
•	request Company’s independent auditors to cooperate with Parent’s independent auditors and the Blackstone Asset Purchaser’s independent auditors, participate in accounting due diligence sessions and use reasonable efforts to obtain accountant’s comfort letters and consents from Company’s independent auditors;
•	assist in the preparation of the definitive debt financing documentation of Parent and the Blackstone Asset Purchaser;
•	cooperate with Parent and the Blackstone Asset Purchaser in connection with the repayment in connection with Closing of certain of the Company’s indebtedness including delivering such payoff, or similar notices under such indebtedness;
•	to the extent constituting a condition precedent under the debt commitment letter, use commercially reasonable efforts to facilitate the pledging of collateral in connection with the debt financing; provided that no such action shall be effective until the closing;
•	at least five business days prior to the closing, to the extent requested in writing by the Parent at least 10 business days prior to the closing, provide the documentation and other information about Company and its subsidiaries as is reasonably requested with respect to applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations including the USA PATRIOT Act;
•	cooperate with providing financial and property information reasonably requested in connection with Parent’s financing of the mergers and the Blackstone Asset Purchaser’s financing of the asset purchase;
•	assist with the preparation and provision of such ALTUS reports as Parent may reasonably request;
•	take all corporate actions, subject to the occurrence of the closing, reasonably requested by Parent or the Blackstone Asset Purchaser to permit the consummation of the financing of the mergers and the asset purchase and to permit the proceeds thereof to be made available at the closing; and
•	to the extent permissible under the terms of the applicable series of senior notes of the Company, use their commercially reasonable efforts to provide all cooperation reasonably requested by

Parent that is necessary or reasonably required in connection with a redemption or prepayment of one or more series of senior notes of the Company and the satisfaction and discharge under the applicable indentures governing such series of senior notes, provided that such redemption or prepayment and the satisfaction and discharge shall not be a condition to consummating any of the transactions contemplated by the merger agreement.

However, nothing in the Merger Agreement will:

•	require cooperation of the Company to the extent it would interfere unreasonably with the business or operations of the Company, the Operating Partnership or any of their respective subsidiaries or otherwise be in conflict with applicable law or would conflict with or violate any organizational document of Company or any of its subsidiaries or any agreement or material contract to which the Company, the Operating Partnership or any of their respective subsidiaries is party;
•	require the Company, the Operating Partnership or any other subsidiary of the Company or their respective directors, officers, managers, employees or other representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to Parent’s debt financing or the Blackstone Asset Purchaser’s financing of the asset purchase (other than with respect to the reasonable and customary authorization and representation letters referred to above);
•	require any obligation of the Company, the Operating Partnership or any other subsidiary of the Company under any certificate, document or contract (other than with respect to the authorization and representation letters referred to above) to be effective until the Closing and, none of the Company, the Operating Partnership or any other subsidiary of the Company will be required to pay any commitment or other similar fee or incur any other liability (other than in connection with the authorization and representation letters referred to above) in connection with Parent’s financing of the mergers or the Blackstone Asset Purchaser’s financing of the asset purchase, prior to the closing that is not reimbursed, if requested, concurrently therewith by Parent or OP Merger Sub;
•	require the board of directors (or equivalent bodies) of the Company, the Operating Partnership or any other subsidiary of the Company to adopt or enter into any resolutions or take similar action approving Parent’s debt financing or the Blackstone Asset Purchaser’s financing of the asset purchase (except that substantially concurrently with the Closing the board of directors (or their equivalent bodies) of the surviving entities (but not including the board of directors of the Company prior to the closing) and their subsidiaries may execute written consents (dated as of the closing date) or take similar actions that do not become effective until immediately after giving effect to the closing); and
•	require to be taken any action that would reasonably expect to cause any director, officer, employee or other representative of Company or any of its subsidiaries to incur any personal liability relating to the financing or that would violate any provision of any organizational document.

The Buyer Parties have agreed to indemnify and hold harmless the Company, the Operating Partnership, any other subsidiary of the Company and their respective affiliates and representatives (collectively, the “Financing Indemnitees”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the financing (including any alternate financing) and any information used in connection therewith, except resulting from the gross negligence or willful misconduct of such Financing Indemnitee.

Pre-Closing Transactions

Parent may request in its sole discretion and without our further consent, that we, immediately prior to the closing, and subject to the actual consummation of the closing, (a) convert any subsidiary organized as a corporation into a limited liability company or any subsidiary organized as a limited partnership or limited liability company into other entities, (b) sell the stock, shares of beneficial interest, partnership interests or limited liability interests owned by us in any subsidiary at a price and on terms designated by Parent, (c) form a wholly owned subsidiary of Company to solely serve as an additional limited partner of the Operating Partnership or the DownREIT Partnership, and (d) sell any of our or our subsidiaries’ assets at a price and on terms designated by Parent; provided that (i) the foregoing transactions will not delay or prevent completion of the mergers, (ii) the transactions will be implemented immediately prior to or concurrently with, as requested by Parent, closing, the effective time of the REIT merger or the effective time of the Operating Partnership merger, and the Buyer Parties have either waived or confirmed all conditions to the mergers have been satisfied, (iii) neither we nor any of our subsidiaries is required to take any action that contravenes applicable law or the organizational documents of us or any of our subsidiaries, (iv) any such actions or transactions would be contingent upon written confirmation from Parent confirming that the conditions to the obligations of each party and the Buyer Parties have been satisfied and the Buyer Parties are prepared to proceed immediately with the closing, (v) these actions (or the inability to complete them) will not affect or modify the obligations of the Buyer Parties under the merger agreement, (vi) neither we nor any of our subsidiaries will be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code, and (vii) neither we nor any of our subsidiaries will be required to take any action that would reasonably be expected to result in additional taxes being imposed on, or any adverse tax consequences to, any of our stockholders or other equity interest holders.

Parent, upon our request, will advance or reimburse us for all reasonable out-of-pocket costs to be incurred or incurred by us in connection with any of the actions described above. The Buyer Parties, jointly and severally, agreed to indemnify and hold us, our subsidiaries and our and their representatives harmless from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, and penalties suffered or incurred in connection with or as a result of taking such actions. None of our representations, warranties or covenants apply to, or could be deemed breached or violated by, any of such actions.

Pursuant to the asset purchase and sale agreement, Parent has indicated to us that it currently expects to exercise its right to cause certain of our assets to be sold to the Blackstone Asset Purchaser for a purchase price of approximately $1.2 billion immediately prior to, but subject to, the closing of the mergers.

Other Covenants

The merger agreement contains additional agreements between the Company Parties and the Buyer Parties, including covenants related to:

•	the Company taking all such steps to cause any dispositions of common stock (including derivative securities with respect to common stock) resulting from the transactions contemplated by the merger agreement by certain individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act;
•	the Company’s obligation to pay, immediately prior to the effective time, certain distributions that have been declared on shares of common stock, OP units, LTIP units or DownREIT units and have not yet been paid;
•	Parent’s obligation to cause any shares owned by it or its subsidiaries to be voted in favor of the merger proposal;
•	the parties using their respective reasonable best efforts to take all action necessary so that no takeover statute is or becomes applicable to the merger or any of the other transactions contemplated by the merger agreement;
•	the parties using their respective reasonable best efforts if any such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute;

•	the Company’s obtaining the opinion of counsel of Morrison & Foerster LLP and delivering to Morrison & Foerster LLP a tax representation letter, dated as of the closing date of the merger and signed by an officer of the Company, regarding the Company’s qualification as a REIT under the Code;
•	Parent causing each of the Buyer Parties and any other applicable affiliate thereof to comply with and perform all of its obligations under or relating to the merger agreement, including in the case of REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub to consummate the mergers on the terms and conditions set forth in the merger agreement;
•	the Company causing each of its subsidiaries to comply with and perform all of its obligations under or relating to the merger agreement;
•	prior to the effective time of the REIT merger, the Company’s, and following the effective time of the REIT merger, the REIT surviving entity’s obligation to de-list the common stock from the NYSE and de-register the common stock under the Exchange Act; and
•	the Company’s termination of the DRIP.

Conditions to the Mergers

Each party’s obligation to complete the mergers is subject to the satisfaction or waiver of the following conditions:

•	the approval of the REIT merger by the required vote of our stockholders; and
•	absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the mergers or any other transactions contemplated by the merger agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the merger agreement that makes the consummation of the mergers illegal or otherwise prohibits consummation of the mergers.

The respective obligations of each of the Buyer Parties to consummate the mergers and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy in all material respects of certain representations and warranties of the Company Parties made in the merger agreement as of date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding organization, qualification, subsidiaries, certain aspects of capital structure, authority, opinion of financial advisor, approvals required, brokers and investment company act matters;
•	the accuracy in all but de minimis respects of certain representations and warranties of the Company Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding capital structure;
•	the accuracy of other representations and warranties of the Company Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), except to the extent that any inaccuracies in the Company Parties’ representations and warranties (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the Company Parties having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the merger agreement at or prior to the closing;
•	on the closing date, there shall not exist any event, occurrence or change arising after the date of the merger agreement, that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company material adverse effect;
•	receipt by Parent of a certificate from Company, dated the date of the closing and signed by an officer of the Company on behalf of the Company Parties, certifying to the effect that the conditions set forth above have been satisfied; and
•	receipt of a tax opinion from our outside legal counsel, Morrison & Foerster LLP, substantially in the form as agreed to between the parties.

The obligation of the Company Parties to consummate the mergers and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy in all material respects of certain representations and warranties of the Buyer Parties made in the merger agreement as of date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), regarding organization, qualification, authority, brokers and financing, available funds and guarantees;
•	the accuracy of the other representations and warranties of the Buyer Parties made in the merger agreement as of the date of the merger agreement and as of the closing date (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent;
•	Parent having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by it under the merger agreement at or prior to the closing; and
•	receipt of a certificate from Parent, dated the date of the closing and signed by an officer of the Parent on behalf of the Buyer Parties, certifying to the effect that the conditions set forth in the bullets above have been satisfied.

Termination of the Merger Agreement

We and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the REIT merger. In addition, either we or Parent may terminate the merger agreement if:

•	the mergers have not been consummated on or before December 31, 2018, so long as a breach of the merger agreement by the party terminating the merger agreement is not the cause of the failure of the mergers to be consummated by December 31, 2018;
•	any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the mergers, and such order or other action shall have become final and non-appealable (except that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of the merger agreement); or
•	if requisite vote of our stockholders to approve the REIT merger has not been obtained after the special meeting (or any postponement or adjournment thereof) has been duly convened.

We may also terminate the merger agreement:

•	if Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018 (so long as the Company Parties are not also in breach of their obligations under the merger agreement);
•	at any time prior to the approval of the REIT merger by our stockholders, if (1) our board of directors has authorized us to enter into an alternative acquisition agreement with respect to a superior proposal, (2) substantially concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) we have paid the related termination fee to Parent; or
•	if (1) at the time of such termination, all conditions to Parent’s obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, (2) we have delivered written notice to Parent to the effect that conditions to Parent’s obligation to complete the closing have been satisfied (or waived in writing by Parent), (3) the Company Parties are ready, willing and able to complete the mergers on such date, and (4) the Parent Parties have failed to consummate the mergers within three days after notice from us.

Parent may also terminate the merger agreement:

•	if any of the Company Parties has breached, violated or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018 (so long as Parent is not also in breach of its obligations under the merger agreement); or
•	if (1) our board of directors has effected a change in recommendation as described above under “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation,” (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by us or the person making such acquisition proposal and (B) our board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of ten business days following our receipt of a request by Parent to provide such reaffirmation and, if the Company stockholder meeting is scheduled to be held within ten business days from the date of such announcement, promptly and in any event prior to the date on which the special meeting is scheduled to be held, (3) we or our board of directors or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows us, the Operating Partnership or our respective subsidiaries to enter into an alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement), or (4) any of the Company Parties has materially breached or violated any of its obligations under the provisions described in “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals” or “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation.”

Termination Fees

Company Termination Fee

We will be required to pay a termination fee in cash to Parent upon the occurrence of any of the following:

•	the merger agreement is terminated by Parent if (1) our board of directors has effected a change in recommendation; (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by us or the person making such acquisition proposal and (B) our board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of ten business days following our receipt of a request by Parent to provide such reaffirmation and, if the special meeting is scheduled to be held within ten business days from the date of such announcement, promptly and in any event prior to the date on which the special meeting is scheduled to be held; (3) we or our board of directors or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows us, the Operating Partnership or our respective subsidiaries to enter into, an alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement); or (4) the Company has materially breached any of its obligations under the provisions described in “The Merger Agreement—Other Covenants and Agreements—Restriction on Solicitation of Acquisition Proposals” or “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation”;

•	the merger agreement is terminated by us to enter into an alternative acquisition agreement with respect to a superior proposal; or
•	each of the following requirements are satisfied:
○	(1) the merger agreement is terminated by Parent or us, because of a failure to receive the requisite approval of our stockholders for the REIT merger and, prior to the stockholder meeting, an acquisition proposal (or an intention to make such an acquisition proposal) had been publicly announced, publicly disclosed or otherwise publicly communicated to our stockholders, or (2) the merger agreement is terminated by Parent, if we have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018, and, after the date of the merger agreement and prior to the breach giving rise to the right of termination, an acquisition proposal (or an intention to make such acquisition proposal) has been publicly announced, publicly disclosed or otherwise communicated to the Company’s board and has not been withdrawn; and
○	within 12 months after the date of such termination, we enter into a definitive agreement with respect to an acquisition proposal that is later consummated or consummate a transaction contemplated by an acquisition proposal (provided that for purposes of this bullet, each reference to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%”).

The termination fee will be an amount equal to $118,147,254, except in the event the termination fee had become payable as the result of the termination of the merger agreement (1) by the Company pursuant to the second bullet under “—Company Termination Fee” on or prior to the end of the Initial Period (defined below) or (2) by Parent pursuant to the first bullet under “—Company Termination Fee” on or prior to the end of the Initial Period, then in either case the termination fee will be an amount equal to $50,634,537. For purposes herein, “Initial Period” means the later of (a) 11:59 p.m. (New York time) on July 25, 2018, and (b) 11:59 p.m. (New York time) on the first day after the end of all “superior proposal notice” periods specified in “The Merger Agreement—Other Covenants and Agreements—Changes in the Board’s Recommendation” (including any subsequent notice periods thereunder) applicable to a superior proposal from a particular person (including as revised or modified), so long as, in the case of clause (b), an initial superior proposal notice with respect to such superior proposal had been provided on or prior to July 25, 2018. In the event that the Company is obligated to pay the termination fee, the receipt by Parent of the termination fee (together with any expense reimbursement and collection payment obligations under the merger agreement) shall be liquidated damages and we shall not have any further liability to the Buyer Parties or any of their affiliates relating to or arising out of the merger agreement or the failure to complete the mergers.

Payment of Expenses to Parent

We have agreed to pay to Parent all reasonable, actual and documented out-of-pocket costs and expenses of the Buyer Parties and their investors incurred up to an aggregate maximum amount of $10.0 million if the merger agreement is terminated by (i) either Parent or us because our stockholders fail to approve the REIT merger at a duly convened meeting of stockholders or (ii) Parent, subject to limitations, because the Company Parties have breached any of their representations, warranties, covenants or agreements set forth in the merger agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied or, if capable of being satisfied, not being satisfied, by December 31, 2018. In the event that the termination fee described above under “—Company Termination Fee” later becomes payable as described above, any expense reimbursement amount previously paid will be credited against the amount of the termination fee then payable by us.

Parent Termination Fee

Parent will be required to pay to the Company a reverse termination fee of $200,000,000 in cash in the event that the Company has terminated the merger agreement due to (1) the breach or failure by any of the Buyer Parties to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement and such breach results in the applicable closing conditions regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2018, or (2) the mergers not being completed as required pursuant to the merger agreement, and at the time of such termination, all conditions to Parent’s obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied and the Company is ready, willing and able to complete the mergers on such date. Upon payment of the termination fee, plus any expense reimbursement, indemnification and collection payment obligations under the merger agreement, none of the Buyer Parties or certain related parties will have any further liability or obligation to the Company relating to or arising out of the merger agreement or the failure to complete the mergers.

Remedies

The maximum aggregate liability of the Buyer Parties for monetary damages in connection with the merger agreement, the equity commitment letters, the limited guarantee and the transactions contemplated by the merger agreement will be limited to the Parent termination fee, plus certain expense reimbursement and indemnification obligations of Parent under the merger agreement, and costs and expenses (including reasonable fees and disbursements of counsel) incurred by the Company relating to any litigation or other proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, together with interest on the Parent termination fee or Parent’s expense reimbursement and indemnification obligations, if the Company prevails in such litigation or proceeding. Further, as described under “Proposal 1: Proposal to Approve the REIT Merger—Limited Guarantee,” subject to the terms and conditions of, and limitations set forth in, the limited guarantee, the Company may seek payment by the Investors/Guarantors of the Parent termination fee, Parent’s expense reimbursement and indemnification obligations and/or the Company’s recovery costs, in each case, to the extent payable under the terms of the limited guarantee.

In the event of non-performance of the required provisions of the merger agreement or breach of the merger agreement, each party is entitled to the equitable remedy of specific performance. The Buyer Parties and Company Parties will not oppose the granting of an injunction, specific performance and other equitable relief permitted by the merger agreement on the basis that (x) any of the Company Parties or Buyer Parties, as applicable, has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. However, the Company Parties are not entitled to seek specific performance to require the Buyer Parties to draw down on the equity financing or debt financing arrangements or to consummate the mergers. The Company Parties’ sole and exclusive remedy for any failure by the Buyer Parties to consummate the closing under the merger agreement will be the right to receive the Parent termination fee under the conditions described under “—Termination Fees—Parent Termination Fee.”

Amendments

Subject to compliance with applicable law, the merger agreement may be amended by mutual written agreement of the parties at any time before or after receipt of the Company stockholder approval and prior to the REIT merger effective time, except that after the Company stockholder approval has been obtained, there can be no amendment that (a) changes the amount or form of consideration to be delivered under the merger agreement to the Company’s stockholders or the holders or OP units or DownREIT units or which by law would require further stockholder approvals, or (b) is not permitted by applicable law.

Waivers

Prior to the effective time of the REIT merger, the parties to the merger agreement may extend the time for performance of any obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties of the other party or, subject to the requirements of applicable law, the other party’s compliance with any agreements or conditions contained in the merger agreement.

Governing Law

The merger agreement is governed by the laws of the State of Maryland, without giving effect to its conflict of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Maryland).

PROPOSAL 2: PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE MERGER-RELATED COMPENSATION

“Golden Parachute” Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of the Company’s NEOs may receive that is based on or that otherwise relates to the mergers. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable to the Company’s NEOs is subject to a non-binding, advisory vote of the Company stockholders.

The table below sets forth an estimate of the approximate values of “golden parachute” compensation that may become payable to our NEOs in connection with the mergers as described in this proxy statement. The table assumes that the closing of the mergers will occur on September 30, 2018, and that, immediately following closing, each NEO will receive the severance payments and benefits that would be provided upon a qualifying termination of employment. The amounts set forth in the table attributable to the vesting of the NEO’s unvested LTIP units are based on the $41.50 per share REIT merger consideration. All amounts set forth below reflect “single-trigger” lump sum payments. The amounts set forth in the table have not been reduced to reflect applicable withholding taxes. As a result of these assumptions and estimates, and the additional assumptions and estimates described in the footnotes accompanying this table, the actual amounts, if any, that a NEO receives may materially differ from the amounts set forth in the below table. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers” on page 66.

Named Executive Officer	Cash(1)	Equity(2)	Perquisites/ Benefits		Tax Reimbursement(4)	Other(5)	Total
Randall L. Churchey	$5,397,775	$8,513,808	$21,000	(3)	—	$352,323	$14,284,906
Thomas Trubiana	2,975,767	3,930,963	—		—	169,883	7,076,613
Edwin B. Brewer, Jr.	2,031,913	2,967,748	—		$693,000	109,851	5,802,512
Christine Richards	1,760,965	1,924,106	—		—	83,701	3,768,772
Lindsey Mackie	486,896	358,809	—		—	13,851	859,556
(1)	Represents the sum of (i) cash severance amounts payable pursuant to the employment agreement of each NEO and (ii) the 2018 annual bonus of each NEO with applicable performance metrics deemed satisfied at the “target” level of performance. The cash severance payments under the employment agreements are as follows: Mr. Churchey ($4,550,175), Mr. Trubiana ($2,530,267), Mr. Brewer ($1,602,913), Ms. Richards ($1,375,965) and Ms. Mackie ($333,146). The 2018 annual bonuses are as follows: Mr. Churchey ($847,600), Mr. Trubiana ($445,500), Mr. Brewer ($429,000), Ms. Richards ($385,000) and Ms. Mackie ($153,750). As described under “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers—Employment Agreements,” each NEO’s employment agreement will be terminated in connection with the mergers subject to (i) execution of a release of claims and (ii) continuation of the relevant post-termination obligations. The post-termination provisions relate to non-competition, non-solicitation of customers or employees and the retention of trade secrets. Each of the employment agreements provides that the NEO agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus collegiate housing communities, providing third-party management services for collegiate housing communities or providing third-party development consulting services for collegiate housing communities for a period of one year for each NEO other than Mr. Churchey, who has a three-year non-compete. Each NEO also agrees that he or she will not solicit, directly or indirectly, any of our customers for the purpose of providing any goods or services in competition with us and will not solicit, recruit or induce, directly or indirectly, any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each NEO also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.
(2)	Represents unvested LTIP units that will vest in connection with the mergers. See “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers—Treatment of Unvested LTIP Units.”
(3)	Represents premiums for COBRA continuation coverage for Mr. Churchey and his eligible dependents for a period of 18 months following the completion of the mergers pursuant to Mr. Churchey’s employment agreement.
(4)	Represents the estimated amounts payable pursuant to the gross-up agreements based on calculations prepared by management with the assistance of an outside valuation consultant. However, the amounts payable under the gross-up agreements may be greater than our current estimates. See “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers—Gross-Up Agreements.”
(5)	Represents the acceleration of distributions paid or payable on unvested LTIP units in connection with the vesting of such LTIP units pursuant to the merger agreement. “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers—Treatment of Unvested LTIP Units.”

Advisory Vote on Merger-Related Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote on a non-binding, advisory basis, on the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the mergers. As required by those rules, we are asking our stockholders to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of Education Realty Trust, Inc. hereby approve, on a non-binding, advisory basis, specified compensation to be paid or that may become payable by the Company to its named executive officers that is based on or otherwise relates to the mergers as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled “Proposal 2: Proposal to Approve, on an Advisory Basis, the Merger-Related Compensation—‘Golden Parachute’ Compensation” and “Proposal 1: Proposal to Approve the REIT Merger—Interests of Our Named Executive Officers in the Mergers.”

The vote on the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the mergers is a vote separate and apart from the vote to approve the REIT merger. Accordingly, you may vote to approve the merger-related compensation and vote not to approve the REIT merger or vice versa. The approval of the merger-related compensation is not a condition to the closing of the mergers. In addition, because the vote to approve the merger-related compensation is advisory only, it will not be binding on us or Parent or its affiliates. Accordingly, because we are contractually obligated to pay the compensation, if the REIT merger is approved and the mergers are completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote.

The affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting will be required to approve the non-binding, advisory resolution on “golden parachute” compensation that will or may be paid or become payable to our named executive officers in connection with the merger. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. Your abstention or the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of the proposal.

Our board of directors unanimously recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our NEOs that is based on or otherwise relates to the mergers and the agreements pursuant to which such compensation may be paid or become payable.

PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING

We are asking stockholders to approve a proposal for one or more adjournments of the special meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the REIT merger. If the stockholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies. If, at the special meeting, the number of shares of common stock present in person or by proxy and voting in favor of the proposal to approve the REIT merger is not sufficient to approve that proposal, we may move to adjourn the special meeting in order to enable our directors, officers and employees to solicit additional proxies for the approval of the REIT merger. In that event, we will ask stockholders to vote only upon the adjournment proposal and not the merger proposal.

The Company retains full authority to the extent set forth in its bylaws and Maryland law to adjourn the special meeting, or to postpone the special meeting before it is convened, without the consent of any stockholder.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. Your abstention or the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of the proposal.

Our board of directors unanimously recommends that you vote “FOR” the adjournment proposal.

MARKET PRICE OF OUR COMMON STOCK

The Company’s common stock is currently publicly traded on the NYSE under the symbol “EDR.” The following table sets forth the high and low sales prices per share on the NYSE and the dividends declared per share for the periods indicated.

Fiscal Year	High	Low	Cash Dividends Declared Per Share
2015:
First Quarter	$39.65	$34.07	$0.36
Second Quarter	$36.00	$31.21	$0.36
Third Quarter	$33.94	$28.01	$0.37
Fourth Quarter	$38.56	$32.55	$0.37
2016:
First Quarter	$42.13	$34.76	$0.37
Second Quarter	$46.14	$38.59	$0.37
Third Quarter	$48.87	$41.95	$0.38
Fourth Quarter	$43.16	$38.72	$0.38
2017:
First Quarter	$42.80	$38.67	$0.38
Second Quarter	$41.79	$36.98	$0.38
Third Quarter	$39.99	$35.57	$0.39
Fourth Quarter	$37.41	$34.44	$0.39
2018:
First Quarter	$35.06	$30.07	$0.39
Second Quarter	$43.30	$31.53	$0.39
Third Quarter (through July 24, 2018)	$42.15	$41.30	—

On May 31, 2018, the last trading day prior to news stories speculating about the possible sale of our company, the closing price of our common stock on the NYSE was $36.54 per share. On June 22, 2018, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $40.83 per share. On July 24, 2018, the closing price of our common stock on the NYSE was $41.34 per share.

We have historically paid regular quarterly cash dividends on our common stock. Under the terms of the merger agreement, we cannot declare or pay any dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration). However, to the extent that the closing of the mergers has not occurred prior to October 15, 2018, we will be entitled to declare and pay regular dividends in cash of $0.00435 per calendar day from October 15, 2018 until the closing date of the REIT merger for each share of common stock. Any such dividend payments will not impact the amount of the REIT merger consideration, the Operating Partnership merger consideration or the DownREIT Partnership merger consideration.

The market price of our common stock is subject to fluctuation. As a result, stockholders are urged to obtain current market quotations before making any decision with respect to the merger. No assurance can be given concerning the trading price for our common stock before the effective time of the REIT merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information as of July 25, 2018 regarding the beneficial ownership of our common stock by each of our non-employee directors, each of our NEOs and by all directors and executive officers as a group, unless otherwise indicated in the footnotes.

Except as otherwise indicated below, the address of each director and executive officer listed below is c/o Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. The “Percent of Class” column in the following table is based upon 80,604,618 shares of common stock outstanding and vested LTIP units as of the close of business on July 25, 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
NEOs
Randy Churchey	190,888	(2)	*
Thomas Trubiana	135,156	(3)	*
Edwin B. Brewer, Jr.	27,801	(4)	*
Christine Richards	47,732	(5)	*
Lindsey Mackie	1,545	(6)	*
Independent Directors
John V. Arabia	10,200
Kimberly Schaefer	8,238		*
Howard A. Silver	19,297		*
John T. Thomas	5,628		*
Wendell W. Weakley	37,066		*
All directors and NEOs as a group (10 persons)	483,551		0.6%
*	Less than 1% of EdR’s outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. LTIP units are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. However, LTIP units do not have voting rights. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.
(2)	The shares shown as beneficially owned by Mr. Churchey include 41,382 vested LTIP units.
(3)	The shares shown as beneficially owned by Mr. Trubiana include 23,920 vested LTIP units.
(4)	The shares shown as beneficially owned by Mr. Brewer include 8,954 vested LTIP units.
(5)	The shares shown as beneficially owned by Ms. Richards include 8,610 vested LTIP units.
(6)	The shares shown as beneficially owned by Ms. Mackie include 338 vested LTIP units.

Beneficial Owners of More Than 5% of Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common stock based upon information available to us in securities filings made by certain of our stockholders with the SEC. The percentage of class owned in the following table is based upon 80,604,618 shares of common stock outstanding as of the close of business on July 24, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,895,829	(1)	14.8%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,218,931	(2)	12.7%

Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	4,928,385	(3)	6.1%

Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	4,604,413	(4)	5.7%
(1)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 9, 2018 reporting beneficial ownership as of December 31, 2017. The Vanguard Group possessed sole voting power over 170,334 shares, shared voting power over 101,321 shares, and sole dispositive power over 11,717,404 shares and shared dispositive power over 178,425 shares of our common stock.
(2)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on January 19, 2018 reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. possessed sole voting power over 10,050,348 and sole dispositive power over 10,218,931 shares of our common stock.
(3)	The indicated ownership is based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2018 reporting beneficial ownership as of December 31, 2017. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power over 4,928,385 shares of our common stock.
(4)	The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2018 reporting beneficial ownership as of December 31, 2017. Invesco Ltd. possessed sole voting power over 2,629,436 and sole dispositive power over 4,604,413 shares of our common stock.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the MGCL, because our shares of common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the REIT merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the REIT merger because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the REIT merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We will hold our 2019 Annual Meeting of Stockholders only if the mergers are not completed because, if the mergers are completed, the Company will cease to be an independent public company and will merge with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly owned subsidiary of Parent, and you will no longer have an ownership interest in the Company.

Our annual meetings of stockholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders proposals that are received no later than November 26, 2018 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws. Stockholders must submit their proposals to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our current Second Amended and Restated Bylaws, as amended, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the board of directors and proposals of business to be considered by the stockholders for the 2019 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than October 27, 2018 and no later than November 26, 2018.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

EdR and some brokers, banks or other agents may be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Upon written or oral request, EdR will promptly deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, you may send a written request to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary. In addition, if you are receiving multiple copies of the proxy statement, you can request householding by contacting our Corporate Secretary in the same manner.

OTHER MATTERS

No business may be transacted at the special meeting other than the matters set forth in the notice of special meeting accompanying this proxy statement, and we currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxies named in the enclosed proxy card will vote in accordance with their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC on the Investor Relations page of our corporate website at www.edrtrust.com by clicking on Investor Relations at the top of the page and then under the caption “Financial Information” on the Investor Relations page (the information available at our website address is not incorporated by reference into this proxy statement).

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 27, 2018;
•	Definitive Proxy Statement for the Company’s 2018 Annual Meeting filed on March 29, 2018;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 2, 2018;
•	Current Reports on Form 8-K filed with the SEC on January 4, 2018, February 20, 2018 (second filing, including Items 1.01, 2.03 and 9.01), February 22, 2018 (excluding Items 7.01 and 9.01), March 5, 2018, May 10, 2018 and June 25, 2018.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

Exhibit A

AGREEMENT AND PLAN OF MERGER

AMONG

GSHGIF LTP, LP,

GSHGIF REIT,

GSHGIF ACQUISITION LP,

GSHGIF DOWNREIT LP,

EDUCATION REALTY TRUST, INC.,

EDUCATION REALTY OP GP, INC.,

EDUCATION REALTY OPERATING PARTNERSHIP, LP,

UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP

AND

University Towers OP GP, LLC

DATED AS OF JUNE 25, 2018

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 25, 2018 (this “Agreement”), is by and among (i) GSHGIF LTP, LP, a Delaware limited partnership (“Parent”), (ii) Education Realty Trust, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income Tax purposes (“Company”), (iii) Education Realty Operating Partnership, LP, a Delaware limited partnership (“Company OP”), (iv) Education Realty OP GP, Inc., a Delaware corporation and a wholly-owned subsidiary of Company (the “OP GP”), (v) University Towers Operating Partnership, LP, a Delaware limited partnership (“DownREIT”), (vi) University Towers OP GP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company OP (“DownREIT GP”), (vii) GSHGIF REIT, a Maryland real estate investment trust and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), (viii) GSHGIF Acquisition LP, a Delaware limited partnership, a direct subsidiary of REIT Merger Sub and an indirect wholly-owned subsidiary of Parent (“OP Merger Sub”), and (ix) GSHGIF DownREIT LP, a Delaware limited partnership, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and Parent (“DownREIT Merger Sub”). Each of Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub, Company, Company OP, OP GP, DownREIT and DownREIT GP is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

WHEREAS, the Parties wish to effect a merger of Company with and into REIT Merger Sub (such merger transaction, the “REIT Merger”), with REIT Merger Sub being the surviving company (the “REIT Surviving Entity”) in the REIT Merger, upon the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “MRL”) and pursuant to which each outstanding share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the REIT Merger Effective Time, will be converted into the right to receive the REIT Per Share Merger Consideration;

WHEREAS, immediately after the REIT Merger, OP Merger Sub shall merge with and into Company OP (such merger transaction, the “OP Merger”), with Company OP continuing as the surviving entity and a subsidiary of the REIT Surviving Entity (the “Partnership Surviving Entity”), and each Company OP Unit (other than any Company OP Unit held by Company or any Company Subsidiary) will be converted into the Partnership Per Share Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA;

WHEREAS, immediately after the OP Merger, DownREIT Merger Sub shall merge with and into DownREIT (such merger transaction, the “DownREIT Merger” and, together with the REIT Merger and the OP Merger, the “Mergers”), with DownREIT continuing as the surviving entity and a subsidiary of the Partnership Surviving Entity (the “DownREIT Surviving Entity” and, together with the REIT Surviving Entity and the Partnership Surviving Entity, the “Surviving Entities”), and each DownREIT Unit (other than any DownREIT Unit held by Company or any Company Subsidiary) will be converted into the DownREIT Per Share Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA;

WHEREAS, the Board of Directors of Company (the “Company Board”) has (i) authorized, adopted and approved the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated by this Agreement and declared that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of the stockholders of Company, and (iii) resolved to recommend that the stockholders of Company approve the REIT Merger (except to the extent that the Company Board shall have made a Company Adverse Recommendation Change in accordance with Section 7.3);

WHEREAS, the general partner of Parent (“Parent GP”) and the limited partners of Parent have, on the terms and subject to the conditions set forth in this Agreement, approved and adopted this Agreement and approved the consummation of the Mergers and the other transactions contemplated by this Agreement and have taken all actions required for the execution of this Agreement by Parent;

WHEREAS, (i) the board of directors of REIT Merger Sub, (ii) Parent, in its capacity as the sole shareholder of REIT Merger Sub, (iii) REIT Merger Sub, in its capacity as the general partner of OP Merger Sub and DownREIT Merger Sub, (iv) OP GP, in its capacity as the general partner of Company OP, (v) Company OP, in its capacity as the sole member of DownREIT GP, and (vi) DownREIT GP, in its capacity as the general partner of DownREIT, have each taken all actions required for the execution of this Agreement by REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub, Company OP and DownREIT, as applicable, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub, Company OP and DownREIT, as applicable, of the Mergers and the other transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to Company’s, Company OP’s and DownREIT’s willingness to enter into this Agreement, certain of the Sponsors (as defined below) are severally entering into a limited guarantee in favor of Company, Company OP and DownREIT (the “Guarantee”) with respect to certain obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub under this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to Company’s, Company OP’s and DownREIT’s willingness to enter into this Agreement, each Sponsor is entering into an Equity Commitment Letter, pursuant to which such Sponsor has committed, subject to the terms and conditions set forth therein, to fund Parent, OP Merger Sub and/or DownREIT Merger Sub with the amounts set forth therein;

WHEREAS, for United States (“U.S.”) federal income Tax purposes, it is intended that (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets (including, for the avoidance of doubt, Company OP Units and DownREIT Units held by Company) to REIT Merger Sub in exchange for the REIT Merger Consideration and the assumption of all of Company’s other liabilities (including Company’s interests in Company OP and DownREIT, as determined under the applicable U.S. federal income Tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income Tax purposes, (ii) the OP Merger shall be treated (a) from OP Merger Sub’s perspective, as if Company OP made a liquidating distribution of its assets to its partners, and REIT Merger Sub (through its disregarded entities, DownREIT Merger Sub and OP Merger Sub) purchased the assets deemed to be distributed to the Company OP Unitholders in a taxable transaction in exchange for the OP Merger Consideration, and (b) from the Company OP Unitholders’ perspective, as if the Company OP Unitholders sold their Company OP Units in taxable transactions in exchange for the OP Merger Consideration, and (iii) the DownREIT Merger shall be treated (a) from DownREIT Merger Sub’s perspective, as if DownREIT made a liquidating distribution of its assets to its partners, and REIT Merger Sub (through its disregarded entity, DownREIT Merger Sub) purchased the assets deemed to be distributed to the DownREIT Outside Partners in a taxable transaction in exchange for the DownREIT Merger Consideration, and (b) from the DownREIT Outside Partners’ perspective, as if the DownREIT Outside Partners sold their DownREIT Units in taxable transactions in exchange for the DownREIT Merger Consideration; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1   Definitions.

(a)	For purposes of this Agreement:

“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment (other than offer letters, the material terms of which are limited to base salary or wage rate and participation in broad-based benefit plans and which are terminable without notice or liability), consulting, termination, severance, change in control, retention, separation, equity or equity-based, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, supplemental retirement, profit sharing, pension or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Memphis, Tennessee are authorized or required to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are not materially less favorable in the aggregate to Company than those contained in the Confidentiality Agreement, provided that any such agreement is not required to contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Company Acquisition Proposal and shall contain provisions that permit Company to comply with the Company’s obligations under Section 7.3.

“Company Bylaws” means the Second Amended and Restated Bylaws of Education Realty Trust, Inc., as amended and supplemented and in effect on the date hereof.

“Company Charter” means the charter of the Company, as filed with, and accepted for record by, the SDAT, in effect on the date hereof.

“Company Deferred Compensation Plan” means the Education Realty Trust Deferred Compensation Plan, as amended from time to time.

“Company DRIP” means the Company’s Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan, effective as of September 2012.

“Company Equity Incentive Plan” means each of the following equity incentive plans: Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan; Education Realty Trust, Inc. 2016 Long-Term Incentive Plan; Education Realty Trust, Inc. 2017 Long-Term Incentive Plan; Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan; and Education Realty Trust, Inc. 2018 Long-Term Incentive Plan.

“Company ESPP” means the Education Realty Trust, Inc. Employee Stock Purchase Plan, as amended from time to time.

“Company Joint Ventures” means any Person, other than a Company Subsidiary, in which Company or any Company Subsidiary, directly or indirectly, owns any equity interest or investment.

“Company Material Adverse Effect” means any event, circumstance, change, fact, effect, development, condition or occurrence that (i) would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company, Company OP and the Company Subsidiaries, taken as a whole, or (ii) would prevent, materially delay or materially impair the ability of Company, Company OP or DownREIT to perform its obligations in all materials respects under this Agreement or to consummate the Mergers before the Outside Date; provided that, for purposes of clause (i), “Company Material Adverse Effect” shall not include any event, circumstance, change, fact, effect, development, condition or occurrence (alone or in combination) to the extent arising out of or resulting from (A) any failure of Company, Company OP or any Company Subsidiary to meet any internal or public projections, budgets or forecasts or any estimates of earnings, revenues or other metrics for any period (provided that any event, circumstance, change, fact, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect if not otherwise falling into one of the other exceptions set forth in this definition), (B) any changes that affect the real estate industry generally, (C) any changes in the U.S. or global economy, financial, economic, social or political conditions generally or capital, financial, credit or securities markets generally, including changes in interest or exchange rates, or any changes therein, (D) any changes in legal or regulatory conditions in the United States or in any other country or region of the world, (E) the commencement, occurrence, continuation, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) any change in the market price or trading volume of the equity or debt securities of Company or Company OP or of the equity or credit ratings or the ratings outlook for Company or any of the Company Subsidiaries by any applicable rating agency (provided that any event, circumstance, change, fact, effect, development, condition or occurrence giving rise to such change may be taken into account in determining whether there has been a Company Material Adverse Effect if not otherwise falling into one of the other exceptions set forth in this definition), (G) the suspension of trading in securities generally on the New York Stock Exchange, (H) the entry into or the announcement, pendency or performance of this Agreement or the consummation of any transactions contemplated hereby, including (w) the identity of Parent and its Affiliates, (x) by reason of any communication by Parent or any of its Affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of Company and the Company Subsidiaries following the REIT Merger Effective Time, (y) the failure to obtain any third party consent in connection with the transactions contemplated hereby, and/or (z) the impact of any of the foregoing on any relationships with tenants, educational institutions, vendors, business partners, employees or other Persons (provided, that the exception in this clause (H) (other than the matters described in subclauses (w), (x) or (z) (to the extent that (z) relates to (w) or (x)) of this clause (H)) does not apply to the use of Company Material Adverse Effect in Section 4.5 (or Section 8.2 as it relates to Section 4.5)), (I) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of Parent, or any action not taken to which Parent has consented in writing, (J) the existence, occurrence or continuation of any earthquakes, hurricanes, floods, mudslides, tornadoes, fires, volcanic eruptions, lava flows or other natural disasters, (K) any adoption, implementation, proposal, or change in Law or GAAP (or the interpretation of the foregoing), (L) the availability or cost of equity, debt or other financing to Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub, or (M) any Action made or initiated by any current or former stockholder or equityholder of Company, Company OP or any other Company Subsidiary (on their behalf or on behalf of Company or any Company Subsidiary, but in any event only in their capacities as current or former stockholders or equityholders) arising out of or relating to, directly or indirectly, this Agreement, the Mergers or the other transactions contemplated hereby, which in the case of each of clauses (B), (C), (D), (E) and (K) do not disproportionately adversely affect Company and the Company Subsidiaries, taken as a whole, relative to others in the real estate industry in the United States, and in the case of clause (J), do not disproportionately adversely affect Company, Company OP and the Company Subsidiaries, taken as a whole, relative to others in the real estate industry in the geographic regions in which Company, Company OP and the Company Subsidiaries operate.

“Company OP Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of Education Realty Operating Partnership, LP, dated as of February 22, 2018, as such agreement may be amended from to time.

“Company OP Unit” means a “Class A Unit,” as defined in the Company OP Partnership Agreement.

“Company OP Unitholder” means any holder of Company OP Units other than Company or any Company Subsidiary.

“Company Permitted Liens” means any of the following: (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due, or which are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP; (ii) Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business that relate to an obligation that is not due and payable or is being contested in good faith; (iii) Lien that is a zoning regulation, entitlement or other land use or environmental regulation by any Governmental Authority; (iv) Lien that is disclosed in Section 4.17(b)(ii) and (c)(ii) of the Company Disclosure Letter; (v) Lien that is disclosed on the most recent consolidated balance sheet of Company or notes thereto (or securing liabilities reflected on such balance sheet); (vi) Liens arising under any Company Material Contracts, or pursuant to leases by Company or any Company Subsidiary as landlord for the occupation of portions of Company Real Properties; (vii) Liens that are recorded in a public record or disclosed on existing title policies or surveys made available to Parent prior to the date hereof; (viii) Liens in respect of the Existing Loans, including any guarantees in respect of the Senior Notes; (ix) Liens imposed by Law; (x) Liens created by or on behalf of Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub or their successors or assigns; or (xi) Lien, title defect, covenant or reservation of interests in title that does not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property.

“Company Real Property” means the Company Communities, the Owned Real Property and the Leased Real Property.

“Company Stockholder Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Company and/or any Person that is a Company Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Company Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Company, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest. In addition, for purposes of this Agreement, Company OP and DownREIT shall be Company Subsidiaries, and any Company Subsidiary that is wholly-owned, directly or indirectly, by Company OP or DownREIT shall be deemed to be a wholly-owned Company Subsidiary.

“Company Termination Fee” means an amount equal to $118,147,254; provided, however, that, in the event that the Company Termination Fee becomes payable as a result of the termination of this Agreement at or prior to the end of the Initial Termination Period, either (a) by the Company pursuant to Section 9.1(d)(ii), or (b) by Parent pursuant to Section 9.1(c)(ii), then, in the case of either of the immediately preceding clauses (a) or (b), “Company Termination Fee” means an amount equal to $50,634,537.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 16, 2018, between Greystar and Company.

“DownREIT Merger Consideration” means the aggregate consideration received by all holders of DownREIT Units as determined pursuant to Section 3.3.

“DownREIT Outside Partners” means any holder of DownREIT Units other than a Company Subsidiary.

“DownREIT Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of University Towers Operating Partnership, LP, dated as of July 1, 2013, as such agreement may be amended from to time.

“DownREIT Unit” means a “Common Partnership Unit” as defined in the DownREIT Partnership Agreement.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Environment” means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any natural resources present or biota living in or on such media.

“Environmental Law” means any foreign, federal, state or local statute, Law, ordinance, regulation, rule, code or binding order, including any judicial or administrative order, consent decree, judgment, injunction, permit or authorization, in each case having the force and effect of law, relating to the pollution, regulation, protection or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, Release or discharge of, or exposure to, Hazardous Materials.

“Environmental Permit” means any permit, approval, exemption, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Financing Sources” means, (i) with respect to the Equity Financing, the Equity Investors, and (ii) with respect to the Debt Financing, the Persons that have committed to provide or to cause to provide, or otherwise entered into agreements in connection with, the Debt Financing or other financings in connection with the transactions contemplated hereby, including the parties to the Debt Commitment Letter and any related commitments to purchase the Debt Financing or any part thereof from such Persons, and any joinder agreements, credit agreements, purchase agreements, commitment letters, engagement letters or indentures (including the definitive agreements executed in connection with the Debt Commitment Letter (and the related fee letters), any such related commitments or the Debt Financing)) relating thereto, together with their Affiliates and such Persons’ and their Affiliates’ respective direct or indirect current, former or future directors, officers, employees, partners, attorneys, controlling persons, managers, advisors, agents and representatives and their respective successors and assigns.

“GAAP” means the U.S. generally accepted accounting principles.

“Governmental Authority” means the U.S. (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Greystar” means Greystar Real Estate Partners, LLC.

“Hazardous Materials” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Laws including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all obligations evidenced by any note, bond, debenture or other similar instrument, whether secured or unsecured, (viii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, and (ix) any agreement to provide any of the foregoing.

“Initial Termination Period” means the later of (i) 11:59 p.m. (New York City time) on July 25, 2018, and (ii) 11:59 p.m. (New York City time) on the first Business Day after the end of all Company Change Notice periods specified in Section 7.3(d) (including any subsequent notice periods thereunder) applicable to any potential Company Superior Proposal (including as revised or amended), so long as the initial Company Change Notice in respect of a potential Company Superior Proposal from a particular Person has been provided at or before 11:59 p.m. (New York City time) on July 25, 2018.

“Intellectual Property” means all U.S. and foreign (i) patents, patent applications, inventions, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, knowhow, ideas, formulae, models, algorithms and methodologies, (v) all rights in the foregoing and all other intellectual property rights, whether now known or hereafter recognized in any jurisdiction, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world, and including all registrations and applications for registration for any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Knowledge” means (i) with respect to Company, Company OP and DownREIT, the knowledge, after reasonable inquiry, of the persons named in Schedule A, and (ii) with respect to Parent, the knowledge, after reasonable inquiry, of the persons named on Schedule B.

“Law” means any and all domestic (federal, state or local) or foreign laws, common laws, rules, regulations, requirements, decisions, directives, interpretations and Orders promulgated by any Governmental Authority.

“Lien” means with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“LTIP Units” means “LTIP Units” as defined in the Company OP Partnership Agreement.

“OP Merger Consideration” means the aggregate consideration received by all holders of Company OP Units as determined pursuant to Section 3.2.

“Order” means a judgment, order or decree of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, the certificate or articles of incorporation, certificates or articles of formation, declarations of trust, by-laws, limited liability company agreements, limited partnership agreements and similar organizational documents, as amended of such Person.

“Parent Expense Amount” means all reasonable, actual and documented out-of-pocket costs and expenses, up to an aggregate maximum amount of $10,000,000, incurred prior to the termination of this Agreement by or on behalf of Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub and other Equity Investors (or their respective Affiliates) in connection with this Agreement and the transactions contemplated hereby, including reasonable, actual and documented out-of-pocket fees and expenses of counsel, investment banking firms, financial advisors, accountants and consultants.

“Parent Material Adverse Effect” means any event, circumstance, change, fact, effect, development, condition or occurrence that, individually or taken together with all other events, circumstances, changes, facts, effects, developments, conditions or occurrences, would reasonably be expected to prevent or materially delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement or to prevent or materially impair or materially delay the ability of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub to perform their obligations hereunder.

“Parent Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Parent and/or any Person that is a Parent Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Parent Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Parent, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

“Parent Termination Fee” shall be an amount equal to $200,000,000.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting, together with any amendments or supplements thereto.

“REIT Merger Consideration” means the aggregate consideration received by all holders of Company Common Stock as determined pursuant to Section 3.1.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of Hazardous Materials from any source into, through or upon the indoor or outdoor environment.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Revolving Credit Facility” means the Sixth Amended and Restated Credit Agreement, dated as of February 16, 2018, among Company OP and KeyBank, National Association, as Administrative Agent, KeyBanc Capital Markets, PNC Capital Markets LLC, RBC Capital Markets, Regions Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., as Joint-Bookrunners and Joint-Lead Arrangers, PNC Bank National Association, as Syndication Agent, and Regions Bank, Royal Bank of Canada, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as Documentation Agents, as such agreement may be amended from to time.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior A Notes” means the 4.22% Senior Notes due August 31, 2029 issued by Company OP.

“Senior B Notes” means the 4.30% Senior Notes due August 31, 2032 issued by Company OP.

“Senior Notes” means the Unsecured Senior Notes, the Senior A Notes and the Senior B Notes, collectively.

“SOS” means the Secretary of State of the State of Delaware.

“Sponsors” means each of Greystar, ASGA Limited Partnership, CBRE Global Investment Partners Global Alpha Fund Series FCP-SIF in respect of sub fund CBRE Global Investment Partners Global Alpha Fund, LVS III HOLDING LP, OC II HOLDCO US LP, TFL Trustee Company Limited as trustee of the TFL Pension Fund and BREIT Operating Partnership L.P.

“Tax” or “Taxes” means (i) any and all taxes and similar charges of any kind imposed by any government or taxing authority, including, without limitation: federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under former Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross margins, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, ad valorem, or any estimated, payment in lieu of or other tax of any kind whatsoever (including any fee or penalty for the failure to file or timely file any Tax Return), and including any interest, penalty, or addition thereto, whether disputed or not, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, (iii) any liability under any state abandonment or unclaimed property, escheat or similar Law, and (iv) any liability for the payment of any amounts of the type described in clause (i), (ii) or (iii) of this sentence as a result of being a transferee of or successor to any Person.

“Tax Protection Agreements” means any written agreement to which the Company or any Company Subsidiary is a party pursuant to which the Company or any Company Subsidiary has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular owner, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner, in each case for the purpose of preserving Tax deferral with respect to appreciated property contributed to a Company Subsidiary treated as a partnership for U.S. federal income tax purposes.

“Tax Return” means any return, report, declaration, statement or other information required to be supplied to a taxing authority in connection with Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Unsecured Senior Notes” means the 4.600% Senior Notes due 2024 issued by Company OP.

“Unsecured Term Loan” means the Second Amended and Restated Credit Agreement among Company OP and certain of its Subsidiaries, PNC Bank National Association, Regions Bank, KeyBank National Association and U.S. Bank National Association, dated January 18, 2017, as such agreement may be amended from to time.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, or any state Law requiring advance notice of termination to employees.

(b)	The following terms have the respective meanings set forth in the sections set forth below opposite such term:
Defined Terms	Location of Definition
83(b) Election	Section 4.12(q)
Agreement	Preamble
Alternate Financing	Section 7.15(b)
Asset Financing	Section 7.15(c)
Asset Financing Sources	Section 7.15(c)
Asset Transferees	Section 7.15(c)
Capitalization Date	Section 4.3(a)
Claim	Section 7.5(a)
Claim Expenses	Section 7.5(a)
Closing	Section 2.2
Closing Date	Section 2.2
Collective Bargaining Agreement	Section 4.13(h)
Company	Preamble
Company Acquisition Proposal	Section 7.3(g)
Company Adverse Recommendation Change	Section 7.3(c)
Company Alternative Acquisition Agreement	Section 7.3(a)
Company Benefit Plan	Section 4.13(a)
Company Board	Recitals
Company Board Recommendation	Section 4.4(b)
Company Change Notice	Section 7.3(d)
Company Common Stock	Recitals
Company Community	Section 4.17(a)
Company Disclosure Letter	Article 4
Company Ground Lease	Section 4.17(a)
Company Ground/Property Leases	Section 4.17(c)
Company Insurance Policies	Section 4.19
Company Intervening Event	Section 7.3(g)(i)
Company Material Contract	Section 4.18(b)
Company OP	Preamble
Company Parties	Section 9.3(b)(iii)
Company Pending Acquisitions	Section 6.1(b)(vi)
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.21
Company Superior Proposal	Section 7.3(g)(iii)
Company Terminating Breach	Section 9.1(c)(i)
Continuing Employee	Section 7.14(a)
Debt Commitment Letter	Section 5.7(a)

Defined Terms	Location of Definition
Debt Financing	Section 5.7(a)
Development Project	Section 4.17(f)
DownREIT	Preamble
DownREIT GP	Preamble
DownREIT Merger	Recitals
DownREIT Merger Certificate of Merger	Section 2.3(b)
DownREIT Merger Effective Time	Section 2.3(b)
DownREIT Merger Sub	Preamble
DownREIT Per Share Merger Consideration	Section 3.3(a)(iv)
DownREIT Surviving Entity	Recitals
Equity Commitment Letters	Section 5.7(a)
Equity Financing	Section 5.7(a)
Equity Investors	Section 5.7(a)
Exchange Fund	Section 3.4(b)
Existing Loans	Section 4.18(a)(v)
Financing	Section 5.7(a)
Financing Commitments	Section 5.7(a)
Financing Indemnitees	Section 7.15(g)
Guarantee	Recitals
Indemnified Parties	Section 7.5(a)
Interim Period	Section 6.1(a)
Leased Real Property	Section 4.17(c)
Lender	Section 7.15(f)
Maryland Courts	Section 10.8
Mergers	Recitals
MGCL	Recitals
MRL	Recitals
Non-Continuing Employee	Section 7.14(a)
OP GP	Preamble
OP Merger	Recitals
OP Merger Certificate of Merger	Section 2.3(a)
OP Merger Effective Time	Section 2.3(a)
OP Merger Sub	Preamble
Outside Date	Section 9.1(b)(i)
Owned Real Property	Section 4.17(b)
Parent	Preamble
Parent Benefit Plan	Section 7.14(b)
Parent Liability	Section 10.10(d)
Parent GP	Recitals
Parent Liability Cap	Section 10.10(d)
Parent Parties	Section 9.3(d)
Parent Terminating Breach	Section 9.1(d)(i)
Partnership Per Share Merger Consideration	Section 3.2(a)(iv)
Partnership Surviving Entity	Recitals
Party(ies)	Preamble
Paying Agent	Section 3.4(a)
pdf	Section 10.4
Prime Rate	Section 9.3(f)
Qualified REIT Subsidiary	Section 4.12(b)
Qualifying Income	Section 9.3(e)

Defined Terms	Location of Definition
REIT	Section 4.12(b)
REIT Merger	Recitals
REIT Merger Articles of Merger	Section 2.3(c)
REIT Merger Effective Time	Section 2.3(c)
REIT Merger Sub	Preamble
REIT Per Share Merger Consideration	Section 3.1(a)(ii)
REIT Surviving Entity	Recitals
Requested Transactions	Section 2.8
Required Financial Information	Section 7.15(c)
Sarbanes-Oxley Act	Section 4.7(a)
Solvent	Section 5.7(d)
Surviving Entities	Recitals
Takeover Statutes	Section 4.24
Taxable REIT Subsidiary	Section 4.12(b)
Transfer Taxes	Section 9.5
U.S.	Recitals

Section 1.2   Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)	when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
(b)	the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)	whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” unless the context expressly provides otherwise;
(d)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;
(e)	references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;
(f)	all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(g)	the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(h)	references to a Person are also to its successors and permitted assigns;
(i)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and
(j)	all uses of currency or the symbol “$” in this Agreement refer to U.S. dollars, unless otherwise indicated.

ARTICLE 2
THE MERGERS

Section 2.1   The Mergers.

(a)	Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA, at the OP Merger Effective Time, OP Merger Sub shall merge with and into Company OP, whereupon the separate existence of OP Merger Sub shall cease, and Company OP shall continue as the surviving entity in the OP Merger. The OP Merger shall have the effects provided in this Agreement and as specified in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, from and after the OP Merger Effective Time, the Partnership Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company OP and OP Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company OP and OP Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Partnership Surviving Entity.
(b)	Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA, at the DownREIT Merger Effective Time, DownREIT Merger Sub shall merge with and into DownREIT, whereupon the separate existence of DownREIT Merger Sub shall cease, and DownREIT shall continue as the surviving entity in the DownREIT Merger. The DownREIT Merger shall have the effects provided in this Agreement and as specified in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, from and after the DownREIT Merger Effective Time, the DownREIT Surviving Entity shall possess all properties, rights, privileges, powers and franchises of DownREIT and DownREIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of DownREIT and DownREIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the DownREIT Surviving Entity.
(c)	Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the MRL, at the REIT Merger Effective Time, Company shall be merged with and into REIT Merger Sub, whereupon the separate existence of Company shall cease, and REIT Merger Sub shall continue as the surviving entity in the REIT Merger and shall be governed by the laws of the State of Maryland. The REIT Merger shall have the effects set forth in the MGCL, the MRL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the REIT Merger Effective Time, the REIT Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company and REIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the REIT Surviving Entity.

Section 2.2   Closing. The closing (the “Closing”) of the Mergers will take place at 9:00 a.m. (New York City time) at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Washington, DC 20006, on a date to be mutually agreed upon by the Parties, but in no event later than the third Business Day after all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or, to the extent permitted by Law, valid waiver of such conditions) have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), unless such date is extended by mutual agreement of the Parties (the date on which Closing actually occurs, the “Closing Date”); provided, however, that in no event shall the Closing occur prior to August 31, 2018 (unless otherwise mutually agreed by the Parties).

Section 2.3   Effective Times.

(a)	Parent, Company OP and OP Merger Sub shall cause the OP Merger to be consummated as soon as practicable on the Closing Date immediately after the REIT Merger Effective Time. Prior to the Closing, Parent, Company OP and OP Merger Sub shall prepare and, on the Closing Date, Parent, Company OP and OP Merger Sub shall (i) cause the certificate of merger with respect to the OP Merger (the “OP Merger Certificate of Merger”) to be duly executed and filed with the SOS as provided under the DRULPA, and (ii) make any other filings, recordings or publications required to be made by Company OP or OP Merger Sub under the DRULPA in connection with the OP Merger. The OP Merger shall become effective upon such time as the certificate of merger has been filed with the SOS, or such later time that the Parties shall have agreed upon and designated in the OP Merger Certificate of Merger in accordance with the DRULPA as the effective time of the OP Merger (the “OP Merger Effective Time”), it being understood and agreed that the Parties shall cause the OP Merger Effective Time to occur as soon as practicable following the REIT Merger Effective Time.

(b)	Parent, DownREIT and DownREIT Merger Sub shall cause the DownREIT Merger to be consummated as soon as practicable on the Closing Date immediately after the OP Merger Effective Time. Prior to the Closing, Parent, DownREIT and DownREIT Merger Sub shall prepare and, on the Closing Date, Parent, DownREIT and DownREIT Merger Sub shall (i) cause the certificate of merger with respect to the DownREIT Merger (the “DownREIT Merger Certificate of Merger”) to be duly executed and filed with the SOS as provided under the DRULPA and the Act, and (ii) make any other filings, recordings or publications required to be made by DownREIT or DownREIT Merger Sub under the DRULPA and the LLC Act in connection with the DownREIT Merger. The DownREIT Merger shall become effective upon such time as the certificate of merger has been filed with the SOS, or such later time that the Parties shall have agreed upon and established in the DownREIT Merger Certificate of Merger in accordance with the DRULPA and the LLC Act as the effective time of the DownREIT Merger (the “DownREIT Merger Effective Time”), it being understood and agreed that the Parties shall cause the DownREIT Merger Effective Time to occur as soon as practicable following the OP Merger Effective Time.
(c)	Prior to the Closing, Parent, Company and REIT Merger Sub shall prepare and, on the Closing Date, Parent, Company and REIT Merger Sub shall (i) cause the articles of merger with respect to the REIT Merger (the “REIT Merger Articles of Merger”) to be duly executed and filed with the SDAT as provided under the MGCL and the MRL, and (ii) make any other filings, recordings or publications required to be made by Parent, Company or REIT Merger Sub under the MGCL and the MRL in connection with the REIT Merger. The REIT Merger shall become effective upon the later of such time as the REIT Merger Articles of Merger have been accepted for record by the SDAT or at such time which the Parties shall have agreed upon and established in such filings in accordance with the MGCL and the MRL as the effective time of the REIT Merger (the “REIT Merger Effective Time”).

Section 2.4   Governing Documents.

(a)	Subject to Section 7.5, (i) the certificate of limited partnership of Company OP shall be the certificate of limited partnership of the Partnership Surviving Entity, and (ii) the limited partnership agreement of OP Merger Sub, as in effect immediately prior to the OP Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Partnership Surviving Entity, shall be the limited partnership agreement of the Partnership Surviving Entity, in each case, as of the OP Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.
(b)	Subject to Section 7.5, (i) the certificate of limited partnership of DownREIT shall be the certificate of limited partnership of the DownREIT Surviving Entity, and (ii) the limited partnership agreement of DownREIT Merger Sub, as in effect immediately prior to the DownREIT Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the DownREIT Surviving Entity, shall be the limited partnership agreement of the DownREIT Surviving Entity, in each case, as of the DownREIT Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.
(c)	Subject to Section 7.5, (i) the declaration of trust of REIT Merger Sub, as it may be amended prior to the REIT Merger Effective Time, shall be the declaration of trust of the REIT Surviving Entity, and (ii) the bylaws of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective

Time, except for such changes as may be necessary to reflect any change of name of the REIT Surviving Entity, shall be the bylaws of the REIT Surviving Entity, in each case, as of the REIT Merger Effective Time, until thereafter amended in accordance with applicable Law and the applicable provisions thereof.

Section 2.5   Officers of the REIT Surviving Entity. The officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the officers of the REIT Surviving Entity immediately following the REIT Merger Effective Time, in each case, until each such officer’s successor is duly elected in accordance with applicable Law.

Section 2.6   Trustees of the REIT Surviving Entity. The trustees of REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the trustees of the REIT Surviving Entity immediately following the REIT Merger Effective Time, in each case, until each such trustee’s successor is duly elected in accordance with applicable Law.

Section 2.7   Tax Consequences. The Parties intend that for U.S. federal income Tax purposes (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets (including, for the avoidance of doubt, Company OP Units and DownREIT Units held by Company) to REIT Merger Sub in exchange for the REIT Merger Consideration and the assumption of all of Company’s other liabilities (including Company’s share of the Company OP liabilities and the DownREIT liabilities, as determined under the applicable U.S. federal income Tax regulations), followed by a distribution of such consideration to the holders of equity interests in Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for U.S. federal income Tax purposes, (ii) the OP Merger shall be treated (a) from OP Merger Sub’s perspective, as if Company OP made a liquidating distribution of its assets to its partners, and REIT Merger Sub (through its disregarded entity, OP Merger Sub) purchased the assets deemed to be distributed to the Company OP Unitholders in a taxable transaction in exchange for the OP Merger Consideration, and (b) from the Company OP Unitholders’ perspective, as if the Company OP Unitholders sold their Company OP Units in taxable transactions in exchange for the OP Merger Consideration, and (iii) the DownREIT Merger shall be treated (x) from DownREIT Merger Sub’s perspective, as if DownREIT made a liquidating distribution of its assets to its partners, and REIT Merger Sub (through its disregarded entities, DownREIT Merger Sub and OP Merger Sub) purchased the assets deemed to be distributed to the DownREIT Outside Partners in a taxable transaction in exchange for the DownREIT Merger Consideration, and (y) from the DownREIT Outside Partners’ perspective, as if the DownREIT Outside Partners sold their DownREIT Units in taxable transactions in exchange for the DownREIT Merger Consideration. In addition, the Parties agree that, for U.S. federal income Tax purposes and unless otherwise required by applicable Law: (A) the Forced Conversion (as such term is defined in the Company OP Partnership Agreement) shall be treated as a non-taxable event; (B) payment of the Partnership Per Share Merger Consideration with respect to converted LTIP Units shall be treated, from the perspective of the holders thereof, as a taxable sale of such converted LTIP Units; and (C) no Party shall deduct any amount as wages or other compensation with respect to such conversion or payment.

Section 2.8   Additional Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of Company, upon reasonable notice to Company, to request that Company, immediately prior to the Closing (or the OP Merger Effective Time or the REIT Merger Effective Time, as determined by Parent), and subject to the actual consummation of the Closing, (a) convert or cause the conversion of one or more wholly owned Company Subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more wholly owned Company Subsidiaries (other than Company OP and DownREIT) that are organized as limited partnerships or limited liability companies into other entities, on the basis of Organizational Documents, reasonably requested by Parent, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability company interests owned, directly or indirectly, by Company in one or more wholly owned Company Subsidiaries (other than Company OP and DownREIT) to any wholly owned Affiliate of OP Merger Sub, at a price and on terms all as designated by Parent, (c) form a wholly owned subsidiary of Company to solely serve as an additional limited partner of Company OP or the DownREIT, and (d) sell or cause to be sold (A) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more Company Subsidiaries, and/or (B) any of the assets of the Company or one or more Company Subsidiaries, in each case at a price and on such other terms as designated by Parent (clause (d) is referred to collectively as the “Asset Transfer”, and clauses (a), (b), (c) and (d) each being “Requested Transactions”); provided, however, that (i) none of the Requested Transactions shall delay or prevent the completion of the Mergers, (ii) the Requested Transactions shall be implemented immediately prior to or concurrently with, as requested by Parent, the Closing, the REIT Merger Effective Time or the OP Merger Effective Time, as determined by Parent (after Parent and REIT Merger Sub shall have waived or confirmed that all conditions to the consummation of the Merger have been satisfied), (iii) neither Company nor any Company Subsidiary shall be required to take any action in contravention of any Laws or any Organizational Documents or any other contract or agreement to which the Company, the Company Subsidiaries or any of their respective assets are bound, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by Company of a written notice from Parent confirming that all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied (or, with respect to Section 8.2, at the option of Parent, waived) and that Parent and REIT Merger Sub are prepared to proceed immediately with the Closing (it being understood that in any event the Requested Transactions will be deemed to have occurred prior to or concurrent with the Closing, the REIT Merger Effective Time or the OP Merger Effective Time, as determined by Parent), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of Parent or REIT Merger Sub under this Agreement (including payment of the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration, and to satisfy the obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub required to be paid or satisfied by them at the Closing, as set forth in this Agreement, including in connection with the Mergers and the other transactions contemplated hereby, and all related expenses required to be paid by Parent and the Surviving Entities at the Closing) or the obligations of the applicable Sponsors under the Guarantee, (vi) neither Company nor any Company Subsidiary shall be required to take any such action that could adversely affect the classification of Company as a REIT or could subject the Company to any “prohibited transactions” Taxes or other Taxes under Code Sections 857(b), 860(c) or 4981 (or other entity-level Taxes), and (vii) neither the Company nor any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any stockholder or other equity interest holder of Company or any Company Subsidiary, or other adverse consequences to the stockholders or equity holders of Company or any Company Subsidiary or Company Joint Venture. Subject to the limitations set forth in this Section 2.8 (including the actual consummation of the Closing and compliance with clauses (i) through (vii) of the immediately preceding sentence), unless otherwise mutually agreed by Parent and Company in writing, the Requested Transactions shall be undertaken in the manner (including in the order) specified by Parent. Company shall not be deemed to have made a Company Adverse Recommendation Change or entered into or agreed to enter a Company Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Requested Transaction. Parent shall upon request by Company advance to Company, Company OP or the DownREIT all reasonable out-of-pocket costs to be incurred by Company or the applicable Company Subsidiaries or, promptly upon request by Company, Company OP or the DownREIT, reimburse Company, Company OP or DownREIT for all reasonable out-of-pocket costs or expenses incurred by Company, Company OP or DownREIT in connection with any actions taken by Company, Company OP or DownREIT in accordance with this Section 2.8 (including fees and expenses of their Representatives). Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless Company, the Company Subsidiaries, and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing and notwithstanding anything to the contrary set forth herein, none of the representations, warranties or covenants of Company or any of its Affiliates shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.

ARTICLE 3
EFFECTS OF THE MERGERS

Section 3.1   Effects on Shares of Common Stock.

(a)	At the REIT Merger Effective Time, by virtue of the REIT Merger and without any further action on the part of Company, Parent, REIT Merger Sub or the holders of any securities of Company, Parent or REIT Merger Sub:
(i)	each share of Company Common Stock then outstanding and held by any wholly-owned Company Subsidiary or by Parent or any Parent Subsidiary shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid with respect thereto, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger;
(ii)	except as provided in Section 3.1(a)(i), each share of Company Common Stock then outstanding will be cancelled and retired and automatically converted into the right to receive an amount in cash equal to $41.50 (subject to any adjustment pursuant to Section 6.1(b)(iii)(C), the “REIT Per Share Merger Consideration”), without interest; and
(iii)	each share of common stock of REIT Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain as an issued and outstanding share of the REIT Surviving Entity, and each such share shall continue to be owned by Parent.
(b)	From and after the REIT Merger Effective Time, the stock transfer books of Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the REIT Merger Effective Time, Persons who held shares of Company Common Stock immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement.
(c)	The REIT Per Share Merger Consideration shall be equitably adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the REIT Merger Effective Time.

Section 3.2   Effect on Interests in Company OP and OP Merger Sub.

(a)	At the OP Merger Effective Time, by virtue of the OP Merger and without any further action on the part of OP Merger Sub, Company OP, OP GP or the holders of Company OP Units or units of partnership interest in OP Merger Sub:
(i)	each unit of general partnership interest held by the general partner of OP Merger Sub in OP Merger Sub immediately prior to the OP Merger Effective Time and each Company OP Unit held by Company or any other Company Subsidiary in Company OP shall automatically be cancelled and no payment shall be made with respect thereto;
(ii)	each unit of limited partnership interest held by REIT Merger Sub in OP Merger Sub immediately prior to the OP Merger Effective Time shall remain outstanding as a unit of limited partnership interest of the Partnership Surviving Entity and shall be owned by the REIT Surviving Entity and each unit of preferred limited partnership interest in OP Merger Sub issued and outstanding immediately prior to the OP Merger Effective Time shall remain outstanding as a unit of preferred limited partnership interest of the Partnership Surviving Entity;

(iii)	each unit of general partnership interest held by OP GP in Company OP shall remain outstanding as a unit of general partnership interest of Partnership Surviving Entity; and
(iv)	each Company OP Unit issued and outstanding immediately prior to the OP Merger Effective Time (including after giving effect to Section 3.2(c)) and not held by Company, OP GP or any other Company Subsidiary shall automatically be converted into the right to receive an amount in cash equal to $41.50 (subject to any adjustment pursuant to Section 6.1(b)(iii)(C), the “Partnership Per Share Merger Consideration”), without interest.
(b)	From and after the OP Merger Effective Time, the unit transfer books of Company OP shall be closed, and thereafter there shall be no further registration of transfers of Company OP Units. From and after the OP Merger Effective Time, Persons who held Company OP Units immediately prior to the OP Merger Effective Time shall cease to have rights with respect to such Company OP Units, except as otherwise provided for in this Agreement.
(c)	Immediately prior to the OP Merger Effective Time, the general partner of Company OP shall cause a “Forced Conversion” (as such term is defined in the Company OP Partnership Agreement) of all outstanding LTIP Units that are eligible for conversion pursuant to the Company OP Partnership Agreement, such that all outstanding LTIP Units that are eligible for conversion pursuant to the Company OP Partnership Agreement shall be converted into the Partnership Per Share Merger Consideration in accordance with this Section 3.2. For the avoidance of doubt, effective as of immediately prior to the OP Merger Effective Time, (i) all outstanding LTIP Units subject only to time-based vesting conditions shall fully vest; (ii) all outstanding LTIP Units subject to performance-based vesting shall fully vest at maximum performance; (iii) all accrued but unpaid dividends with respect to the vested LTIP Units shall be paid; and (iv) all outstanding LTIP Units that are ineligible for conversion pursuant to the preceding sentence shall be canceled and the holder thereof shall receive no consideration on account thereof. Prior to the REIT Merger Effective Time, the Parties agree that Company (or any applicable Company Subsidiary), the Company Board or any authorized committee thereof shall be permitted under this Agreement to take all corporate action necessary to effectuate the provisions of this Section 3.2(c).
(d)	The Partnership Per Share Merger Consideration shall be equitably adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the OP Merger Effective Time.

Section 3.3   Effect on Interests in DownREIT and DownREIT Merger Sub.

(a)	At the DownREIT Merger Effective Time, by virtue of the DownREIT Merger and without any further action on the part of REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub, DownREIT, DownREIT GP or the holders of DownREIT Units or units of partnership interest in DownREIT Merger Sub:
(i)	each unit of general partnership interest held by the general partner of DownREIT Merger Sub in DownREIT Merger Sub immediately prior to the DownREIT Merger Effective Time and any DownREIT Units held by Company, Company OP or any other Company Subsidiary in DownREIT (other than the general partnership interest held by DownREIT GP in DownREIT) shall automatically be cancelled and no payment shall be made with respect thereto;
(ii)	each unit of limited partnership interest held by OP Merger Sub in DownREIT Merger Sub immediately prior to the DownREIT Merger Effective Time shall remain outstanding as a unit of limited partnership interest of the DownREIT Surviving Entity and shall be owned by the Partnership Surviving Entity;

(iii)	each unit of general partnership interest in DownREIT held by DownREIT GP shall remain outstanding as a unit of general partnership interest in DownREIT Surviving Entity; and
(iv)	each DownREIT Unit issued and outstanding immediately prior to the DownREIT Merger Effective Time and not held by Company, DownREIT GP, Company OP or any other Company Subsidiary shall automatically be converted into the right to receive an amount in cash equal to $41.50 (subject to any adjustment pursuant to Section 6.1(b)(iii)(C), the “DownREIT Per Share Merger Consideration”), without interest.
(b)	From and after the DownREIT Merger Effective Time, the unit transfer books of DownREIT shall be closed, and thereafter there shall be no further registration of transfers of DownREIT Units. From and after the DownREIT Merger Effective Time, Persons who held DownREIT Units immediately prior to the DownREIT Merger Effective Time shall cease to have rights with respect to such units, except as otherwise provided for in this Agreement.
(c)	The DownREIT Per Share Merger Consideration shall be equitably adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the DownREIT Merger Effective Time.

Section 3.4   Exchange Fund; Paying Agent.

(a)	Prior to the mailing of the Proxy Statement, Parent shall designate a reputable bank or trust company that is reasonably acceptable to Parent and Company to act as paying agent in the Mergers (the “Paying Agent”), and the Paying Agent will administer the payments described in Section 3.1, Section 3.2 and Section 3.3. At any time following the twelve-month anniversary of the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund or that had otherwise been made available to the Paying Agent and that have not been disbursed and thereafter, subject to the time limitations in Section 3.4(f), such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any REIT Merger Consideration, OP Merger Consideration or DownREIT Merger Consideration that may be payable, as determined pursuant to this Agreement, without any interest thereon.
(b)	At or before the REIT Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration (such cash amounts payable through the Paying Agent, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Company Common Stock, Company OP Units and DownREIT Units.
(c)	The Exchange Fund shall be invested by the Paying Agent as directed by Parent, on behalf of the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity. Interest and other income on the Exchange Fund shall be the sole and exclusive property of the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity and shall be paid to the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity, as the applicable Person directs. No investment of the Exchange Fund shall relieve the REIT Surviving Entity, the Partnership Surviving Entity, the DownREIT Surviving Entity or the Paying Agent from making the payments required by this Article 3, and following any losses from any such investment, Parent, the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity shall promptly provide additional funds to the Paying Agent to the extent necessary to satisfy the REIT Surviving Entity’s, the Partnership Surviving Entity’s and the DownREIT Surviving Entity’s obligations hereunder for the benefit of the former holders of shares of Company Common Stock, Company OP Units and DownREIT Units, which additional funds will be deemed to be part of the Exchange Fund.

(d)	Prior to the REIT Merger Effective Time, Parent will enter into an exchange and paying agent agreement with the Paying Agent, in a form reasonably acceptable to Parent and Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 3.4.
(e)	As soon as reasonably practicable after the REIT Merger Effective Time (but in no event later than five Business Days after the REIT Merger Effective Time), Parent, the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity shall cause the Paying Agent to: (i) mail to each holder of shares of Company Common Stock, Company OP Units and DownREIT Units for whom the Paying Agent does not have either an IRS Form W-9 on file or a certification from the applicable former Company stockholder or unitholder certifying such stockholder’s or unitholder’s taxpayer identification number, an instruction request letter (which shall be in customary form and have such other provisions as Parent and Company shall reasonably agree), including instructions for effecting the exchange of shares of Company Common Stock, Company OP Units and DownREIT Units for the REIT Merger Consideration, the OP Merger Consideration or the DownREIT Merger Consideration, as applicable, and (ii) subject to the receipt of the information required by clause (i) of this Section 3.4(e), make, and the Paying Agent shall make, delivery and disbursement of the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration, as applicable, in each case, out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.
(f)	None of Parent, the REIT Surviving Entity, the Partnership Surviving Entity, the DownREIT Surviving Entity, the Paying Agent or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the REIT Merger Consideration, the OP Merger Consideration or the DownREIT Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of Company Common Stock, holders of Company OP Units or holders of DownREIT Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity, as applicable, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.
(g)	Parent and the REIT Surviving Entity shall bear all charges and expenses, including those of the Paying Agent, incurred in connection with the payment of the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration.

Section 3.5   Withholding Rights. The REIT Surviving Entity, the Partnership Surviving Entity, the DownREIT Surviving Entity, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the REIT Merger Consideration, the OP Merger Consideration, the DownREIT Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any former holder of Company Common Stock, Company OP Units or DownREIT Units, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. For the avoidance of doubt, holders of Company OP Units and DownREIT Units shall be subject to withholding under Section 1445 of the Code unless they furnish to the REIT Surviving Entity duly executed certificates of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B) (including appropriate references that such certification is also provided to satisfy the requirements of Section 1446(f)(2) of the Code).

Section 3.6   Dissenters Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Mergers or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COMPANY, COMPANY OP,
DOWNREIT, OP GP AND DOWNREIT GP

Except (a) as set forth in the disclosure letter prepared by Company and delivered by Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Company Disclosure Letter to the extent the applicability of such disclosure to any other section or subsection of the Company Disclosure Letter is reasonably apparent on its face (it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced); provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of Company made herein), or (b) as disclosed in the Company SEC Documents publicly available, filed with or furnished to, as applicable, the SEC prior to the date of this Agreement (excluding from such Company SEC Documents any risk factor disclosures (including those contained in such documents under the heading “Risk Factors”), disclosures about market risk and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of any representation or warranty set forth in this Article 4), each of Company, Company OP, OP GP, DownREIT and DownREIT GP hereby, jointly and severally, represents and warrants to Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub that:

Section 4.1   Organization and Qualification; Subsidiaries.

(a)	Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Company OP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. OP GP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DownREIT is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. DownREIT GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Company, Company OP, DownREIT, OP GP and DownREIT GP has the requisite corporate (or if not a corporation, other organizational) power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of Company, Company OP, DownREIT, OP GP and DownREIT GP is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)	Each Company Subsidiary and, to the Knowledge of Company, each Company Joint Venture, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate (or if not a corporation, other organizational) power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)	Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by Company, Company OP, DownREIT, OP GP, DownREIT GP, or the Company Subsidiaries, as the case may be, in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary, and (iv) the entity classification for U.S. federal income Tax purposes of each Company Subsidiary.
(d)	Section 4.1(d) of the Company Disclosure Letter sets forth a true and complete list of the Company Joint Ventures, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Joint Venture, (ii) the type of and percentage of interest held, directly or indirectly, by Company, Company OP, DownREIT, OP GP, DownREIT GP or the Company Subsidiaries, as the case may be, in each Company Joint Venture, (iii) the names of and the type of and percentage of interest held by any Person other than Company or a Company Subsidiary in each Company Joint Venture, and (iv) the entity classification for U.S. federal income Tax purposes of each Company Joint Venture. Except as set forth in Section 4.1(d) of the Company Disclosure Letter, neither Company, Company OP nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

Section 4.2   Organizational Documents.

(a)	Company has made available to Parent complete and correct copies of the Company Charter and the Company Bylaws. Company OP has made available to Parent a complete and correct copy of the Company OP Partnership Agreement. DownREIT has made available to Parent a complete and correct copy of the DownREIT Partnership Agreement.
(b)	Company has made available to Parent copies of the Organizational Documents, together with all amendments thereto, of each material Company Subsidiary (other than Company OP) as in effect on the date hereof.
(c)	None of Company, Company OP or DownREIT is in violation of any term of its respective Organizational Documents. To the Knowledge of Company, no Company Joint Venture is in violation of any term of its respective Organizational Documents. There are no dissolution, revocation or forfeiture proceedings regarding Company, Company OP, DownREIT or any Company Subsidiaries (other than with respect to inactive Company Subsidiaries).

Section 4.3   Capital Structure.

(a)	The authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”). At the close of business on June 22, 2018 (the “Capitalization Date”), (i) 80,581,104 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 80,207 Company OP Units (other than any Company OP Units held by Company or any of the Company Subsidiaries) were outstanding, (iv) 69,086 DownREIT Units (other than any DownREIT Units held by Company or any of the Company Subsidiaries) were outstanding, and (v) 609,734 LTIP Units were outstanding. From the

Capitalization Date through the date of this Agreement (except to the extent permitted under Section 6.1 following the execution of this Agreement), Company has not issued any shares of Company Common Stock. No Company Subsidiary owns any shares of Company Common Stock.

(b)	OP GP is the sole general partner of Company OP and Company owns, directly or indirectly, all of the general partner interests in Company OP. Section 4.3(b) of the Company Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of limited partnership interests held by, each partner (other than OP GP or any wholly-owned Company Subsidiary) in Company OP. The “Conversion Factor” as set forth in the limited partnership agreement of Company OP remains at 1.0. None of the partnership interests of Company OP have been certificated. DownREIT GP is the sole general partner of DownREIT. Section 4.3(b) of the Company Disclosure Letter sets forth, as of the date hereof the name of, and the number and class of limited partnership interests held by, each partner (other than DownREIT GP) in DownREIT. The “Conversion Factor” as set forth in the limited partnership agreement of DownREIT remains at 1.0.
(c)	All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. All shares of Company Common Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company, Company OP or DownREIT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote or holders of or other equityholders of Company OP or any Company Subsidiary may vote.
(d)	All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. Except as set forth in Section 4.3(d) of the Company Disclosure Letter, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all Liens other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals and reserves are being maintained on Company’s financial statements (if such reserves are required pursuant to GAAP).
(e)	Other than pursuant to the Company Equity Incentive Plan (including in connection with the satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Incentive Plan in the event that the grantees fail to satisfy withholding Tax obligations), the Company DRIP and the Organizational Documents of the Company Subsidiaries and Company Joint Ventures, there are no outstanding subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company or any of the Company Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, delivered or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company, Company OP or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests. From the

Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has issued or granted any subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind. Except as set forth in Section 4.3(e) of the Company Disclosure Letter, there are no amounts that have been contributed to the Company DRIP for which the applicable participant has not received the corresponding number of shares of Company Common Stock in accordance with the Company DRIP.

(f)	Other than pursuant to the Organizational Documents of Company, Company OP, the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, none of Company, Company OP or any Company Subsidiary is a party to or, to the Knowledge of Company, bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of Company or any of the Company Subsidiaries.
(g)	Except as set forth in Section 4.3(g) of the Company Disclosure Letter, there are no voting trusts, “poison pills” or other “stockholder rights plans,” proxies or similar Contracts to which the Company or any the Company Subsidiaries is a party with respect to the voting of any shares of stock of the Company or any Company Subsidiaries.
(h)	Except as set forth in Section 4.3(h) of the Company Disclosure Letter, none of Company, Company OP or any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.
(i)	Section 4.3(i) of the Company Disclosure Letter sets forth a true, complete and correct list of all Persons who, as of the close of business on the Capitalization Date, held outstanding LTIP Units, indicating the (i) type of award granted, and (ii) the number of Company OP Units subject to such LTIP Unit. All LTIP Units were (x) granted, accounted for, reported and disclosed in accordance with the applicable Laws and accounting rules, and (y) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the Company’s financial statements in accordance with GAAP. Except for the LTIP Units set forth on Section 4.3(i) of the Company Disclosure Letter, there are no awards promised or outstanding under the Company Equity Incentive Plan.
(j)	All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary that have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4   Authority.

(a)	Each of Company, Company OP, DownREIT, OP GP and DownREIT GP has the requisite corporate or partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which any such Person is a party, including the Mergers. The execution and delivery of this Agreement by Company, Company OP, DownREIT, OP GP and DownREIT GP and the consummation by Company, Company OP, DownREIT, OP GP and DownREIT GP of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or partnership action, as applicable, and no other corporate or partnership proceedings on the part of Company, Company OP, DownREIT, OP GP or DownREIT GP are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, (ii) with respect to the REIT Merger, the filing of the REIT Merger Articles of Merger with, and acceptance for record of the REIT Merger Articles of Merger by, the SDAT, (iii) with respect to the OP Merger, the filing of the OP Merger Certificate of Merger with, and the acceptance for record of the OP Merger Certificate of Merger by, the SOS, and (iv) with respect to the DownREIT Merger, the filing of the DownREIT Merger Certificate of Merger with, and the acceptance for record of the DownREIT Merger Certificate of Merger by, the SOS. This Agreement has been duly executed and delivered by Company, Company OP, DownREIT, OP GP and DownREIT GP, and assuming due authorization, execution and delivery by Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, constitutes a legally valid and binding obligation of Company, Company OP, DownREIT, OP GP and DownREIT GP enforceable against Company, Company OP, DownREIT, OP GP and DownREIT GP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)	The Company Board has (i) unanimously declared that the REIT Merger and the terms of this Agreement are advisable and in the best interests of the Company, (ii) unanimously authorized, approved and adopted the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated by this Agreement, (iii) unanimously directed that the REIT Merger be submitted to a vote of the holders of Company Common Stock, and (iv) unanimously resolved to recommend that holders of Company Common Stock vote in favor of approval and adoption of the REIT Merger (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

Section 4.5   No Conflict; Required Filings and Consents.

(a)	The execution and delivery of this Agreement by each of Company, Company OP, DownREIT, OP GP and DownREIT GP does not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of the Organizational Documents of any of Company or the Company Subsidiaries, including (A) the Company Charter or the Company Bylaws, (B) the Company OP Partnership Agreement, (C) the DownREIT Partnership Agreement, or (D) any Organizational Document of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Company, Company OP, DownREIT, OP GP, DownREIT GP or any other Company Subsidiary or by which any property or asset of Company, Company OP, DownREIT, OP GP, DownREIT GP or any other Company Subsidiary is bound, (iii) require any notice, consent or approval (except as contemplated by Section 4.5(b) or as set forth in Section 4.5(a) of the Company Disclosure Letter) under, or result in any breach of any obligation or any loss of any material benefit or material increase in any cost or obligation of Company, Company OP, DownREIT, OP GP, DownREIT GP or any other Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, any Company Material Contract, or (iv) give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien other than a Company Permitted Lien, on any property or asset of Company, Company OP or any Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Company, Company OP or any Company Subsidiary is a party, except, as to clauses (ii) through (iv) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)	The execution and delivery of this Agreement by each of Company, Company OP, DownREIT, OP GP and DownREIT GP does not, and the performance of this Agreement by each of Company, Company OP, DownREIT, OP GP and DownREIT GP will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the SDAT pursuant to the MGCL and the MRL, (iii) the filing of the OP Merger Certificate of Merger with, and the acceptance for record of the OP Merger Certificate of Merger by, the SOS pursuant to the DRULPA, (iv) the filing of the DownREIT Merger Certificate of Merger with, and the acceptance for record of the DownREIT Merger Certificate of Merger by, the SOS pursuant to the DRULPA, (v) such filings as may be required in connection with state and local Transfer Taxes, (vi) such filings or submissions as may be required under the rules and regulations of the New York Stock Exchange, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.6   Permits; Compliance with Law.

(a)	Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.16, which are addressed solely in that section, Company, Company OP and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority, including building permits and certificates of occupancy, necessary for Company, Company OP and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company, Company OP nor any Company Subsidiary has received any written notice nor has any Knowledge indicating that Company, Company OP or any Company Subsidiary currently is not in compliance with the terms of any Company Permit, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)	Neither Company, Company OP nor any Company Subsidiary is or has been since January 1, 2016 in conflict with, or in default or violation of, or received any written notice from any Governmental Authority regarding any violation by Company, Company OP or any Company Subsidiary of, (i) any Law applicable to Company, Company OP or any Company Subsidiary or by which any property or asset of Company, Company OP or any Company Subsidiary is bound (except for Laws addressed in Section 4.12, Section 4.15, Section 4.16 which are solely addressed in those Sections), including the Foreign Corrupt Practices Act and anti-money laundering Laws, or (ii) any Company Permits (except for Company Permits addressed in Section 4.16 which are solely addressed in that Section), except, in each case ((i) and (ii)), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.7   SEC Documents; Financial Statements.

(a)	Each of Company and Company OP has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, statements, schedules and reports required to be filed by Company and Company OP with the SEC since and including January 1, 2016 (the forms, documents, statements and reports filed with the SEC since and including January 1, 2016 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto and any required certifications under the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the “Company SEC Documents”). As of their respective dates, or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or Exchange Act, as the case may be, and none of the Company SEC Documents, at the time of filing or being furnished or, if supplemented, modified or amended since the time of filing or being furnished, as of the date of the most recent supplement, modification or amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and mailing, respectively), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents and, to the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of an ongoing SEC review. Other than Company OP, no Company Subsidiary is required to file any form or report with the SEC.

(b)	Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on one hand, and Company or Company OP, on the other hand, since and including January 1, 2016. At all applicable times, Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder, as amended from time to time. Company maintains effective disclosure controls as defined in Rule 13a-15 or 15d-15 under the Exchange Act. Neither the Company nor any Company Subsidiary has outstanding or arranged any outstanding “extension of credit” within the meaning of Section 402 of the Sarbanes-Oxley Act or prohibited loans to any executive officer or director. The Company is in compliance in all material respects with all current listing requirements of the New York Stock Exchange.
(c)	The consolidated financial statements of Company, Company OP and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Company, Company OP and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company, Company OP and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.
(d)	Neither Company, Company OP nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company, Company OP and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company, Company OP or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company, any Company Subsidiary or such Company’s, Company OP’s or Company Subsidiary’s audited financial statements or other Company SEC Documents.

Section 4.8   Absence of Certain Changes or Events. From January 1, 2018 through the date of this Agreement and except as set forth in Section 4.8 of the Company Disclosure Letter, (a) Company, Company OP and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, that has had or would reasonably be expected to result in a Company Material Adverse Effect.

Section 4.9   No Undisclosed Material Liabilities. Except as set forth in Section 4.9 of the Company Disclosure Letter, there are no material liabilities of Company, Company OP or any of the Company Subsidiaries of any nature that would be required under GAAP to be set forth on the financial statements of Company or the notes thereto (whether accrued, absolute, contingent or otherwise), other than: (a) liabilities reflected or reserved against on the balance sheet of Company dated as of December 31, 2017 (including the notes thereto) as required by GAAP, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2017, and (d) liabilities to perform under contracts entered into by Company, Company OP or the Company Subsidiaries.

Section 4.10   No Default. None of Company, Company OP or any of the Company Subsidiaries, or to the Knowledge of the Company, any Company Joint Venture, is in default or violation of any term, condition or provision of (a) its Organizational Documents, or (b) except as set forth in Section 4.10 of the Company Disclosure Letter, any loan or credit agreement, note or any bond, mortgage or indenture, to which Company, Company OP or any of the Company Subsidiaries is a party or by which Company, Company OP or any of the Company Subsidiaries or any of their respective properties or assets is bound, except, in the case of (b), for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.11   Litigation. Except as set forth in Section 4.11 of the Company Disclosure Letter, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Company, threatened in writing against Company, Company OP or any Company Subsidiary or their respective properties at Law or in equity, (i) that, if determined adversely to Company or any Company Subsidiary, is reasonably likely to result in liability of more than $3,000,000, individually, in excess of amounts covered by insurance or (ii) that individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect, and (b) except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, none of Company, Company OP, any Company Subsidiary, or any of the Company Real Properties, is or has been within the past three years prior to the date of this Agreement subject to any outstanding Order of any Governmental Authority.

Section 4.12   Taxes.

(a)	Each of Company, Company OP and each Company Subsidiary has timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each of Company, Company OP and each Company Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.
(b)	Company (i) for each taxable year commencing with Company’s year ended December 31, 2005 and through its taxable year ended December 31, 2017 was subject to taxation as a “real estate investment trust” within the meaning of Section 856 of the Code (a “REIT”) and satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2018 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT;

(iii) intends to continue to operate (including with regard to the REIT distribution requirements in the taxable year that includes and/or ends on the Closing Date) in such a manner as to qualify as a REIT for its taxable year that will end with the REIT Merger Effective Time; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or threatened, to the Knowledge of Company. No Company Subsidiary is a corporation for U.S. federal income Tax purposes, other than (i) a corporation that qualifies as a REIT, (ii) a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”), or (iii) a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”).

(c)	(i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of Company, threatened with regard to any material Taxes or Tax Returns of Company, Company OP or any Company Subsidiary; (ii) no material deficiency for Taxes of Company, Company OP or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Company, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) none of Company, Company OP or any Company Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) none of Company, Company OP or any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) none of Company, Company OP or any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) and does not intend or plan to enter into such a closing agreement through the Closing Date; and (vi) to the Knowledge of Company, neither Company nor each Company Subsidiary is subject to a claim by a Governmental Authority in a jurisdiction where Company or such Company Subsidiary does not file Tax Returns that Company or such Company Subsidiary is subject to taxation by that jurisdiction.
(d)	Each Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for U.S. federal income Tax purposes as a partnership, disregarded entity or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, whose separate existence is respected for U.S. federal income Tax purposes.
(e)	Correct and complete copies of all federal income Tax Returns as filed for Company, Company OP, and EDR Management Inc., with respect to each taxable year commencing with the taxable year ended December 31, 2012 through and including the taxable year ended December 31, 2016 (and the initial federal income Tax Return for Company for the taxable year ended December 31, 2005) have been made available to Parent. Correct and complete copies of all state income Tax Returns as filed for (i) Company, Company OP, and EDR Management Inc., with respect to each taxable year commencing with the taxable year ended December 31, 2012 through and including the taxable year ended December 31, 2016 and (ii) all other Company Subsidiaries with respect to the taxable year ended December 31, 2016 have been made available to Parent.
(f)	Section 4.12(f) of the Company Disclosure Letter lists each Company Subsidiary that (i) is treated for U.S. federal income Tax purposes as a partnership, and (ii) does not have a valid election under Section 754 of the Code in place.
(g)	Neither Company, Company OP nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code, Treasury Regulation Section 1.337(d)-7 or any other temporary or final regulation under Section 337(d) of the Code. As of the close of each of its taxable years, Company has never had any earnings and profits accumulated in any non-REIT year for U.S. federal income tax purposes.

(h)	For all taxable years commencing with Company’s year ending December 31, 2009: (i) neither Company nor any Company Subsidiary has incurred any material liability for Taxes under Sections 856(c), 856(g), 857(b), 857(f), 860(c) or 4981 of the Code, Treasury Regulation Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, in each case that have not been paid, (ii) neither Company nor any Company Subsidiary has engaged in any transaction that reasonably would be expected to result in “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income,” in each case as defined in Section 857(b)(7) of the Code, and (iii) to the Knowledge of Company, no event has occurred and no condition or circumstance exists that presents a material risk that any material Tax described in clauses (i) or (ii) will be imposed on the Company or any Company Subsidiary.
(i)	Company, Company OP and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(j)	There are no Tax Liens upon any property or assets of Company, Company OP or any Company Subsidiary, except Liens for current Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
(k)	There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company, Company OP or any Company Subsidiary (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business).
(l)	There are no Tax Protection Agreements in force on the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or to the Knowledge of Company threatened to raise, a material claim against the Company or any Company Subsidiary for any breach of any Tax Protection Agreements.
(m)	None of Company, Company OP or any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.
(n)	None of Company, Company OP or any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Company, Company OP or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.
(o)	None of Company, Company OP or any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(p)	None of Company, Company OP or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.
(q)	Except as set forth in Section 4.12(q) of the Company Disclosure Letter, each outstanding equity interest issued to an employee of the Company or any Company Subsidiary by the Company, Company OP or any Company Subsidiary that was intended to be treated as a “profits interest” as such term is defined in IRS Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by IRS

Revenue Procedure 2001-43, 2001 C.B. 191, qualifies as a profits interest and the transactions contemplated hereby will not affect the status of any such equity interest as a profits interest. Except as set forth in Section 4.12(q) of the Company Disclosure Letter, the holder of each such profits interest timely filed an election under Section 83(b) of the Code in accordance with Treasury Regulation Section 1.83-2(d) (an “83(b) Election”) in connection with the issuance of such profits interests.

(r)	With respect to Company’s taxable year ending with the REIT Merger, taking into account, without limitation, all distributions to be made by Company prior to the day of the REIT Merger and the U.S. federal income Tax effects of the REIT Merger described in Section 2.7, (i) Company will have distributed amounts to its respective stockholders equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code, and (ii) Company will not be subject to Tax under Sections 857(b)(1) or 4981 of the Code.
(s)	Section 4.12(s) of the Company Disclosure Letter lists each waiver or exemption (including any amendments thereto) by Company of the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” contained in Company’s Organizational Documents. Company has made available to Parent complete and correct copies of each such waiver or exemption and all representations and Company Board resolutions generated or received by the Company in connection with each such waiver or exemption. To the Knowledge of the Company, no Person has owned, does own or will own 10% or more of Company, within the meaning of Sections 856(d)(2)(B) and 856(d)(5) of the Code, as a result of such waivers or exemptions.
(t)	This Section 4.12 contains the sole and exclusive representations and warranties of Company, Company OP, DownREIT, OP GP and DownREIT GP with respect to Taxes and Tax matters (other than those matters described in Section 4.13).

Section 4.13   Benefit Plans; Employees.

(a)	Section 4.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of every material Benefit Plan adopted, sponsored, maintained, participated in, required to be contributed to, or contributed to by the Company, Company OP or any other Company Subsidiary or under which Company, Company OP or any other Company Subsidiary would have any liability (contingent or otherwise) (each such Benefit Plan, without respect to materiality, a “Company Benefit Plan”). Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to Company’s Knowledge, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination or result in the imposition of any material liability, penalty or Tax under ERISA or the Code. Neither the Company nor any Company Subsidiary has made any plan or commitment to establish any new Company Benefit Plan or to amend or terminate any Company Benefit Plan (except to the extent required to conform any such Company Benefit Plan to the requirements of any applicable Law, as previously disclosed to Parent in writing, or as required by this Agreement). Each Company Benefit Plan can be amended, terminated, or otherwise discontinued after the REIT Merger Effective Time in accordance with its terms, without material liabilities to Parent or the Surviving Entities, other than ordinary administrative expenses typically incurred in a termination event.
(b)	With respect to each Company Benefit Plan, Company has made available to Parent (if applicable to such Company Benefit Plan): (i) if such plan is written, all documents embodying or governing such Company Benefit Plan and any funding medium for the Company Benefit Plan (including, without limitation, trust agreements); (ii) if such plan is unwritten, a written description of the material terms of such plan; (iii) the most recent IRS determination or opinion letter with respect to such Company Benefit Plan under Code Section 401(a); (iii) the three most recently filed IRS Forms 5500 (including all schedules and attachments thereto) and related financial statements; (iv) the summary plan description for such Company Benefit Plan (or other descriptions of such

Company Benefit Plan provided to employees) and all modifications thereto; (v) any insurance policy related to such Company Benefit Plan; (vi) nondiscrimination and coverage testing results for the three most recent plan years; and (vii) all material and non-routine correspondence to or from any Governmental Authority during the prior six years.

(c)	Each Company Benefit Plan has been administered in accordance with the requirements of applicable Law, including, without limitation, ERISA and the Code, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and is being administered and operated in all material respects in accordance with its terms. No Company Benefit Plan or any other employee benefit plan maintained, sponsored, required to be contributed to or contributed to by Company or any ERISA Affiliate now or at any time within the previous six years is or was (i) subject to Title IV of ERISA, (ii) a multiemployer plan, within the meaning of ERISA Section 3(37), (iii) a multiple employer plan, within the meaning of Section 210 of ERISA or Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement, as such term is defined in Section 3(40) of ERISA. All Company Benefit Plans subject to Section 409A of the Code comply in both form and operation with Section 409A of the Code and the rules and regulations thereunder, and, to the Knowledge of Company, no amount that is payable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement will be includible in the gross income of any person as a result of the operation of Section 409A of the Code and the rules and regulations thereunder. No Company Benefit Plan is subject to the Laws of any jurisdiction outside of the United States.
(d)	Full payment has been made, or otherwise properly accrued on the books and records of Company and any applicable Company Subsidiary, of all amounts that Company and any such Company Subsidiary are required under the terms of the Company Benefit Plan or applicable Law to have paid as contributions to such Company Benefit Plan on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of Company and the Company Subsidiaries through the Closing Date.
(e)	No Action has been made, commenced or, to the Knowledge of Company, threatened with respect to any Company Benefit Plan (other than for benefits payable in the ordinary course of business).
(f)	No Company Benefit Plan provides for medical, health, life insurance or other welfare benefits (other than as required under Section 4980B of the Code or state health continuation laws and for which the participant pays the entire cost of coverage) to any current or future retiree or former employee.
(g)	Except as set forth in Section 4.13(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or together with any other event) (i) entitle any current or former employee or other service provider of Company or a Company Subsidiary to severance pay, unemployment compensation or forgiveness of indebtedness, or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation, requirement or restriction pursuant to any Company Benefit Plan, (ii) result in any payment or benefit to any Person which would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) or not be deductible under Section 280G of the Code, or (iii) create any limitation or restriction on Parent, Company or any Company Subsidiary to amend, terminate or otherwise discontinue any Company Benefit Plan. Neither Company nor any Company Subsidiary has any obligation to gross up, indemnify, or otherwise reimburse any person for any excise taxes, interest, or penalties incurred under Sections 4999 or 409A of the Code.
(h)	Neither Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, or any similar organization or group (hereinafter, a “Collective Bargaining

Agreement”), nor are there, or in the past three (3) have there been, any negotiations or discussions currently pending or occurring between Company, or any of the Company Subsidiaries, and any union or employee association regarding any Collective Bargaining Agreement or any other work rules or polices. To Company’s Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of the Company Subsidiaries.

(i)	Except as set forth in Section 4.13(i) of the Company Disclosure Letter, there are no Actions pending or, to Company’s Knowledge, threatened against Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of Company or any of the Company Subsidiaries in connection with the employment relationship.
(j)	Except as set forth in Section 4.13(j) of the Company Disclosure Letter, the employment of each employee of the Company and all Company Subsidiaries is terminable by the Company or the Company Subsidiary at-will.
(k)	Company and all of the Company Subsidiaries are, and have been for the prior three (3) years, in compliance with all applicable Laws relating to employment or labor, including, but not limited to, all applicable Laws relating to wages, hours, meal and rest breaks, civil rights, affirmative action, discrimination in employment, harassment, retaliation, equal opportunity employment, collective bargaining, pay equity, immigration, the WARN Act, workers’ compensation, occupational health and safety, the collection and payment of withholding and/or social security Taxes and any similar Tax and collective bargaining, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(l)	To the Knowledge of Company, no employee of the Company or any Company Subsidiary is in violation, in any material respect, of any material term of any non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee to be employed by the Company or Company Subsidiary.
(m)	There has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to the Company or any Company Subsidiary within the 12 months prior to the Closing Date.

Section 4.14   Information Supplied. None of the information relating to Company, Company OP and the Company Subsidiaries contained in the Proxy Statement or that is provided by Company, Company OP and the Company Subsidiaries for inclusion or incorporation by reference in any other document filed with any Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will (with respect to Company, its officers and directors, Company OP and the Company Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation is made as to statements made, or supplied, by Parent for inclusion in the Proxy Statement.

Section 4.15   Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.15 of the Company Disclosure Letter, neither Company, Company OP nor any Company Subsidiary: (i) owns any registered trademarks, patents or copyrights, (ii) has any pending applications, registrations or recordings for any trademarks, patents or copyrights, or (iii) is a party to any licenses, contracts or agreements with respect to use by Company, Company OP or any Company Subsidiary of any trademarks or patents. To the Knowledge of Company, no Intellectual Property used by Company, Company OP or any of the Company Subsidiaries infringes or otherwise violates or is alleged to infringe or otherwise violate any Intellectual Property rights of any third party. No claims are pending or, to the Knowledge of Company, threatened contesting the validity, enforceability, ownership or use of any Intellectual Property owned by Company or alleging that Company, Company OP or any of the Company Subsidiaries infringes or otherwise violates any Intellectual Property rights of any third person, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of Company, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of Company, Company OP or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company, Company OP and the Company Subsidiaries own, free and clear of any Liens, except Company Permitted Liens, or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Company, Company OP and the Company Subsidiaries as it is currently conducted.

Section 4.16   Environmental Matters. Except as set forth in any Phase I or Phase II report or any Company Insurance Policies provided to Parent prior to the date hereof or as set forth in Section 4.16 of the Company Disclosure Letter:

(a)	Each of Company, Company OP and each Company Subsidiary is in compliance in all material respects with all Environmental Laws.
(b)	Company, Company OP and each Company Subsidiary has obtained and owns or possesses all Environmental Permits necessary to conduct their operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in full force and good standing, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect.
(c)	Neither Company, Company OP nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that Company, Company OP or any such Company Subsidiary is in violation in any material respect of, or liable in any material respect under, any Environmental Law or with respect to Hazardous Materials, the subject of which remains unresolved. To the Knowledge of Company, there is no Action pending or threatened against Company, Company OP or any Company Subsidiary under any Environmental Law or with respect to Hazardous Materials that would reasonably be expected to have a Company Material Adverse Effect.
(d)	Neither Company, Company OP nor any Company Subsidiary has entered into or agreed to any Order or is subject to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, Release, remediation, removal or cleanup of Hazardous Materials.
(e)	Except as would not reasonably be expected to have a Company Material Adverse Effect, there has been no Release of any Hazardous Materials at or from any Company Real Property that requires investigation or remediation pursuant to Environmental Law and that remains unresolved, or that would reasonably be expected to result an Action or Order against Company, Company OP or any Company Subsidiary.
(f)	This Section 4.16 contains the sole and exclusive representations and warranties of Company, Company OP, DownREIT, OP GP and DownREIT GP with respect to environmental matters, Environmental Laws or Hazardous Materials.

Section 4.17   Properties.

(a)	Section 4.17(a)(i) of the Company Disclosure Letter sets forth a list of (i) each student housing community owned, ground leased, ground subleased, managed or operated by Company or any

Company Subsidiary (each, a “Company Community”), (ii) the address of each such Company Community, (iii) whether each such Company Community is (A) owned, ground leased or ground subleased by Company or any Company Subsidiary, (B) operated by Company or any Company Subsidiary, and/or (C) managed by Company or any Company Subsidiary and (iv) in the case of each Company Community that is ground leased or ground subleased by the Company or any Company Subsidiary, a list of all leases, subleases or other agreements pursuant to which the Company or any Company Subsidiary ground leases or ground subleases a Company Community and any related guaranties (each, a “Company Ground Lease”). Except as would not reasonably be expected to have a Company Material Adverse Effect, (I) all Company Communities are in working order sufficient for their normal operation in the ordinary course of business, subject to normal wear and tear, and are adequate and suitable for the purposes for which they are presently being used, and (II) there are no pending or, to the Knowledge of Company, threatened in writing, condemnation proceedings or enforcement actions relating to any Company Community. Except as would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.17(a)(ii) of the Company Disclosure Letter, no portion of any Company Community has suffered any damage by fire or other casualty loss that has not been repaired and restored.

(b)	Section 4.17(b)(i) of the Company Disclosure Letter lists all real property (other than a Company Community) owned by Company or any Company Subsidiary (together with the Company Communities owned by Company or any Company Subsidiary, but subject to the last sentence of this Section 4.17(b)(i) the “Owned Real Property”). Except as set forth in Section 4.17(b)(ii) of the Company Disclosure Letter, with respect to each Owned Real Property, (i) either Company or a Company Subsidiary has valid fee simple title to such Owned Real Property, free and clear of all Liens, other than Company Permitted Liens, and (ii) there are no outstanding purchase agreements, options or rights of first refusal, rights of first offer or other similar rights in favor of any other party to purchase such Owned Real Property or any material portion thereof or interest therein. Except as would not reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Knowledge of Company, threatened in writing, condemnation proceedings or enforcement actions relating to any Owned Real Property. With respect to any real property that is sold or acquired by the Company or any Company Subsidiary after the date hereof, in each case in compliance with Section 6.1(b), the term “Owned Real Property” shall be deemed to include such real property only during the period such real property is owned by the Company or any Company Subsidiary.
(c)	Section 4.17(c)(i) of the Company Disclosure Letter lists all leases, subleases or other agreements pursuant to which Company or any Company Subsidiary uses or occupies or has the right to use or occupy any real property (other than a Company Community disclosed in Section 4.17(a)(i) of the Company Disclosure Letter, and leases between Company Subsidiaries) (together with the Company Communities that are ground leased or ground subleased by Company or any Company Subsidiary, but subject to the last sentence of this Section 4.17(c), the “Leased Real Property” and all such leases, together with the Company Ground Leases, the “Company Ground/Property Leases”). Except as set forth in Section 4.17(c) of the Company Disclosure Letter, with respect to each Leased Real Property, (A) either Company or a Company Subsidiary has valid leasehold title to such Leased Real Property free and clear of all Liens other than Company Permitted Liens, and (B) there are no outstanding purchase agreements, options or rights of first offer or rights or first refusal in favor of any other party to acquire the leasehold interest of Company or any Company Subsidiary in any Leased Real Property or any portion thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (I) each Company Ground/Property Lease is valid, binding and in full force, and (II) no uncured default of a material nature on the part of Company or, as applicable, any Company Subsidiary or, to the Knowledge of Company, the landlord thereunder exists under any Company Ground/Property Lease. Company has made available to Parent correct and complete copies of all of the Company Ground/Property Leases including all amendments, guaranties and other agreements relating thereto, all of which documents are listed on Section 4.17(a)(i) or Section 4.17(c) of the Company Disclosure Letter, as applicable. Neither the Company nor any

Company Subsidiary is in breach or violation in any material respect of, or in default (in each case with or without notice or lapse of time or both) in any material respect under, any Company Ground/Property Lease, and neither the Company nor any Company Subsidiary has received or given notice that it is in default in any material respect under any Company Ground/Property Lease which remains uncured. Except as would not reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Knowledge of Company, threatened in writing, condemnation proceedings or enforcement actions relating to any Leased Real Property. With respect to any real property for which the Company or any Company Subsidiary enters into a lease as tenant after the date hereof or as to which the lease of such real property terminates after the date hereof, in each case in compliance with Section 6.1(b), the term “Owned Real Property” shall be deemed to include such real property only during the period such real property is leased by the Company or any Company Subsidiary.

(d)	Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither Company nor any Company Subsidiary has received written notice of any existing zoning or land use violations with respect to any Company Real Property, (ii) to the Knowledge of Company, there are no pending Actions initiated by or on behalf of Company or any Company Subsidiary to change or redefine the zoning classification or land use approvals of all or any portion of any Company Real Property, (iii) to the Knowledge of Company, there are no restrictions of record or zoning ordinances that would prohibit any Company Community from being operated for its current use, (iv) to the Knowledge of Company, each Company Community has adequate access to operate as it is currently being operated, and (v) neither the Company nor any Company Subsidiary has received written notice to the effect that any condemnation proceedings are pending or threatened with respect to any Company Real Property.
(e)	Except as set forth on Section 4.17(e)(i) of the Company Disclosure Letter, Company’s or the applicable Company Subsidiary’s fee simple or leasehold title to each Company Community, each Owned Real Property and each Company Real Property that is ground leased or ground subleased by Company or any Company Subsidiary is insured pursuant to a title insurance policy duly issued by a national title insurance company and, to the Knowledge of the Company, each such title insurance policy is valid, in full force and effect and no written claim has been made thereunder (and to the Knowledge of the Company, no fact or circumstances exist or have occurred which would be reasonably likely to result in a material claim thereunder) and will remain in full force and effect following the Closing in accordance with its terms. Except as set forth in Section 4.17(e)(ii) of the Company Disclosure Letter, Company has made available to Parent the most current policies of title insurance with respect to each Company Community and the most recent survey of each of the Company Communities in the Company’s possession.
(f)	Section 4.17(f) of the Company Disclosure Letter lists each Company Real Property that is (i) under development as of the date hereof (other than normal repair and maintenance but including any construction project the cost of which is in excess of $3,000,000) and describes (A) the status of such development as of the date hereof (including the anticipated completion date), and (B) the budgeted costs and the costs to complete, (ii) subject to a binding agreement for development or commencement of construction by Company or a Company Subsidiary or (iii) land held for development (each a “Development Project”), in each case, other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business. Except as set forth on Section 4.17(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is in default of any obligations in any material respect under any Company Material Contract entered into with respect to any Development Project.
(g)	Section 4.17(g) of the Company Disclosure Letter sets forth a correct and complete list of each management agreement pursuant to which the Company or any Company Subsidiary manages or operates a property on behalf of any Person and identifies the Company Property or third party property that is subject to such management agreement, the Company or Company Subsidiary that is a party to that management agreement, the date of such management agreement and each material amendment thereto (the “Management Agreement Documents”). Correct and complete copies of all of the Management Agreement Documents have been made available to the Parent. Each of the Management Agreement Documents is valid and binding on the Company or Company Subsidiary, as the case may be, and, to the Company’s Knowledge, each other party thereto, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law.

(h)	The information set forth in the rent rolls for each of the Company Communities that have previously been made available by or on behalf of Company, Company OP or a Company Subsidiary to Parent, is true and correct in all material respects as of April 30, 2018.
(i)	Except as set forth in Section 4.17(i) of the Company Disclosure Letter, there are no contracts providing any third party with a right to participate in the profits, equity or other interests in any Company Property.

Section 4.18   Material Contracts.

(a)	Except for contracts filed as exhibits to the Company SEC Documents or as set forth in Section 4.18(a) of the Company Disclosure Letter, as of the date of this Agreement, neither Company, Company OP nor any Company Subsidiary is a party to or bound by any contract that, as of the date hereof:
(i)	is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;
(ii)	obligates Company, Company OP or any Company Subsidiary to make aggregate expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 annually or $5,000,000 over the term of the contract and is not cancelable within ninety (90) days without penalty to Company, Company OP or any Company Subsidiary, except for any Company Ground/Property Lease;
(iii)	contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of Company, Company OP or any Company Subsidiary, or that otherwise restricts the lines of business conducted by Company, Company OP or any Company Subsidiary or the geographic area in which Company, Company OP or any Company Subsidiary may conduct business;
(iv)	is an agreement (other than the Company Charter, Company Bylaws, Company OP Partnership Agreement or Organizational Document of a Company Subsidiary) that obligates Company, Company OP or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Company, Company OP or any Company Subsidiary pursuant to which Company or a Company Subsidiary is the indemnitor;
(v)	constitutes an Indebtedness obligation of Company, Company OP or any Company Subsidiary with a principal amount as of the date hereof greater than $5,000,000 (the “Existing Loans”);
(vi)	constitutes an Order by any Governmental Authority against Company or any Company Subsidiary under which a Governmental Authority has imposed any material monetary or non-monetary obligations upon Company, Company OP or any Company Subsidiary after the date of this Agreement;
(vii)	contains an option, right of first offer, right of first refusal or otherwise requires Company, Company OP or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Ground/Property Lease) with a fair market value or purchase price in excess of $5,000,000 or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Ground/Property Lease;

(viii)	constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;
(ix)	constitutes a joint venture, partnership or limited liability company agreement or other similar agreement between Company, Company OP or any Company Subsidiary, on the one hand, and any third party, on the other hand;
(x)	constitutes a loan or requires Company or any Company Subsidiary to make a loan to any Person (other than a wholly-owned Company Subsidiary) by Company, Company OP or any Company Subsidiary;
(xi)	constitutes an agreement pursuant to which the Company or a Company Subsidiary has been retained to provide pre-development, development, development management or construction management services in connection with property owned by any Person other than Company or any Company Subsidiary, which agreement provides for payments in excess of $3,000,000; or
(xii)	constitutes (x) an operating, affiliation or similar agreement with a university relating to the operation of a Company Community ground leased from the counterparty to such agreement (including any such properties that are not yet in operation) or (y) a master lease or other agreement with a university pursuant to which the Company or a Company Subsidiary expects to receive a payment in excess of $1,000,000 in 2018 or any calendar year thereafter during the term of such agreement.
(b)	Each contract in any of the categories set forth in Section 4.18(a) to which Company or any Company Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “Company Material Contract.”
(c)	Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on Company, Company OP and each Company Subsidiary that is a party thereto and, to the Knowledge of Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) Company, Company OP and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract, and (ii) to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of Company, Company OP or any Company Subsidiary, nor, to the Knowledge of Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company, Company OP nor any Company Subsidiary has received written notice of any violation or default under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of Company, Company OP or any Company Subsidiary has received written notice of termination under any Company Material Contract, and, to the Knowledge of Company, no party to any Company Material Contract has threatened to cancel any Company Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.19   Insurance. Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for the Company Real Properties (the “Company Insurance Policies”). Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, premiums due and payable under all Company Insurance Policies have been paid, and Company, Company OP and the Company Subsidiaries have complied with the terms and conditions of all Company Insurance Policies. To the Knowledge of Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by Company, Company OP or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.20   Opinion of Financial Advisor. The Company Board has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (or its oral opinion to be confirmed in writing) to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such opinion, the REIT Per Share Merger Consideration to be received in the REIT Merger by the holders of Company Common Stock (other than, to the extent applicable, Greystar, Parent, REIT Merger Sub, investors in Greystar funds or related entities, and their respective Affiliates) is fair, from a financial point of view, to such holders.

Section 4.21   Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the REIT Merger (the “Company Stockholder Approval”) is the only vote of holders of securities of Company required to approve this Agreement, the Mergers and the other transactions contemplated by this Agreement. No vote of the limited partners of Company OP or DownREIT are required in order to effect the OP Merger, the DownREIT Merger or the other transactions contemplated by this Agreement.

Section 4.22   Brokers. Except for the fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company, Company OP or any Company Subsidiary.

Section 4.23   Investment Company Act. Neither Company, Company OP nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.24   Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the REIT Merger and the other transactions contemplated by this Agreement the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) is applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Neither Company nor any Affiliate of Company is, nor at any time since December 31, 2016, an “interested stockholder” or an “affiliate” of an interested stockholder of Parent or REIT Merger Sub as defined in Section 3-601 of the MGCL.

Section 4.25   Related Party Transactions. Except for this Agreement or as set forth in the Company SEC Documents filed through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2018 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Except for the agreements set forth in Section 7.14(d) of the Company Disclosure Letter or Section 4.18(a)(iv) of the Company Disclosure Letter

and except for any award agreements in respect of LTIP Units (which shall be treated in accordance with Section 3.2 hereof), there are no agreements between Company, Company OP, DownREIT or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries and Company Joint Ventures) of Company, on the other hand.

Section 4.26   No Other Representations or Warranties. Except for the representations or warranties expressly set forth in this Article 4, neither Company, Company OP, DownREIT nor any other Person has made any representation or warranty, express or implied, with respect to Company, Company OP or the Company Subsidiaries, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company, Company OP or the Company Subsidiaries. In particular, without limiting the foregoing disclaimer, neither Company, Company OP, DownREIT nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to, except for the representations and warranties made by Company, Company OP and DownREIT in this Article 4, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence of Company, Company OP and DownREIT, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, each of Company, Company OP and DownREIT acknowledges and agrees that none of Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub or any other Person has made or is making any representations or warranties relating to Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub whatsoever, express or implied, beyond those expressly given by Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub in Article 5, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub furnished or made available to Company, Company OP and DownREIT or any of their Representatives.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT, REIT MERGER SUB, OP
MERGER SUB AND DOWNREIT MERGER SUB

Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub hereby, jointly and severally, represent and warrant to Company, Company OP, DownREIT, OP GP and DownREIT GP that:

Section 5.1   Organization and Qualification. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. REIT Merger Sub is a real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland. OP Merger Sub is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. DownREIT Merger Sub is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub has the requisite trust or partnership power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub are wholly-owned Parent Subsidiaries.

Section 5.2   Authority.

(a)	Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub has the requisite corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub is a party, including the Mergers. The execution and delivery of this Agreement by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub and the consummation by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Mergers, to the filing of the REIT Merger Articles of Merger with, and acceptance for record of the REIT Articles of Merger by, the SDAT, the filing of the OP Merger Certificate of Merger with, and the acceptance for record of the OP Merger Certificate of Merger by, the SOS and the filing of the DownREIT Merger Certificate of Merger with, and the acceptance for record of the DownREIT Merger Certificate of Merger by, the SOS. This Agreement has been duly executed and delivered by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub and, assuming due authorization, execution and delivery by Company, Company OP and DownREIT, constitutes a legally valid and binding obligation of each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)	Parent GP and, to the extent required, the limited partners of Parent, have approved and adopted this Agreement, approved the consummation of the Mergers and the other transactions contemplated by this Agreement and taken all actions required for the execution of this Agreement by Parent. In addition, each of (i) the board of trustees of REIT Merger Sub, (ii) Parent (in its capacity as the sole shareholder of REIT Merger Sub), and (iii) REIT Merger Sub (in its capacity as the sole member of the general partner of OP Merger Sub and DownREIT Merger Sub), has taken all actions required for the execution of this Agreement by REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, as applicable, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, as applicable, of the Mergers and the other transactions contemplated by this Agreement.

Section 5.3   No Conflict; Required Filings and Consents.

(a)	The execution and delivery of this Agreement by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made, and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub or by which any property or asset of each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub is bound, or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, or result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b)	The execution and delivery of this Agreement by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub does not, and the performance of this Agreement by each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the REIT Merger Articles of Merger with, and the acceptance of the REIT Merger Articles of Merger for record by, SDAT pursuant to the MGCL and the MRL, (ii) the filing of the OP Merger Certificate of Merger with, and the acceptance of the OP Merger Certificate of Merger by, the SOS pursuant to the DRULPA, (iii) the filing of the DownREIT Merger Certificate of Merger with, and the acceptance of the DownREIT Merger Certificate of Merger by, the SOS pursuant to the DRULPA, (iv) such filings as may be required in connection with state and local Transfer Taxes, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4   Litigation. Except as individually or in the aggregate, would not be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub or any Parent Subsidiary, and (b) neither Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub nor any Parent Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

Section 5.5   Information Supplied. None of the information supplied by Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub and the Parent Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any other document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6   Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub for which the Company may become liable.

Section 5.7   Financing; Available Funds; Guarantee; Solvency.

(a)	On or prior to the date of this Agreement, Parent has received and accepted, and on the date of this Agreement, Parent has delivered to Company (i) true, correct and complete copies of the following (collectively, the “Equity Commitment Letters”): (x) the fully executed equity financing commitment letter dated June 25, 2018, between Parent and certain Sponsors party thereto, and (y) the fully executed equity financing commitment letter, dated June 25, 2018, between Parent and BREIT Operating Partnership L.P. (the Sponsors party to each such letter, collectively, the “Equity Investors”), pursuant to which the Equity Investors have committed, subject only to the terms and conditions thereof, to fund Parent, OP Merger Sub and/or DownREIT Merger Sub with the amounts set forth therein on the Closing Date (the “Equity Financing”), and (ii) a true, correct and complete copy of the fully executed debt commitment letter dated June 25, 2018 from the Financing Sources party thereto, together with any fee letters (subject to customary redaction of fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms required by the Financing Sources which do not affect the conditionality of the Debt Financing or would not reasonably be expected to result in any portion of the Debt Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 2.2)

(as permitted to be amended, modified, supplemented or replaced by Section 7.15(a), including any Alternate Financing permitted by 7.15(b), the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Financing Commitments”) pursuant to which, and subject to the terms and conditions thereof, the Financing Sources party thereto have committed to provide, or cause to be provided, Parent, OP Merger Sub and/or DownREIT Merger Sub with debt financing in amounts set forth therein in connection with the consummation of the Mergers and the transactions contemplated hereby in accordance with the terms hereof (as permitted to be amended, modified, supplemented or replaced after the date of this Agreement in accordance with Section 7.15(a), including by any Alternate Financing permitted pursuant to Section 7.15(b), the “Debt Financing” and, together with the Equity Financing, the “Financing”). As of the date of this Agreement, the Financing Commitments are in full force and effect and have not been withdrawn, terminated, repudiated or rescinded or otherwise amended, supplemented or modified in any respect, and no such withdrawal, termination, repudiation, rescission, supplement, amendment, modification or waiver is contemplated. The Financing Commitments, in the form delivered to Company, constitute the legal, valid and binding obligation of Parent, OP Merger Sub and/or DownREIT Merger Sub and, to the Knowledge of Parent, all other parties thereto, enforceable against Parent, OP Merger Sub and/or DownREIT Merger Sub and, to the Knowledge of Parent, the applicable Equity Investors and Financing Sources, in each case except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws of general application relating to or affecting creditors’ rights generally and subject to general equitable principles (whether considered in a proceeding at equity or law). Parent has fully paid any and all commitment fees or other fees required to be paid pursuant to the terms of the Financing Commitments on or before the date of this Agreement. There are no side letters or other contracts or arrangements relating to the Financing Commitments related to the funding of the full amount of the Financing other than as expressly set forth in or expressly contemplated by the Financing Commitments or entered into after the date hereof in compliance with Section 7.15. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach by Parent, OP Merger Sub and/or DownREIT Merger Sub or, to Parent’s Knowledge, any Financing Source, under any term, or a failure of any condition, of the Financing Commitments or otherwise would or would reasonably be expected to result in any portion of the Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 2.2. Assuming the accuracy of the representations and warranties set forth in this Agreement, the performance in all material respects by Company, Company OP, DownREIT, OP GP and DownREIT GP of their obligations under this Agreement and the satisfaction of the conditions to Closing set forth in Article 8, both before and after giving effect to any fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms, as of the date of this Agreement, Parent does not have any reason to believe that it, OP Merger Sub and/or DownREIT Merger Sub or the Financing Sources would be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by Parent, OP Merger Sub and/or DownREIT Merger Sub or the Financing Sources, as applicable. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments. Subject to the terms and conditions of the Financing Commitments, and subject to the terms and conditions of this Agreement, the aggregate proceeds of the Financing (both before and after giving effect to any fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms) will be sufficient for Parent to pay all funds necessary on the Closing Date to pay the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration, and to satisfy the obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub required to be paid or satisfied by them at the Closing, as set forth in this Agreement, including in connection with the Mergers and the other transactions contemplated hereby, and all related expenses required to be paid by Parent and the Surviving Entities at the Closing.

(b)	Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub acknowledge and agree that their respective obligations hereunder are not contingent upon, or subject to, any conditions regarding the ability of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub to obtain the Financing.
(c)	Concurrently with the execution of this Agreement, Parent has delivered to Company, Company OP and DownREIT the Guarantee executed by certain of the Sponsors, the form of which is attached hereto as Exhibit A, in favor of Company, Company OP, DownREIT, OP GP and DownREIT GP, with respect to certain obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub in connection with this Agreement. The Guarantee is in full force and effect and constitutes a valid and binding obligation of such Sponsors that are parties thereto, enforceable against such Sponsors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, in solvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default on the part of such Sponsors under such Guarantee.
(d)	Assuming (i) satisfaction or waiver of the conditions to Parent’s, REIT Merger Sub’s, OP Merger Sub’s or DownREIT Merger Sub’s obligation to consummate the Mergers, and (ii) the financial estimates, projections or forecasts provided by Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, then after giving effect to all of the Mergers and the transactions contemplated hereby, including the Financing, each of Parent and each of the Surviving Entities will be Solvent as of the REIT Merger Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including an estimate of contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.8   No Agreements with Company Related Parties. As of the date of this Agreement, none of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub nor any of their respective Affiliates has entered into any agreement (written or oral) with any Affiliate of Company or any of the employees, officers or directors of Company or their Affiliates that is currently in effect or that would become effective in the future (upon consummation of the Mergers or otherwise) that has not been disclosed to the Company.

Section 5.9   Not an Interested Stockholder. Neither Parent nor any Affiliate of Parent is, nor at any time since December 31, 2016 has been, an “interested stockholder” or an “affiliate” of an interested stockholder of Company (as defined in Section 3-601 of the MGCL).

ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1   Conduct of Business by Company, Company OP and DownREIT.

(a)	Each of Company, Company OP and DownREIT covenants and agrees that, between the date of this Agreement and the earliest to occur of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except to the extent required by Law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Letter, Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use its commercially reasonable efforts to (A) maintain its material assets in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary’s control excepted), (B) preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with third parties, (C) keep available the services of its present executive officers, (D) maintain all Company Insurance Policies or substitutes therefor, and (E) maintain the status of Company as a REIT for U.S. federal income Tax purposes.
(b)	Without limiting the foregoing, Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted by this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Letter, Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:
(i)	amend or propose to amend (A) the Company Charter, the Company Bylaws, the Company OP Partnership Agreement or the DownREIT Partnership Agreement, (B) equivalent Organizational Documents of any Company Subsidiary, other than immaterial amendments or amendments to Organizational Documents of inactive Company Subsidiaries, or (C) except to the extent permitted by Section 7.3, waive the stock ownership limit or create an Excepted Holder Limit (as defined in the Company Charter) under the Company Charter;
(ii)	split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Company, Company OP, DownREIT or any other Company Subsidiary (other than any wholly-owned Company Subsidiary);
(iii)	declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company, Company OP or any Company Subsidiary or other equity securities or ownership interests in Company, Company OP or any Company Subsidiary, except for (A) the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned Company Subsidiary to its parent entity, (B) distributions by any Company Subsidiary or any other entity in which Company owns an interest that is not wholly-owned, directly or indirectly, by Company, in accordance with the organizational documents of such Company Subsidiary or other entity in which Company owns an interest, (C) any distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Company to maintain its status as a REIT under the Code or avoid or reduce the imposition of any entity level income or excise Tax under the Code, provided that, in the event of any distribution under this Section 6.1(b)(iii)(C), the REIT Per Share Merger Consideration, the Partnership Per Share Merger Consideration, and the DownREIT Per Share Merger Consideration, as the case may be, shall be decreased by an amount equal to the amount per share of Company Common Stock, per Company OP Unit or per DownREIT Unit, as applicable, so distributed, and (D) to the extent that the Closing has not occurred prior to October 15, 2018, Company, Company OP and DownREIT shall be entitled to declare and pay regular dividends in cash (aggregated and paid quarterly (or, if Closing occurs prior to payment, in accordance with Section 7.9)) in amount not in excess of $0.00435 per calendar day per share of Company Common Stock, Company OP Unit or DownREIT Unit, as applicable;

(iv)	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Company, Company OP or a Company Subsidiary, other than (A) the redemption or exchange of Company OP Units pursuant to and in accordance with the provisions of the Company OP Partnership Agreement, (B) the redemption or exchange of DownREIT Units pursuant to and in accordance with the provisions of the DownREIT Partnership Agreement, (C) the conversion of LTIP Units into Company OP Units in accordance with the terms of the Company OP Partnership Agreement, and (D) the acquisition by the Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Incentive Plan upon termination of employment or service of an award holder;
(v)	except for (A) transactions among Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries, (B) as contemplated in Section 6.1(b)(iv), (C) redemptions of Company OP Units for shares of Company Common Stock in accordance with the Company OP Partnership Agreement, (D) redemptions of DownREIT Units for shares of Company Common Stock in accordance with the DownREIT Partnership Agreement, and (E) the conversion of LTIP Units into Company OP Units in accordance with the terms of the Company OP Partnership Agreement, issue, deliver, sell, pledge, dispose, encumber or grant any shares of Company or any of the Company Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company or any of the Company Subsidiaries’ capital stock or other equity interests;
(vi)	acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property or material amount of other non-real property assets, except (A) acquisitions by Company, Company OP or any wholly-owned Company Subsidiary of or from an existing wholly-owned Company Subsidiary, (B) the pending acquisitions set forth in Section 6.1(b)(vi) of the Company Disclosure Letter (the “Company Pending Acquisitions”), and (C) acquisitions that involve a purchase price in the aggregate of not more than $10,000,000;
(vii)	sell, mortgage, pledge, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, or incur any Lien (other than Company Permitted Liens) to, any real property or material amount of other non-real property assets (including by merger, consolidation or acquisition of stock or assets), except (A) Company Permitted Liens, incurred in the ordinary course of business consistent with past practice, and (B) sales, transfers or other dispositions by the Company or any wholly-owned Company Subsidiary, with, to or from any wholly-owned Company Subsidiary;
(viii)	incur, create, assume, refinance or replace any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company, Company OP or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under the Revolving Credit Facility and the Unsecured Term Loan, in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii)), (B) funding any transactions permitted by this Section 6.1(b), (C) Indebtedness that does not, in the aggregate, exceed $5,000,000,and (D) refinancing of existing Indebtedness, which refinancing Indebtedness shall be in an amount not to exceed the amount of Indebtedness refinanced thereby, plus accrued and unpaid interest, customary fees and expenses relating thereto, and for which the cost of prepayment as of the Closing shall not be greater than that of the Indebtedness being refinanced; provided that this clause (D) shall not permit Company, Company OP or any of the Company Subsidiaries, as applicable, to refinance Indebtedness under the Revolving Credit Facility, the Unsecured Term Loan or the Senior Notes or the Indebtedness described on Section 6.1(b)(viii) of the Company Disclosure Letter;

(ix)	make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) loans, advances or capital contributions to, or investments in Company, Company OP or a Company Subsidiary, (B) loans, advances or investments required to be made under any of the Company Ground/Property Leases or any existing joint venture arrangements to which a Company Subsidiary is a party as of the date of this Agreement, and (C) investments permitted pursuant to Section 6.1(b)(vi);
(x)	(1) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (other than any Company Material Contract solely under clause (xii) of Section 4.18) (or any contract that, if existing as of the date of the Agreement, would be a Company Material Contract (other than solely pursuant to clause (xii) of Section 4.18)), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by Company, Company OP or any Company Subsidiary, or (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Company, Company OP or any Company Subsidiary is a party as required or necessitated by this Agreement or transactions contemplated hereby (provided that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise materially adversely affect Company, Company OP or any Company Subsidiary), or (2) enter into any new Company Ground/Property Leases that, in the aggregate, require payments during the first one year period of such Company Ground/Property Leases, collectively, of more than $15,000,000 or terminate, modify or amend any Company Ground/Property Leases in any manner that is materially adverse to Company or the Company Subsidiaries;
(xi)	waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve payments individually not in excess of $750,000, or in the aggregate, not in excess of $2,500,000, in each case, in excess of applicable insurance proceeds, (B) do not involve the imposition of injunctive relief against Company, Company OP or any Company Subsidiary, the Partnership Surviving Entity, the DownREIT Surviving Entity or the REIT Surviving Entity, and (C) do not provide for any admission of material liability by Company or any of the Company Subsidiaries, excluding in each case any such matter relating to Taxes;
(xii)	(A) hire or terminate (without cause) any non-executive employee or service provider with an aggregate annual compensation opportunity of more than $200,000, executive officer or director of Company, Company OP or any Company Subsidiary or appoint any Person to a position of executive officer or director of Company, Company OP or any Company Subsidiary (other than in connection with the election of directors by the Company’s stockholders at the Company’s annual meeting), (B) except (I) as provided in Section 7.14,or (II) for increases required under any Company Benefit Plan in effect as of the date of this Agreement, under applicable Law or contemplated by this Agreement, increase in any manner the amount, rate or terms, or accelerate the timing of payment, vesting or funding, of compensation or benefits of any of Company’s current or former service providers, or (C) except as provided in Section 7.14, enter into, adopt, terminate, fund or materially amend any employment, bonus, severance or retirement contract or other compensation arrangement or Benefit Plan;

(xiii)	grant to any officer, director, employee or other service provider the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee (other than with respect to new hires or in connection with a promotion), in each case, except as provided in Section 7.14;
(xiv)	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2018, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;
(xv)	enter into any new line of business;
(xvi)	fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;
(xvii)	enter into or modify in a manner materially adverse to Company, Company OP or DownREIT any Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law, or (B) to the extent necessary (x) to preserve Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income Tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xviii)	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT;
(xix)	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or Section 6.1(b)(vii) or for dissolutions or liquidations of immaterial Company Subsidiaries;
(xx)	form any new funds or joint ventures;
(xxi)	except (A) pursuant to Company’s budget set forth in Section 6.1(b)(xxi) of the Company Disclosure Letter, and (B) capital expenditures in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any of the Company Real Properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided that if the nature of such emergency renders prior notice to Parent impracticable, Company shall provide notice to Parent as promptly as practicable after making such capital expenditure), make or commit to make any capital expenditures in excess of $2,000,000 individually, or $7,000,000 in the aggregate;
(xxii)	amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with its financial advisor in a manner materially adverse to Company, Company OP or any Company Subsidiary, the REIT Surviving Entity, Partnership Surviving Entity or DownREIT Surviving Entity or engage other financial advisors in connection with the transactions contemplated by this Agreement;

(xxiii)	except to the extent permitted by Section 7.3, take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by this Agreement on or prior to the Outside Date;
(xxiv)	enter into any contract, agreement, commitment or arrangement between Company, Company OP or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand; or
(xxv)	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
(c)	Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company, Company OP or DownREIT from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or other distribution payments to stockholders of Company, holders of Company OP Units or holders of DownREIT Units in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income Tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be.

Section 6.2   No Control of Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company, Company OP, DownREIT or any of Company’s, Company OP’s or DownREIT’s operations prior to the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time. Prior to the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, each of Company, Company OP and DownREIT shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.

ARTICLE 7
ADDITIONAL COVENANTS

Section 7.1   Preparation of the Proxy Statement; Stockholder Meeting.

(a)	As promptly as reasonably practicable and, in any event, no later than the 30th calendar day (or, if such calendar day is not a Business Day, on the first Business Day subsequent to such calendar day) following the date of this Agreement, Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. Parent shall (x) furnish all information concerning itself, its Affiliates and the holders of its capital stock to Company as required, or reasonably requested by Company, to be set forth in the Proxy Statement, and (y) provide such other assistance as may be reasonably requested by Company in connection with the preparation, filing and distribution of the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Company agrees, as to it and the Company Subsidiaries, that at the date of mailing to its stockholders and at the time of the Company Stockholder Meeting (a) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (b) none of the information supplied by it or any of the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company shall promptly, and in any event within 48 hours, notify Parent of the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and shall advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall cooperate and provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and consider Parent’s comments in good faith.

(b)	If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to Company or Parent, or any of their respective Affiliates, should be discovered by Company or Parent which, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.14, Section 5.5 and this Section 7.1, any information concerning or related to Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.
(c)	As promptly as practicable following clearance of the Proxy Statement by the SEC, Company shall, in accordance with applicable Law and the Company Charter and the Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting; provided that such record date shall not be more than 90 days and not less than ten days prior to the established date of the Company Stockholder Meeting. As soon as reasonably practicable following the establishment of the record date for the Company Stockholder Meeting, Company shall cause the definitive Proxy Statement to be mailed to the stockholders of Company entitled to vote at the Company Stockholder Meeting. Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 7.3. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Company Stockholder Meeting is scheduled, Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of soliciting, and for the times reasonably necessary to solicit, additional proxies and votes in favor of the REIT Merger and the other transactions contemplated hereby; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponements or adjournments required by applicable Law), or (ii) more than one hundred twenty (120) days following the record date established in accordance with this Section 7.1(c).

Section 7.2   Access to Information; Confidentiality.

(a)	During the Interim Period, to the extent permitted by applicable Law and obligations under contracts entered into prior to the execution of this Agreement, and subject to the reasonable restrictions and procedures imposed from time to time upon advice of counsel, Company, Company OP and DownREIT shall, and shall cause each of Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel and records and, during such period, each of Company, Company OP and DownREIT shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2(a) is made, and Parent may not rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article 4, and no investigation under this Section 7.2(a) or otherwise shall affect any rights and remedies of any Party with respect to the representations and warranties of Company, Company OP or DownREIT contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, neither Company, Company OP nor DownREIT shall be required by this Section 7.2(a) to provide Parent or its Representatives with access to or to disclose information (A) to the extent subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if Company, Company OP or DownREIT has used commercially reasonable efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would breach, violate or contravene any Law applicable to Company, Company OP, DownREIT or any of their Representatives, (C) that would result in a competitor of Company or any Company Subsidiary receiving information that is competitively sensitive, or (D) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss of privilege to Company, Company OP or the Company Subsidiaries (it being understood that the Parties shall, to the extent practicable, take actions such as entering into joint defense agreements in order to permit the sharing of such information without the loss of privilege). Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company, Company OP and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Prior to the REIT Merger Effective Time, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company or any Company Subsidiary has a business relationship (including developers, colleges and universities, tenants and subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby, without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed except that, during the 30-day period commencing on the date hereof, such consent may be withheld in Company’s sole and absolute discretion) and Company shall have the right, at its election, to review or participate in all such communications, as applicable (provided that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict Parent and its Representatives and Affiliates from contacting such parties in pursuing the business of Parent operating in the ordinary course not related to this Agreement or the transactions contemplated hereby).
(b)	Parent will hold, and will cause its Representatives and Affiliates to hold, any non-public information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.

Section 7.3   Company Acquisition Proposals.

(a)	Except as permitted by, and subject to, Section 7.3(b), Section 7.3(d) and Section 7.3(f), from the date of this Agreement until the earlier of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, Company, Company OP and DownREIT shall not, and shall cause the Company Subsidiaries not to, and shall not authorize (and shall use commercially reasonable efforts to cause the Representatives of Company, Company OP or any of the Company Subsidiaries not to), directly or indirectly through another Person, (i) solicit, initiate, seek or knowingly encourage or facilitate any inquiry, discussion, request, proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than Parent or its Representatives, any non-public information or data with respect to any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case, related to a Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 7.3(b)) or requiring or having the effect of requiring Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Mergers (each, a “Company Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Subject to the other provisions of this Section 7.3, from and after the date of this Agreement, Company agrees that it shall, and shall cause each of the Company Subsidiaries and shall direct its and their respective Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal.
(b)	Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to Company’s compliance with this Section 7.3 (other than Section 7.3(a)), if, prior to obtaining the Company Stockholder Approval, (i) Company or any Company Subsidiary receives an unsolicited written Company Acquisition Proposal made by a third party after the date of this Agreement that the Company Board believes in good faith to be bona fide, (ii) such Company Acquisition Proposal was not the result of a violation of this Section 7.3 (provided that the Parties agree that Company and the Company Board may inquire with a third party making any such Company Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal), and (iii) the Company Board determines in good faith (after consultation with outside counsel and the Company’s financial advisor) that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, then Company may (and may authorize the Company Subsidiaries and their Representatives to) (x) furnish non-public information with respect to Company, Company OP and the Company Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement; provided that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided to Parent prior to or as promptly as practicable after it is provided to such Person (but in any event within 48 hours thereafter), and (y) engage in discussions and participate in negotiations with the Person making such Company Acquisition Proposal (and such Person’s Representatives) regarding such Company Acquisition Proposal in any manner that the Company Board deems appropriate in its sole and absolute discretion.
(c)	Except as provided in Section 7.3(d), the Company Board (i) (A) shall not fail to make and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the REIT Merger or any of the other transactions contemplated hereby, (B) shall not adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Company Acquisition Proposal or (C) shall not fail to include in the Proxy Statement a recommendation that the Company’s stockholders provide the Company Stockholder Approval (each such action set forth in this Section 7.3(c)(i) being referred to herein as a “Company Adverse Recommendation Change”), and (ii) shall not cause or permit Company, Company OP or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 7.3(b)).

(d)	Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may (i) make a Company Adverse Recommendation Change (and may thereafter and following the termination of this Agreement pursuant to Section 9.1 cause or permit Company, Company OP or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to an unsolicited written bona fide Company Acquisition Proposal), if (A) such Company Acquisition Proposal was not the result of a violation of this Section 7.3 and such Company Acquisition Proposal is not withdrawn, and (B) the Company Board has determined in good faith (after consultation with outside counsel and the Company’s financial advisors and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to subsection (y) below) that such Company Acquisition Proposal constitutes a Company Superior Proposal and (after consultation with outside counsel) that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the duties of the members of the Company Board under applicable Law; and (ii) make a Company Adverse Recommendation Change if, in the absence of a Company Acquisition Proposal, (A) a Company Intervening Event has occurred, and (B) the Company Board determines in good faith (after consultation with outside counsel and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to subsection (y) below) that the failure to make such Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the duties of the members of the Company Board under applicable Law; so long as, in each case ((i) and (ii)), (x) four Business Days prior to making any such Company Adverse Recommendation Change, Company has notified Parent in writing that the Company Board intends to make a Company Adverse Recommendation Change in connection with a Company Superior Proposal or a Company Intervening Event (each, a “Company Change Notice”) and which Company Change Notice shall specify, in a case where such Company Change Notice relates to a Company Superior Proposal, the identity of the party who made such Company Superior Proposal and all of the material terms and conditions of such Company Superior Proposal and attach a copy of the most current version of the related Company Alternative Acquisition Agreement, and, in a case where such Company Change Notice relates to a Company Intervening Event, a description of such Company Intervening Event, and (y) during the four Business Day period beginning on the date of delivery of the applicable Company Change Notice to Parent, Company shall have offered to negotiate with (and, if accepted, negotiated, and caused its Representatives to negotiate, in good faith with) Parent (to the extent that Parent desires to negotiate) in making adjustments to the terms and conditions of this Agreement such that (1) in circumstances involving or relating to a Company Acquisition Proposal, the Company Superior Proposal ceases to be a Company Superior Proposal (provided that any amendment, supplement or modification to any Company Acquisition Proposal shall be deemed a new Company Acquisition Proposal and Company may not terminate this Agreement pursuant to Section 9.1 or make a Company Adverse Recommendation Change pursuant to clause (i) of this Section 7.3(d) unless Company has again complied with the requirements of this Section 7.3(d) with respect to each such new Company Acquisition Proposal including sending a Company Change Notice with respect to each such new Company Acquisition Proposal (except that the new negotiation period under this Section 7.3(d)(y)(1) with respect to any revised Company Acquisition Proposal shall be two Business Days, instead of four Business Days)), and (2) in circumstances not involving a Company Acquisition Proposal, as may be proposed by Parent.
(e)	In the event that Company, Company OP, any other Company Subsidiary or any of their respective Representatives receives from a Person or group of related Persons a Company Acquisition

Proposal or any request for nonpublic information regarding Company, Company OP or any other Company Subsidiary from a third party that informs Company that it is making or intends to make a Company Acquisition Proposal, Company shall promptly (but in no event more than 48 hours following receipt of such Company Acquisition Proposal or such request for information) notify Parent of the receipt of such Company Acquisition Proposal or such request for information. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Company Acquisition Proposal, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal, or, if not made in writing, a written description of the material terms thereof, provided that Company shall not be required to provide any such information to Parent to the extent that such disclosure is prohibited by the terms of any confidentiality agreement between Company and any such Person entered into prior to the date hereof, provided further that Company shall not be entitled to furnish any additional nonpublic information to or enter into any discussions or negotiations with any such Person submitting any such Company Acquisition Proposal as otherwise permitted by Section 7.3(b) (other than to request a waiver of any confidentiality restrictions limiting the provision of such information to Parent) prior to the provision of such information to Parent. Company shall keep Parent reasonably apprised, on a reasonably current basis, of any material developments with respect to discussions and negotiations concerning any such Company Acquisition Proposal, including by providing a copy of all amendments to such Company Acquisition Proposal and drafts of proposed agreements in respect of such Company Acquisition Proposal. None of Company, Company OP, or any other Company Subsidiary shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

(f)	Nothing contained in this Section 7.3 shall prohibit Company or the Company Board through its Representatives, directly or indirectly, from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act pending disclosure of its position thereunder, or (ii) making any disclosure to the stockholders of Company if, in the good faith judgment of the Company Board (after consultation with outside counsel), failure to so disclose would reasonably be expected to be inconsistent with the duties of the members of the Company Board under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Company Adverse Recommendation Change); provided, however, that (A) neither Company nor the Company Board shall be permitted to recommend that the stockholders of Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect a Company Adverse Recommendation Change with respect thereto, except as permitted by Section 7.3(d) and (B) any such disclosure that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board, in connection with such communication, publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed or such disclosure refers to the prior recommendation of the Company Board, without disclosing any Company Adverse Recommendation Change.
(g)	For purposes of this Agreement:
(i)	“Company Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction, (A) of assets or businesses of Company, Company OP and the Company Subsidiaries, taken as a whole, (x) that generate 20% or more of the net revenues or net income of Company, Company OP and the Company Subsidiaries, taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of Company, Company OP and the Company Subsidiaries, taken as a whole, immediately prior to such transaction, (B) of 20% or more of any class of capital stock, other equity security or voting power of Company or any resulting parent company of Company (including through any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of Company, Company OP or DownREIT), or (C) any combination of the foregoing, in each case ((A) through (C)), other than the Mergers and the other transactions contemplated by this Agreement.

(ii)	“Company Intervening Event” means a material fact, event, circumstance, development or change that occurs, arises or comes to the attention of the Company Board after the date of this Agreement that (x) affects the business, assets or operations of Company or the Company Subsidiaries, (y) was not known to, or reasonably foreseeable by, the Company Board (assuming consultations with appropriate officers and Representatives of Company) on the date of this Agreement, and (z) becomes known to the Company Board prior to receipt of the Company Stockholder Approval; provided, however, that (i) the receipt, existence of or terms of a Company Acquisition Proposal shall not constitute, or be considered in determining whether there has been, a Company Intervening Event, and (ii) a change in the market price or trading volume of the equity or debt securities of Company or Company OP or of the equity or credit ratings or the ratings outlook for Company or any of the Company Subsidiaries by any applicable rating agency shall not (in and of themselves) constitute a Company Intervening Event (provided further that the underlying causes of such change or fact shall not be excluded by this clause (ii)).
(iii)	“Company Superior Proposal” means any bona fide written Company Acquisition Proposal made by a third party after the date hereof (with all percentages included in the definition of “Company Acquisition Proposal” increased to 80%), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that, if consummated, would be more favorable to the stockholders of Company, taken as a whole, from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Company Acquisition Proposal).
(iv)	Other than in the ordinary course of business and unrelated to any Company Acquisition Proposal, Company and the Company Board shall not take any actions to exempt any person from the “Common Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 9.3(d).
(v)	References in this Section 7.3 to (a) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof, and (b) Company outside counsel shall mean, as applicable, outside counsel to Company or a duly authorized committee thereof.
(vi)	Company shall not submit to the vote of its stockholders any Company Acquisition Proposal other than the REIT Merger prior to the termination of this Agreement in accordance with its terms.

Section 7.4   Public Announcements. Except with respect to any Company Adverse Recommendation Change or any action taken pursuant to and in accordance with Section 7.3, so long as this Agreement is in effect, the Parties hereto shall consult with each other before issuing any press release, or otherwise making any public statements or filings, with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing (nor shall any Party consent to the issuance of any such press release by any other Person or the making of any such public statement or filing by any other Person) prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange if the Party issuing such press release or making such public statement has provided the other Party with an opportunity to review and comment to the extent reasonably practicable. The Parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is signed.

Section 7.5   Indemnification; Directors’ and Officers’ Insurance.

(a)	Without limiting any additional rights that any manager, director, officer, trustee, agent, fiduciary, advisor or person acting in similar capacity may have under applicable Law, any indemnification agreement or under the Company Charter, the Company Bylaws, the Company OP Partnership Agreement, the DownREIT Partnership Agreement or, if applicable, similar Organizational Documents or agreements of any Company Subsidiary, from and after the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, as applicable, each of Parent, the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity shall: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or will be during the period from the date hereof through the date of the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, as applicable, serving as a manager, director, officer, trustee, fiduciary or person acting in similar capacity of Company, Company OP, DownREIT or any of the Company Subsidiaries (collectively, the “Indemnified Parties”), to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or, after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case, without the requirement of any bond or other security, but subject to (A) the REIT Surviving Entity’s, the Partnership Surviving Entity’s, and the DownREIT Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws or any of the Organizational Documents that such Indemnified Party is not entitled to be indemnified, and (B) a good faith affirmation by such Indemnified Party of such Indemnified Party’s compliance with the standard of conduct required herein; provided that the Partnership Surviving Entity, the DownREIT Surviving Entity and the REIT Surviving Entity shall not be liable for any amounts paid in settlement effected without its prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent the Indemnified Party is advised by counsel that such Indemnified Party has conflicting interests with one or more other Indemnified Parties in the outcome of such action (in which event such Indemnified Party shall be entitled to engage separate counsel, the fees and expenses for which the REIT Surviving Entity, Partnership Surviving Entity and DownREIT Surviving Entity, as applicable, shall be liable). The indemnification and advancement obligations of the Partnership Surviving Entity, the DownREIT Surviving Entity and the REIT Surviving Entity pursuant to this Section 7.5(a) shall extend to acts or omissions occurring at or before the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, as applicable, and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, officer, trustee or fiduciary of Company, Company OP or any of the Company Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.5(a), (I) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding or inquiry or investigation, whether instituted by any Party hereto, any Governmental Authority or any other Person, that any Indemnified Party in good faith believes might lead to the institution of any Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to (x) matters that relate to such Indemnified Party’s duties or service as a manager, director, officer, trustee or fiduciary of Company, Company OP or any of the Company Subsidiaries or, to the extent such person is or was serving at the request or for the benefit of Company, Company OP or any of the Company Subsidiaries, any other entity or any Benefit Plan maintained by any of the foregoing at or prior to the Closing, and (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (II) the term “Claim Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.5(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. The Partnership Surviving Entity, the DownREIT Surviving Entity and the REIT Surviving Entity, as applicable, shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, or such Indemnified Party otherwise consents thereto.

(b)	Without limiting the foregoing, each of Parent, the Partnership Surviving Entity, the DownREIT Surviving Entity and the REIT Surviving Entity agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing, now existing in favor of the current or former managers, directors, officers, trustees or fiduciaries of the Indemnified Parties as provided in the Organizational Documents and indemnification agreements of Company, Company OP and DownREIT shall survive the Mergers and shall continue in full force and effect in accordance with their terms. For a period of six (6) years following the Closing, the organizational documents of the Partnership Surviving Entity, the DownREIT Surviving Entity, the REIT Surviving Entity and any applicable Company Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the Organizational Documents as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, trustees, agents or fiduciaries of Company, Company OP or any of the Company Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.
(c)	For a period of six (6) years after the Closing, as applicable, Parent, the Partnership Surviving Entity, the DownREIT Surviving Entity or the REIT Surviving Entity shall maintain in effect Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Closing; provided that in lieu of such obligation, (i) Parent, the

Partnership Surviving Entity, the DownREIT Surviving Entity or the REIT Surviving Entity, as applicable, may substitute therefor policies of an insurance company with the same or better rating as Company’s, Company OP’s and DownREIT’s current insurance carrier, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company’s existing policies as of the date hereof, or (ii) in consultation with Parent and using Parent’s insurance broker, Company may obtain extended reporting period coverage under Company’s, Company OP’s or the applicable Company Subsidiary’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing through Parent’s insurance broker, as applicable, for a cost not in excess of three times the current annual premiums for such insurance; and provided, further, that in no event shall the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity be required to pay annual premiums for insurance under this Section 7.5(c) in excess of 300% of the most recent annual premiums paid by Company, Company OP, DownREIT or the applicable Company Subsidiary, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity, as applicable, shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount.

(d)	If Parent, the REIT Surviving Entity, the Partnership Surviving Entity, the DownREIT Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.5.
(e)	Parent, the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity shall pay, to the maximum extent permitted by Law, all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.5; provided, that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.
(f)	The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent, Company, Company OP, DownREIT, the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 7.6   Appropriate Action; Consents; Filings.

(a)	Upon the terms and subject to the conditions set forth in this Agreement, each of Company, Company OP, DownREIT and Parent shall, and shall cause the Company Subsidiaries, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub and the Parent Subsidiaries, respectively, and their respective Affiliates to, use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the

Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all commercially reasonable actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, waiting period expirations or terminations, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including, filings with Governmental Authorities, including but not limited to, any filings that may be required under the HSR Act, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) subject to Section 7.7(c), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b)	In connection with and without limiting the foregoing Section 7.6(a), each of Parent, Company, Company OP and DownREIT shall use its reasonable best efforts to (or shall cause REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub and the Parent Subsidiaries or the Company Subsidiaries, respectively, to) give any notices to third parties, and each of Parent and Company shall use, and cause each of their respective Affiliates to use, its commercially reasonable efforts to obtain any third party consents not covered by Section 7.6(a) that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties hereto shall and shall cause their respective Affiliates to, furnish to the other Parties such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and permitted, the Parties or their Representatives shall have the right to review in advance, and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, neither Company, Company OP, DownREIT nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law and the applicable Governmental Authority, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of any Party.

Section 7.7   Notification of Certain Matters; Transaction Litigation.

(a)	Company, Company OP, DownREIT and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, Company OP and DownREIT, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.
(b)	Company, Company OP, DownREIT and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, Company OP and DownREIT, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date, or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, Company, Company OP, DownREIT and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, Company OP and DownREIT, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by Company, Company OP, DownREIT, Parent or their respective Representatives to provide such prompt notice under this Section 7.7(b) shall not constitute a breach of covenant for purposes of Section 8.2(b), Section 8.3(b) or Section 9.1.
(c)	Company, Company OP, DownREIT and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, Company OP and DownREIT, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any Company Subsidiary or Parent Subsidiary, respectively, that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Company, Company OP, DownREIT and their respective Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Company, Company OP or DownREIT and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 7.8   Section 16 Matters. Prior to the REIT Merger Effective Time, Company shall take all such steps to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9   Dividends. In the event that a distribution with respect to the shares of Company Common Stock, Company OP Units or DownREIT Units permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time, the OP Merger Effective Time or the DownREIT Merger Effective Time, as applicable, and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of Company Common Stock, Company OP Units or DownREIT Units, as applicable, on the Closing Date immediately prior to the REIT Merger Effective Time, the OP Merger Effective Time or the DownREIT Merger Effective Time, as applicable.

Section 7.10   Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the REIT Merger.

Section 7.11   Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other transactions contemplated by this Agreement.

Section 7.12   Tax Opinion and Tax Representation Letter. Company shall (i) use its reasonable best efforts to obtain the opinion of counsel referred to in Section 8.2(e), and (ii) deliver to Morrison & Foerster LLP, counsel to Company (or, if necessary, other counsel identified in accordance with Section 8.2(e)), a Tax representation letter, dated as of the Closing Date and signed by an officer of Company and Company OP, in form and substance reasonably acceptable to such counsel and Parent, containing representations of Company and Company OP for purposes of rendering the opinion described in Section 8.2(e). On the Closing Date, prior to the Mergers, Company shall deliver to Parent a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the same certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B) (including appropriate references that such certification is also provided to satisfy the requirements of Section 1446(f)(2) of the Code).

Section 7.13   Delisting; Deregistration. Prior to the REIT Merger Effective Time, Company and, following the REIT Merger Effective Time, Parent and the REIT Surviving Entity, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange to cause the delisting of Company Common Stock from the New York Stock Exchange as promptly as practicable after the REIT Merger Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 7.14   Employee Matters.

(a)	For a period of not less than 12 months after the Closing Date, Parent shall ensure that Greystar or its applicable Affiliate provides to each employee of Company or any of the Company Subsidiaries who continues employment with Parent, the REIT Surviving Entity, the Partnership Surviving Entity, any other Company Subsidiary or Greystar or one of its Affiliates following the REIT Merger Effective Time (including, upon their return to active employment, employees who are not actively at work on account of illness, disability or leave of absence, each, a “Continuing Employee”) with (i) base salary or hourly rate, as applicable, at a rate that is no less favorable than the rate of base salary or hourly rate provided to such Continuing Employee immediately prior to the REIT Merger Effective Time, (ii) an annual target cash bonus opportunity or commission opportunity, as applicable, that is no less favorable than the annual target cash bonus opportunity or commission opportunity, as applicable, provided to such Continuing Employee immediately prior to the REIT Merger Effective Time, (iii) equity-based compensation that is no less favorable than equity-based compensation provided to similarly situated employees of Greystar or its applicable Affiliate, (iv) severance benefits on the terms and conditions of the severance policy of Company or applicable agreement (as set forth on Section 7.14(a)(iv) of the Company Disclosure Letter), and (v) other employee benefits (including paid-time off and health insurance, but excluding equity or equity-based incentives, stay, transaction, change in control or retention bonuses or similar amounts) that are substantially comparable, in the aggregate, to the employee benefits provided to such Continuing Employee immediately prior to the REIT Merger Effective Time. Parent shall provide to each employee of Company, Company OP or any other Company Subsidiary who is not a Continuing Employee (as determined by Parent in its sole discretion) (each, a “Non-Continuing Employee”) with severance pay in an amount equal to one times such Non-Continuing Employee’s annual base salary (determined as of the Closing Date) in accordance with the severance policy of Company or, if greater, as set forth in the applicable agreement (as set forth on Section 7.14(a)(iv) of the Company Disclosure Letter). To the extent that the termination of employment of any employee of the Company or any Company Subsidiary who is a Non-Continuing Employee results in or contributes to the existence of a qualifying event under any WARN Act, Parent shall be responsible for all notice and payment requirements under such WARN Act.

(b)	Parent shall cause Greystar or one of its Affiliates to ensure that, as of the REIT Merger Effective Time, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement (or the cash value thereof, to the extent required by applicable Law) and severance benefits) for service with Company, Company OP and/or the Company Subsidiaries (or predecessor employers to the extent that Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Greystar or one of its Affiliates in which such employees became participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the REIT Merger Effective Time, Parent shall ensure that Greystar or one of its Affiliates credits Continuing Employees with the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the REIT Merger Effective Time. With respect to each health or welfare benefit plan maintained by Greystar or one of its Affiliates for the benefit of Continuing Employees (each, a “Parent Benefit Plan”), Parent shall (i) use commercially reasonable efforts to cause to be waived any eligibility waiting periods, any evidence of insurability requirements, actively at work requirements and the application of any pre-existing condition limitations under such plan, subject to the governing terms of the applicable Parent Benefit Plan, (ii) subject to Parent’s receipt of the information and documentation required by the administrator of the applicable Parent Benefit Plan, use commercially reasonable efforts to recognize for each Continuing Employee for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent Benefit Plan any deductible, co-payment and out-of-pocket expenses paid by the Continuing Employee and his or her spouse, domestic partner and dependents under the corresponding Company Benefit Plan during the plan year of such Company Benefit Plan in which occurs the later of the REIT Merger Effective Time and the Continuing Employee’s commencement of participation in such Parent Benefit Plan, subject to the governing terms of the applicable Parent Benefit Plan, and (iii) to the extent that any Continuing Employee (including on behalf of his or her spouse, domestic partner and dependents) (A) does not receive full recognition for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent Benefit Plan any deductible, co-payment and out-of-pocket expenses in accordance with the immediately preceding clause (ii) and (B) provides reasonably adequate documentary evidence of the expenses incurred, cause Greystar or one of its Affiliates to reimburse such Continuing Employee for the amount of any such out-of-pocket expenses (excluding co-payments that do not apply to deductibles) incurred by such Continuing Employee and his or her dependents between the REIT Merger Effective Time and December 31, 2018 that (I) were not so recognized and (II) would have been in excess of such Continuing Employee’s out-of-pocket maximum under the applicable Company Benefit Plan for the plan year in which the REIT Merger Effective Time occurs.
(c)	At the Closing, Parent shall ensure that Greystar or its applicable Affiliate pays (A) to each Non-Continuing Employee, such Non-Continuing Employee’s annual bonus for 2018 at 100% of target for 2018 (without proration), and (B) to each Continuing Employee, the portion of such Continuing Employee’s annual bonus for 2018 (at 100% of target) equal to the full amount of such Continuing Employee’s annual bonus for 2018 (at 100% target), multiplied by a ratio with the numerator being the number of weeks that have elapsed during calendar year 2018 through the date of Closing and the denominator being 52. In addition, Parent shall ensure that Greystar or its applicable Affiliate pays any portion of such Continuing Employee’s annual bonus for 2018, that has not been paid as of the REIT Merger Effective Time, (i) at 100% of target for 2018, and (ii) no later than February 15, 2019; provided, however, that in the event that any Continuing Employee is terminated by the Company without cause prior to such payment date, then Parent shall ensure that Greystar or its applicable Affiliate pays to such Continuing Employee (at the time of his or her departure) the remainder of his or her annual 2018 bonus (at 100% of target for 2018).

(d)	Parent shall cause Greystar or one of its Affiliates to honor in accordance with their terms those written employment, severance, retention, incentive, change in control and termination plan and agreements (including any change in control provisions therein) set forth in Section 7.14(d) of the Company Disclosure Letter.
(e)	If directed by Parent in writing at least ten Business Days prior to the REIT Merger Effective Time, Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the REIT Merger Effective Time. In the event that Parent requests that such plan(s) be terminated, Company shall provide Parent with evidence that such plan(s) have been terminated pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent). Furthermore, if directed by Parent in writing at least ten Business Days prior to the REIT Merger Effective Time, Company shall help effectuate any amendment, consent or assignment needed to ensure that the Company Benefit Plans are transferred to the REIT Surviving Entity, Greystar or an Affiliate, as applicable.
(f)	Company shall terminate the Company Deferred Compensation Plan no later than the Business Day immediately preceding the REIT Merger Effective Time. To the extent that any amounts due upon termination of the Company Deferred Compensation Plan remain unpaid immediately following the REIT Merger Effective Time, Parent shall ensure that Greystar or one of its Affiliates pays such amount to the applicable participant in the Company Deferred Compensation Plan his or her remaining account balance under the Company Deferred Compensation Plan. Parent shall not revoke the Rabbi Trust Agreement applicable to the Company Deferred Compensation Plan until all payments described in the preceding sentence have been made.
(g)	Except as otherwise agreed to by the Parties hereto in writing, promptly following the date of this Agreement, upon confirmation by Parent prior to such action being taken, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) shall adopt such resolutions (the form and substance of which shall be subject to review and reasonable approval by Parent) and take such other necessary actions such that (i) with respect to any Option (as such term is defined in the Company ESPP) outstanding as of the date of this Agreement under the Company ESPP, such Option shall be deemed to have been exercised upon the earlier to occur of (A) the day that is 30 days prior to the REIT Merger Effective Time or (B) the date on which such Option would otherwise be exercised, and no additional Options shall be granted under the Company ESPP after the date of this Agreement; (ii) no individual participating in the Company ESPP shall be permitted to increase the amount of his, her or its rate of payroll deductions thereunder from the rate in effect as of the date of this Agreement; (iii) no individual who is not participating in the Company ESPP as of the date of this Agreement may commence participation in the Company ESPP following the date of this Agreement; and (iv) subject to the consummation of the REIT Merger, the Company ESPP shall terminate, effective immediately prior to the REIT Merger Effective Time.
(h)	Except to the extent otherwise determined by Parent and communicated in writing at least ten Business Days prior to the REIT Merger Effective Time, (i) the Company Equity Incentive Plan shall terminate as of the REIT Merger Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be cancelled as of the REIT Merger Effective Time, and (ii) the Company shall ensure that, following the REIT Merger Effective Time, no participant in the Company Equity Incentive Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, any Company Subsidiary, or any of the Surviving Entities.

(i)	Nothing in this Section 7.14 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to or termination of any particular Company Benefit Plan, (ii) prevent Parent from amending or terminating any of its benefit plans in accordance their terms, including, following the consummation of the transactions contemplated by this Agreement, any Company Benefit Plan, (iii) create a right in any employee or any other Person to employment with Parent, the REIT Surviving Entity, or any of their Affiliates, (iv) create any third-party beneficiary rights in any employee of Company, Company OP or any of the Company Subsidiaries or any other Person with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent or Company or under any benefit plan which Parent, Company or the REIT Surviving Entity or an Affiliate may maintain.

Section 7.15   Financing.

(a)	Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall use, and shall cause the Parent Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on the terms and conditions (including, to the extent required, the full exercise of any “market flex” provisions) described in the Financing Commitments (and any related fee letter), and shall not permit any amendment, supplement, replacement or modification to be made to, or any waiver of any provision under, the Financing Commitments if such amendment, supplement, replacement modification or waiver (i) with respect to the Financing Commitments, reduces (or could reasonably be expected to have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless (A) the Debt Financing or the Equity Financing is increased by a corresponding amount or the Debt Financing is otherwise made available at Closing to fund such fees or original issue discount and (B) after giving effect to such reduction and any of the transactions referred to in clause (A) above, the representation and warranty set forth in Section 5.7 shall be true and correct in all material respects), or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing in a manner that makes them more onerous to satisfy on the Closing Date, or (iii) expands, amends or modifies any other provision of the Financing Commitments, in each case, in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the full amount of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date or (y) adversely impact the ability of Parent or OP Merger Sub to enforce its rights against the parties to the Debt Commitment Letter (provided that (1) subject to compliance with clauses (i), (ii) and (iii) above and the other provisions of this Section 7.15(a), Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub may amend the Debt Commitment Letter to add lenders, lead and other arrangers, bookrunners, syndication and other agents and other similar entities that have not executed the Debt Commitment Letter as of the date hereof so long as such added lenders, lead and other arrangers, bookrunners, syndication and other agents and other similar entities are reasonably acceptable to the Company (it being acknowledged and agreed that the list of lenders, lead and other arrangers, bookrunners, syndication and other agents and other similar entities set forth on Exhibit C to the Debt Commitment Letter, or their respective Affiliates, are deemed reasonably acceptable to the Company and do not require the Company’s consent), (2) subject to compliance with Section 7.15(h), Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub may amend the Equity Commitment Letters (to the extent permitted therein to be amended in accordance with Section 7.15(h) hereof) and the Guarantee to add or substitute additional Equity Investors, and (3) subject to compliance with Section 7.15(b) below, Parent may replace all or any part of the Debt Financing with Alternate Financing). Parent shall promptly deliver to Company copies of any amendment, supplement, waiver, consent, modification or replacement in respect of the applicable Equity Commitment Letter and the Debt Commitment Letter and, at the written request of Company, provide Company with such information and documentation as shall be reasonably requested by Company to allow Company to monitor the progress of such financing activities (subject to compliance by Parent with any confidentiality provisions or restrictions set forth in the Debt Commitment Letter or the definitive documents relating to the Debt Financing). Subject in each case to Parent’s obligation and right with respect to adding or substituting additional Equity Investors in accordance with Section 7.15(h) and additional lenders, arrangers, bookrunners and agents as set forth above and any Alternate Financing set forth in Section 7.15(b) below, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall not agree to the withdrawal, termination, repudiation, reduction or rescission of any commitment in respect of the Equity Financing or Debt Financing without the prior written consent of the Company, and shall not release or consent to the termination of the obligations of the Equity Investors under the Equity Commitment Letters or of Financing Sources under the Debt Commitment Letter.

(b)	Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms (including the market “flex” provisions), and subject only to the conditions set forth in, the Financing Commitments, including using reasonable best efforts (i) to maintain in full force and effect the Financing Commitments (subject to the right to enter into Alternate Financing set forth below); (ii) to promptly negotiate and enter into on the Closing Date definitive agreements with respect to the Debt Financing on the terms and conditions (including, as necessary, agreeing to any requested changes to the commitments thereunder in accordance with any “market flex” provisions) contained in the Financing Commitments, in each case subject to the requirements and restrictions in Section 7.15(a); (iii) to satisfy (or seek a waiver of) all conditions to funding in the Financing Commitments, any related fee letter and such definitive agreements relating thereto and in the Equity Commitment Letters and to consummate the Financing at or prior to the Closing; (iv) not take any action, or omit to take any action, that would reasonably be expected to prevent, materially delay, or prohibit the funding of the Debt Financing at Closing; and (v) enforce its rights under the Debt Commitment Letter and the definitive agreements (if any) with respect thereto; provided, for purposes of this Section 7.15, “reasonable best efforts” shall not require Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub to commence litigation against the Financing Sources and no provision hereof shall be deemed to require Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub to commence litigation against the Financing Sources. Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall give Company reasonably prompt written notice (and in any event within two Business Days) (A) of any breach or default by any party to any of the Financing Commitments or definitive agreements related to the Financing of which Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub becomes aware, (B) of the receipt of any written notice from any Financing Source with respect to any material dispute or disagreement between or among any parties to any of the Financing Commitments or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, and (C) if at any time for any reason Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Commitments or definitive agreements related to the Financing. Upon the request of Company, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall reasonably promptly provide any information reasonably requested by Company and reasonably available relating to any circumstance referred to in the immediately preceding sentence, except to the extent providing such information is protected by attorney-client privilege or would result in the breach of any confidentiality obligations. If any portion of the Debt Financing otherwise becomes unavailable and such portion is required to pay all amounts required to be paid in connection with the Mergers and the transactions contemplated by this Agreement (including to fund the REIT Merger Consideration, the OP Merger Consideration and the DownREIT Merger Consideration, to repay or refinance the debt of the Company and its Subsidiaries contemplated by this Agreement or the Debt Commitment Letter, and to pay all other fees, expenses and other amounts contemplated to be paid by Parent, the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity pursuant to this Agreement and the Financings), or (z) Parent elects or desires to replace all or any portion of the Debt Financing, then, in each case, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing (any such financing, “Alternate Financing”)

from alternative sources in an amount sufficient to consummate the Mergers, the Financing and the transactions contemplated by this Agreement and the Financing Commitments (including payment of the REIT Merger Consideration, the OP Merger Consideration, the DownREIT Merger Consideration, repayment or refinancing of debt of Company, Company OP and the Company Subsidiaries contemplated by this Agreement or the Debt Commitment Letter, and all other fees, expenses and other amounts contemplated to be paid by Parent, the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity pursuant to this Agreement and the Financing) with terms and conditions that are in compliance with Section 7.15(a) of this Agreement as promptly as reasonably practicable following the occurrence of such event. Parent shall keep Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange any Alternate Financing. Parent shall deliver to Company true, correct and complete copies of all agreements, arrangements or understandings (including engagement letters, side letters and fee letters (subject to customary redaction of fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms required by the Financing Sources which do not affect the conditionality of the Debt Financing or would not reasonably be expected to result in any portion of the Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 2.2)) related to any such alternative Debt Financing.

(c)	Subject to applicable Law, prior to the Closing Date, Company shall use its commercially reasonable efforts to provide, and shall use its commercially reasonable efforts to cause each of the Company Subsidiaries and each of its officers, directors, employees, agents, attorneys, accountants and advisors to provide, to Parent, the REIT Surviving Entity, the Partnership Surviving Entity or the DownREIT Surviving Entity and their Affiliates and any transferees of assets in connection with any Asset Transfer (the “Asset Transferees”), in each case, at Parent’s sole expense, all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the Debt Financing and/or any debt financing to be obtained by the applicable asset transferees in connection with any Asset Transfer (the “Asset Financing”), in each case, to be effective at or following the Closing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Company or the Company Subsidiaries), including using commercially reasonable efforts to (i) cause the Company’s senior management teams, with appropriate seniority and expertise, upon reasonable notice and at reasonable times, participate in a reasonable number of due diligence sessions, rating agency presentations, meetings and presentations with prospective lenders, (ii) assist with, and designate one or more members of appropriate personnel of Company to, on reasonable notice and at reasonable times, participate in, the preparation of customary offering and syndication documents and materials, including bank information memoranda, bank syndication material and packages, lender and investor presentations, rating agency materials and presentations and similar documents and materials, in connection with the Financing or the Asset Financing, and provide reasonable and customary authorization letters to the Financing Sources and any financing sources in respect of the Asset Financing (the “Asset Financing Sources”) authorizing the distribution of information to prospective lenders and containing customary information, and identifying the portion of any such information that constitutes material non-public information, (iii) furnish Parent reasonably promptly following Parent’s reasonable request (which request shall state with reasonable specificity the information requested) with (A) the historical financial statements of Company as may be required by the Financing Sources or the Asset Financing Sources in connection with the Debt Financing or the Asset Financing (subject to the immediately following proviso, the “Required Financial Information”); provided that in no event will the Required Financial Information be deemed to include or shall Company otherwise be required to provide projections, pro forma financial statements or pro forma adjustments related to the Debt Financing or the Asset Financing, and (B) property-level financial information and updates thereto, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources and the Asset Financing Sources for any debt raised by Parent or the Asset Transferees to complete the Mergers, (v) request Company’s independent auditors to cooperate with Parent’s independent auditors and the Asset Transferee’s independent auditors, participate in accounting due diligence sessions and use reasonable efforts to obtain accountant’s comfort letters and consents from Company’s independent auditors, (vi) assist in the preparation of the Financing agreements, the

Asset Financing agreements and related definitive documents including certificates, as may be requested by Parent or the Asset Transferees, (vii) cooperate with Parent and the Asset Transferees in connection with the repayment in connection with Closing of each Existing Loan set forth on Section 7.15(c)(vii) of the Company Disclosure Letter including delivering such payoff, or similar notices under such Existing Loans as requested by Parent or the Asset Transferees, (viii) to the extent constituting a condition precedent under the Debt Commitment Letter, use commercially reasonable efforts to facilitate the pledging of collateral in connection with the Debt Financing; provided that no such action shall be effective until the Closing, (ix) at least five Business Days prior to the Closing, to the extent requested in writing by the Parent at least ten Business Days prior to the Closing, provide the documentation and other information about Company and the Company Subsidiaries as is reasonably requested with respect to applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations including the USA PATRIOT Act, (x) cooperate with providing financial and property information reasonably requested in connection with the Financing and the Asset Financing, including updates to information previously provided to the Financing Sources and Asset Financing Sources and property-level financial information, (xi) assist with the preparation and provision of such ALTUS reports as Parent may reasonably request, and (xii) take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent or the Asset Transferees to permit the consummation of the Financing and the Asset Financing and to permit the proceeds thereof to be made available at the Closing. Notwithstanding anything to the contrary in this Section 7.15(c), (1) nothing will require cooperation to the extent it would interfere unreasonably with the business or operations of Company, Company OP or any of the other Company Subsidiaries or otherwise be in conflict with applicable law or would conflict with or violate any Organizational Document of Company or any Company Subsidiary or any agreement or Company Material Contract to which Company, Company OP or any of the other Company Subsidiaries is party; (2) (x) nothing will require Company, Company OP or any of the other Company Subsidiaries or their respective directors, officers, managers, employees or other Representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing or the Asset Financing (other than with respect to the reasonable and customary authorization and representation letters referred to above), and (y) no obligation of Company, Company OP or any of the other Company Subsidiaries under any certificate, document or contract (other than with respect to the authorization and representation letters referred to above) will be effective until the Closing and, none of Company, Company OP or any of the other Company Subsidiaries will be required to pay any commitment or other similar fee or incur any other liability (other than in connection with the authorization and representation letters referred to above) in connection with the Financing or the Asset Financing, prior to the Closing that is not reimbursed, if requested, concurrently therewith by Parent or OP Merger Sub pursuant to Section 7.15(g); (3) none of the board of directors (or equivalent bodies) of Company, Company OP or any other Company Subsidiary will be required to adopt or enter into any resolutions or take similar action approving the Financing or the Asset Financing (except that substantially concurrently with the Closing the board of directors (or their equivalent bodies) of the Surviving Entities (but not including the Board of Directors of the Company prior to the Closing) and their subsidiaries may execute written consents (dated as of the Closing Date) or take similar actions that do not become effective until immediately after giving effect to the Closing); and (4) no action will be required to be taken that would reasonably expect to cause any director, officer, employee or other Representative of Company or any Company Subsidiary to incur any personal liability relating to the Financing or that would violate any provision of any Organizational Document. Notwithstanding anything to the contrary contained herein, Parent shall use its reasonable best efforts to cause each of the Asset Transferees to use their reasonable best efforts not to take any action, or omit to take any action, that would reasonably be expected to prevent or delay the Closing and in no event shall Company, Company OP, OP GP, DownREIT or DownREIT GP be required to take any action under this Section 7.15(c) that would be inconsistent with such obligation. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 7.15(c) represent the sole obligation of Company and the Company Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the Financing, the Asset Financing and/or any arrangement of any modifications thereto or any additional financing. None of the representations, warranties or covenants of Company, Company OP, OP GP, DownREIT or DownREIT GP set forth in this Agreement shall be deemed to apply to, or deemed to be breached or violated by, any of the actions taken by Company, any Company Subsidiary or any Representative thereof at the request of Parent pursuant to this Section 7.15(c).

(d)	The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage Company, Company OP, any of the Company Subsidiaries or any of their respective Affiliates or Representatives or the reputation or goodwill of any such Person.
(e)	To the extent permissible under the terms of the applicable series of Senior Notes, Company and the Company Subsidiaries shall, if requested by Parent and at Parent’s sole cost and expense, use their commercially reasonable efforts to provide all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a redemption or prepayment of one or more series of Senior Notes and the satisfaction and discharge under the applicable indentures governing such series of Senior Notes, in each case, effective no earlier than the Closing, including using commercially reasonable efforts to take such actions (at the sole cost and expense of Parent) as may be required under the terms of the applicable series of Senior Notes to effect such redemption or prepayment effective as of the Closing. Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall use their commercially reasonable efforts to cooperate with any such activities contemplated by this Section 7.15(e). The Parties acknowledge and agree that the redemption or prepayment and the satisfaction and discharge contemplated by this Section 7.15(e) shall not be a condition to consummating any of the transactions contemplated by this Agreement.
(f)	In connection with the payoff of any Existing Loan set forth in Section 7.15(c)(vii) to the Company Disclosure Letter at the Closing, Parent, the REIT Surviving Entity or the Partnership Surviving Entity shall bear and be responsible for any prepayment premium assessed by the applicable lender (a “Lender”) and associated with such payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fee, cost or expense incurred by or on behalf of any Party in connection therewith. Each of the Parties shall use its commercially reasonable efforts (the Company Parties Obligations being subject to the Parent Parties causing the payment to the Lenders of all moneys necessary to repay such Existing Loans in full) to obtain a payoff statement from the applicable Lender with respect to such Existing Loan, including, the delivery of prepayment notices in accordance with the applicable agreements in respect of such Existing Loans, subject to receipt by the Company of a certification from Parent that the conditions set forth in Sections 8.1 and 8.2 hereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at Closing). The Parties acknowledge and agree that repayment contemplated by this Section 7.15(f) shall not be a condition to consummating any of the transactions contemplated by this Agreement.
(g)	Parent shall reimburse Company promptly upon demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ and accountants’ fees) incurred by Company, Company OP or any of the Company Subsidiaries or Representatives in connection with the cooperation of Company, Company OP and the Company Subsidiaries contemplated by this Section 7.15 and shall indemnify and hold harmless Company, Company OP, the Company Subsidiaries and their respective Affiliates and Representatives (collectively, the “Financing Indemnitees”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the Financing (including any Alternate Financing) and any information used in connection therewith, except resulting from the gross negligence or willful misconduct of such Financing Indemnitee. This Section 7.15(g) shall survive the consummation of the Mergers and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 7.15(g).

(h)	At any time following the date hereof and prior to the Closing, following the receipt of the prior written consent of Company (not to be unreasonably withheld, conditioned or delayed), Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub may amend the Equity Commitment Letters (to the extent permitted therein to be amended in accordance with this Section 7.15(h)) and the Guarantee to add additional Equity Investors, and/or reduce or increase the amounts of Equity Financing that each applicable Equity Investor has committed to provide and each applicable Equity Investor’s guarantee percentage under the Guarantee, provided, however, that (i) in no event shall the aggregate amount of the commitments for Equity Financing under either of the Equity Commitment Letters and the aggregate amount of guaranteed obligations under the Guarantee be reduced, (ii) no such amendment shall (x) modify in any other respect the conditions on which the Equity Financing shall be made available or the circumstances under which the Company shall be entitled to receive payments under the Guarantee or otherwise or (y) delay or prevent or make less likely the funding of the full amount of the Equity Financing upon satisfaction of the conditions set forth in Article 8, (iii) the proposed new equity investor’s level of creditworthiness is reasonably acceptable to Company, and (iv) if such proposed new equity investor is a non-U.S. Person, (A) Company has received reasonable assurances or other evidence of such proposed new equity investor’s ability to transfer funds to or make investments of the type contemplated by such Equity Commitment Letter and this Agreement in the U.S. and (B) the addition or substitution of such proposed new equity investor does not require any filing with or notification to any Governmental Authority that would reasonably be expected to delay or prevent Closing (it being understood that the admission of such new equity investor will be conditioned on no such filing with or notification to any Governmental Authority being required). Parent shall deliver to Company copies of any proposed amendments to any such Equity Commitment Letter and the Guarantee for Company’s prior consent in accordance with this Section 7.15(h). Upon the entry into any such amendments, all references in this Agreement to “Equity Commitment Letters,” “Guarantee,” and “Equity Financing” shall be and shall be deemed to be a reference to such terms as they relate to such amended agreements.

Section 7.16   Merger Subs; Subsidiaries. Parent shall cause each of OP Merger Sub, DownREIT Merger Sub, REIT Merger Sub and any other applicable Parent Subsidiary to comply with and perform all of its obligations under or relating to this Agreement, including in the case of OP Merger Sub, DownREIT Merger Sub and REIT Merger Sub to consummate the Mergers on the terms and conditions set forth in this Agreement. Company, Company OP and DownREIT shall cause each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

Section 7.17   Termination of Company DRIP. The Company Board has authorized the suspension of the Company DRIP, with effect as of the date hereof, and, as promptly as reasonably practicable following the date hereof, Company shall take all actions necessary to ensure that no purchase or other rights under the Company DRIP enable the holder of such rights to acquire any interest in the Company or the Surviving Entity as a result of such purchase or the exercise of such rights at or after such date. The Company Board shall adopt such resolutions or take such other actions as may be required to terminate the Company DRIP, effective prior to the REIT Merger Effective Time.

ARTICLE 8
CONDITIONS

Section 8.1   Conditions to Each Party’s Obligation to Effect the Mergers.

The respective obligations of the Parties to this Agreement to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:

(a)	Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b)	No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of competent jurisdiction prohibiting the consummation of the Mergers or any of other transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in each case, makes illegal or otherwise prohibits the consummation of the Mergers.

Section 8.2   Conditions to Obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub. The obligations of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:

(a)	Representations and Warranties. (i) The representations and warranties set forth in Sections 4.1(a) and (b) (Organization and Qualification; Subsidiaries), Section 4.3 (Capital Structure) (except Section 4.3(a)), Section 4.4 (Authority), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Approval Required), Section 4.22 (Brokers) and Section 4.23 (Investment Company Act) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iii) each of the other representations and warranties of Company, Company OP and DownREIT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case ((i) through (iii)), representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)	Performance of Covenants and Obligations of Company, Company OP, DownREIT, OP GP and DownREIT GP. Company, Company OP, DownREIT, OP GP and DownREIT GP shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under this Agreement at or prior to the Closing.
(c)	Material Adverse Change. On the Closing Date, there shall not exist any event, change or occurrence arising after the date of this Agreement that, individually, or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(d)	Delivery of Certificates. Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by an officer of the Company on behalf of Company, Company OP, DownREIT, OP GP and DownREIT GP, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.
(e)	Opinion Relating to REIT Qualification. Parent shall have received the written opinion of Morrison

& Foerster LLP, counsel to Company (or other counsel reasonably satisfactory to Parent), dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, to the effect that for all taxable periods commencing with the year ended December 31, 2009 through its taxable year ended December 31, 2017, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and for the period beginning January 1, 2018 and ending with the REIT Merger Effective Time, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letter described in Section 7.12 and shall be subject to customary assumptions, exceptions, limitations and qualifications).

Section 8.3   Conditions to Obligations of Company, Company OP and DownREIT. The obligations of Company, Company OP, DownREIT, OP GP and DownREIT GP to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company, Company OP, DownREIT, OP GP and DownREIT GP at or prior to the Closing, of the following additional conditions:

(a)	Representations and Warranties. (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.6 (Brokers) and Section 5.7 (Financing; Available Funds; Guarantee; Solvency) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (ii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case ((i) and (ii)), representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)	Performance of Covenants or Obligations of Parent. Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)	Delivery of Certificates. Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by an officer of Parent on behalf of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE 9
TERMINATION, FEES, AMENDMENT AND WAIVER

Section 9.1   Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing, notwithstanding approval of the REIT Merger by the stockholders of Company (except as otherwise specified in this Section 9.1):

(a)	by mutual written consent of each of Parent and Company;
(b)	by either Parent or Company by written notice to the other Party:
(i)	if the Mergers shall not have been consummated on or before December 31, 2018 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if such Party shall have breached in any material respect its obligations under this Agreement and such breach shall have been the cause of, or resulted in, the failure of the Mergers to be consummated by the Outside Date;
(ii)	if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order or taking of such other action was primarily due to the failure of such Party to perform any of its obligations under this Agreement; or

(iii)	if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken;
(c)	by Parent upon written notice to Company:
(i)	if Company, Company OP, DownREIT, OP GP or DownREIT GP shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.2 (a “Company Terminating Breach”) to be satisfied, and (B) cannot be cured or waived by the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i); or
(ii)	if, after the date hereof and prior to obtaining the Company Stockholder Approval, (A) Company or the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, (B) any Person shall have first publicly announced a Company Acquisition Proposal (or made any material modification thereto) and Company or the Company Board or any committee thereof fails to publicly reaffirm the Company Board Recommendation within ten Business Days (or if the Company Stockholder Meeting is scheduled to be held within ten Business Days from the date of such announcement, promptly and in any event prior to the date on which the Company Stockholder Meeting is scheduled to be held) of being requested to do so by Parent (it being understood that Parent shall not be entitled to make such request on more than one occasion per Company Acquisition Proposal or per each subsequent material modification thereof), (C) Company or the Company Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows Company, Company OP or any of the Company Subsidiaries to enter into a Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement in accordance with Section 7.3), or (D) Company, Company OP or DownREIT shall have materially breached or violated any of its obligations under Section 7.3 (other than any immaterial or inadvertent breaches or violations thereof not intended to result in a Company Acquisition Proposal); or
(d)	by Company upon written notice to Parent:
(i)	if Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.3 (a “Parent Terminating Breach”) to be satisfied, and (B) cannot be cured or waived by the Outside Date; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i);
(ii)	prior to obtaining the Company Stockholder Approval, if the Company Board determines to enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 7.3(d), provided that such termination is subject to

Company entering into such Company Alternative Acquisition Agreement immediately following termination of this Agreement and shall not be effective until Company has paid the Company Termination Fee due under Section 9.3; or

(iii)	if (A) all of the conditions set forth in Section 8.1 and Section 8.2 shall have been satisfied (or waived in writing by Parent) (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing are then capable of being satisfied on the date that Closing should occur pursuant to Section 2.2), (B) on or after the date the Closing should have occurred, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (or waived in writing by Parent) (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing are then capable of being satisfied on the date that Closing should occur pursuant to Section 2.2) and Company, Company OP, DownREIT, OP GP and DownREIT GP are prepared to consummate the Closing, and (C) Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub fail to consummate the Closing on or before the third Business Day after delivery of the notice referenced in clause (B) of this Section 9.1(d)(iii), and Company, Company OP and DownREIT were prepared to consummate the Closing during such three Business Day period.

Section 9.2   Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company, except that the Confidentiality Agreement and the provisions of Section 7.2(b) (Access to Information; Confidentiality), Section 7.4 (Public Announcements), this Section 9.2, Section 9.3 (Fees), Section 9.4 (Amendment) and Article 10 (General Provisions), and the definitions of all defined terms appearing in such sections, shall survive the termination hereof; provided that no such termination (i) shall relieve any Party from any liability or damages resulting from any actual fraud in connection with this Agreement, (ii) shall relieve Company, Company OP, OP GP, DownREIT or DownREIT GP from any liability or damages resulting from any willful and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination, subject only to Section 9.3(b) and to Section 9.3(c), or (iii) shall relieve Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub from its obligation to pay the Parent Termination Fee pursuant to Section 9.3(d). If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made. For the avoidance of doubt, (a) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms, and (b) the Guarantee shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

Section 9.3   Fees.

(a)	Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated.
(b)	In the event that:
(i)	(A)(x) this Agreement is terminated by Parent pursuant to Section 9.1(c)(i), and after the date hereof and prior to the breach giving rise to such right of termination, a Company Acquisition Proposal has been publicly announced, publicly disclosed or otherwise communicated to the Company Board or any Person shall have publicly announced or otherwise communicated to the Company Board an intention (whether or not conditional) to make such a Company Acquisition Proposal (and such Company Acquisition Proposal has not been withdrawn prior to such breach), or (y) this Agreement is terminated by Company or Parent pursuant to

Section 9.1(b)(iii), and prior to the Company Stockholder Meeting, a Company Acquisition Proposal has been publicly announced, publicly disclosed or otherwise publicly communicated to Company’s stockholders, or any Person shall have publicly announced an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (B) within 12 months after the date of such termination, a transaction in respect of a Company Acquisition Proposal is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal that is later consummated; provided that, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%;

(ii)	this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii); or
(iii)	this Agreement is terminated by Company pursuant to Section 9.1(d)(ii);
then, in any such event, Company shall pay to Parent the applicable Company Termination Fee, less any Parent Expense Amount previously paid pursuant to Section 9.3(c), it being understood that in no event shall Company be required to pay the Company Termination Fee or any Parent Expense Amount on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the time of consummation of any transaction contemplated by a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(ii), and (z) at the time of termination, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(iii). Subject to Section 10.10, in the event that the Company Termination Fee becomes payable, then payment to Parent of the Company Termination Fee, together with any amounts due under Section 9.3(f), shall be Parent’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Company, Company OP, DownREIT, the Company Subsidiaries and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Company Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally or otherwise) or otherwise, and upon payment of such Company Termination Fee, no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.
(c)	Company agrees that if this Agreement shall be terminated by either Parent or Company pursuant to Section 9.1(b)(iii) or by Parent pursuant to Section 9.1(c)(i) under circumstances in which the Company Termination Fee is not otherwise then-payable pursuant to Section 9.3(b)(i), then the Company shall pay, within three (3) Business Days thereof, to Parent an amount equal to the Parent Expense Amount in immediately available funds to an account directed by Parent, provided, that the payment by the Company of the Parent Expense Amount pursuant to this Section 9.3(c) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 9.3(b) (but in the event such Company Termination Fee is or becomes payable, it shall be reduced on a dollar for dollar basis for the Parent Expense Amount actually paid to Parent pursuant to this Section 9.3(c)). In no event shall the Company be required to pay the Parent Expense Amount on more than one occasion.
(d)	In the event that this Agreement is terminated by Company pursuant to Section 9.1(d)(i) or Section 9.1(d)(iii), then Parent shall pay or cause to be paid to Company an amount equal to the Parent Termination Fee by wire transfer of same day funds to an account designated by Company promptly but in no event later than three (3) Business Days after such termination. Notwithstanding anything in this Agreement (including Section 9.2) to the contrary, in the event that the Parent Termination Fee becomes payable, then payment to Company of the Parent Termination Fee, together with any amounts due under Section 9.3(f), shall be Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Parent, REIT Merger Sub, OP Merger Sub, DownREIT Merger Sub, any other Parent Subsidiaries, the Sponsors and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Parent Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally or otherwise) or otherwise, and upon payment of such Parent Termination Fee, no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(e)	Notwithstanding any other provision in this Agreement, the amount of the Parent Termination Fee payable to Company pursuant to this Section 9.3 in any taxable year of Company shall not exceed the sum (calculated for Company’s taxable year in which such amount is received) of (A) the amount that it is determined should be excluded from gross income of Company for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be set forth in an opinion of outside Tax counsel to the recipient, plus (B) such additional amount that it is estimated can be paid to Company in such taxable year without creating a risk that the payment would cause Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code (“Qualifying Income”) and Company has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by independent Tax accountants to Company, plus (C) if (i) Company receives a letter from outside Tax counsel to Company indicating that Company has received a ruling from the IRS holding that Company’s receipt of the applicable Parent Termination Fee either would constitute Qualifying Income or would be excluded from gross income of Company for purposes of Sections 856(c)(2) and (3) of the Code, or (ii) Company’s outside counsel has rendered a legal opinion to the effect that the receipt by Company of the Parent Termination Fee should either constitute Qualifying Income or should be excluded from gross income of Company for purposes of Sections 856(c)(2) and (3) of the Code, the remaining balance of such Parent Termination Fee. Any amount of any Parent Termination Fee that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitation of this paragraph. Notwithstanding the foregoing, if Company shall cease to qualify as a REIT for U.S. federal income Tax purposes, the entire unpaid balance of any Parent Termination Fee shall be payable immediately. Any amounts due to Company under Section 9.3(f) shall be subject to the same limitations on payments as set forth in this Section 9.3(e).
(f)	Each of Company and Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party would not enter into this Agreement. If Company fails promptly to pay any amounts due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against Company for the amounts set forth in Section 9.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 9.3(b) from the date of termination of this Agreement at a rate per annum equal to the prime rate of Citibank, N.A. in effect on the date such payment was required to be made (the “Prime Rate”). If Parent fails to promptly pay any amounts due pursuant to Section 9.3(d), and, in order to obtain such payment, Company commences a suit that results in a judgment against Parent for the amounts set forth in Section 9.3(d), Parent shall pay to Company its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 9.3(d) from the date of termination of this Agreement at a rate per annum equal to the Prime Rate.

Section 9.4   Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual written agreement of the Parties at any time before or after receipt of the Company Stockholder Approval and prior to the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time; provided that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, Company OP Units or DownREIT Units, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Notwithstanding the foregoing, in no event may this Section 9.4 or Sections 7.15(b)(v), 10.6, 10.7 or 10.13 (and any other provision of this Agreement to the extent that an amendment of such provision would modify the substance of any of the foregoing provisions) be amended in any manner materially adverse to the Financing Sources with respect to any Debt Financing without the prior written consent of such Financing Source adversely affected.

Section 9.5   Transfer Taxes. Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, each of the REIT Surviving Entity, the Partnership Surviving Entity and the DownREIT Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Stock, holders of Company OP Units or holders of DownREIT Units, all Transfer Taxes.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1   Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Closing.

Section 10.2   Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Company to:
Education Realty Trust, Inc. 999 South Shady Grove Road, Suite 600 Memphis, TN 38120
Attn:	Liz Keough, General Counsel and Senior Vice President
email:	lkeough@edrtrust.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW Washington, DC 20006
Attn:	Lauren Bellerjeau Justin Salon David Slotkin
email:	lbellerjeau@mofo.com justinsalon@mofo.com dslotkin@mofo.com
(b)	if to Parent to:
GSHGIF GP, LLC 18 Broad Street, Suite 300 Charleston, South Carolina
Attn:	Jenny Marshall Josh Carper
email:	jenny.marshall@greystar.com jcarper@greystar.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004
Attn:	Bruce Gilchrist Elizabeth Donley Paul Manca
email:	bruce.gilchrist@hoganlovells.com elizabeth.donley@hoganlovells.com paul.manca@hoganlovells.com

Section 10.3   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5   Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits, the Schedules and the Company Disclosure Letter), the Guarantee and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except for (a) the provisions of Article 3 (which, from and after the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, as applicable, shall be for the benefit of holders of Company OP Units immediately prior to the OP Merger Effective Time, the holders of DownREIT Units immediately prior to the DownREIT Merger Effective Time or the holders of shares of Company Common Stock immediately prior to the REIT Merger Effective Time, as applicable), (b) Section 7.5 (which, from and after the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time shall be for the benefit of the Indemnified Parties), and (c) Section 7.15(e), 7.15(f) and 7.15(g) (which shall be for the benefit of the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.6 without notice or liability to any other Person; provided that the Financing Sources are intended third party beneficiaries as set forth in Section 10.13. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.6   Extension; Waiver. At any time prior to the OP Merger Effective Time, the DownREIT Merger Effective Time and the REIT Merger Effective Time, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7   Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflict of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

Section 10.8   Consent to Jurisdiction. Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and to the United States District Court for the State of Maryland (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement to the Business and Technology Case Management Program of the Circuit Court for Baltimore City (Maryland), (c) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (d) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (e) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees, that service of process may be made within or outside the State of Maryland, and agree that service of process on such Party at the address referred to in Section 10.2 (or such other address as may be specified in accordance with Section 10.2) by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service shall be deemed effective service of process. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

Section 10.9   Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

Section 10.10   Specific Performance; Parent Liability Cap; Non Recourse.

(a)	The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, (i) prior to the termination of this Agreement pursuant to Article 9 and any dispute over the right to termination has been finally resolved, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Company, Company OP, DownREIT, OP GP and DownREIT GP (the “Company Entities”) and to enforce specifically the terms and provisions of this Agreement without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 9.2 or Section 9.3, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the REIT Merger, the OP Merger and the DownREIT Merger, and without that right, Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub would not have entered into this Agreement. The Company Entities, agree that they will not oppose the granting of an injunction, specific performance and other equitable relief permitted by this Agreement on the basis that (x) Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any of Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

(b)	The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, (i) prior to the termination of this Agreement pursuant to Article 9 and any dispute over the right to termination has been finally resolved, the Company Entities shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub (other than the obligation of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub to consummate the Mergers (including the obligation to pay the REIT Merger Consideration, the OP Merger Consideration and/or the DownREIT Merger Consideration) or the Closing hereunder, or otherwise cause the Financing to be funded) and to enforce specifically the terms and provisions of this Agreement without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 9.2 or Section 9.3, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the REIT Merger, the OP Merger and the DownREIT Merger, and without that right, the Company Entities would not have entered into this Agreement. Each of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub agree that they will not oppose the granting of an injunction, specific performance and other equitable relief permitted by this Agreement on the basis that (x) any of the Company Entities has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any of the Company Entities seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement will not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Parties agree that the Company Entities shall not be entitled to an injunction, specific performance or other equitable relief to cause Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub (A) to draw down the Equity Financing or the Debt Financing in accordance with Section 7.15, or (B) to consummate the Mergers (including the obligation to pay the REIT Merger Consideration, the OP Merger Consideration and/or the DownREIT Merger Consideration) or the Closing hereunder (and that the Company Entities’ sole and exclusive remedy in the event that the Parent Parties do not consummate the Closing, including as a result of its failure to obtain the Equity Financing, the Debt Financing or Alternate Financing in accordance with Section 7.15, or to otherwise cause the Financing to be funded, shall be the Parent Termination Fee pursuant to Section 9.3(d)).
(c)	Notwithstanding the foregoing, for the avoidance of doubt, while Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub may concurrently seek (i) specific performance or other equitable relief and (ii) payment of the Company Termination Fee if, as and when required pursuant to Section 9.3(b), under no circumstances shall Parent, REIT Merger Sub, OP Merger Sub or DownREIT Merger Sub, as applicable, directly or indirectly, be permitted or entitled to receive (i) both a grant of specific performance or other equitable relief, on the one hand, and payment of any monetary damages whatsoever or the payment of all or any portion of the Company Termination Fee, on the other hand, or (ii) both payment of any monetary damages, on the one hand, and payment of all or any portion of the Company Termination Fee, on the other hand.
(d)	The maximum aggregate liability of Parent, REIT Merger Sub, OP Merger Sub and DownREIT Merger Sub for monetary damages in connection with this Agreement, the Equity Commitment Letters, the Guarantee and the transactions contemplated by this Agreement shall be limited to an amount equal to (i) the Parent Termination Fee, plus (ii) any expenses payable by Parent under Section 9.3(f), plus (iii) Parent’s indemnification, payment and reimbursement obligations pursuant to the second to last sentence of Section 2.8 and pursuant to Section 7.15(g) (any such expenses, the “Parent Liability” and, collectively, the “Parent Liability Cap”), and, except as expressly set forth in Section 10.10(b) (and subject to the limitations therein), Company’s right to payment of the Parent Termination Fee and Parent Liability pursuant to the terms of this Agreement from the Sponsors that are parties to the Guarantee (subject to the Parent Liability Cap and the terms of the Guarantee) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and its Affiliates against the Parent Parties. In no event shall the Company Entities seek or permit to be sought on behalf of the Company Entities any monetary damages, including consequential, indirect, or punitive damages, from any of the Parent Parties in connection with this Agreement or the transactions contemplated by this Agreement other than payment of the Parent Termination Fee and the Parent Liability, in each case pursuant to the terms of this Agreement, and upon payment of such amounts, none of the Parent Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, the Guarantee, the Equity Commitment Letters or in respect of any other document or theory of law or equity, in contract, in tort or otherwise; provided, however, subject to the terms and conditions of, and limitations set forth in, the Guarantee, Company may seek payment by the Sponsors that are parties to the Guarantee of the Parent Termination Fee and/or Parent Liability, in each case, to the extent payable under the terms of the Guarantee and subject to the Parent Liability Cap. Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 10.10, in Section 9.2 or in Section 9.3 shall limit in any way the remedies of the Parties under the Confidentiality Agreement or resulting from actual fraud.

Section 10.11   Waiver of Jury Trial. EACH PARTY IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12   Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 10.13   Financing Sources. Notwithstanding anything to the contrary in this Agreement (but subject to and without in any way limiting the rights and claims of Parent, REIT Merger Sub and OP Merger Sub under the Debt Commitment Letter and the Debt Financing (or the definitive agreements entered into in connection with the Debt Financing), Company hereby agrees that:

(a)	none of the Financing Sources in respect of the Debt Financing shall have any liability hereunder or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby to Company or its Affiliates (and Company on behalf of itself and the Company Subsidiaries waives any rights or claims) relating to or arising out of this Agreement or the transactions contemplated hereby, including any dispute related to, or arising from, the Debt Financing, the Debt Commitment Letter or the performance thereof;
(b)	Company shall not commence, and shall use its commercially reasonable efforts to cause its Affiliates not to commence (and if commenced agree to dismiss or otherwise terminate, and not to assist) any Action against any Financing Source in respect of the Debt Financing in connection with this Agreement, the Debt Financing, the Debt Commitment Letter, the Equity Commitment Letters or the transactions contemplated hereby;
(c)	all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in respect of the Debt Financing in any way relating to the Debt Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal Laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction;

(d)	Company will not bring or purposely support any Person in any action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in respect of the Debt Financing in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York;
(e)	COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY; and
(f)	the Financing Sources with respect to the Debt Financing are intended to be third party beneficiaries of, and may enforce, this Section 10.13, Section 9.3(d) and Section 9.4.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

GSHGIF LTP, LP

By: GSHGIF GP, LLC, its general partner

By: /s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Vice President

GSHGIF REIT

By: /s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Secretary

GSHGIF ACQUISITION LP

By: GSHGIF Acquisition GP LLC, its general partner

By: /s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Secretary

GSHGIF DOWNREIT LP

By: GSHGIF Acquisition GP LLC, its general partner

By: /s/ A. Joshua Carper
Name: A. Joshua Carper
Title: Secretary

EDUCATION REALTY TRUST, INC.

By: /s/ Randall L. Churchey
      Name: Randall L. Churchey
      Title: Chief Executive Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: Education Realty OP GP, Inc., its general partner

By: /s/ Randall L. Churchey
Name: Randall L. Churchey
Title: Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP

By: University Towers OP GP, LLC, its general partner

By: /s/ Randall L. Churchey
Name: Randall L. Churchey
Title: Chief Executive Officer

EDUCATION REALTY OP GP, INC.

By: /s/ Randall L. Churchey
Name: Randall L. Churchey
Title: Chief Executive Officer

UNIVERSITY TOWERS OP GP, LLC

By: /s/ Randall L. Churchey
Name: Randall L. Churchey
Title: Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Exhibit B

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

June 24, 2018

The Board of Directors
Education Realty Trust, Inc.
999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120

The Board of Directors:

We understand that Education Realty Trust, Inc. (“EdR”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among EdR, GSHGIF LTP, LP (“GSHGIF LTP”), an affiliate of Greystar Real Estate Partners, LLC (“Greystar RE Partners” and, together with GSHGIF LTP, “Greystar”), Education Realty Operating Partnership, LP (“EROP”), Education Realty OP GP, Inc., a wholly-owned subsidiary of EdR, University Towers Operating Partnership, LP (“DownREIT”), University Towers OP GP, LLC, a wholly-owned subsidiary of EROP, GSHGIF REIT, a wholly-owned subsidiary of GSHGIF LTP (“REIT Merger Sub”), GSHGIF Acquisition LP, a direct subsidiary of REIT Merger Sub and an indirect wholly-owned subsidiary of GSHGIF LTP (“OP Merger Sub”), and GSHGIF DownREIT LP, a direct subsidiary of OP Merger Sub and an indirect subsidiary of REIT Merger Sub and GSHGIF LTP (“DownREIT Merger Sub”), pursuant to which EdR will merge with and into REIT Merger Sub (the “REIT Merger”) and each outstanding share of the common stock, par value $0.01 per share, of EdR (“EdR Common Stock”) will be converted into the right to receive $41.50 in cash (the “REIT Per Share Merger Consideration”), subject to certain adjustments, if any (as to which we express no opinion), in the event certain distributions are made under certain circumstances as specified in the Agreement. The Agreement also provides for, among other things, the merger of OP Merger Sub with and into EROP immediately after the REIT Merger (the “OP Merger”) and the merger of DownREIT Merger Sub with and into DownREIT immediately after the OP Merger (the “DownREIT Merger” and, together with the REIT Merger and the OP Merger, the “Mergers”). The terms and conditions of the Mergers are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of EdR Common Stock (other than, to the extent applicable, Greystar, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates) of the REIT Per Share Merger Consideration to be received by such holders in the REIT Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to EdR;
(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of EdR furnished to or discussed with us by the management of EdR, including certain financial forecasts and estimates relating to EdR prepared by the management of EdR (such forecasts and estimates, the “EdR Forecasts”);
(iii)	discussed the past and current business, operations, financial condition and prospects of EdR with members of the senior management of EdR;
(iv)	reviewed the trading history for EdR Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(v)	compared certain financial information of EdR with similar information of other companies we deemed relevant;
(vi)	reviewed EdR’s real estate portfolio and other assets based on the EdR Forecasts and related assumptions of the management of EdR;

The Board of Directors
Education Realty Trust, Inc.
June 24, 2018

(vii)	reviewed a draft, dated June 24, 2018, of the Agreement; and
(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of EdR that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the EdR Forecasts, we have been advised by EdR, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of EdR as to the future financial performance of EdR and the other matters covered thereby. At the direction of EdR, we have relied upon the assessments of the management of EdR as to, among other things, (i) the potential impact on EdR of certain market, seasonal, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the real estate industry and related credit and financial markets, including with respect to the collegiate housing sector, (ii) matters relating to or affecting EdR’s properties portfolio, including timing, costs and guarantee obligations associated with development projects and the potential impact of lessor purchase options under ground leases, and (iii) existing and future agreements and arrangements with, and the ability to attract, retain and/or replace, key employees and commercial relationships of EdR. We have assumed, with the consent of EdR, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion. We also have assumed that adjustments, if any, to the REIT Per Share Merger Consideration will not be meaningful in any respect to our analyses or opinion.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of EdR or any other entity, nor have we made any physical inspection of the properties or assets of EdR or any other entity. We have not evaluated the solvency or fair value of EdR or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of EdR, that the Mergers will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed or occur that would have an adverse effect on EdR or the Mergers or that otherwise would be meaningful in any respect to our analyses or opinion. We have been advised by EdR, and we also have assumed, that EdR has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its election to be taxed as a REIT. We further have assumed, at the direction of EdR, that the final executed Agreement will not differ in any material respect from the draft reviewed by us.

We express no opinion or view as to any terms or other aspects or implications of the Mergers (other than the REIT Per Share Merger Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Mergers, adjustments (if any) to the REIT Per Share Merger Consideration, or any terms, aspects or implications of the OP Merger, the DownREIT Merger, any asset or other transfer (including any asset transfer to The Blackstone Group L.P. (“Blackstone”) or an affiliate thereof) or other related transactions, any guarantee or any other arrangements, agreements or understandings entered into in connection with, related to or contemplated by the Mergers or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the REIT Per Share Merger Consideration to be received by holders of EdR Common Stock (other than as specified below), without regard to individual circumstances of holders of EdR Common Stock or any other securities of EdR or any rights, preferences, restrictions or limitations that may be attributable to any such securities or that may distinguish any holders thereof, and no opinion or

The Board of Directors
Education Realty Trust, Inc.
June 24, 2018

view is expressed with respect to any consideration received in connection with the Mergers by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the Mergers or any related entities, or class of such persons, relative to the REIT Per Share Merger Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to EdR or in which EdR might engage or as to the underlying business decision of EdR to proceed with or effect the Mergers. As you are aware, in connection with our engagement, we were not requested to, and we did not, undertake a third-party solicitation process on behalf of EdR regarding a possible acquisition of EdR; however, at your direction, we held preliminary discussions with selected third parties regarding their potential interest in such a transaction. We are not expressing any opinion as to the prices at which EdR Common Stock or any other securities of EdR may trade or otherwise be transferable at any time, including following announcement of the Mergers. We also are not expressing any opinion or view with respect to, and we have relied, at the direction of EdR, upon the assessments of representatives of EdR regarding, legal, regulatory, accounting, tax and similar matters relating to EdR and the Mergers, as to which we understand EdR obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Mergers or any other matter.

We have acted as financial advisor to EdR in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Mergers. In addition, EdR has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of EdR and certain of its affiliates, Greystar RE Partners and certain of its affiliates, and Blackstone and certain of its affiliates and portfolio companies.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to EdR and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager and/or bookrunner for various equity offerings of EdR, (ii) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of EdR and/or certain of its affiliates, (iii) having provided or providing certain derivatives and other trading services to EdR and/or certain of its affiliates, and having served or serving as bookrunner, sales agent, forward seller, forward purchaser and/or principal for certain over-the-counter transactions involving EdR Common Stock in at-the-market offerings, and (iv) having provided or providing certain treasury management products and services to EdR and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Greystar RE Partners and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a bookrunner for a debt offering of Greystar RE Partners,

The Board of Directors
Education Realty Trust, Inc.
June 24, 2018

(ii) having acted or acting as a lender under certain credit and leasing facilities and other credit arrangements of Greystar RE Partners and/or certain of its affiliates, (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Greystar RE Partners and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to Greystar RE Partners and/or certain of its affiliates, and (v) having provided or providing certain treasury management products and services to Greystar RE Partners and/or certain of its affiliates.

Furthermore, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Blackstone and certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Blackstone and certain of its affiliates and portfolio companies in connection with certain mergers and acquisition and sale transactions, (ii) having acted or acting as an underwriter, initial purchaser, placement agent, global coordinator, book-running manager and/or bookrunner for various debt and equity offerings of Blackstone and certain of its affiliates and portfolio companies, (iii) having acted as a dealer manager for a debt tender offer of an affiliate of Blackstone, (iv) having acted or acting as an administrative agent, collateral agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Blackstone and/or certain of its affiliates and portfolio companies (including acquisition financing), (v) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Blackstone and/or certain of its affiliates and portfolio companies, (vi) having provided or providing certain managed investments services and products to Blackstone and/or certain of its affiliates and portfolio companies, and (vii) having provided or providing certain treasury management products and services to Blackstone and/or certain of its affiliates and portfolio companies. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Blackstone and/or certain of its affiliates and portfolio companies.

It is understood that this letter is for the benefit and use of the Board of Directors of EdR (in its capacity as such) in connection with and for purposes of its evaluation of the Mergers.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on EdR or the Mergers. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the REIT Per Share Merger Consideration to be received in the REIT Merger by holders of EdR Common Stock (other than, to the extent applicable, Greystar, REIT Merger Sub, investors in Greystar funds or related entities, and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS